Exhibit 10.1    EXECUTION COPY

Cover

CREDIT AGREEMENT

dated as of

September 11, 2013

among

DIAMOND RESORTS CORPORATION,
as Borrower,

DIAMOND RESORTS INTERNATIONAL, INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners and Joint Lead Arrangers

[CS&M Ref. No. 5865-896]

Page

i

(continued)

ii

(continued)

ANNEXES

Annex A	- Select Negative Covenants

iii

SCHEDULES

Schedule 1.01(a)	- Subsidiary Guarantors

Schedule 2.01	- Lenders and Commitments

Schedule 3.08(a)	- Restricted Subsidiaries

Schedule 3.08(b)	- Unrestricted Subsidiaries

Schedule 3.09	- Litigation

Schedule 3.17	- Environmental Matters

Schedule 3.18	- Insurance

Schedule 3.19(a)	- UCC Filing Offices

Schedule 4.02(a)	- Local Counsel

Schedule 4.02(j)	- Indebtedness

EXHIBITS

Exhibit A	- Form of Administrative Questionnaire

Exhibit B	- Form of Assignment and Acceptance

Exhibit C	- Form of Borrowing Request

Exhibit D	- Form of Security Agreement

Exhibit E	- Form of Guarantee Agreement

Exhibit F-1	- Form of Opinion of Katten Muchin Rosenman LLP

Exhibit F-2	- Form of Opinion of Ballard Spahr LLP

Exhibit F-3	- Form of Opinion of Holland & Knight

Exhibit F-4	- Form of Opinion of Imanaka & Asato LLLC

Exhibit F-5	- Form of Opinion of Summers Compton Wells LLC

Exhibit G-1	- Form of U.S. Tax Compliance Certificate

Exhibit G-2	- Form of U.S. Tax Compliance Certificate

Exhibit G-3	- Form of U.S. Tax Compliance Certificate

Exhibit G-4	- Form of U.S. Tax Compliance Certificate

Exhibit H	- Compliance Certificate

Exhibit I	- Perfection Certificate

i

CREDIT AGREEMENT dated as of September 11, 2013, among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I) and CREDIT SUISSE AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders.
The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25,000,000. The proceeds of the Loans are to be used solely for general corporate purposes of the Borrower and the other Subsidiaries.
The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Indebtedness” shall mean, with respect to any specified person, (a) Indebtedness of any other person existing at the time such other person is merged with or into or becomes a subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a subsidiary of such specified person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.
“Adjusted EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense (benefit) for such period; plus (b) Consolidated Interest Expense for such period; plus (c) depreciation and amortization for such period; plus (d) vacation interest cost of sales for such period; plus (e) loss on extinguishment of debt for such period; plus (f) rebranding or restructuring costs and non-ordinary course expenses, in each case related to the Borrower’s European operations not to exceed an aggregate amount for all periods equal to $12,000,000; plus (g) impairments and other write-offs for such period; plus (h) loss on the sale of assets for such period; plus (i) amortization of loan origination costs for such period; plus (j) amortization of portfolio discount for such period; plus (k) any non-cash charges attributable to the FLRX Judgment or any Permitted FLRX Settlement; plus (l) all other non-cash charges for such period (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less (m) gain on the sale of assets for such period; less (n) amortization of portfolio premium for such period; less (o) to the extent not deducted in determining Consolidated Net Income for such period (or reflected in any previous non-cash charge referred to in clause (k) above), all cash payments made during such period attributable to the FLRX Judgment or any Permitted FLRX Settlement; less (p) all non-cash items of income for such period (excluding any noncash accruals of revenue in the ordinary course of business to the extent required by accrual-based accounting). Notwithstanding the foregoing, items specified in clauses (a) and (c) through (p) above (other than clauses (k) and (o) above) that are attributable to a Restricted Subsidiary shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that such items of such Restricted Subsidiary were included in calculating Consolidated Net Income and only, with respect to items specified in clauses (a) and (c) through (l) above (other than clause (k) above), if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary or its stockholders.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” of any person shall mean (a) any other person which directly, or indirectly through one or more intermediaries, Controls such person or (b) any other person which directly, or indirectly through one or more intermediaries, is Controlled by or is under common Control with such person. For purposes of compliance with Section 4.07 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, no (i) homeowners’ association at a property at which Holdings or any of the Subsidiaries either have sold Vacation Interests or act as management company or (ii) collection holding real estate interests underlying Points shall be deemed to be an Affiliate of Holdings, the Borrower or any other Restricted Subsidiary.
“Agents” shall have the meaning set forth in Article VII.
“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by any service or vendor selected by the Administrative Agent that displays such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate or Adjusted LIBO Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 4.00% per annum, and (b) with respect to any ABR Loan, 3.00% per annum.
“Arranger” shall mean each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint bookrunner and joint lead arranger in respect of this Agreement.
“Asset Sale” shall mean:
(a)    any sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) by Holdings, the Borrower or any other Restricted Subsidiary to any person (other than Holdings, the Borrower or any other Restricted Subsidiary) not in the ordinary course of business (provided that, without limiting paragraph (m) of Article VII hereof, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, shall be governed by the provisions set forth in Section 5.01 of the Senior Secured Notes Indenture and not by those set forth in Section 4.06 of the Senior Secured Notes Indenture, in each case as incorporated by reference herein pursuant to Section 6.01 hereof);
(b)    any issue or sale by Holdings, the Borrower or any other Restricted Subsidiary to any person (other than Holdings, the Borrower or any other Restricted Subsidiary) of Equity Interests of any of the Subsidiaries; and
(c)    any issue or sale by Holdings, the Borrower or any other Restricted Subsidiary to any person (other than Holdings, the Borrower or any other Restricted Subsidiary) of Equity Interests of the Borrower or any Subsidiary Guarantor;
in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions that have a Fair Market Value in excess of $1,000,000 or for net proceeds in excess of $1,000,000.
Notwithstanding the foregoing, the term “Asset Sale” shall not include (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, (ii) the transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization, (iii) the disposition of cash or Cash Equivalents,

(iv) terminations of Hedging Obligations, (v) any financing transaction with respect to assets or rights of Holdings, the Borrower or any other Restricted Subsidiary, including any sale and leaseback of assets or rights not prohibited by Sections 4.03 or 4.12 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, (vi) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind and (vii) the grant of any Lien not prohibited by this Agreement and any foreclosure or exercise in respect thereof.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Attributable Debt” shall mean, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Secured Notes compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of the term “Capital Lease Obligation.”
“Average Life” shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means, as to any person, the board of managers, board of directors or other similar body or person performing a similar function or any duly authorized committee thereof. Unless otherwise specified, “Board of Directors” will mean the Board of Directors of Holdings.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.
“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Cash Equivalents” shall mean (a) obligations (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after the date of issuance thereof, or certificates representing an ownership interest in any such obligations, (b) securities issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance thereof and having, at the time of issuance, a rating of at least “A-1” (or the then equivalent grade) from S&P or at least “P-1” (or the then equivalent grade) from Moody’s, (c) demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year after the date of acquisition thereof issued by any financial institution that is a member of the Federal Reserve System having combined capital, surplus and undivided profits aggregating in excess of $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “A-1” (or the then equivalent grade) by S&P or at least “P-1” (or the then equivalent grade) by Moody’s, (d) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper, maturing not more than one year after the date of issuance thereof, issued by a corporation (other than Holdings or an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time at which any investment therein is made of “P-1” (or the then equivalent grade) or higher from Moody’s or “A-1” (or the then equivalent grade) or higher from S&P, (f) investments in any “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, that invests substantially all of its assets in investments of the types described in clauses (a) through (e) of this definition, or (g) to the extent held by a Foreign Subsidiary, other short-term Investments utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (a) through (f) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, commercial credit card and merchant card services, stored value card services, electronic funds transfer and other cash management arrangements to any Loan Party.
“Cash Management Bank” means any person that (a) at the time it enters into a Cash Management Agreement, is a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing or (b) in the case of any Cash Management Agreement in effect as of the Closing Date, is, as of the Closing Date, a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing and a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.
“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d) of the Exchange Act) other than in the ordinary course of business, (b) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower, (c) any “person” (as defined above), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50.0% of the Voting Stock of Holdings (measured by voting power rather than number of shares), (d) the Borrower ceases to be a wholly owned direct or indirect Subsidiary of Holdings, (e) Holdings consolidates with, or merges with or into, any person (other than a Permitted Holder), or any person (other than a Permitted Holder) consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock)

of the surviving person constituting a majority of the outstanding shares of such Voting Stock of such surviving person (immediately after giving effect to such issuance) and (f) a “change of control” (or other similar term) as defined in the documentation governing any Material Indebtedness of Holdings or any of its Subsidiaries.
“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or by any lending office of such Lender or by such Lender’s holding company with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy and liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the Closing Date.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Closing Date” shall mean September 11, 2013.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all the “Collateral” as defined in any Security Document.
“Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent for the Secured Parties, together with its successors and assigns.
“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 9.01.

“Diamond Resorts Issuer 2008 LLC Indenture” shall mean the Fifth Amended and Restated Indenture dated as of April 1, 2013, among Diamond Resorts Issuer 2008 LLC, as issuer, Diamond Resorts Financial Services, Inc., as servicer, Wells Fargo Bank, National Association, as trustee, custodian and back-up servicer, and Credit Suisse AG, New York Branch, as administrative agent for the purchasers.
“Consolidated Interest Expense” means, for any period, the total interest expense of Holdings, the Borrower and the other Restricted Subsidiaries computed on a consolidated basis in accordance with GAAP (other than noncash interest expense attributable to convertible Indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense and to the extent incurred by Holdings, the Borrower or any other Restricted Subsidiaries, without duplication: (a) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations; (b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (c) capitalized interest; (d) noncash interest expense; provided, however, that any noncash interest expense or income attributable to the movement in the mark-to-mark valuation of obligations under Hedging Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (f) net payments pursuant to obligations under Hedging Agreements; (g) the product of (i) all dividends accrued in respect of all Disqualified Stock of Holdings and all Preferred Stock of the Borrower or any other Restricted Subsidiary, in each case, held by persons other than Holdings, the Borrower or any other Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Holdings), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of Holdings in good faith); (h) interest incurred in connection with Investments in discontinued operations; and (i) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) Holdings, the Borrower or any other Restricted Subsidiary; provided, however, there shall be excluded from Consolidated Interest Expense the interest expense (including the expenses described in clauses (a) through (i) above) with respect to Nonrecourse Indebtedness incurred in connection with Permitted Securitizations.
“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Borrower and the other Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded: (a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Borrower or any other Restricted Subsidiary or the date that such person’s assets are acquired by Holdings, the Borrower or any other Restricted Subsidiary, (c) the cumulative effect of any changes in accounting principles, (d) the income of any person in which any other person (other than Holdings, the Borrower or any Wholly Owned Restricted Subsidiary of Holdings or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or a Wholly Owned Restricted Subsidiary of Holdings by such person during such period, (e) any gains attributable to sales of assets out of the ordinary course of business and (f) in the case of any Specified Turbo Period, to the extent included in calculating Consolidated Net Income for the applicable period, the net interest income, if any, generated during such Specified Turbo Period by the Timeshare Loans subject to the applicable Securitization or conduit facility giving rise to such Specified Turbo Period.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that has (a) defaulted in its obligation to make a Loan required to be made by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.
“Disqualified Stock” shall mean, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Maturity Date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Stock if (i) such “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Senior Secured Notes and set forth in Sections 4.06 and 4.09 of the Senior Secured Notes Indenture as in effect on the Closing Date, respectively and (ii) any such requirement only becomes operative after compliance with such terms applicable to the Senior Secured Notes, including the purchase of any Senior Secured Notes tendered pursuant thereto, and any analogous term concerning “asset sales” and “changes of control” set forth in this Agreement. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such person.
“dollars” or “$” shall mean lawful money of the United States of America.
“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or invests in bank loans as one of its businesses; provided that none of Holdings, the Borrower or any of their respective Affiliates shall be an Eligible Assignee.
“Engagement Letter” shall mean the engagement letter dated as of July 15, 2013, among the Borrower and Credit Suisse Securities (USA) LLC.
“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the

Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, (i) the occurrence of any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any other Subsidiary.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Swap Guarantor” shall mean Holdings or any Subsidiary Guarantor all or a portion of whose Guarantee of, or grant of a security interest to secure, any Obligations arising under or otherwise with respect to any Secured Hedging Agreement (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term “Obligations”) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Swap Obligations” shall mean, with respect to Holdings or any Subsidiary Guarantor, any Obligations arising under or otherwise with respect to any Secured Hedging Agreement if, and to the extent that, all or a portion of the Guarantee by Holdings or such Subsidiary Guarantor of, or the grant by Holdings or such Subsidiary Guarantor of a security interest to secure, such Obligations (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term “Obligations”) under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If any such Obligation arises under a master agreement governing more than one hedging arrangement, such exclusion shall apply only to the portion of such Obligation that is attributable to hedging arrangements for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of the property or assets in question shall be determined in good faith by an appropriate Financial Officer of Holdings unless such Fair Market Value (excluding the Fair Market Value of any portion of such asset or property consisting of cash or Cash Equivalents) is determined to be in excess of $15,000,000, in which case it shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and, in the case of any determination made by the Board of Directors, evidenced by a resolution of the Board of Directors; provided, however, that if the Fair Market Value of the property or assets in question (excluding any portion of such property or assets consisting of cash or Cash Equivalents) is so determined to be in excess of (x) $30,000,000 in the case of any determination of Fair Market Value required by Section 4.04(a)(3)(B) of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof or (y) $20,000,000 in the case of any determination of Fair Market Value required by any other provisions set forth in Section 4.04 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, such determination must be confirmed by an Independent Qualified Party.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees shall mean the Commitment Fees and the Administrative Agent Fees.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (a)(i) for purposes of Section 6.03(b), the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ended on the last day of the applicable fiscal quarter or (ii) for all other purposes, the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of Holdings are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
(i)    if Holdings, the Borrower or any other Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Fixed Charge

Coverage Ratio is an incurrence of Indebtedness, or both, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period;
(ii)    if Holdings, the Borrower or any other Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Holdings, the Borrower or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;
(iii)    if since the beginning of such period Holdings, the Borrower or any other Restricted Subsidiary shall have made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to Adjusted EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings, the Borrower and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings, the Borrower and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(iv)    if since the beginning of such period Holdings, the Borrower or any other Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (including, for clarity, the reorganization transactions in respect of Holdings and Diamond Resorts Parent, LLC as described in the Registration Statement), Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(v)    if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings, the Borrower or any other Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by Holdings, the Borrower or any other Restricted Subsidiary during such period, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial Officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate hedging agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.
“FLRX” shall mean FLRX Inc., a subsidiary of Holdings.
“FLRX Judgment” shall mean the judgment in the amount of $31,124,430.30 rendered on January 11, 2010 against FLRX.
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments under applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or (d) the incurrence of any liability by Holdings, the Borrower or any other Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein that could reasonably be expected to result in a Material Adverse Effect or (e) the occurrence of any transaction that is prohibited under applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings, the Borrower or any other Subsidiary, or the imposition on Holdings, the Borrower or any other Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case that could reasonably be expected to have a Material Adverse Effect.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” shall mean any pension plan that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” shall mean any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
“Funded Indebtedness” shall mean, at any time, the total consolidated Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries at such time (excluding (a) Indebtedness of the type described in clause (k) of the definition of such term, (b) Nonrecourse Indebtedness incurred in connection with Permitted Securitization, (c) Indebtedness of any Unrestricted Subsidiary and (d) obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by Holdings, the Borrower and the other Restricted Subsidiaries in the ordinary course of business). It is understood that, when calculating Funded Indebtedness, the total consolidated Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries shall not be reduced by the amount of cash or Cash Equivalents held by or for the benefit of Holdings, the Borrower or any other Restricted Subsidiary.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among Holdings, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.
“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Hedge Bank” shall mean any person that (a) at the time it enters into a Hedging Agreement , is a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing or (b) with respect to Hedging Agreements in effect as of the Closing Date, is, as of the Closing Date, a Lender, an Arranger or the Administrative Agent or an Affiliate of any of the foregoing and a party to a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement.
“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.
“Hedging Obligations” shall mean, with respect to any person, the obligations of such person under any Hedging Agreement.
“Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Holdings IPO” shall mean the issuance of shares of common stock of Holdings pursuant to an underwritten public offering in accordance with the Registration Statement and the other transactions contemplated thereby.
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances and (k) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding obligations under Hedging Agreements. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of Holdings.
“Information” shall have the meaning assigned to such term in Section 9.16.
“Intellectual Property” has the meaning assigned to such term in the Security Agreement.
“Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement or any Junior Lien Intercreditor Agreement.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of such calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate Holdco” shall mean Diamond Resorts Holdings, LLC, a Nevada limited liability company and a wholly-owned Subsidiary of Holdings.
“Investment” shall mean, with respect to any person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such person. If Holdings, the Borrower or any other Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a person that is a Restricted Subsidiary such that, after giving effect thereto, such person is no longer a Restricted Subsidiary, any Investment by Holdings, the Borrower or any other Restricted Subsidiary in such person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by Holdings, the Borrower or any other Restricted Subsidiary of a person that holds an Investment in a third person shall be deemed to be an Investment by Holdings, the Borrower or such Restricted Subsidiary in such third person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
For purposes of the definition of the term “Unrestricted Subsidiary” and Section 4.04 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof:
(a)    “Investment” shall include the portion (proportionate to Holdings’ Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in such Unrestricted Subsidiary equal to an amount (if positive) equal to (1) Holdings’ “Investment” in such Unrestricted Subsidiary at the time of such redesignation less (2) the portion (proportionate to Holdings’ Equity Interests in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation; and

(b)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit B attached to the Senior Secured Notes Indenture as in effect on the Closing Date.
“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by any service or vendor selected by the Administrative Agent that displays such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, the promissory notes executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.
“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.
“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole,

(b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.
“Material Indebtedness” shall mean Indebtedness (other than the Loans and any Nonrecourse Indebtedness of any Special Purpose Subsidiary), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower or any other Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” shall mean September 11, 2017.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Nonrecourse Indebtedness” shall mean, with respect to any Special Purpose Subsidiary, Indebtedness of such Special Purpose Subsidiary (a) as to which none of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than Standard Securitization Undertakings), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against such Special Purpose Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity and (c) as to which (i) the explicit terms provide that there is no recourse against any assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary) or (ii) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary); provided that Holdings, the Borrower or any other Restricted Subsidiary may grant a Lien on the Capital Stock of such Special Purpose Subsidiary to the creditors thereof which is not recourse to any other assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose Subsidiary).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding (or would accrue but for the operation of applicable Debtor Relief Laws), regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided that (a) obligations of the Loan Parties under any Secured Cash Management Agreement or Secured Hedging Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantees effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedging Agreements or obligations under Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of the Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“OFAC” shall have the meaning assigned to such term in Section 3.22.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).
“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement dated as of September 11, 2013, among the Collateral Agent, the Senior Secured

Notes Trustee, Holdings, the Borrower, the other Subsidiaries party thereto, the Administrative Agent, as initial additional authorized representative, and each additional representative from time to time party thereto.
“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit I, completed and supplemented with schedules and attachments contemplated thereby, duly executed by a Responsible Officer of the Borrower.
“Permitted Collateral Liens” shall mean:
(a)    (i) any Lien on the Collateral to secure (A) the Obligations, (B) the Senior Secured Notes (or any Guarantees thereof), (C) any other Indebtedness incurred pursuant to Section 4.03 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, provided, however, that (x) no Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Secured Debt Ratio of Holdings, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness, shall not exceed 2.50 to 1.00, (D) any Refinancing Indebtedness of Indebtedness set forth in the foregoing clauses (B) or (C) or this clause (D) or (E) obligations of Holdings, the Borrower or any other Restricted Subsidiary under any Cash Management Agreement to the extent that the provider of services under such Cash Management Agreement has agreed to be bound by the terms of an Intercreditor Agreement or such provider’s interest in the Collateral is subject to the terms of an Intercreditor Agreement, in each case which are subject to the terms of an Intercreditor Agreement, or (ii) any Lien on the Collateral that is a statutory Lien arising by operation of law; provided, however, that such Lien either ranks (A) equal to all other Liens on such Collateral securing unsubordinated Indebtedness of Holdings, the Borrower or the relevant Restricted Subsidiary, if the Lien secures unsubordinated Indebtedness, or (B) junior to the Liens securing the Obligations, and
(b)    any Permitted Lien set forth in clauses (a), (c), (d), (e), (f), (g), (h), (i), (j), (l), (n), (o), (p), (q), (r), (s), (t), (u) and (v) of the definition of the term “Permitted Lien”; provided, however, that (i) such Permitted Lien (other than any Lien set forth in clauses (c), (i), (n), (o), (p) and (q) of such definition) is not a Lien on any of the Points and (ii) such Permitted Lien (other than any Lien set forth in clauses (c), (g) and (i) of such definition) is not a Lien on any cash or Cash Equivalents constituting Collateral and held by the Collateral Agent.
“Permitted Holder” shall mean (a) Stephen J. Cloobeck and David F. Palmer, their estates, descendants and legal representatives and any person that they control and (b) any person acting in the capacity of an underwriter (solely to the extent that and for so long as such person is acting in such capacity) in connection with a public or private offering of Capital Stock of Holdings.
“Permitted FLRX Settlement” shall mean a settlement or satisfaction of the FLRX Judgment in respect of which the sole consideration consists of assets of FLRX or any of its subsidiaries as of the date of the FLRX Judgment (or proceeds of such assets), without giving effect to any investment in, or transfer of assets to, FLRX or any of its subsidiaries by Holdings or any of the Subsidiaries, in each case since the date of the FLRX Judgment.
“Permitted Liens” shall mean:
(a)    Liens existing on the Closing Date;
(b)    Liens on Timeshare Loans, and related rights and assets and the proceeds thereof incurred in connection with Permitted Securitizations;
(c)    Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided, however, that, in the case of contested taxes, adequate reserves with respect thereto are maintained on the books of the applicable person in conformity with GAAP;
(d)    statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;
(e)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security or welfare legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(f)    easements, rights of way, restrictions, covenants and other similar encumbrances affecting real property and minor imperfections of title that would not in any case reasonably be expected to have a material adverse effect on the present or future use of the property to which it relates or a material adverse effect on the sale or lease of such property;
(g)    rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, including Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;
(h)    Liens incurred on deposits to secure (i) the performance of tenders, bids, trade contracts, licenses and leases, fee and expense arrangements with trustees and fiscal agents, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money, or (ii) indemnification obligations entered into in the ordinary course of business relating to any disposition permitted hereunder;
(i)    Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default;
(j)    leases, subleases and other occupancy agreements with respect to real property owned or leased by Holdings, the Borrower or any other Restricted Subsidiary not interfering in any material respect with the business of Holdings, the Borrower or any other Restricted Subsidiary;
(k)    Permitted Collateral Liens, including Liens created under the Security Documents;
(l)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights granted in the ordinary course of business;
(m)    Liens in favor of Holdings, the Borrower or any other Restricted Subsidiary (other than a Special Purpose Subsidiary);
(n)    Liens securing any Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Agreement and that has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens do not extend to or cover any property or assets of Holdings, the Borrower or any other Restricted Subsidiary that would not have secured the Indebtedness so Refinanced had such Indebtedness not been Refinanced;
(o)    Liens securing Acquired Indebtedness incurred in accordance with Section 4.03 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof; provided, however, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Holdings, the Borrower or any other Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Holdings, the Borrower or any other Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of Holdings, the Borrower or any other Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Holdings, the Borrower or any other Restricted Subsidiary as determined by the management of Holdings and the Borrower in their reasonable and good faith judgment;
(p)    Liens securing performance, bid, appeal, surety (including utility deposits) and similar bonds and completion guarantees provided by Holdings, the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(q)    Liens securing Capital Lease Obligations, mortgage financings or purchase money obligations securing Indebtedness set forth in Section 4.03(b)(xiii) of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof; provided, however, that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;
(r)    Liens on property existing at the time of acquisition thereof by Holdings, the Borrower or any other Restricted Subsidiary; provided, however, that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by Holdings, the Borrower or such Restricted Subsidiary;
(s)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(t)    Liens on cash or Cash Equivalents securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;
(u)    Liens on rights of beneficiaries under trust arrangements to secure trust fees and other related fees and expenses; and
(v)    Liens other than any of the foregoing incurred by Holdings, the Borrower or any other Restricted Subsidiary with respect to Indebtedness or other obligations that do not, in the aggregate, exceed $10,000,000 at any time outstanding.
“Permitted Securitization” shall mean each transfer or encumbrance (each a “disposition”) of Timeshare Loans by Holdings, the Borrower or any other Restricted Subsidiary to one or more Special Purpose Subsidiaries or by one Special Purpose Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements: (a) each disposition shall identify with reasonable certainty the specific Timeshare Loans, (b) the only Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary resulting from such disposition shall be Nonrecourse Indebtedness of one or more Special Purpose Subsidiaries and (c) both immediately before and after such disposition, no Default has occurred and is continuing.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or a “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.
“Points” shall mean vacation points which confer on an owner thereof the right to use a residential unit.
“Preferred Stock” as applied to the Capital Stock of any person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.
“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.
“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.
“Public Lender” shall have the meaning assigned to such term in Section 9.01.
“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.
“Refinance” means, in respect of any Indebtedness, to refinance, restructure, extend, renew, refund, pay, repay, prepay, redeem, defease, discharge or retire, or to issue a security or Indebtedness in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that Refinances any Refinancing Indebtedness; provided, however, that: (a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (c) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; (d) if the Indebtedness being

Refinanced is subordinated in right of payment to the Obligations in respect of the Loan Documents, such Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; (e) if the Indebtedness being Refinanced is (i) secured by a security interest in the Collateral (on an equal and ratable first lien, second lien or more junior priority basis) and/or subject to any intercreditor arrangements for the benefit of the Lenders, such Refinancing Indebtedness is secured with a priority no greater than the priority of, and subject to intercreditor arrangements on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced or (ii) unsecured, such Refinancing Indebtedness is unsecured; and (f) the terms and conditions (including, if applicable, as to collateral) of any such Refinancing Indebtedness are (i) either (A) customary for similar Indebtedness or debt securities in light of then-prevailing market conditions or (B) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being Refinanced and (ii) when taken as a whole (other than interest rate and prepayment or redemption premiums), not more restrictive to Holdings, the Borrower and the other Restricted Subsidiaries than those set forth in this Agreement; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of Holdings or the Borrower or (y) Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Registration Statement” shall mean that certain registration statement on Form S-1 initially filed by Holdings with the SEC on June 14, 2013, as amended on July 9, 2013.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.
“Required Lenders” shall mean, at any time, one or more Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that (a) at any time there are not more than three Lenders which are not Defaulting Lenders, “Required Lenders” shall mean Lenders having Loans and unused Commitments representing more than 66 2/3% of the sum of all Loans outstanding and unused Commitments at such time and (b) in any event, the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Responsible Officer” of any person shall mean the chairman of the board, the chief executive officer, the president, the chief financial officer, the chief accounting officer, the treasurer or any executive vice president (or any such other officer that performs similar duties) of such person.
“Restricted Payments” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that, upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall, to the extent that it remains a Subsidiary of Holdings at such time, be a Restricted Subsidiary.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Borrower or any other Restricted Subsidiary on the Closing Date or thereafter acquired by Holdings, the Borrower or any other Restricted Subsidiary whereby Holdings, the Borrower or any other Restricted Subsidiary transfers such property to a person and Holdings, the Borrower or such Restricted Subsidiary substantially concurrently leases it from such person.
“SEC” shall mean the Securities and Exchange Commission.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Debt Ratio” shall mean, as of any date of determination, the ratio of (a) Total Indebtedness that is secured by Liens on any of the Collateral as of the end of the most recent fiscal quarter for which financial statements of Holding are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Total Indebtedness and Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of the term “Fixed Charge Coverage Ratio”.
“Secured Hedging Agreement” means any Hedging Agreement permitted under Section 6.01 that is entered into by and between any Loan Party and any Hedge Bank, provided that no such Hedging Agreement shall constitute a “Secured Hedging Agreement” if and to the extent the Senior Secured Notes Documents (or following a refinancing thereof, the definitive documentation governing the applicable Refinancing Indebtedness) would not permit the obligations under such Hedging Agreement to be secured by the Collateral (after taking into account and granting priority to all Obligations (other than those pursuant to Secured Hedging Agreements)). If any obligations are required to be excluded pursuant to the foregoing proviso, the excluded obligations shall be apportioned ratably among the Hedging Agreements that would otherwise constitute a Secured Hedging Agreements based on the net settlement amounts thereunder.
“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, (e) the Hedge Banks to the extent they are party to one or more Secured Hedging Agreements, (f) the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and (g) the permitted successors and assigns of each of the foregoing.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization” shall mean a public or private transfer of Timeshare Loans in the ordinary course of business of Holdings and the Subsidiaries and by which Holdings, the Borrower or any of the Restricted Subsidiaries directly or indirectly securitizes a pool of specified Timeshare Loans, including any such transaction involving the sale of specified Timeshare Loans to a Special Purpose Subsidiary.
“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit D, among Holdings, the Borrower, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Security Documents” shall mean the Security Agreement, the Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement, any joinder to any Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.
“Senior Secured Notes” shall mean the Borrower’s 12.00% senior secured notes due 2018, issued on August 13, 2010, in an aggregate principal amount of $425,000,000,

and the exchange notes issued in exchange therefor, in each case pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Note Indenture.
“Senior Secured Notes Indenture” shall mean the Indenture for the Senior Secured Notes dated as of August 13, 2010, among Holdings (as successor by merger to Diamond Resorts Parent, LLC), the Borrower, the other Subsidiaries party thereto and the Senior Secured Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.
“Senior Secured Notes Trustee” shall mean Wells Fargo Bank, National Association and its successors and assigns acting as trustee under the Senior Secured Notes Indenture.
“Significant Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the Securities Act, as in effect from time to time.
“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Special Purpose Subsidiary” means any wholly owned direct or indirect Subsidiary established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices.
“Specified Turbo Period” shall mean, with respect to any Indebtedness incurred in connection with a Securitization (including any conduit facility providing interim financing for a Securitization), such period of time (as determined in accordance with the definitive documentation governing such Indebtedness) for which collected receivables and other payments generated by the Timeshare Loans subject to such Securitization are not available for distribution to the obligor of such Indebtedness pursuant to the terms of the definitive documentation governing such Indebtedness, including as a result of the occurrence of an event analogous to an “Amortization Event” as defined in the Diamond Resorts Issuer 2008 LLC Indenture as in effect on the Closing Date.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary that are customary in a Securitization, including those relating to the servicing of the assets of a Special Purpose Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the initial documentation governing such Indebtedness, including any date upon which a repurchase at the option of holders of such Indebtedness is required to be consummated, but excluding any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof so long as such obligations remain contingent.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean any subsidiary of Holdings.
“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.
“Synthetic Lease Obligation” means the monetary obligation of a person under a so-called synthetic, off-balance sheet or tax retention lease.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Timeshare Loans” shall mean loans made by Holdings or any of the Subsidiaries to finance the purchase of Vacation Interests from Holdings or one of its Subsidiaries and evidenced by a promissory note secured by Points or a fee simple interest in a residential unit.
“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The initial Total Commitment is $25,000,000.
“Total Indebtedness” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries on a consolidated basis (excluding all Nonrecourse Indebtedness of Special Purpose Subsidiaries incurred in connection with Permitted Securitizations).
“Total Funded Indebtedness” means, as of any date, the sum of the aggregate amount of Funded Indebtedness outstanding as of such date minus the aggregate amount of unrestricted cash and Cash Equivalents held on such date by Holdings, the Borrower and the other Restricted Subsidiaries in excess of $10,000,000.
“Total Leverage Ratio” shall mean, with respect to the last day of any fiscal quarter, the ratio of (a) Total Funded Indebtedness on such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters ended on such date.
“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, and, in the case of the Borrower, the making of the Borrowings hereunder and (b) the payment of fees and expenses related to the foregoing.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
“Unrestricted Subsidiary” shall mean (a) each Subsidiary of the Borrower listed on Schedule 3.08(b), (b) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. Holdings may designate any Restricted Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of Holdings, the Borrower or any other Restricted Subsidiary or owns or holds any Indebtedness of or Lien on any property of Holdings, the Borrower or any other Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing, (ii) immediately after giving effect to such designation, Holdings and the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.03, (iii) any Guarantee or other credit support by Holdings, the Borrower or any other Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness and an Investment by Holdings, the Borrower or such Restricted Subsidiary at the time of such designation, (iv)

either (A) the Subsidiary being so designated shall have total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation shall be deemed an Investment based on the fair market value of such Unrestricted Subsidiary at the time of designation thereof and such Investment shall not at the time be prohibited by Section 4.04 of the Senior Secured Notes Indenture as incorporated by reference herein pursuant to Section 6.01 hereof, (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Secured Notes Indenture and (vi) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (v). Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing, (ii) immediately after giving effect to such designation, Holdings and the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.03, (iii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation, if incurred at such time, shall have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Agreement and (iv) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (iii).
“U.S. Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Vacation Interests” shall mean a timeshare interest or interval, however defined in the applicable condominium or timeshare declaration, trust agreement or other relevant document or instrument pursuant to which such timeshare interest or interval is created, whether or not coupled with a fee simple interest in real estate, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy a residential unit within the applicable residential real estate property and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the applicable declaration or other relevant document or instrument. Vacation Interests shall include Points.
“Voting Stock” of any person as of any date means the Capital Stock of such person that (a) if such person is a corporation, is at the time entitled to vote in the election of such corporation’s board of directors or any committee thereof duly authorized to act on behalf of such board or (b) if such person is an entity other than a corporation, is at the time entitled to vote in the election of the group or individual exercising the authority with respect to such person generally vested in a board of directors of a corporation.
“Wholly Owned Restricted Subsidiary” of any person means a Restricted Subsidiary of such person, all of the outstanding Capital Stock or other ownership interests of which

(other than directors’ qualifying shares) shall at the time be owned by such person or by one or more wholly owned Restricted Subsidiaries of such person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
SECTION 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, notwithstanding the foregoing, for purposes of this Agreement, GAAP shall be determined without giving effect to any change thereto occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof; provided further, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision contained or incorporated by reference in this Agreement or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision contained or incorporated by reference in this Agreement or any related definition for such purpose), then the Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.
SECTION 1.03.    Pro Forma Calculations. Whenever it shall be necessary to calculate the Total Leverage Ratio hereunder, the Total Leverage Ratio shall be calculated after giving effect to all applicable adjustments contemplated by clauses (i) through (v) and the final paragraph of the definition of the term “Fixed Charge Coverage Ratio”.
SECTION 1.04.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of such Lender’s outstanding Loans exceeding such Lender’s Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.
SECTION 2.02.    Loans. (a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any

Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 4:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short‑term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i)  whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04.    Evidence of Debt; Repayment of Loans. (a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date, together with all accrued and unpaid interest thereon.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from Holdings, the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05.    Fees. (a)The Borrower agrees to pay to each Lender (other than a Defaulting Lender for so long as, and with respect to the period during which, such Lender is a Defaulting Lender), through the Administrative Agent, quarterly in arrears, on the last Business Day of March, June, September and December in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.75% per annum on the daily unused amount of the Commitment of such Lender during the applicable quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, the Commitment Fees shall not be refundable under any circumstances.
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”). The Administrative Agent Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for its own account. Once paid, the Administrative Agent Fees shall not be refundable under any circumstances.
SECTION 2.06.    Interest on Loans. (a)Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
(b)    Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
(c)    Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.07.    Default Interest. If (a) the Borrower shall default in the payment of any principal of or interest on any Loan, any Fee or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (b) if any Event of Default under Article VII (other than paragraphs (b) or (c) thereunder, which shall be covered by clause (a) above) has occurred and is continuing and the Required Lenders so request, then, in the case of clause (a) above, from the date of such default and until such defaulted amount shall have been paid in full or, in the case of clause (b) above, from the date of such request and until such Event of Default is no longer continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan

Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.
SECTION 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing (a) the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or (b) the Administrative Agent or the Required Lenders shall have determined that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09.    Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date.
(b)    Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the aggregate outstanding principal amount of the Loans at the time.
(c)    Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
SECTION 2.10.    Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 2:00 p.m., New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
(i)    each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii)    each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(iv)    if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(v)    any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
(vi)    any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and
(vii)    upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.
SECTION 2.11.    RESERVED
SECTION 2.12.    Optional Prepayment. (a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of ABR Loans, to the Administrative Agent before 2:00 p.m., New York City time; provided, however, that each partial prepayment of a Borrowing shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.
(b)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to Section 2.16, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.13.    Mandatory Prepayments. (a)In the event of any termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings. If, after giving effect to any partial reduction of the Commitments or at any other time, the aggregate principal amount of the outstanding Loans would exceed the Total Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.
(b)    All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.14.    Reserve Requirements; Change in Circumstances.

(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), (ii) impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Excluded Taxes and (B) Indemnified Taxes), assessments or other charges on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender at the time set forth in paragraph (c) of this Section 2.14 such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.15.    Change in Legality. (a)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(b)    For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16.    Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
SECTION 2.17.    Pro Rata Treatment. Except as otherwise set forth herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower two decimal places.
SECTION 2.18.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. Holdings and the Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by Holdings and the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
SECTION 2.19.    Payments. (a)The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments received by the Administrative Agent after 2:00 p.m., New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
SECTION 2.20.    Taxes. (a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A)

of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a

“controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.
(h)    Survival. Each party's obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)     Defined Term. For purposes of this Section 2.20, the term “applicable law” includes FATCA.
SECTION 2.21.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a)In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this

Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Commitment Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
(b)    If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
ARTICLE III

Representations and Warranties
Each of Holdings and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

SECTION 3.01.    Organization; Powers. Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
SECTION 3.02.    Authorization. The Transactions (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any other Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any other Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any other Restricted Subsidiary (other than any Lien created hereunder, under the Security Documents or under the Senior Secured Notes Documents).
SECTION 3.03.    Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 3.04.    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.
SECTION 3.05.    Financial Statements. (a)Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations and comprehensive income, member capital and cash flows of Diamond Resorts Parent, LLC (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarters ended March 31, 2013 and June 30, 2013. Such financial statements present fairly the financial condition and results of operations and cash flows of Diamond Resorts Parent, LLC and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Diamond Resorts Parent LLC and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
(b)    Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholder’s deficit and cash flows of Pacific Monarch Resorts, Inc. (i) as of and for the fiscal year ended December 31, 2011, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2012. Such financial statements present fairly the financial condition and results of operations and cash flows of Pacific Monarch Resorts, Inc. and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Pacific Monarch Resorts, Inc. and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis
(c)    Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholder’s equity and cash flows of Island

One, Inc. (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of Cross, Fernandez & Riley LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2013. Such financial statements present fairly the financial condition and results of operations and cash flows of Island One, Inc. and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Island One, Inc. and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
(d)    Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, equity and cash flows of PMR Service Companies (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2013. Such financial statements present fairly the financial condition and results of operations and cash flows of PMR Service Companies and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of PMR Service Companies and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
SECTION 3.06.    No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, since December 31, 2012.
SECTION 3.07.    Title to Properties; Possession Under Leases. (a)Each of Holdings, the Borrower and the other Restricted Subsidiaries has good and marketable title to (including, in the case of real property, fee interests in) or valid leasehold interests in all its material properties and assets (including real property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.
(b)    Each of Holdings, the Borrower and the other Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the other Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.
SECTION 3.08.    Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date a list of all Restricted Subsidiaries and the percentage ownership interest of Holdings, the Borrower and its Restricted Subsidiaries therein and the jurisdiction of incorporation of each Restricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of all Liens other than Permitted Liens.

(b)    Schedule 3.08(b) sets forth as of the Closing Date a complete and accurate list of all Unrestricted Subsidiaries, the percentage ownership interest of Holdings, the Borrower or any other Subsidiary therein and the jurisdiction of incorporation of each Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(b) are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of all Liens other than Permitted Liens.
SECTION 3.09.    Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(c)    None of Holdings, the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Agreements. (a) None of Holdings, the Borrower or any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    None of Holdings, the Borrower or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
SECTION 3.12.    Investment Company Act. None of Holdings, the Borrower or any other Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 3.13.    Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement and not to purchase or carry Margin Stock.
SECTION 3.14.    Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it with a Governmental Authority and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent the failure to file any tax returns or materials or pay any Taxes could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.15.    No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that such forecasts and projections have been prepared in good faith based upon accounting principles consistent with the applicable historical audited financial statements and upon assumptions that are reasonable at the time made and at the time such forecasts and projections were made available to the Administrative Agent or any Lender.
SECTION 3.16.    Employee Benefit Plans. (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.
(b)    Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Holdings or its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, the Borrower or any other Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount that, if required to be paid by Holdings and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17.    Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.18.    Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower and the other Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the other Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
SECTION 3.19.    Security Documents. (a) The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and when financing statements or other filings in appropriate form are filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property), in each case prior and superior in right to any other person, other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement.
(b)    Upon the recordation of the Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United

States Copyright Office, together with the financing statements or such other filings in appropriate form filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other person other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied for Patents, Trademarks or Copyrights (each as defined in the Security Agreement), acquired by the Loan Parties after the date hereof).
SECTION 3.20.    Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any other Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the other Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except any violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from Holdings, the Borrower or any other Subsidiary, or for which any claim may be made against Holdings, the Borrower or any other Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such other Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any other Subsidiary is bound.
SECTION 3.21.    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan (if any) on the Closing Date, (a) the fair value of the assets of Holdings, the Borrower and the other Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the total debts and liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other Restricted Subsidiaries; (b) the present fair saleable value of the property of Holdings, the Borrower and the other Restricted Subsidiaries will be greater than the amount that will be required to pay the probable liability of the total debts and other liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other Restricted Subsidiaries as such debts and other liabilities become absolute and matured; (c) Holdings, the Borrower and the Restricted Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Holdings, the Borrower and the other Restricted Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.22.    Sanctioned Persons. To the extent applicable, Holdings, the Borrower and each other Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act. None of Holdings, the Borrower or any other Subsidiary or any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any other Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). No part of the proceeds of Loans will be used, directly or indirectly, or otherwise made available (i) for any payments to any officer or employee of a Governmental Authority, or any person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
SECTION 3.23.    Intellectual Property. Holdings, the Borrower and the other Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person.
ARTICLE IV

Conditions of Lending
The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:
SECTION 4.01.    All Borrowings. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):
(a)    The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)    The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
(c)    At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
SECTION 4.02.    First Borrowing. On the Closing Date:
(a)    The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Katten Muchin Rosenman LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibits F-2 through F-5, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
(b)    All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.
(c)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.
(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
(e)    The Administrative Agent shall have received from the Borrower (i) for the account of each Lender on the Closing Date, an upfront fee in an amount equal to 1.00% of the Commitment of such Lender on the Closing Date, and (ii) all other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(f)    The Engagement Letter, the Guarantee Agreement, the Security Agreement, the Pari Passu Intercreditor Agreement and the other Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a shared first-priority security interest in the Collateral of the type described in each Security Document.
(g)    The Administrative Agent shall have received the Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on the Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or will be contemporaneously released or terminated.
(h)    The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.
(i)    Holdings shall have applied the net proceeds from the Holdings IPO as disclosed under the caption “Use of Proceeds” in the Registration Statement (other than any such application that by its nature or terms cannot be completed on or prior to the date hereof).
(j)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the other Restricted Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness outstanding under this Agreement, (b) Indebtedness outstanding under the Senior Secured Notes Indenture, (c) Indebtedness permitted under the Senior Secured Notes Indenture and (d) Indebtedness outstanding and set forth on Schedule 4.02(j).
(k)    The Lenders shall have received the financial statements and opinions referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of Holdings, the Borrower and the other Restricted Subsidiaries taken as a whole from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.
(l)    The Administrative Agent shall have received a certificate from a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that Holdings, the Borrower and the other Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent (determined in a manner consistent with the representation in Section 3.21).
(m)    The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(n)    All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby. There shall be no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting Holdings, the Borrower or any other Subsidiary or any business, property or rights of any such person that involve any Loan Document or the Transactions.
ARTICLE V

Affirmative Covenants
Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to:
SECTION 5.01.    Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would otherwise be permitted in compliance with Article VI.
(b)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.02.    Insurance. (a) Keep its insurable properties adequately insured at all times by financially reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
(b)    Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent.
SECTION 5.03.    Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, materials and supplies or otherwise, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, with respect to a contested obligation, such contest operates to suspend collection and enforcement of a Lien.
SECTION 5.04.    Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent, which shall furnish to each Lender:
(a)    within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2013, (i) its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by BDO USA, LLP or any other independent registered public accounting firm of recognized national standing and (ii) an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2013, (i) its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year and (ii) a certificate of a Financial Officer of Holdings certifying that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;
(c)    notwithstanding the foregoing, (i) in the event that Holdings delivers to the Administrative Agent an Annual Report for Holdings on Form 10-K for such fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of paragraph (a) above; provided that, such Form 10-K, when filed with the SEC, is accompanied by an opinion of BDO USA, LLP or any other independent registered public accounting firm of recognized national standing that satisfies the requirements of clause (ii) of paragraph (a) above and (ii) in the event that Holdings delivers to the Administrative Agent a Quarterly Report for Holdings on Form 10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy the requirements of paragraph (b) above;
(d)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Holdings in the form of Exhibit H (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.03;

(e)    concurrently with the delivery of financial statements under paragraph (a) or (b) above, (i) such financial statements (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrower and the other Restricted Subsidiaries and treating the Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, and (ii) a certificate of a Financial Officer of Holdings stating that such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with Holdings and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements);
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any other Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;
(g)    promptly after the receipt thereof by Holdings, the Borrower or any of the Restricted Subsidiaries, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto;
(h)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(i)    promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(j)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any other Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clause (a), (b) or (f) of this Section shall be deemed to have been delivered if such information shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Affiliates that could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, could reasonably be expected to result in liability of Holdings and the Subsidiaries in an aggregate amount exceeding $1,000,000;
(d)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
SECTION 5.06.    Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Each of Holdings and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Holdings and the Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.

(b)    In the case of the Borrower, use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower.
SECTION 5.08.    Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.
SECTION 5.09.    Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of Holdings, setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.
SECTION 5.10.    Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any other Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
SECTION 5.11.    [RESERVED.]
SECTION 5.12.    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Each of Holdings and the Borrower will cause any Restricted Subsidiary that shall Guarantee the Senior Secured Notes (or any Refinancing Indebtedness in respect thereof) or any other Material Indebtedness to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Security Documents, perfected first-priority security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Holdings, the Borrower and the other Restricted Subsidiaries (including properties acquired subsequent to the Closing Date) that secure the Senior Secured Notes (or any Refinancing Indebtedness in respect thereof) or any other Material Indebtedness). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the relevant Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. Each of the Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
SECTION 5.13.    Post-Closing Covenants. In the case of Holdings and the Borrower:

(a)    Within 30 days after the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), deliver to the Administrative Agent evidence of release of Liens indicated by the following financing statements filed with the Florida Secured Transaction Registry:
(i)     #940000258168;
(ii)    #200809457510;
(iii)    #990000070435;
(iv)    #200000065132;
(v)    #200000177094;
(vi)    #200305754643;
(vii)    #200602173416;
(viii)    #200706509836;
(ix)    #200807824095;
(x)    #200807911702;
(xi)    #20080841124X;
(xii)    #200808807984; and
(xiii)    #201003337935.
(b)    Within 14 days after the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), deliver to the Collateral Agent the following stock certificates, accompanied, in each case, by an undated stock power executed in blank:
(i)    stock certificate(s) representing 100% of the issued shares of Capital Stock of Galaxy Exchange Company;
(ii)    stock certificate(s) representing 100% of the issued shares of Capital Stock of Navigo Vacation Exchange Club, Inc;
(iii)    stock certificate number 3 representing 100% of the issued shares of Capital Stock of Island One, Inc.; and
(iv)    stock certificate number 58 representing 100% of the issued shares of Capital Stock of Island One Resorts Management Corporation.

(c)    Within 14 days after the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), deliver to the Collateral Agent the promissory note dated January 13, 2012 issued by ILX Acquisition, Inc. in favor of the Borrower pursuant to the Credit and Security Agreement dated as of January 13, 2012, by and between ILX Acquisition, Inc. and the Borrower.
ARTICLE VI

Negative Covenants
Each of Holdings and the Borrower hereby covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:
SECTION 6.01.    Indenture Covenants. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply (for the benefit of, and enforceable by, the Administrative Agent and the Lenders) with the covenants set forth in Section 4.03 (Limitation on Indebtedness), Section 4.04 (Limitation on Restricted Payments), Section 4.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.06 (Limitation on Asset Sales), Section 4.07 (Limitation on Affiliate Transactions), Section 4.08 (Limitation on Line of Business), Section 4.12 (Limitation on Liens), Section 4.15 (Sale/Leaseback Transactions) and, without limiting paragraph (m) of Article VII hereof, Section 5.01 (Mergers or Asset Transfers) of the Senior Secured Notes Indenture, in each case as in effect on the Closing Date (which for convenience of reference are set forth on Annex A hereto) and modified by the proviso set forth in this Section 6.01 (regardless of whether the Senior Secured Notes Indenture shall hereafter be amended, replaced, refinanced or otherwise discharged), and each such covenant, as so modified, and the definitions of terms used therein as defined in the Senior Secured Notes Indenture as in effect on the Closing Date but only to the extent not defined in this Agreement, is hereby incorporated by reference herein mutatis mutandis as if set forth herein in full (including, for the avoidance of doubt, references therein to the “Indenture”, “Notes”, “Notes Guarantee”, “Notes Obligations”, “Issue Date” and other terms used therein being deemed to be or include, as the context may require, references to this Agreement, Obligations in respect of the Loan Documents, Guarantee of the Obligations in respect of the Loan Documents, the Obligations, the Closing Date and corresponding terms in respect of the revolving credit facility provided hereunder, respectively, as the context may require); provided that the following sections of the Senior Secured Notes Indenture are incorporated by reference herein with the modifications set forth below:
(a)    Clause (i) of Section 4.03(b) of the Senior Secured Notes Indenture is hereby replaced in its entirety with the words “Indebtedness incurred under this Agreement”;
(b)    Clause (ix) of Section 4.04(b) of the Senior Secured Notes Indenture is hereby deleted in its entirety;

(c)    The parenthetical “(other than Loans under this Agreement)” is hereby inserted after each occurrence of the words “Applicable Senior Indebtedness” in Section 4.06 of the Senior Secured Notes Indenture, other than in clause (b)(1) thereof;
(d)    The word “Company” set forth in Section 4.08 of the Senior Secured Notes Indenture is hereby replaced with the word “Borrower”;
(e)    The proviso in clause (i) of Section 4.12 of the Senior Secured Notes Indenture is hereby deleted in its entirety;
SECTION 6.02.    Prepayments or Modification of Certain Debt. Without limiting the obligations of Holdings, the Borrower and the other Restricted Subsidiaries under Section 6.01, each of Holdings and the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to (a) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Material Indebtedness (including the Senior Secured Notes), except (i) prepayments of such Material Indebtedness in exchange for, or with the net cash proceeds of, Refinancing Indebtedness and (ii) as and to the extent required by the Senior Secured Notes Indenture as in effect on the Closing Date (or as and to the extent required by the initial documentation governing any Refinancing Indebtedness in respect thereof to the extent the relevant provisions therein requiring the same are not materially less favorable to the Loan Parties or the Lenders than the analogous provisions in the Senior Secured Notes Indenture as in effect on the Closing Date) or (b) permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement (including the Senior Secured Notes Indenture) pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Restricted Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would be materially adverse to the Lenders.
SECTION 6.03.    Financial Covenants.
(a)    Total Leverage Ratio. Each of Holdings and the Borrower will not permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2013, to be greater than 5.00:1.00.
(b)    Fixed Charge Coverage Ratio. Each of Holdings and the Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2013, to be less than 1.50:1.00.
(c)    Minimum Liquidity. Each of Holdings and the Borrower will not permit the aggregate unrestricted cash and Cash Equivalents held by Holdings, the Borrower and the other Restricted Subsidiaries on the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2013, to be less than $10,000,000.
SECTION 6.04.    Business of Holdings. (a) Holdings shall not engage in any material business activities or have any material assets or liabilities other than its ownership of Capital Stock of Intermediate Holdco and liabilities incidental thereto, including its liabilities pursuant to the Guarantee Agreement and the Security Documents to which it is a party.
(b)    Intermediate Holdco shall not engage in any material business activities or have any material assets or liabilities other than its ownership of Intellectual Property and Capital Stock of the Borrower and liabilities incidental to the foregoing, including its liabilities pursuant to the Guarantee Agreement and the Security Documents to which it is a party.
ARTICLE VII

Events of Default
If any of the following events shall occur (“Events of Default”):
(a)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
(d)    default shall be made in the due observance or performance by Holdings, the Borrower or Intermediate Holdco of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;
(e)    default shall be made in the due observance or performance by Holdings, the Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)    (i)  Holdings, the Borrower or any other Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (with or without the giving of notice and/or the lapse of any applicable grace period) any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Significant Subsidiary of Holdings, or of a substantial part of the property or assets of Holdings, the Borrower or a Significant Subsidiary of Holdings, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary of Holdings or for a substantial part of the property or assets of Holdings, the Borrower or a Significant Subsidiary of Holdings or (iii) the winding-up or liquidation of Holdings, the Borrower or any Significant Subsidiary of Holdings; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    Holdings, the Borrower or any Significant Subsidiary of Holdings shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary of Holdings or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary of Holdings, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
(i)    one or more judgments (other than the FLRX Judgment to the extent existing on the Closing Date and disclosed in the Registration Statement, provided that, for the avoidance of doubt, the foregoing exclusion shall not apply to any judgment that holds Holdings, the Borrower or any other Restricted Subsidiary liable for all or any portion of the FLRX Judgment) shall be rendered against Holdings, the Borrower, any Significant Subsidiary of Holdings or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Significant Subsidiary of Holdings to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of

$10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny or fail to acknowledge coverage);
(j)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;
(k)    any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect, or Holdings or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (in each case, other than, in the case of any Subsidiary Guarantor, in accordance with its terms or other than as a result of the discharge or sale or other disposition of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);
(l)    (i) a default by Holdings, the Borrower or any Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Collateral in any material respect, (ii) repudiation or disaffirmation by Holdings, the Borrower or any Subsidiary Guarantor of any of its material obligations under the Security Documents or (iii) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against Holdings, the Borrower or any Subsidiary Guarantor (or as between the Secured Parties and others with a competing security interest in any of the Collateral) for any reason except to the extent any such unenforceability or invalidity is caused by the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreement or to make filings, renewals and continuations (or other equivalent filings) which Holdings has indicated in the Perfection Certificate are required to be made; or
(m)    there shall have occurred a Change in Control;
then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the other Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the

Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE VIII

The Administrative Agent and the Collateral Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Pari Passu Intercreditor Agreement, as applicable), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the other Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of their Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Pari Passu Intercreditor Agreement, as applicable) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.
Subject to the provisions below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the

Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Each Lender hereby consents to and approves each and all of the provisions of the Pari Passu Intercreditor Agreement and, in the event any Loan Party incurs any obligations in respect of Indebtedness that is secured by Liens on any Collateral having second lien or more junior priority on such Collateral, the Junior Lien Intercreditor Agreement and irrevocably authorizes and directs the Agents to execute and deliver the same and to exercise and enforce its rights and remedies and perform its obligations thereunder.
Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the Pari Passu Intercreditor Agreement). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or contribute a defense available to, any Loan Party.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner and Joint Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each such person and its Affiliates shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, no such person, in its capacity as Joint Bookrunner or Joint Lead Arranger shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other person.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)    if to Holdings, the Borrower or any other Subsidiary Guarantor, to Holdings at 10600 West Charleston Boulevard, Las Vegas, NV 89135, Attention of Chief Financial Officer (Fax No. (702) 754-2860), Email: Alan.Bentley@diamondresorts.com;
(b)    if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attention of Loan Operations – Agency Manager (Fax No. (212) 322-2291), Email: agency.loanops@credit-suisse.com; and
(c)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
Each of Holdings and the Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings and the Borrower, that it will, or will cause the other Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of Holdings and the Borrower agrees, and agrees to cause the other Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (including, for the avoidance of doubt, all information delivered pursuant to Section 5.4) (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings and its Subsidiaries or their securities) (each, a “Public Lender”). Each of Holdings and the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Holdings or the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) notification of changes in the terms of this Agreement and (C) all information delivered pursuant to Section 5.4.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings and the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
SECTION 9.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
SECTION 9.04.    Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Borrower and the Administrative Agent must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that (A) the consent of the Borrower and the Administrative Agent shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or a Related Fund and (B) the consent of the Borrower (1) shall not be required after the occurrence and during the continuance of any Event of Default and (2) shall be deemed given unless the Borrower shall have objected to such assignment by written notice to the Administrative Agent within five Business Days after having received notice thereof), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and the parties to each such assignment (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund) shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms described in Section 2.20(e) and 2.20(f). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Commitment Fees accrued for its account and not yet paid).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any other Subsidiary or the performance or observance by Holdings, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, the Pari Passu Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Pari Passu Intercreditor Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms described in Section 2.20(e) and 2.20(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to the participating Lender)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the applicable banks or other persons acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing one or more Subsidiary Guarantors representing all or substantially all of the value of the aggregate Guarantees provided by the Subsidiary Guarantors or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h)    Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)    Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
SECTION 9.05.    Expenses; Indemnity. (a) Each of Holdings and the Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel, including local counsel in each appropriate jurisdiction.
(b)    Each of Holdings and the Borrower agrees to, jointly and severally, indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any other Subsidiary, or any Environmental Liability related in any way to Holdings, the Borrower or the other Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 9.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other

Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION THEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release one or more Subsidiary Guarantors representing all or substantially all of the value of the aggregate Guarantees provided by the Subsidiary Guarantors or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv)  modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
(c)    The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.
(b)    Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.16.    Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (h) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the revolving credit facility provided hereunder or (i) to market data collectors or providers of similar services, providers to the lending industry and other service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, “Information” shall mean all information received from Holdings or the Borrower and related to Holdings or any Subsidiary, or their respective business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by Holdings or the Borrower; provided that, in the case of Information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.
SECTION 9.17.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in each case with respect to any Collateral owned by such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 9.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DIAMOND RESORTS INTERNATIONAL, INC.,
by
/s/ Yanna Huang
Name: Yanna Huang
Title: Treasurer

DIAMOND RESORTS CORPORATION,
by
/s/ Yanna Huang
Name: Yanna Huang
Title: Treasurer

[Signature Page to Credit Agreement]
[[NYCORP:3417681v12:3122W: 09/10/2013--03:28 PM]]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
/s/ Bill O'Daly
Name: Bill O'Daly
Title: Authorized Signatory

by
/s/ Michael D'Onofrio
Name: Michael D'Onofrio
Title: Authorized Signatory

[Signature Page to Credit Agreement]

LENDER SIGNATURE PAGES TO
DIAMOND RESORTS CORPORATION
CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
by
/s/ Bill O'Daly
Name: Bill O'Daly
Title: Authorized Signatory

by
/s/ Michael D'Onofrio
Name: Michael D'Onofrio
Title: Authorized Signatory

[Signature Page to Credit Agreement]

LENDER SIGNATURE PAGES TO
DIAMOND RESORTS CORPORATION
CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
by
/s/ Marc Costantino
Name: Marc Costantino
Title: Executive Director

[Signature Page to Credit Agreement]

LENDER SIGNATURE PAGES TO
DIAMOND RESORTS CORPORATION
CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
by
/s/ Suzanne Eaddy
Name: Suzanne Eaddy
Title: Vice President

[Signature Page to Credit Agreement]

Annex A – Select Negative Covenants
SECTION 4.03. Limitation on Indebtedness. (1)The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness; provided, however, that the Company, the Issuer or any Subsidiary Guarantor will be entitled to incur Indebtedness if, on the date of such incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio exceeds 2.0 to 1.0 (any Indebtedness incurred pursuant to this Section 4.03(a) being herein referred to as “Ratio Indebtedness”).
(a)    Section 4.03(a) shall not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):
(i)    Indebtedness incurred pursuant to any Credit Facility, including the Guarantees thereof by the Guarantors, in an aggregate amount outstanding at any time not to exceed $25,000,000 (any Indebtedness incurred pursuant to the provisions set forth in this clause (i) being herein referred to as “Credit Facility Indebtedness”);
(ii)    Indebtedness represented by the Notes issued on the Issue Date and the related Notes Guarantees;
(iii)    Nonrecourse Indebtedness incurred by a Special Purpose Subsidiary under a Permitted Securitization and any Refinancing Indebtedness of such Special Purpose Subsidiary with respect thereto that is Nonrecourse Indebtedness;
(iv)    Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date (other than Indebtedness set forth in clauses (i), (ii) and (iii) of this Section 4.03(b));
(v)    Refinancing Indebtedness incurred by the Company or any Restricted Subsidiaries to Refinance any Indebtedness that was incurred as Ratio Indebtedness or as Permitted Indebtedness pursuant to clause (ii), (iv) or (v) of this Section 4.03(b);
(vi)    Indebtedness owing to and held by the Company or any Restricted Subsidiaries; provided, however, that (A) if the Company or the Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Notes Obligations and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to or held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
(vii)    Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;
(viii)    Guarantees of the Notes and Guarantees of Indebtedness that was incurred as Ratio Indebtedness or as Permitted Indebtedness pursuant to clause (v) (to the extent the Refinanced Indebtedness was so guaranteed), (vii), (ix), (x), (xi), (xiii) or (xv) of this Section 4.03(b); provided, however, that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Notes Guarantee, then such Guarantee shall be subordinated in right of payment to the Notes or such Notes Guarantee to the same extent as the Indebtedness guaranteed;
(ix)    Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to obligations in the nature of reimbursement obligations regarding workers’ compensation claims;
(x)    Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or a Subsidiary;
(xi)    obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
(xii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;
(xiii)    Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in a Related Business (where, in the case of a purchase, such purchase may be effected either directly or through the purchase of the Capital Stock of the Person owning such property, plant or equipment), and any Indebtedness incurred to Refinance such Indebtedness, in an aggregate amount at any time outstanding not in excess of $10,000,000;

(xiv)    Acquired Indebtedness; provided, however, that, after giving effect to the merger or acquisition giving rise to the incurrence thereof, immediately after such merger or acquisition the Company would be permitted to incur at least $1.00 of additional Ratio Indebtedness pursuant to Section 4.03(a); and
(xv)    additional Indebtedness of the Company, the Issuer or any Subsidiary Guarantor in an aggregate amount at any time outstanding not in excess $10,000,000.
(b)    The Company and the Issuer shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company, the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated to the Notes or the applicable Notes Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or having a junior security interest in shared collateral.
(c)    For purposes of determining compliance with this Section 4.03,
(i)    in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness set forth in Section 4.03(b) or is entitled to be incurred as Ratio Indebtedness, the Company shall, in its sole discretion, classify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.03, and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred pursuant to the provisions set forth in only one of such clauses or pursuant to Section 4.03(a); provided, however, that the Notes issued on the Issue Date shall be deemed to have been incurred as Permitted Indebtedness pursuant to Section 4.03(b)(ii);
(ii)    the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness set forth above; and
(iii)    any Permitted Indebtedness originally classified as incurred pursuant to the provisions set forth in one of the clauses of Section 4.03(b) (other than pursuant to clause (i), (ii) or (iii) of Section 4.03(b)) may later be reclassified by the Company such that it shall be deemed to have been incurred as Ratio Indebtedness pursuant to Section 4.03(a) or as Permitted Indebtedness pursuant to another clause of Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be incurred pursuant to such paragraph or clause at the time of such reclassification.
(d)    Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness of the same instrument, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in interest rates or in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness for purposes of this Indenture. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the incurrence of the Indebtedness underlying such Guarantee or letter of credit, as the case may be, was subject to and in compliance with this Section 4.03.
(e)    For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such currency agreement. The maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in interest rates or the exchange rate of currencies.
SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,
(i)    declare or pay any dividends or make any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in Qualified Equity Interests of the Company, (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of minority interests in the case of a Subsidiary that is an entity other than a corporation));
(ii)    purchase, repurchase, redeem, defease or make any other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Qualified Equity Interests of the Company);
(iii)    purchase, repurchase, redeem, defease or make any other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment, principal installment or scheduled sinking fund payment of any Subordinated Obligations of the Company, the Issuer or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of

Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
(iv)    make any Investment (other than a Permitted Investment) in any Person,
(all such payments and other actions set forth in clauses (i) through (iv) of this Section 4.04(a) being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:
(1) no Default shall have occurred and be continuing (or would result therefrom);
(2) the Company is entitled to Incur an additional $1.00 of Ratio Indebtedness pursuant to Section 4.03(a); and
(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would not exceed the sum of (without duplication):
(A) 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2010 to the end of the most recent fiscal quarter ending immediately prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit); plus
(B) 100.0% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Equity Interests subsequent to the Issue Date (but excluding the issuance or sale of Qualified Equity Interests in the Concurrent Equity Transaction) or (y) as a contribution in respect of its Qualified Equity Interests from its equity holders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Notes in accordance with Section 3.07(c) or are used to purchase Notes in accordance with a Public Offering Offer; plus
(C) the amount by which the principal amount of Indebtedness of the Company (other than Nonrecourse Indebtedness and Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company converted or exchanged for Qualified Equity Interests of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the gross proceeds

(prior to fees and transaction expenses) received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding such gross proceeds from sales to a Subsidiary of the Company or to a Company Equity Plan); plus
(D) an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person subsequent to the Issue Date and resulting from repurchases, repayments, liquidations or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
(b) The foregoing provisions shall not prohibit:
(i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made in exchange for, Qualified Equity Interests of the Company or a substantially concurrent cash capital contribution received by the Company from its equity holders with respect to its Qualified Equity Interests, including the Concurrent Equity Transaction; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
(ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of a Person made in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Indebtedness of such Person which is permitted to be incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(iii) the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on the provisions set forth in this clause (iii) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once;
(iv) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
(v) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
(vi) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company in an aggregate amount not in excess of $500,000; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
(vii) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance, discharge, cash-collateralization or other acquisition or retirement of Subordinated Obligations, in each case, at a purchase price not greater than 101.0% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance, discharge, cash-collateralization or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased (or deposited with the Trustee funds sufficient to repurchase) all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances, discharges, cash-collateralizations or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;
(viii) payments of intercompany subordinated Permitted Indebtedness, the incurrence of which was permitted by Section 4.03(b)(vi); provided, however, with respect to payments other than to the Company or a Guarantor, that no Default has occurred and is continuing or would otherwise result therefrom;

provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment;
(ix) for each taxable year, distributions to each direct or indirect equity owner of the Company (each, a “Company Holder”) to satisfy U.S. Federal, state and local income tax obligations of such Company Holder for such taxable year in an amount not to exceed the lesser of:
(A) the amount of tax distributions provided for in the limited liability company agreement of the Company as in effect on the Issue Date; and
(B) an amount which, when combined with all other tax distributions to such Company Holder in the current and all preceding taxable years, equals the product of the highest combined U.S. Federal, state and local marginal income tax rate applicable to any Company Holder (taking into account the deductibility of state and local income taxes for U.S. Federal income tax purposes) and the excess, if any, of (i) the aggregate net taxable income attributable to the Company and allocated to such Company Holder in the current and all preceding taxable years over (ii) the aggregate net taxable loss attributable to the Company and allocated to such Company Holder in all preceding taxable years;
provided, however, that the Company may make such distributions after the end of the taxable year or may make quarterly distributions during the taxable year (subject to adjustment after the end of the year) to reflect estimated tax obligations of the Company Holders provided that such quarterly distributions shall not, when taken together, exceed the annual limitations set forth in this Section 4.04(b)(ix); and provided further, however, that any amounts distributed to a Company Holder pursuant to this Section 4.04(b)(ix) shall be excluded in the calculation of the amount of Restricted Payments; or
(x) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (x), does not exceed $5,000,000; provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments.
(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets (other than cash) proposed to be transferred. In the event that a Restricted Payment meets the criteria of more than one of the exceptions set forth in clauses (i) through (x) of Section 4.04(b) or is permitted to be made by Section 4.04(a), the Company, in its sole discretion, may divide and classify such Restricted Payment in any manner that complies with this Section 4.04.
SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiaries to,

directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i) (A) pay dividends or make any other distributions to the Company or any Restricted Subsidiaries on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any Restricted Subsidiaries,
(ii) make loans or advances to the Company or any Restricted Subsidiaries, or
(iii) transfer any of its properties or assets to the Company or any Restricted Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or by reason of:
(1) this Indenture, the Notes and the Security Documents;
(2) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(3) applicable law;
(4) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of an instrument governing Acquired Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(5) other Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to an agreement governing such Indebtedness, incurred by such Restricted Subsidiary and permitted to be incurred subsequent to the Issue Date pursuant to Section 4.03, if (i) the encumbrances and restrictions contained in any such agreement taken as a whole are not materially more restrictive to the applicable Restricted Subsidiary than the encumbrances and restrictions contained in the agreements described in clause (1) or (2) of this Section 4.05 (as determined in good faith by the Company), or (ii) such encumbrance or restriction is not materially more restrictive to the applicable Restricted Subsidiary than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Issuer’s ability to make the principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;
(7) purchase money obligations for property or assets acquired in the ordinary course of business that impose restrictions of the nature set forth in clause (iii) of this Section 4.05 on the property or assets so acquired;
(8) any encumbrance or restriction in an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (1), (2), (4) or (5) of this Section 4.05 or this clause (8) or contained in any amendment to an agreement enumerated in such clause (1), (2), (4) or (5) or this clause (8); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable to the Company (as determined by the Board of Directors in its reasonable and good faith judgment) than encumbrances and restrictions contained in such predecessor agreements;
(9) the requirements of any Permitted Securitization that are exclusively applicable to any bankruptcy remote Special Purpose Subsidiary formed in connection therewith;
(10) the requirements of any Standard Securitization Undertakings;
(11) in the case of clause (iii) of this Section 4.05, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to the Liens created thereby, or to the extent not constituting Collateral, the Equity Interests of the Person whose assets consist, directly or indirectly, primarily of the real property securing such Indebtedness; provided, however, that such Liens were otherwise permitted to be incurred under this Indenture;
(12) restrictions with respect to any Investment imposed in connection with the making of such Investment;
(13) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition; or

(14) assignment provisions and provisions with respect to the distribution of assets or property or joint venture or partnership interests in joint venture or partnership agreements and other similar agreements entered into in the ordinary course of business that are customary for such agreements; provided, however, that such provisions in the aggregate, in the opinion of the management of the Company, do not materially and adversely affect the ability of the Issuer to make principal or interest payments on the Notes.
SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless:
(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
(ii) at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;
(iii) an amount equal to 100% of the Net Cash Proceeds from such Asset Sale is applied by the Company (or such Restricted Subsidiary, as the case may be):
(A) to the extent the Company elects, to acquire Replacement Assets within one year from the later of the date of such Asset Sale or the receipt of such Net Cash Proceeds; and
(B) to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (A) above, to make an offer to the Holders of the Notes (and to holders of other Applicable Senior Indebtedness designated by the Company) to purchase Notes (and such other Applicable Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture; provided, however, that in connection with any purchase of Indebtedness pursuant to this clause (B), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so purchased; and
(iv) on a pro forma basis after giving effect to such Asset Sale, no Default shall have occurred and be continuing (or would result therefrom).
(b) Notwithstanding Section 4.06(a), the Company and the Restricted Subsidiaries will not be required to apply any Net Cash Proceeds in accordance with this Section 4.06 except to the extent that the aggregate Net Cash Proceeds from all Asset Sales which are not applied in accordance with this covenant exceeds $10,000,000. Pending application of Net Cash Proceeds pursuant to this Section 4.06, such Net Cash Proceeds shall be invested in cash or Cash Equivalents or applied to temporarily reduce revolving credit Indebtedness.
For the purposes of this Section 4.06, the following are deemed to be cash or Cash Equivalents:
(1) the assumption or discharge of Applicable Senior Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale;
(2) any securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt thereof, to the extent of the cash received in that conversion; and
(3) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to $10,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
The requirement of Section 4.06(a)(iii)(A) will be deemed to be satisfied if an agreement committing to make the acquisitions or expenditures referred to therein is entered into by the Company or a Restricted Subsidiary within the time period specified in such clause and such Net Cash Proceeds is subsequently applied in accordance with such agreement within six months following the date of such agreement.
(c) In the event of an Asset Sale that requires the purchase of Notes (and other Applicable Senior Indebtedness) pursuant to clause (a)(iii)(B) of this Section 4.06, the Issuer will purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and such other Applicable Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Applicable Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Applicable Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Applicable Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Indebtedness tendered exceeds the Net Cash Proceeds allotted to its purchase, the Issuer will select the Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The Issuer shall not be required to make such an offer to purchase Notes (and other Applicable Senior Indebtedness) pursuant to this covenant if the Net Cash Proceeds available therefor is less than $15,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Cash Proceeds from any subsequent Asset Sale). Upon completion of such an offer to purchase, any remaining Net Cash Proceeds may be applied by the Company for any purpose otherwise permitted by this Indenture, and the amount of Net Cash Proceeds shall be reduced by the aggregate amount of the offer made pursuant to this Section 4.06(c).
The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:
(i) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; or
(ii) if such Affiliate Transaction involves an amount in excess of $1,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee members of the Board of Directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of such Board of Directors; and
(iii) if such Affiliate Transaction involves an amount in excess of $2,500,000, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate; provided, however, that such an opinion shall not be required for (x) a management contract entered into between the Company or a Restricted Subsidiary and an Unrestricted Subsidiary pursuant to which the Company or such Restricted Subsidiary provides services to such Unrestricted Subsidiary for a fee or other consideration so long as the owners of any other equity interests in such Unrestricted Subsidiary are not Affiliates (other than a Restricted Subsidiary) of the Company or any Restricted Subsidiary (any such Unrestricted Subsidiary being herein referred to as a

“Special Unrestricted Subsidiary”) or (y) transactions with Guggenheim providing for any financial advisory, financing, underwriting or placement services or in respect of other lending or investment banking activities.
(b) Section 4.07(a) shall not apply to the following:
(A) any employment, consulting, service, indemnification, termination or severance agreement or compensation plan or arrangement entered into by the Company or any Restricted Subsidiary, and the transactions customarily provided for by any such agreement, plan or arrangement;
(B) reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and transactions contemplated thereby) for directors, officers, employees and consultants of the Company and its Subsidiaries;
(C) transactions between or among the Company and/or any Restricted Subsidiaries;
(D) any transaction with any non-Affiliate that becomes an Affiliate as a result of such transaction;
(E) (x) any agreement existing on the Issue Date, as in effect on the Issue Date, or as modified, amended, amended and restated, supplemented or replaced so long as the terms of such agreement as modified, amended, amended and restated, supplemented or replaced, taken as a whole, are not materially more disadvantageous to the Company and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date, as determined in good faith by the Board of Directors, and (y) any transaction provided for by any such agreement;
(F) loans or advances to employees or consultants (other than to a Permitted Holder) in the ordinary course of business or approved by the Board of Directors, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time, and cancellation or forgiveness or modification of the terms of such loans or advances;
(G) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company;
(H) transactions with a Person that is an Affiliate of the Company or a Restricted Subsidiary solely because the Company directly or indirectly owns Equity Interests in, or controls, such Affiliate, other than transactions with Unrestricted Subsidiaries;

(I) the transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization, and any other transaction effected in the ordinary course as part of a Permitted Securitization;
(J) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to) paragraph (a)(3) of Section 4.04; and
(K) the acquisition of Vacation Interests and any related rights from a Special Unrestricted Subsidiary; provided, however, that the entire consideration for such acquisition consists of cash proceeds that have been received from the sale by the Company or a Restricted Subsidiary of Vacation Interests representing the Vacation Interests being so acquired.
SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Related Businesses.
SECTION 4.12. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their assets, now owned or hereafter acquired, other than:
(i) in the case of any asset that does not constitute Collateral, Permitted Liens; provided, however, that any Lien on such asset shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; and
(ii) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.
In the case of the proviso in clause (i) of this Section 4.12, if the obligations so secured are expressly subordinated by their terms to the Notes, the Lien securing such obligations shall also be so subordinated by its terms at least to the same extent.
SECTION 4.15. Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(i) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.12;
(ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and
(iii) the Company applies the proceeds of such transaction in compliance with Section 4.06.
SECTION 5.01. Mergers or Asset Transfers. (a) Neither the Company, Intermediate Holdco nor the Issuer shall consolidate or merge with or into (whether or not the Company, Intermediate Holdco or the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:
(i) the Company, Intermediate Holdco or the Issuer, as the case may be, is the surviving entity (which in the case of the Issuer must be a corporation) or the Person formed by or surviving any such consolidation or merger (if other than the Company, Intermediate Holdco or the Issuer, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company, Intermediate Holdco or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, Intermediate Holdco or the Issuer, as the case may be, under this Indenture and with respect to the Notes or its Notes Guarantee, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) except in the case of a merger or consolidation of the Company, Intermediate Holdco or the Issuer with or into a Wholly Owned Restricted Subsidiary of the Company, immediately before and after such transaction no Default has occurred and is continuing; and
(iv) except in the case of a merger or consolidation of the Company, Intermediate Holdco or the Issuer with or into a Wholly Owned Restricted Subsidiary of the Company, the Person formed by or surviving any such consolidation or merger (if other than the Company, Intermediate Holdco or the Issuer, as the case may be), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, either (A) be permitted to incur at least $1.00 of additional Ratio Indebtedness pursuant to Section 4.03(a) or

(B) have a Fixed Charge Coverage Ratio no less than that of the Company at such time without giving such pro forma effect thereto.
Upon the consummation of any transaction effected in accordance with this Section 5.01(a), if the Company, Intermediate Holdco or the Issuer, as the case may be, is not the continuing Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, Intermediate Holdco or the Issuer, as applicable, under this Indenture and with respect to the Notes or its Notes Guarantee, as the case may be, with the same effect as if such successor Person had been named as the Company, Intermediate Holdco or the Issuer, as applicable, in this Indenture. Upon such substitution the Company, Intermediate Holdco or the Issuer, as applicable, except in the case of a lease, shall be released from its obligations under this Indenture, and with respect to the Notes or its Notes Guarantee, as the case may be, and the Security Documents.
(b) Each Subsidiary Guarantor (other than any Guarantor whose Notes Guarantee is to be released in accordance with Section 10.06) shall not, and the Company shall not cause or permit any such Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company, the Issuer or another Subsidiary Guarantor unless:
(i) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the applicable Guarantor under its Notes Guarantee;
(iii) immediately before and after giving effect to such transaction, no Default has occurred and is continuing; and
(iv) except in the case of a merger or consolidation of a Guarantor with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy Section 5.01(a)(iv).
(c) The following additional conditions shall apply to each transaction set forth in Sections 5.01(a) and 5.01(b):
(i) the Company, Intermediate Holdco, the Issuer, the Subsidiary Guarantor or the relevant surviving entity, as applicable, shall cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
(ii) the Collateral owned by or transferred to the Company, Intermediate Holdco, the Issuer, the Subsidiary Guarantor or the relevant surviving entity, as applicable, shall
(1) continue to constitute Collateral under the Security Documents and this Indenture;
(2) be subject to the Lien in favor of the Collateral Agent (to the extent that such Lien is not prohibited by any related Acquired Indebtedness that is secured by such assets); and
(3) not be subject to any Lien other than Liens permitted by the Security Documents and this Indenture;
(iii) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as after–acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Security Documents and this Indenture; and
(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and, with respect to the Officers’ Certificate only, that all conditions precedent in this Indenture relating to such transaction have been satisfied and, with respect to the Opinion of Counsel only, that such supplemental indenture and Security Documents are legal, valid, binding and enforceable, subject to customary qualifications;
provided, however, that clauses (iii) and (iv) of each of Sections 5.01(a) and 5.01(b) shall not be applicable to the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose of reincorporating the Company or such Restricted Subsidiary in another permitted jurisdiction.

SCHEDULE 1.01(a)

SUBSIDIARY GUARANTORS

Entity Name	Jurisdiction of Organization
1. AKGI-St. Maarten N.V.	DE
2. Chestnut Farms, LLC	NV
3. Cumberland Gate, LLC	DE
4. Diamond Resorts California Collection Development, LLC	DE
5. Diamond Resorts Centralized Services Company	DE
6. Diamond Resorts Citrus Share Holding, LLC	DE
7. Diamond Resorts Coral Sands Development, LLC	DE
8. Diamond Resorts Cypress Pointe I Development, LLC	DE
9. Diamond Resorts Cypress Pointe II Development, LLC	DE
10. Diamond Resorts Cypress Pointe III Development, LLC	DE
11. Diamond Resorts Daytona Development, LLC	DE
12. Diamond Resorts Developer and Sales Holding Company	DE
13. Diamond Resorts DPM Development LLC	NV
14. Diamond Resorts Epic Mortgage Holdings, LLC	DE
15. Diamond Resorts Fall Creek Development, LLC	DE
16. Diamond Resorts Finance Holding Company	DE
17. Diamond Resorts Financial Services, Inc.	NV
18. Diamond Resorts Grand Beach I Development, LLC	DE
19. Diamond Resorts Grand Beach II Development, LLC	DE
20. Diamond Resorts Greensprings Development, LLC	DE
21. Diamond Resorts Hawaii Collection Development, LLC	DE
22. Diamond Resorts Hilton Head Development, LLC	DE
23. Diamond Resorts Holdings, LLC 24. Diamond Resorts International Club, Inc.	NV FL
25. Diamond Resorts International Marketing, Inc.	CA
26. Diamond Resorts International Marketing Mexico, LLC	NV
27. Diamond Resorts Las Vegas Development, LLC	DE
28. Diamond Resorts Management & Exchange Holding Company	DE
29. Diamond Resorts Management, Inc.	AZ

Entity Name	Jurisdiction of Organization
30. Diamond Resorts MGV Development LLC	NV
31. Diamond Resorts Mortgage Holdings, LLC	DE
32. Diamond Resorts Mystic Dunes Development, LLC	NV
33. Diamond Resorts Palm Springs Development, LLC	DE
34. Diamond Resorts Poco Diablo Development, LLC	DE
35. Diamond Resorts Poipu Development, LLC	DE
36. Diamond Resorts Polo Development, LLC	NV
37. Diamond Resorts Port Royal Development, LLC	DE
38. Diamond Resorts Powhatan Development, LLC	DE
39. Diamond Resorts Residual Assets Development, LLC	DE
40. Diamond Resorts Residual Assets Finance, LLC	DE
41. Diamond Resorts Residual Assets M&E, LLC	DE
42. Diamond Resorts Ridge on Sedona Development, LLC	DE
43. Diamond Resorts Ridge Pointe Development, LLC	DE
44. Diamond Resorts San Luis Bay Development, LLC	DE
45. Diamond Resorts Santa Fe Development, LLC	DE
46. Diamond Resorts Scottsdale Development, LLC	DE
47. Diamond Resorts Sedona Springs Development, LLC	DE
48. Diamond Resorts Sedona Summit Development, LLC	DE
49. Diamond Resorts St. Croix Development, LLC	DE
50. Diamond Resorts Steamboat Development, LLC	DE
51. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
52. Diamond Resorts Teton Club Development, LLC	NV
53. Diamond Resorts U.S. Collection Development, LLC	DE
54. Diamond Resorts Villa Mirage Development, LLC	DE
55. Diamond Resorts Villas of Sedona Development, LLC	DE
56. Diamond Resorts West Maui Development, LLC	DE
57. Foster Shores, LLC	MO
58. George Acquisition Subsidiary, Inc.	NV
59. Ginger Creek, LLC	DE
60. Grand Escapes, LLC	DE
61. International Timeshares Marketing, LLC	DE
62. Lake Tahoe Resort Partners, LLC	CA

Entity Name	Jurisdiction of Organization
63. Mazatlan Development Inc.	WA
64. MMG Development Corp.	FL
65. Poipu Resort Partners, L.P.	HI
66. Resort Management International, Inc.	CA
67. Resorts Development International, Inc.	NV
68. Walsham Lake, LLC	MO
69. West Maui Resort Partners, L.P. 70. Crescent One, LLC 71. Island One, Inc. 72. Island One Resorts Management Corporation 73. Galaxy Exchange Company 74. Navigo Vacation Club, Inc.	DE FL FL FL FL FL

SCHEDULE 2.01
Lenders and Commitments

Lender	Commitments
Credit Suisse AG Eleven Madison Avenue New York, NY 10010	$[ ]
Bank of America, N.A. One Bryant Park New York, NY 10036	$[ ]
JPMorgan Chase Bank, N.A. 383 Madison Avenue New York, NY 10179	$[ ]
Total:	$25,000,000

SCHEDULE 3.08(a)

Restricted Subsidiaries

CERTIFICATED INTERESTS

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
1. AKGI-St. Maarten N.V.	DE	Diamond Resorts Corporation	100%	6,000 Common	2
2. Diamond Resorts International Club, Inc.	FL	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	4
3. George Acquisition Subsidiary, Inc.	NV	Diamond Resorts Corporation	100%	1,000 Common	2
4. Mazatlan Development Inc.	WA	Diamond Resorts Developer and Sales Holding Company	100%	1,000 Common	7
5. MMG Development Corp.	FL	Diamond Resorts Developer and Sales Holding Company	100%	1,000 Common	11
6. Resort Management International, Inc.	CA	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	7
7. Diamond Resorts International Marketing, Inc.	CA	Diamond Resorts Developer and Sales Holding Company	100%	2,000 Common	7
8. Resorts Development International, Inc.	NV	Diamond Resorts Residual Assets Development, LLC	100%	100 Common	8
9. Diamond Resorts Centralized Services Company	DE	Diamond Resorts Corporation	100%	100 Common	2

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
10. Diamond Resorts Developer and Sales Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	M-4
11. Diamond Resorts Finance Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	2
12. Diamond Resorts Financial Services, Inc.	NV	Diamond Resorts Finance Holding Company	100%	100 Common	3
13. Diamond Resorts Management & Exchange Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	2
14. Diamond Resorts Management, Inc.	AZ	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	5
15. Diamond Resorts Corporation	MD	Diamond Resorts Holdings, LLC	100%	100 Common	1
16. Diamond Resorts Europe (Holdings) Limited	England & Wales	Diamond Resorts Corporation	100%	32,339,637 Ordinary	6
17. Island One Resorts Management Corporation	FL	Island One, Inc.	100%	199,894.5 Common	1
18. Island One, Inc.	FL	Diamond Resorts Corporation	100%	1,000,000 Common	1
19. Galaxy Exchange Company	FL	Island One Resorts Management Corporation	100%	2,000 Common	1
20. Island One, Inc.	FL	Island One Resorts Management Corporation	100%	7,500 Common	1
NON-CERTIFICATED INTERESTS

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
21. Chestnut Farms, LLC	NV	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
22. Cumberland Gate, LLC	DE	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
23. Diamond Resorts California Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
24. Diamond Resorts Hawaii Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
25. Diamond Resorts Holdings, LLC	NV	Diamond Resort International, Inc.	100%	100% membership interest	Non-certificated
26. Diamond Resorts U.S. Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
27. Grand Escapes, LLC	DE	Diamond Resorts Management & Exchange Holding Company	100%	100% membership interest	Non-certificated
28. International Timeshares Marketing LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
29. Lake Tahoe Resort Partners, LLC	CA	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
30. Poipu Resort Partners, L.P.	HI	GP: Diamond Resorts Poipu Development, LLC LP: Diamond Resorts Developer and Sales Holding Company	1.0% 99%	1% General Partner Interest; 99% Limited Partner Interest	Non-certificated

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
31. Diamond Resorts Citrus Share Holding, LLC	DE	Diamond Resorts Corporation	100%	100% membership interest	Non-certificated
32. Diamond Resorts Coral Sands Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
33. Diamond Resorts Cypress Pointe I Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
34. Diamond Resorts Cypress Pointe II Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
35. Diamond Resorts Cypress Pointe III Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
36. Diamond Resorts Daytona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
37. Diamond Resorts DPM Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
38. Diamond Resorts Epic Mortgage Holdings, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
39. Diamond Resorts Fall Creek Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
40. Diamond Resorts Grand Beach I Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
41. Diamond Resorts Grand Beach II Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
42. Diamond Resorts Greensprings Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
43. Diamond Resorts Hilton Head Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
44. Diamond Resorts MGV Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
45. Diamond Resorts International Marketing Mexico, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
46. Diamond Resorts Poipu Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
47. Diamond Resorts Las Vegas Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
48. Diamond Resorts Mortgage Holdings, LLC	DE	Diamond Resorts Finance Holding Company Diamond Resorts Financial Services, Inc.	98% 2%	98% membership interest 2% membership interest	Non-certificated
49. Diamond Resorts Mystic Dunes Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
50. Diamond Resorts Palm Springs Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
51. Diamond Resorts Poco Diablo Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
52. Diamond Resorts Polo Development, LLC	NV	Diamond Resorts Holdings, LLC Diamond Resorts Las Vegas Development, LLC	95% 5%	95% membership interest 5% membership interest	Non-certificated

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
53. Diamond Resorts Port Royal Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
54. Diamond Resorts Powhatan Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
55. Diamond Resorts Residual Assets Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
56. Diamond Resorts Residual Assets Finance, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
57. Diamond Resorts Residual Assets M&E, LLC	DE	Diamond Resorts Management & Exchange Holding Company	100%	100% membership interest	Non-certificated
58. Diamond Resorts Ridge on Sedona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
59. Diamond Resorts Ridge Pointe Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
60. Diamond Resorts San Luis Bay Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
61. Diamond Resorts Santa Fe Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
62. Diamond Resorts Scottsdale Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
63. Diamond Resorts Sedona Springs Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
64. Diamond Resorts Sedona Summit Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
65. Diamond Resorts St. Croix Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
66. Diamond Resorts Steamboat Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
67. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
68. Diamond Resorts Teton Club Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
69. Diamond Resorts Villa Mirage Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
70. Diamond Resorts Villas of Sedona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
71. Diamond Resorts West Maui Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
72. West Maui Resort Partners, L.P.	DE	GP: Diamond Resorts West Maui Development, LLC; LP: Diamond Resorts Developer and Sales Holding Company	1.0% 99%	1% General Partner Interest; 99% Limited Partner Interest	Non-certificated
73. Foster Shores, LLC	MO	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
74. Ginger Creek, LLC	DE	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
75. Walsham Lake, LLC	MO	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
76. Crescent One, LLC	FL	Diamond Resorts Corporation	100%	100% membership interest	Non-certificated
SPECIAL PURPOSE SECURITIZATION ENTITIES

Restricted Subsidiary, as Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
77. DRI Quorum 2010, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
78. Diamond Resorts Seller 2009-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
79. Diamond Resorts Owner Trust 2009-1	DE	Diamond Resorts Seller 2009-1, LLC	100%	100% membership interest	Non-certificated
80. Diamond Resorts Seller 2011-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
81. Diamond Resorts Owner Trust 2011-1	DE	Diamond Resorts Seller 2011-1, LLC	100%	100% membership interest	Non-certificated
82. Diamond Resorts Seller 2013-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
83. Diamond Resorts Owner Trust 2013-1	DE	Diamond Resorts Seller 2013-1, LLC	100%	100% membership interest	Non-certificated
84. Diamond Resorts Depositor 2008, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
85. Diamond Resorts Issuer 2008, LLC	DE	Diamond Resorts Depositor 2008, LLC	100%	100% membership interest	Non-certificated

SCHEDULE 3.08(b)
Unrestricted Subsidiaries

Unrestricted Subsidiary, as Issuer	Jurisdiction	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
1. Tempus Holdings, LLC	Delaware	Diamond Resorts Corporation	100%	100% membership interest	Non-Certificated
2. Tempus Acquisition, LLC	Delaware	Tempus Holdings, LLC	100%	100% membership interest	Non-Certificated
3. Mystic Dunes, LLC	Delaware	Tempus Acquisition, LLC	100%	100% membership interest	Non-Certificated
4. Ameristate Title, LLC	Delaware	Mystic Dunes, LLC	100%	100% membership interest	Non-Certificated
5. Myrtle Beach Receivables, LLC	Delaware	Mystic Dunes, LLC	100%	100% membership interest	Non-Certificated
6. Mystic Dunes Myrtle Beach, LLC	Delaware	Mystic Dunes, LLC	100%	100% membership interest	Non-Certificated
7. DPM Holdings, LLC	Delaware	Diamond Resorts Corporation	100%	100% membership interest	Non-Certificated

Unrestricted Subsidiary, as Issuer	Jurisdiction	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
8. ILX Acquisition, Inc.	Delaware	Diamond Resorts Corporation	100%	100 common shares	Non-Certificated
9. ILX Acquisition, LLC	Delaware	ILX Acquisition, Inc.	100%	100% membership interest	Non-Certificated
10. DPM Acquisition, LLC	Delaware	DPM Holdings, LLC	100%	100% membership interest	Non-Certificated
11. DPM Loanco, LLC	Delaware	DPM Acquisition, LLC	100%	100% membership interest	Non-Certificated
12. DPM RP Subsidiary, LLC	Delaware	DPM Acquisition, LLC	100%	100% membership interest	Non-Certificated
13. ILX Resorts Acquisition, S de R.L. de C.V.	Mexico	ILX Acquisition, Inc. ILX Acquisition, LLC	99.97% 0.03%	100% membership interest	Non-Certificated
14. DPM Acquisition Mexico S de R.L. de C.V.	Mexico	DPM Acquisition, LLC DPM Holdings, LLC	99% 1%	100% membership interest	Non-Certificated
15. Operating DPM S de R.L. de C.V.	Mexico	DPM Acquisition, LLC DPM Holdings, LLC	99% 1%	100% membership interest	Non-Certificated

Unrestricted Subsidiary, as Issuer	Jurisdiction	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
16. Sales DPM S de R.L. de C.V.	Mexico	DPM Acquisition, LLC DPM Holdings, LLC	99% 1%	100% membership interest	Non-Certificated
17. IOI Funding I, LLC	Florida	Island One, Inc.	100%	100% membership interest	Non-Certificated
18. IOI Funding II, LLC	Florida	Island One, Inc.	100%	100% membership interest	Non-Certificated

Schedule 3.09

Litigation

FLRX Litigation

FLRX is a defendant in a lawsuit originally filed in July 2003, alleging the breach of certain contractual terms relating to the obligations under a stock purchase agreement for the acquisition of FLRX in 1998, as well as certain violations under applicable consumer protection acts. FLRX currently conducts no operations and has no material assets other than an indirect interest in two undeveloped real estate parcels in Mexico. In January 2010, following a jury trial, a Washington state court entered a judgment against FLRX, awarded plaintiffs damages of $30.0 million plus post-judgment interest at a rate of 12% per annum and attorney’s fees of approximately $1.5 million plus accrued interest, and ordered specific performance of certain ongoing contractual obligations pursuant to the breach of contract claim.

FLRX appealed the verdict. On November 14, 2011, we received notice that the Court of Appeals for the State of Washington affirmed the lower court decision upholding the judgment against FLRX. On February 27, 2012, FLRX filed a petition for review with the State Supreme Court. On June 6, 2012, the petition was denied. Any liability in this matter is not covered by insurance. Neither Diamond Resorts Corporation nor any of its other subsidiaries is party to this lawsuit. Sunterra Corporation was originally named as a defendant in this matter, but it was later dismissed from the case. It is possible that FLRX may at some point determine to file for protection under the Federal Bankruptcy Code.

In April 2012, the plaintiffs in the FLRX case filed a lawsuit in King County Superior Court in the State of Washington against Diamond LLC and Diamond Resorts Corporation. The complaint, which alleges two claims for alter ego and fraudulent conveyance, seeks to hold Diamond Resorts Parent, LLC and Diamond Resorts Corporation liable for the judgment entered against FLRX. Plaintiffs claim that the defendants manipulated the corporate form of FLRX and caused fraudulent transfers of assets from FLRX.

On May 18, 2012, the case was removed to the U.S. District Court for the Western District of Washington, Case No. 2:12-cv-00870. On August 29, 2012, Diamond Resorts Corporation filed an answer to the complaint, denying all material allegations therein and raising various affirmative defenses. On September 24, 2012, the court entered an order dismissing Diamond LLC. The court has set the case for trial on December 3, 2013. The parties are currently engaged in written discovery. We intend to vigorously defend against these claims. Although we believe that we will not have any material liability when these matters are ultimately resolved, there can be no assurance that this will be the case. As of March 31, 2013 and December 31, 2012, we had an estimated litigation accrual of $1.1 million in accrued liabilities, as reflected in the accompanying consolidated balance sheets, which represents the write-down of FLRX’s investment in subsidiaries to $0. Legal fees associated with these cases are expensed as incurred.

SCHEDULE 3.17
Environmental Matters
None.

SCHEDULE 3.18
Insurance

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Primary Property $50M
Lexington Ins. Co. (26.5%)
Dom #025031454 Fgn #025031459
Liberty Mutual (10%)
Dom #YS2L9L447878013 Fgn #1ARL9L447878013
Ironshore (10%) #440802413A
Zurich (15%) #PPR5490535-01
Lloyd's- QBP (7.5%) #WB1300204
Lloyd's- SJC (7%) Primary ($15M) #WB1300117
Lloyd's- AFB (7.5%) Primary ($15M) #WB1300117
Lloyd's- HIS (7.5%)Primary ($15M) #WB1300117
Lloyd's- MSP (4%) Primary ($15M) #WB1300117
Lloyd's- AMA (8.67%) ($10M xs $15M) #WB1300206
Lloyd's- AML (7.22%) ($10M xs $15M) #WB1300206
Lloyd's- ASC (7.22%) ($10M xs $15M) #WB1300206
Lloyd's- HCC (2.89%) ($10M xs $15M) #WB1300206
Essex (10%) ($25M xs $25M) #ESP7955
Lloyd's- RNR (10%) ($25M xs $25M) #WB1300218
Lloyd's- JCD (6%) ($25M xs $25M) #WB1300218
3/1/13 3/1/14
$300,000,000 - Blanket Limit
$300,000,000 - Windstorm
$250,000,000 - Named Windstorm
$300,000,000 - Flood
$100,000,000 - Critical Flood (Zones A&V)
Excluded - Flood (Ntherlands)
$10,000,000 - Flood (Germany)
$300,000,000 - Earthquake
$100,000,000 - CA Earthquake
$250,000,000 - Earthquake - Alaska, Hawaii, New Madrid, Pacific Northwest, Foreign High Hazard

$100K All Other Perils
5% of TIV, min $250K for EQ in CA, HI & Mexico
5% of TIV, min $250K for Named Wind in FL and NA
3% per unit, min $250K for Named Wind PPR and PHR
3% of TIV, min $250K for All Other Tier One Named Wind
$1M for Branson, MO Flood
5% of TIV, min $1M for SFHA Flood
				$5,745,061	Worldwide Coverage Does not include taxes/fees

Property Excess $200M xs $50M	MARP (25%) #78A3XP0000204-04 RSUI (12.5%) #LHD380451 Torus (10%) #10928A133APR Tokio (2.5%) #LCP-6480721-00 Swiss Re (20%) #31-3-74437 ACE BDA(20%) #DIAMOND01381PAxis (10%) #ENG76590812	3/1/13 3/1/14	$200M per occur excess of $50M	Included above	2nd Excess Property Layer

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Property Excess $50M xs $250M	Axis (50%) #ENG772212-13	3/1/13 3/1/14	$50M excess of $250M	Included above	3rd Excess Property Layer
ERISA	Old Republic Surety Company Policy # W150153461	03/13/13 03/13/14	$500K Limit	$150.00	Insured: DRI Profit Sharing & Savings Plan ERISA policy/bond to be provided annually to Benefits Director for audit purposes.
Environmental	Illinois Union Insurance Company Policy # PPLG24877267001	3/17/09 3/17/15
New pollution conditions:
$25M per pollution condition
$25M aggregate / $100K SIR
Pre-existing conditions:
$25M per pollution condition
$25M aggregate / $100K SIR
Foreign Jurisdiction Pollution Conditions:
$25M per pollution condition
$25M aggregate / $100K SIR
$600,000 Extension Premium: $270,632

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Corporate D&O Liability	National Union Fire Co of Pittsburg, PA Policy # 02-140-92-62	4/26/13 7/19/14	$10M Limit of Liability$350,000 All Other Loss Retention$500,000 Securities Retention	$230,045
Employment Practices Liability	National Union Fire Company of Pittsburg, PA Policy # 02-140-75-15	4/26/13 4/26/14	$10M Limit of Liability $350,000 Retention	$187,558
Fiduciary Liability	National Union Fire Ins Co of Pittsburgh, PA. Policy # 02-140-72-67	4/26/13 4/26/14	$10M Limit of Liability $25,000 Retention	$22,321	Covers 401k & Benefit Plan Liability & ERISA claims
Blanket Crime	National Union Fire Ins. Co. of Pittsburgh, PA Policy# 02-140-92-63	4/26/13 4/26/14	$3M Limit of Liability	$43,165	Covers all Diamond Resorts locations and managed locations.
Excess Crime	Westchester Fire (Quota Share) Policy No.: G24581275 005	4/26/13 4/26/14	$7M p/o $23M xs $3M	$19,951
Excess Crime	Zurich American Insurance Company (Quota Share) Policy No.: FID 489216504	4/26/13 4/26/14	$11M p/o $23M xs $3M	$31,353
Excess Crime	US Specialty Insurance Company (Quota Share) Policy No.: 64-MGU-13-A29518	4/26/13 4/26/14	$5M p/o $23M xs $3M	$14,250
Professional Liability E&O	Illinois Union Insurance Company Policy # G2363496A 006	4/26/13 4/26/14	$5M Limit of Liaiblity / Agg $250,000 Retention	$124,652
Excess Corporate D&O Liability	Axis Insurance Company Policy # MLN773624/01/2013	4/26/13 7/19/14	$10M xs $10M	$172,550
Excess Corporate D&O Liability	Berkley Insurance Co (Monitor) Policy # 11210384	4/26/13 7/19/14	$5M xs $20M	$65,000

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Excess Corporate D&O Liability	Lloyd's of London (Beazley) Policy # FD1380999	7/19/13 7/19/14	$10M xs $25M	$110,000
Excess Corporate D&O Liability	ACE American Insurance Company Policy #: DOX G23673617 001	7/19/13 7/19/14	$5M xs $35M	$52,250
Excess Corporate D&O Liability	RSUI Indemnity Company Policy #: NHS652924	7/19/13 7/19/14	$10M xs $40M	$100,000
Excess Corporate D&O Liability	XL Insurance Policy #: ELU130723-13	7/19/13 7/19/14	$5M xs $50M	$75,000
Excess Corporate D&O Liability	HCC Global Policy #: 14-MGU-13-A29813	7/19/13 7/19/14	$5M xs $55M	$63,750
Excess Corporate D&O Liability	Starr Indemnity & Liability Co Policy #: SISIXFL21128513	7/19/13 7/19/14	$5M xs $60M	$57,375
Excess Corporate D&O Liability	Ironshore Insurance Services Policy #: 001737200	7/19/13 7/19/14	$5M xs $65M	$51,840
Excess Corporate D&O Liability	XL Insurance Policy #: ELU130722-13	7/19/13 7/19/14	$5M xs $70M	$125,000

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
HOA D&O HOA D&O Continued HOA D&O Continued HOA D&O Continued	National Union Fire Ins Co of Pittsburgh, PA. Policy# 02-139-55-69 National Union Fire Ins Co of Pittsburgh, PA. Policy# 02-139-55-69 National Union Fire Ins Co of Pittsburgh, PA. Policy# 02-139-55-69 National Union Fire Ins Co of Pittsburgh, PA. Policy# 02-139-55-69	4/26/13 4/26/14 4/26/13 4/26/14 4/26/13 4/26/14 4/26/13 4/26/14	$2M Per HOA $118M Aggregate $5K Deductible $2M Per HOA $118M Aggregate $5K Deductible $2M Per HOA $118M Aggregate $5K Deductible $2M Per HOA $118M Aggregate $5K Deductible	$130,618	Total Premium
				$3058	Diamond Resorts US Collection Owners Association, Inc.
				$1494	Diamond Resorts California Collection Owners Association, Inc.
				$1838	Diamond Resorts Hawaii Collection Owners Association, Inc.
				$2980	Sedona Summit
				$1686	Scottsdale Villa Mirage Resort Condo Assoc, Inc.
				$1569	Villa Mirage UDI Assoc. Inc.
				$1531	The Ridge on Sedona Golf Resort Condo Assoc Inc.
				$1938	Scottsdale Links Resort
				$2288	Lake Tahoe Vacation Ownership Resort Owners Assoc
				$3993	Grand Beach Resort Condo Assoc, Inc.
				$3993	Grand Beach Resort II Condo Assoc, Inc.
				$1327	Polynesian Isles Resort Master Assoc, Inc.,
				$1589	Daytona Beach Regency
				$2387	Poipu Point Vacation Owners Association
				$2423	The Assoc of Apartment Owners of Poipu Point
				$3889	Assoc of Apartment Owners of Kaanapali Beach Resort
				$4267	Kaanapali Beach Vacation Owners Assoc

$3631	Suites at Fall Creek Condominium Association
$1465	Villas de Santa Fe Condo Assoc, Inc.
$1531	Desert Paradise Resort Owners Association
$2568	Bent Creek Golf Village Condo Association, Inc.
$2156	Greensprings Vacation Resort Owners Association
$3479	The Historic Powhatan Resort Owners Association
$1793	The Villas at Polo Towers, Inc.
$2679	Polo Towers Vacation Ownership Owners Assoc, Inc.
$1467	Polo Towers Master Owners Assoc,
$943	Golden Eagle Resort Condo Assoc, Inc.
$1071	Kohl's Ranch Owners Association
$1020	Premiere Vacation Club
$1375	Sedona Vacation Club Incorporated
$1434	The Inn at Los Abrigados Owners Association
$1609	Varsity Clubs of America - South Bend Chapter
$1779	Varsity Clubs of America - Tucson Chapter
$4121	Mystic Dunes
$1377	The Casitas at Rancho Manana
$1162	Dunes Village Vacation Owners Assoc, Inc.
$1065	Dunes Village Fractional Owners Assoc, Inc.
$2381	Cypress Pointe II Condo Assoc

$1981	Palm Springs Marquis Villas Owners Assoc
$1837	Barefoot’n in the Keys
$1916	Bryan’s Spanish Cove
$5451	Isle of Bali II
$2691	Bali Condominium Association
$2735	ORBIT Condo Association
$2691	Parkway International Association
$1519	Parkway International II
$4341	Charter Club of Naples Bay
$2297	Plantation Cove Condo
$2642	Cove II Owners
$1916	Crescent Resort Owners
$3173	Palm Canyon Resort & Spa
$2884	Riviera Beach & Spa Resort
$2372	Riviera Shores
$2140	Riviera Oaks Resort
$1983	Cedar Breaks Lodge & Spa
$2180	Brian Head North
$2001	Monarch Grand Vacation
$1251	Polynesian Isles Resort Condo Assoc, Inc.
$1434	Polynesian Isles Resort Condo IV Assoc, Inc.

U.S. General Liability	Liberty Mutual Insurance Company Policy # EB1-661-065428-022	11/30/12 11/30/13	LIMITS: $2M Ea Occur $4M Gen Agg $15M Policy Agg $2M Prod & Compl Ops Agg $2M Personal & Advertising Injury $1M Employee Benefits $1M Liquor Liability SIR: $100K Each Occur	$297,995	Covers all US Locations (A.M. Best Rating: A XV)

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Foreign General Liability
Liberty Mutual Insurance Company
Policy # LC7-F61-065428-162
Local Policy Numbers:
Austria 01604382
France 62094
Italy G100238
Mexico 100000466-1
Portugal 0019863
Spain SP060-S00135-09
St Maarten PL11094444
United Kingdom YMM830894
		11/30/12 11/30/13	$1M Ea Occur $2M General Agg $2M Products & Compl Ops Agg $1M Personal & Advertising Injury SIR: Guaranteed Cost	$31,600 DIC $113,400 Locally Admitted	A.M. Best Rating: A XV
U.S. Automobile	Liberty Mutual Fire Ins Corp Policy # AS2-661-065428-032	11/30/12 11/30/13	$1M Single Limit / $1M GK Liability $1K Coll Ded/$1K Comp Ded. $1K GK Coll Ded/$1K GK Comp Ded $1M Unind Motorist / Underinsured Motorist	$140,094	A.M. Best Rating: A XV
Foreign Automobile	Liberty Mutual Insurance Company Policy # LC7-F61-065428-162	11/30/12 11/30/13	$1M Per Accident Med Payment $10K ea person $50K ea accident	Included in Foreign GL	A.M. Best Rating: A XV
U.S. Workers Compensation	Liberty Insurance Corporation Policy # WC2-661-065428-012	11/30/12 11/30/13	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Ea Employee	$2,047,238	A.M. Best Rating: A XV Plus Est Assessments & Surcharges of $14,929
HMCS Workers Compensation	Liberty Insurance Corporation Policy # WC1-661-065428-192	11/30/12 11/30/13	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Ea Employee	$8,596	A.M. Best Rating: A XV

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Foreign Voluntary Compensation & Employers Liability	Liberty Mutual Insurance Company Policy # WC7-F61-065428-152	11/30/12 11/30/13	$1M Limit Per Accident $1M Disease Policy Limit $1M Disease - Each Employee $500K Each Employee Ea Accident for Excess Repatriation Expenses	$9,000	A.M. Best Rating: A XV
SRM Branson Marina	Atlantic Specialty Insurance Company Policy # B5JH 71806	11/30/12 11/30/13	$1M Marina Ops Legal Liab $2,500 Ded $1M Protection & Indemnity $1K Ded $89,049 Owned Watercraft Physical Damage $1,000 per accident	$11,166
Umbrella $25M	Great American Insurance Co. of New York Policy # UMB 4646744	11/30/12 11/30/13	$25M Ea Occur $25M Agg SIR: $100K	$262,500	A.M. Best Rating: A XII Fee Offset of $39,375
1st Excess Liability $50M X $25M	Firemans Fund Insurance Company Policy # SHX00014985972	11/30/12 11/30/13	$50M Per Occur Agg Excess of $25M	$79,779	A.M. Best Rating: A XV Fee Offset of $11,967
2nd Excess Liability $25M X $75M	XL Insurance America, Inc. Policy # US00064470LI12A	11/30/12 11/30/13	$25M Ea Occur Agg Excess of $75M	$25,000	A.M. Best Rating: A XV Fee Offset of $3,750

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Island One, Inc. Workers Comp	Bridgefield Employers Ins Co 830-49746	12/31/12 12/31/13	$500K Ea Acc $500K Ea Emp $500 Policy Limit	$374,248
Island One ET AL Boiler & Machinery	Liberty Mutual YB-L9L-458593-013	2/1/13 3/1/14	$1M Property Damage $15K Fungus, Wet Rot & Dry Rot $5K Deductible	$6,642
Island One, Inc. Flood & Earthquake	Certain Underwriters at Lloyds - AMR-32320 $178,192.41 Indian Harbor Insurance Company - AMP7520522-00 $113,329.26 QBE Specialty Insurance Company - MSP-11671-03 $30,251.06 Steadfast Insurance Company - CPP9653059-03 $120,881.63	2/1/12 2/1/14	$10K AOP Flood - Max NFIP, wether purchased or not, plus $100K per Occur $50K Earthquake NS Wind/Hail 3% w/ a minimum of $50K per Occur $50K AO Wind/Hail	$442,654
Island One, Inc. Inland Marine	Travelers Property Casualty Company of America QT-660-9289A128-TIL-13	2/1/13 2/1/14		$4,500
Island One - Isle of Bali 2 Condominium Association Property - Blanket	Continental Casualty Company PSR4022143339	2/1/13 3/1/14	Policy Limits $82,578,000 TIV $70,914,000 Blanket Real $9,600,000 Blanket Personal Property $2,064,000 Blanket BI	$167,157
Plantation Cove COA, Inc. Property – Flood	Hartford Insurance Co of the Midwest 24953876422013	1/23/13 1/23/14	$7,775,700 Bldg Contents/$1K Ded $31,300K Contents/$1K Ded	$7,397

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Crescent Resort Owners Association Inc Property – Flood	Fidelity Ntnl Indemnity Ins Co 09 1150295488	4/11/13 4/11/14	$3,109,300 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$3,300
Charter Club of Naples Bay Property – Flood	Hartford Insurance Co of the Midwest 77016119342012	7/23/13 7/23/14	$2,571,000 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$1,630	Bldg #1 (15 units)
Charter Club of Naples Bay Property – Flood	Hartford Insurance Co of the Midwest 77016119522012	7/23/13 7/23/14	$1,551,600 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$1,145	Bldg #2 (9 units)
Charter Club of Naples Bay Property – Flood	Hartford Insurance Co of the Midwest 77016119622012	7/23/13 7/23/14	$1,551,500 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$1,145	Bldg #3 (9 units)
Charter Club of Naples Bay Property – Flood	Hartford Insurance Co of the Midwest 99013959802012	9/6/12 9/6/13	$252,600 Bldg Contents/$1K Ded $31,300K Contents/$1K Ded	$1,006	Administration Bldg
Parkway International Owners Association, Inc. Property – Flood	Fidelity Ntnl Indemnity Ins Co 09 1150188512	12/6/12 12/6/13	$1,813,000 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$2,413	Flood Coverage for Bldg F
Parkway International Owners Association, Inc. Property – Flood	Fidelity Ntnl Indemnity Ins Co 09 1150188515	12/6/12 12/6/13	$1,813,000 Bldg Contents/$1K Ded $100K Contents/$1K Ded	$2,413	Flood Coverage for Bldg G
Island One Inc Crime - Corporate	Travelers Casualty & Surety Company of America 105632239	7/1/12 10/1/13	Fidelity: $250K EE Theft/$5 SIR $250K ERISA Fidelity/$2500 SIR $50K EE Theft of Client Prop/$2500 SIR Computer Fraud $250K/$2500 SIR Funds Txfr Fraud $250K/$2500 SIR Claim Expense $5K	$4,407

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Bali Condo Assoc Inc Crime	Travelers Casualty and Surety Company of America 105618630	7/1/11 7/1/14	Fidelity: $250K EE Theft/$1K SIR $250K ERISA Fidelity $25K Forgery or Alteration/$1K SIR $25K On Premises/$1K SIR $1K In Transit/$1K SIR $25K Money Orders & Counterfeit Money/$1K SIR Computer Fraud $100K/$1K SIR Funds Txfr Fraud $100K/$1K SIR Claim Expense $5K	$2,049
Barefoot’n the Keys at Old Town Master Assoc Inc Crime	Travelers Casualty and Surety Company of America 105621821	7/1/11 7/1/14		$2,078
Bryans Spanish Cove Owners Assoc Inc Crime	Travelers Casualty and Surety Company of America 105612401	7/1/11 7/1/14		$2,078
Charter Club of Naples Bay Owners Assoc Inc Crime	Travelers Casualty and Surety Company of America 105618660	7/1/11 7/1/14		$2,049
Cove II Owners Association Inc Crime	Travelers Casualty and Surety Company of America 105621850	7/1/11 7/1/14		$2,247
Isle of Bali II Condominium Assoc Inc Crime	Travelers Casualty and Surety Company of America 105613264	7/1/11 7/1/14		$2,049
O.R.B.I.T. Ownrs Association, Inc Crime	Travelers Casualty and Surety Company of America 105617998	7/1/11 7/1/14		$2,049
Parkway International II, A Condominium Crime	Travelers Casualty and Surety Company of America 105613250	7/1/11 7/1/14		$2,668
Parkway International Owners Association Inc Crime	Travelers Casualty and Surety Company of America 105613120	7/1/11 7/1/14		$2,049
Plantation Cove Condo Association Inc Crime	Travelers Casualty and Surety Company of America 105618619	7/1/11 7/1/14		$2,049
Crescent Resort Owners Assoc Inc Crime	Travelers Casualty and Surety Company of America 105621766	7/1/11 7/1/14		$2,049

Type of Coverage	Company & Policy Number	Policy Period	Limits/Deductible	Premium	Comments
Bali Condominium Association Inc Excess Crime	Hartford Fire Insurance Co. 00 FA 0232030-10	7/1/10 10/1/13	$2,650,000 EE Theft/ $251,000 Ded	$6,988
Barefoot N the Keys at Old Town Master Assoc Inc Excess Crime	Hartford Fire Insurance Co. 00 FA 0253064-10	7/1/10 10/1/13	$351,000 EE Theft/ $251,000 Ded	$1,404
Bryans Spanish Cove Owners Association Inc Excess Crime	Hartford Fire Insurance Co. 00 FA 0234358-10	7/1/10 10/1/13	$1,347,000 EE Theft/ $251,000 Ded	$3,707
Charter Club of Naples Bay Owners Assoc Inc Excess Crime	Hartford Fire Insurance Co. 00 FA 0253063-10	7/1/10 10/1/13	$360,000 EE Theft/ $251,000 Ded	$964
Isle of Bali II Condo Assoc Excess Crime	Hartford Fire Insurance Co. 00 FA 0234357-10	7/1/10 10/1/13	$4,506,000 EE Theft/ $251,000 Ded	$10,935
ORBIT One Owners Association, Inc. Excess Crime	Hartford Fire Insurance Co. 00 FA 0234359-10	7/1/10 10/1/13	$2,271,000 EE Theft/ $251,000 Ded	$5,894
Parkway International Owners Association Inc Excess Crime	Hartford Fire Insurance Co. 00 FA 0234355-10	7/1/10 10/1/13	$2,550,000 EE Theft/ $251,000 Ded	$6,456
Plantation Cove Condominium Association Excess Crime	Hartford Fire Insurance Co. 00 FA 0253062-10	7/1/10 10/1/13	$335,000 EE Theft/ $251,000 Ded	$872
Island One Inc, Island One Resorts Management Corp Fiduciary Liability	Chubb Group of Insurance Companies 8198-3190	7/1/12 10/1/13	$1M Agg / $0 DEDUCTIBLE	$3,209
Island One Resorts Management Corporation Professional Liability	Westchester Fire Insurance Co G24294869	7/1/12 10/1/13	$1M Ea Claim $1M Agg $5K Claims Expenses	$17,800

SCHEDULE 3.19(a)

UCC Filing Offices

Name	Filing	Filing Office
1. Diamond Resorts Corporation	UCC-1	Maryland	Department of Assessment and Taxation
2. Diamond Resorts Holdings, LLC	UCC-1	Nevada	Secretary of State
3. Diamond Resorts International, Inc.	UCC-1	Delaware	Secretary of State
4. AKGI-St. Maarten N.V.	UCC-1	Delaware	Secretary of State
5. Chestnut Farms, LLC	UCC-1	Nevada	Secretary of State
6. Cumberland Gate, LLC	UCC-1	Delaware	Secretary of State
7. Diamond Resorts California Collection Development, LLC	UCC-1	Delaware	Secretary of State
8. Diamond Resorts Centralized Services Company	UCC-1	Delaware	Secretary of State
9. Diamond Resorts Citrus Share Holding, LLC	UCC-1	Delaware	Secretary of State
10. Diamond Resorts Coral Sands Development, LLC	UCC-1	Delaware	Secretary of State
11. Diamond Resorts Cypress Pointe I Development, LLC	UCC-1	Delaware	Secretary of State
12. Diamond Resorts Cypress Pointe II Development, LLC	UCC-1	Delaware	Secretary of State
13. Diamond Resorts Cypress Pointe III Development, LLC	UCC-1	Delaware	Secretary of State
14. Diamond Resorts Daytona Development, LLC	UCC-1	Delaware	Secretary of State
15. Diamond Resorts Developer and Sales Holding Company	UCC-1	Delaware	Secretary of State
16. Diamond Resorts DPM Development LLC	UCC-1	Nevada	Secretary of State
17. Diamond Resorts Epic Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
18. Diamond Resorts Fall Creek Development, LLC	UCC-1	Delaware	Secretary of State
19. Diamond Resorts Finance Holding Company	UCC-1	Delaware	Secretary of State
20. Diamond Resorts Financial Services, Inc.	UCC-1	Nevada	Secretary of State
21. Diamond Resorts Grand Beach I Development, LLC	UCC-1	Delaware	Secretary of State
22. Diamond Resorts Grand Beach II Development, LLC	UCC-1	Delaware	Secretary of State
23. Diamond Resorts Greensprings Development, LLC	UCC-1	Delaware	Secretary of State

Name	Filing	Filing Office
24. Diamond Resorts Hawaii Collection Development, LLC	UCC-1	Delaware	Secretary of State
25. Diamond Resorts Hilton Head Development, LLC	UCC-1	Delaware	Secretary of State
26. Diamond Resorts International Club, Inc.	UCC-1	Florida	Secured Transaction Registry
27. Diamond Resorts International Marketing, Inc.	UCC-1	California	Secretary of State
28. Diamond Resorts International Marketing Mexico, LLC	UCC-1	Nevada	Secretary of State
29. Diamond Resorts Las Vegas Development, LLC	UCC-1	Delaware	Secretary of State
30. Diamond Resorts Management & Exchange Holding Company	UCC-1	Delaware	Secretary of State
31. Diamond Resorts Management, Inc.	UCC-1	Arizona	Secretary of State
32. Diamond Resorts MGV Development LLC	UCC-1	Nevada	Secretary of State
33. Diamond Resorts Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
34. Diamond Resorts Mystic Dunes Development, LLC	UCC-1	Nevada	Secretary of State
35. Diamond Resorts Palm Springs Development, LLC	UCC-1	Delaware	Secretary of State
36. Diamond Resorts Poco Diablo Development, LLC	UCC-1	Delaware	Secretary of State
37. Diamond Resorts Poipu Development, LLC	UCC-1	Delaware	Secretary of State
38. Diamond Resorts Polo Development, LLC	UCC-1	Nevada	Secretary of State
39. Diamond Resorts Port Royal Development, LLC	UCC-1	Delaware	Secretary of State
40. Diamond Resorts Powhatan Development, LLC	UCC-1	Delaware	Secretary of State
41. Diamond Resorts Residual Assets Development, LLC	UCC-1	Delaware	Secretary of State
42. Diamond Resorts Residual Assets Finance, LLC	UCC-1	Delaware	Secretary of State
43. Diamond Resorts Residual Assets M&E, LLC	UCC-1	Delaware	Secretary of State
44. Diamond Resorts Ridge on Sedona Development, LLC	UCC-1	Delaware	Secretary of State
45. Diamond Resorts Ridge Pointe Development, LLC	UCC-1	Delaware	Secretary of State
46. Diamond Resorts San Luis Bay Development, LLC	UCC-1	Delaware	Secretary of State
47. Diamond Resorts Santa Fe Development, LLC	UCC-1	Delaware	Secretary of State
48. Diamond Resorts Scottsdale Development, LLC	UCC-1	Delaware	Secretary of State

Name	Filing	Filing Office
49. Diamond Resorts Sedona Springs Development, LLC	UCC-1	Delaware	Secretary of State
50. Diamond Resorts Sedona Summit Development, LLC	UCC-1	Delaware	Secretary of State
51. Diamond Resorts St. Croix Development, LLC	UCC-1	Delaware	Secretary of State
52. Diamond Resorts Steamboat Development, LLC	UCC-1	Delaware	Secretary of State
53. Diamond Resorts Tahoe Beach & Ski Development, LLC	UCC-1	Delaware	Secretary of State
54. Diamond Resorts Teton Club Development, LLC	UCC-1	Nevada	Secretary of State
55. Diamond Resorts U.S. Collection Development, LLC	UCC-1	Delaware	Secretary of State
56. Diamond Resorts Villa Mirage Development, LLC	UCC-1	Delaware	Secretary of State
57. Diamond Resorts Villas of Sedona Development, LLC	UCC-1	Delaware	Secretary of State
58. Diamond Resorts West Maui Development, LLC	UCC-1	Delaware	Secretary of State
59. Foster Shores, LLC	UCC-1	Missouri	Secretary of State
60. George Acquisition Subsidiary, Inc.	UCC-1	Nevada	Secretary of State
61. Ginger Creek, LLC	UCC-1	Delaware	Secretary of State
62. Grand Escapes, LLC	UCC-1	Delaware	Secretary of State
63. International Timeshares Marketing, LLC	UCC-1	Delaware	Secretary of State
64. Lake Tahoe Resort Partners, LLC	UCC-1	California	Secretary of State
65. Mazatlan Development Inc.	UCC-1	Washington	Department of Licensing
66. MMG Development Corp.	UCC-1	Florida	Secured Transaction Registry
67. Poipu Resort Partners, L.P.	UCC-1	Hawaii	Bureau of Conveyances
68. Resort Management International, Inc.	UCC-1	California	Secretary of State
69. Resorts Development International, Inc.	UCC-1	Nevada	Secretary of State
70. Walsham Lake, LLC	UCC-1	Missouri	Secretary of State
71. West Maui Resort Partners, L.P.	UCC-1	Delaware	Secretary of State
72. Crescent One, LLC	UCC-1	Florida	Secured Transaction Registry
73. Island One, Inc.	UCC-1	Florida	Secured Transaction Registry
74. Island One Resorts Management Corporation	UCC-1	Florida	Secured Transaction Registry

Name	Filing	Filing Office
75. Galaxy Exchange Company	UCC-1	Florida	Secured Transaction Registry
76. Navigo Vacation Club, Inc.	UCC-1	Florida	Secured Transaction Registry

Schedule 3.20(b)
Leased Real Property

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	1464 St. Hwy 248 Branson, MO	Diamond Resorts International Marketing, Inc.	LSREF2 Baron Sub Holdings, LLC	Yes	$2,850	through 7/31/2014	N/A	N/A	N/A	Ticket Branson; contract # 4235
OPC	313 East Main Street Suite 1 Branson, MO 65616	Diamond Resorts International Marketing, Inc.	Cherryden LLC	Yes	$3,000	1/1/12-12/31/13	n/a	n/a	n/a	OPC booth; Contract 5052
OPC	Ramada Inn 1700 W 76 Country Blvd Branson, MO 65616	Diamond Resorts International Marketing Inc	DiscoverBranson.com, LLC 1294 A. State Hwy 248 Branson, MO 65616	Yes	$75 per qualified tour + purchase 11,000 VIP coupon books	2/20/2012-2/28/2014			30 day written notice, no auto renewal	Contract 5181
OPC	Quality Inn 3269 Shepherd Hills Express Way Branson, MO 65616	Diamond Resorts International Marketing Inc	Discover Branson.com, LLC 1294 A. State Hwy 248 Branson, MO 65616	yes	$75 per qualified tour + purchase 11,000 VIP coupon books	2/20/2012-2/28/2014			30 day written notice, no auto renewal	Contract 5181
OPC	Branson Mall Lease space 31 and 32 US Highway 76 Branson, MO	Diamond Resorts International Marketing Inc	Z&K Investments, LLC 2470 St. Rose Pkwy, Suite 314 Henderson, NV 89074		$20,000 + $75 per tour	3/1/2013-12/31/2015	600sf		option to autorenew for additional 2 renewal terms of 3 years each	$60,000 security deposit; Contract 5391

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Battlefield Mall 101 Battlefield Mall Springfield, MO 65804	Diamond Resorts International Marketing Inc	Battlefield Mall, LLC		$1500 per month	3/1/2013-12/31/2013			90 day trial	Contracts 5401 and 5755
Concierge Desk	104 Ka'anapali Shores Place Lahaina, HI	West Maui Resort Partners, L.P.	AOAO Ka'napali Beach	Yes	$2,603	10/1/08-9/30/2011 10/1/11-9/30/14	50	N/A	N/A	Lease common area space for VIP concierge location. Round area not charged.
OPC	Chopper Shop Ste K20 2360 Kihuna Plantation Koloa, HI 96756	Poipu Resort Partners, LP	BG Kauai Holdings, LLC Poipu Shopping Village Mailcode 61128 PO Box 1300 Honolulu, HI 96807-1300	Yes	$13,463	5/1/2008-4/30/2016	256	N/A	No	Contract 5640
OPC	602 A Front Street Lahaina, HI	West Maui Resort Partners, LP	Robert J. Zizka 18491 Calle Tramonto Rancho Santa Fe, CA 92091 Steven Gatchell SGG, LLC PO Box 10727 Lahaina, HI 808.283.0396 SGG , LLC and RJZ, LLC	Yes	$10,500 + CAM + GET	10/26/2004-2/28/2014	666	N/A	N/A	After 2 years, option to renew for additional 2 years

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	870 Front Street Lahaina, HI	West Maui Resort Partners, LP	Fantasy Islands Activities and Tours, Inc Robert Grossman 111 Oili Rd Haiku, HI 96708	Yes	$6,000 +4%tax= $6,240 $65commission per tours $50commision per sales	8/1/09-7/31/14			extended to 7/31/2014
OPC	The Marketplace at Lahaina 790 Front Street, Buiding #2 E-101 Lahaina, HI	West Maui Resort Partners, LP	The Harry and Jaenette Weinberg Foundation 3660 Waialae Ave, Ste 400 Honolulu, HI 96816-3260	Yes	Rent: $10,000+CAM$130 + Ad$13+ Minimum License Fee+ %License Fee+RE Taxes+Utilities=$10,565.56	1/1/10-12/31/14	130		yes, 2yr period, automatically	Extended 12/31/2010 for additional 2 yrs thru 12/31/2012 .Extended additional 2 yrs thru 12/31/2014. Contract 1083
OPC	Burrow Investments LTD 2511 S. Kihei Road, Suite 107A Kihei, HI 96753	West Maui Resort Partners, LP	Burrow Investments LTD 2511 S. Kihei Road, Suite 107A Kihei, HI 96753	Yes	$3,000	5/1/2012-3/31/2014	286		one 1-year option to renew; option period rent: $3,250	Extension letter signed 12.25.12 through 3/31/2014; base rent$3000
OPC	Anchor Cove Center 3416 Rice St. Lihue, HI 96746	Poipu Resort Partners, LP	PCH Group P.O. Box 223510 Princevilee, HI 96722	Yes	$4,000 + tax	11/15/2012-11/14/2013	125		2 one year options to renew through 2015

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Marvin Otsuji	West Maui Resort Partners, L.P.	Marvin Otsuji 2827 Poipu Road Koloa, HI 96756		$1,100 + tax	3/1/2013-3/1/2014				30 day written notice to terminate; $1,145 initial deposit
OPC	OPC Ski Run Marina in Lake Tahoe	Resort Marketing International, Inc.	East River Terrace Partners	Yes	$10,000	06/01/2004 - 05/31/2014	400	N/A	Option to renew, 90 days notice	Negotiating with landlord for reduced rent and looking for a sub-lessee to occupy.
OPC	Embassy Suites Resort- Lake Tahoe 4130 Lake Tahoe Blvd. S. Lake Tahoe, CA 96150	Diamond Resorts International® Marketing, Inc.	Promus Hotels, Inc. as managing agent for Roppongi Tahoe, LP.	Yes	$9,785	03/01/2008 - 02/28/2014	~ 100	No		to be renewed through 2/28/14
OPC	1001 Heavenly Village Way, Space 30A, South Lake Tahoe, CA 96150	Diamond Resorts International Marketing, Inc.	Trans-Sierra Investments, Inc	Yes	$3,411	3/10/2010-3/15/2014	1,137	n/a	2 renewal options, 5 yrs renewal	60 days written notice to terminate
OPC	1001 Heavenly Village Way, Space 11, South Lake Tahoe, CA 96150	Diamond Resorts International Marketing, Inc.	TSI Investments, Inc	Yes	$6190.00+ $2,997.62 in additional charges for taxes+CAM & Advertising with $5000 Sec Deposit	3/10/2010-3/14/2014	2,476	n/a	2 renewal options, 5 yrs renewal	60 days written notice to terminate

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Sierra at Lake Tahoe	Diamond Resorts International Marketing, Inc.	Sierra at Tahoe	Yes	$0.00 (only the purchase of ski lift tickets)	Annual renewal	250	N/A	N/A	Occupancy in winter months only (Nov-Apr)
Concierge Desk	Scottsdale Villa Mirage	Diamond Resorts International Marketing Inc	Scottsdale Villa Mirage Resort 7887 E. Princess Blvd. Scottsdale, AZ 85255	Yes	$700	01/01/2012 - 12/31/2015	300	N/A	3 yr option to renew, 90 days written notice, 10% increase in rent.	Contract 2828
Concierge Desk	Sedona Summit	Diamond Resorts International Marketing Inc	Sedona Summit Resort Lobby 500 Navoti Drive Sedona, AZ 86336	Yes	$600	01/01/2001 - 12/31/2015 (original term)	250	N/A	3 yr option to renew, 90 days written notice, 10% increase in rent.	Contract 2830
Concierge Desk	The Ridge on Sedona Golf Resort	Diamond Resorts International Marketing Inc	Ridge on Sedona Golf Resort 55 Sunridge Circle Sedona, AZ 86351	Yes	$500	01/01/2001 - 12/31/2015 (original term)	225	N/A	3 yr option to renew, 90 days written notice, 10% increase in rent.	Contract 2829
OPC	Candlestick OPC 276 SR N Highway 89A Sedona, AZ 86336	Diamond Resorts International Marketing Inc	Canyon Portal LLC 270 SR North 89A, Suite 11 Sedona, AZ 86339	Yes	$8,683.32 base rent $528.50 CAM $49.50 CAM not tx $347.35 Mgmt+ $9,895.96	6/1/09-5/31/14	432	N/A	N/A

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Old Pueblo West 321 SR North 89A, Ste C Sedona, AZ 86336	Diamond Resorts International Marketing Inc	Carla Rose d/b/a Oaxaca Restaurant Sedona, AZ 86339	Yes	OPC $4,805.55 + $49.06 RE tax + $197.03 Rent tax + $7,494.96 Store $12,704.92 - $6,500 = $6,204.92	4/1/07-4/30/16	N/A	N/A	N/A	Income of $6,500 from sublessees: $5,500 Jolie Gallery $1,000 Gypsy Jennys
OPC	Giant (fka Shell) VOC 6501 SR Hwy 179 Sedona, AZ 86351	Diamond Resorts International Marketing, Inc.	Crescent Properties, LLC 132 Horse Ranch Rd. Sedona, AZ 86351	Yes	$5,193.26	04/01/2003 - 01/01/2015	N/A	N/A	5 yr option to renew, 90 days written notice-exercised
OPC	Felsot Building 265 SR North 89A Sedona, AZ 86336	Resort Marketing International, Inc.	Felsot Family Ltd Partnership P.O. Box 2273 Sedona, AZ 86339	N/A	$10,700 - $6,300 = $4,400	10/31/2015	N/A	N/A	N/A	Subleased for $6,300 per month through 2013. Lease grants Diamond exclusivity on the entire block.
ART Display	Felsot Building 265 SR North 89A Sedona, AZ 86336	Diamond Resorts International Marketing, Inc	Felsot Family Ltd Partnership P.O. Box 2273 Sedona, AZ 86339		$1,349.84	1/1/08-10/31/2015

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	"Hot Dog" Space 11 Oak Creek Marketplace 235 SR North 89A Sedona, AZ 86336	Diamond Resorts International Marketing, Inc.	Sedona Centre Development Group LLC The Gilomen Company PO Box 4106 Sedona, AZ, 86340	Yes	As of 5/1/2011 Base Rent $10,925.80 11,243.27 total (No CAM + $327.47 tx) (Letter in file)	04/30/2019	N/A	N/A	N/A	2nd Amendment extended original (05/01/02 lease) until 04/30/19 $5,700 Security Deposit
OPC	"Kodak" 252 SR North 89A Sedona, AZ 86336	Diamond Resorts International Marketing, Inc.	Kachina Building Ed Kramer, CPA 7327 E. Thomas Rd. Scottsdale, AZ 85251-3358	Yes	$2,150 + $271 APS + $15 Sewer + 3% tax ($65) + $10 Water $2,871 - $350 = $2,521	03/31/2009 - 03/31/2014	N/A	N/A	N/A	Subleased to Day In West for $350/month.
Welcome Center		Diamond Resorts International Marketing, Inc.	Tequa Festival Marketplace 7000 Hwy 179 Ste 104A Sedona, AZ 86351	No	$1,887	10/31/2015	1,378	N/A	N/A
OPC	Krazy Kyote #2 841 HWY 179 Sedona, AZ 86336	Diamond Resorts International Marketing, Inc.	Murland Miller & Tom Daley	Yes	$7,363	Start: 12/31/2004 Last option to renew	N/A	N/A	Two 5 yr. options to renew. 90 day notice. Annual increase.	First option to renew exercised through 5/1/2014

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Dakota Territory Tour Inc dba Sedona Air Tour 1225 Airport Road #14 Sedona, AZ 86336	Diamond Resorts International Marketing, Inc	Dakota Territory Tour, Inc dba Sedona Air Tour	Yes	0	4/30/2012-4/30/2013				No rent
OPC	Miller Bros LLC c/o Ben Miller 15 Cultural Park Place Sedona, AZ 86336 928.203.4102	Diamond Resorts International Marketing, Inc	Miller Bros LLC c/o Ben Miller 15 Cultural Park Place Sedona, AZ 86336 928.203.4102	Yes	Year 1 $5,797 Year 2 $5,971 Year 3 $ 6,150	9/1/2012-8/31/2015	5,797		One 2 year option	30 day out Security deposit: $16, 696
OPC	Raven's Nest 1145 W. SR 89A Sedona, AZ 86336	Diamond Resorts International Marketing, Inc.	Raven's Nest 1145 W. SR 89A Sedona, AZ 86336 Bob Colony 928.204.2728	Yes	$6,500/mo + 3% City Sales Tax= $6,695	9/1/2011-8/31/2012			yes	two 1 year extensions 60 day written notice First option to renew exercised-through 8/31/2012
OPC	Rencia Investments, LLC 10 Ranch Huose Circle Sedona, AZ 86336	Diamond Resorts International Marketing, Inc.	Rencia Investments, LLC 10 Ranch House Circle Sedona, AZ 86336 928.282.8433	Yes	$4,874.67 per 2009 tax decrease	09/01/11 to 08/13/2014			yes	option to extend for three succesive 3 year terms 90-120 day written notice Option to renew 8/31/2014

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Not OPC - Sales\See comments	Indian Wells Partners	Diamond Resorts International Marketing, Inc	Indian Wells Partners	Yes	$6,667	through 6/30/2014				Day Care for Los Abrigados Resort.
Lease	Antelope Valley Mall	Diamond Resorts International Marketing, Inc	Forest City Commercial Management, Inc	Yes	$2,300	8/1/2012-6/30/2013 7/1/2013-12/31/2013			yes	as of 7.11.13, renewal contract not executed
Lease	Buena Park Mall	Diamond Resorts International Marketing Inc	Conventry II DDR Buena Park		$800	4/1/2013-6/30/2013
Lease	General Growth Properties	Diamond Resorts International Marketing Inc	General Growth Management Inc		$10,000	through 12/31/2013				Contract 6027
Lease	The Macerich AZ	Diamond Resorts International Marketing Inc	The Macerich Partnerhip LP		$17,104	8/1/2012-6/30/2013 7/1/2013-12/31/2013				as of 7.11.13, renewal conracts not executed
Lease	The Macerich CA	Diamond Resorts International Marketing Inc	The Macerich Partnerhip LP		$13,200	8/1/2012-6/30/2013 7/1/2013-12/31/2013				as of 7.11.13, renewal conracts not executed
Lease	National CineMedia	Diamond Resorts International Marketing Inc	National CineMedia LLC		$45,000 over the life of contract	10/12/2012-1/3/2013 1/4/2013-3/29/2013 6/21/2013-9/19/2013				As of7/10/2013, renewed contract not fully executed (6023)

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Lease	Simon Mall	Diamond Resorts International Marketing Inc	Simo Property Group LP		$19,739.25	8/1/2012-6/30/2013 7/1/2013-12/31/2013				Rent reducing to $18,981.06 as of 1/1/13; as of 7/11/13-renewal contract not executed
Lease	Southbay Pavilion	Diamond Resorts International Marketing Inc	VCG-SouthBay Pavilion, LLC		$1,000	8/1/2012-6/30/2013 7/1/2013-12/31/2013				as of 7.11.13, renewal conracts not executed
Lease	Westfield	Diamond Resorts International Marketing Inc	Westfield America LP		$10,900	4/1/2013-6/30/2013 7/1/2013-12/31/2013				rent decreased to $13,500 as of 1/1/13;
Lease	Moreno Valley Mall	Diamond Resorts International Marketing, Inc	2250 Town Circle Holdings LLC 22500 Town Circle Suite 1206 Moreno Valley CA 92553		$1,000	4/1/2013-6/30/2013 7/1/2013-12/31/2013				security deposit $1,000; as of 7/24, renewal contract not fully executed
Lease	Arizona Mills	Diamond Resorts International Marketing, Inc	Arizona Mills LLC 5000 S. Arizona Mills Circle Tempe, AZ 85282		$2,200	5/1/2013-6/30/2013 7/1/2013-12/31/2013
OPC	2000 Las Vegas Bkvd S, Las Vegas, NV 89104	Diamond Resorts International Marketing, Inc.	Stratosphere Casino Hotel	Yes	10% of net sale	12/1/2011-12/31/2013	100	n/a	60 day notice	month to month after term

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	2880 Las Vegas Blvd S, Las Vegas, NV 89109	Diamond Resorts Interantional Marketing, Inc.	Circus Circus Hotel and Casino	Yes	7.5% of net sale	2/1/10-1/31/12	n/a	n/a	60 day notice	renegotiating terms per S. Cummings 4.3.12
OPC	129 E. Fremont Street, Las Vegas, NV 89101	Diamond Resorts International Marketing, Inc.	GNLV Corp dba Golden Nugget Hotel & Casino		$30,000 per month + purchase of gaming vouchers $360,000 annually	1/11/12-12/31/2013			60 day written notice after 7/11/2012	2 booths
OPC	Las Vegas Xtrain	Diamond Resorts International Marketing, Inc.	Las Vegas Railway Express, Inc 6650 Via Austi Pkwy, Suite 170 Las Vegas, NV 89119		10% of net sale	4/1/2013-3/31/2018			30 day written notice	Contract 5745; as of 4/19/2013, this lease is not fully executed
OPC	CNL Income Legacy TRS Corp dba Coco Key Hotel & Water Resort 7400 International Drive Orlando, FL 32819	Diamond Resorts International Marketing, Inc.	CNL Income Legacy TRS Corp dba Coco Key Hotel & Water Resort		$10,492 March -Sept 2013 $8,000 Oct 2012-Feb 2013	10/1/2012-9/30/2013			30 day written notice	1 year lease-no auto renewal
OPC	Universal	Diamond Resorts International Marketing, Inc.	Universal City Development Partners, LTD		base rent $31,063/mo; height $41,269/mo inclusive of tax	10/1/2011-12/31/2013			60 day written notice

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Holiday INN Resort Lake Buena Vista 13351 State Rd 535 Orlando, FL 32821	Diamond Resorts International Marketing, Inc.	Vista Property Management, LLC 2-8 Hawley Street Binghamton, NY 13901		$27,500 + tax	2/1/2013-1/31/2016			n/a	option to terminate in Year 2, 120 days written notice; subleased to All Guest Services from 1/8/13-receiving $5,000 per month-contract #5179
OPC	Holiday Villas	Diamond Resorts International Marketing, Inc.	UK-US Partner LLC dba Holiday Villas 7862 W. Irlo Branson Hwy 124 Kissimmee, FL 34747		$1,500	11/1/2012-10/31/2013			30 day written notice; no auto renewal
OPC	Beach Bazaar of Daytona 203 N. Atlantic Ave Dayton Beach, FL 32114	Diamond Resorts International Marketing Inc	Beach Bazaar of Daytona Timothy Kostidakis 203 N Atlantic Ave Daytona Beach FL 32114		$1,500	3/1/2013-3/1/2014			30 day written notice	Contract # 5612
Commercial Lease Agreement	Mini Market/Gift Shop	Mystic Dunes, LLC	Suncare Central 7061 Grand National Drive Suite 134 Orlando, FL 32819		10% commision on the gross revenue of the mini market sales	4/25/2013-4/24/2015			90 days written notice	Contract # 5772

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
OPC	Tropicana Inn	Sales DPM S de RL de CV	Operadora Okamoto SA de CV BLVD Mijares 30 San Jose del Cabo Mexico		$150 per qualified tour	2/1/2013-1/31/2014			month to month after term expires with 30 day written notie; 60 days prior to end of term
OPC Lease	Bluebeard Charters #10 Billy Folly Road Pelican Key St. Maarten	Diamond Resorts Flamingo Development, N.V.	SXM Destination Maangement, N.V. dba Bluebeard Charters #10 Billy Folly Road Pelican Key St. Maarten		$75 per voucher + override based on month;y sales effeciency scale	1/8/2013-1/8/2014			30 day written notice	Contract #5365; as of 4/19/2013, this lease is not fully executed
Marketing Office Space	222 Fall Creek Drive Branson, MO 65616	Diamond Resorts International Marketing Inc	Carolyn F. Strauch 349 Sherwood Dr Branson, MO 65616		$3,000	8/31/2008-8/31/2013				auto renrewal for 3 additional terms for 1 year each
Office Space	San Luis Bay, CA	Diamond Resorts International Marketing Inc	San Luis Bay Timeshare Association	Yes	$14,069	01/01/2008 - 12/31/2013	4,750	N/A	Option to renew one 2-year term; no 30 day out	Sales center at San Luis Bay granting exclusive use of sales center and lobby kiosk. Paid quarterly, 3.5% annual increase.

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Sales Office Space	Ontario, CA	Diamond Resorts International Marketing Inc	The Realty Associates Fund IX, L.P. c/o TA Associates Realty 1301 Dove Street, Suite 860 Neport Beach, CA 92660		$15,658 yr 1 $16,128.46 yr 2 $16,612.31 yr 3	1/1/2013-12/31/2015	9,211		N/A	option to terminate as of the last day of the 18th month, 9 months advance notice; Security Deposit: $22,725.14
Office Space	10600 W. Charleston Ave. Las Vegas, NV	Diamond Resorts International®	H/MX Health Management Solutions - Charleston Building	Yes	$189,899	01/16/2008 - 09/30/2018	N/A	N/A	Two renewals for 5 years each; 3.5% increase
Office Space	1450 Center Crossing Business Center, Suite 100 Las Vegas, NV 89144	Diamond Resorts Corporation	1450 Center Crossing Drive, LLC	Yes	$99,375.11	6/1/2012-start date	52,975sf		6 year, 4 mos term	rent increases every year; one 5 year option to renew
Office Space-Sales Center	17800 Bali Blvd Winter Garden, FL 34787	Diamond Resorts International Marketing Inc	Island One, Inc.			5/23/11-7/22/11
Office Space	Jordan Road Office Sedona, AZ	Diamond Resorts International Marketing, Inc.	Falcon Land Company, LLC	Yes	$10,191	02/01/2014	N/A	N/A	N/A
Office Space	6560 SR 179 # 212 Sedona, AZ 86351	Diamond Resorts International Marketing, Inc.	Truly Sand LLC 6560 SR 179, Suite 100 Sedona, AZ 86351	Yes	$1,768	08/01/2007 - 07/31/2015	789	N/A	Two 5 yr. options to renew. Annual 3.5% increase.	Broker's Office

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Office Space-Sales Center	1100 Easter Circle, Building 1 Greensprings Plantation Commerce Center	Diamond Resorts International Marketing Inc	Greensprings Office Park Associates, LLC 4029 Ironbound Rd, Suite 200 Williamsburg, VA 23188	Yes	$3,220	5/1/2011-4/30/2014	3,416			Extended for additional year through 4/30/13
Marketing Office Space	742 Industry Drive Unit 756, Building 16 Tukwila, Washington	Diamond Resorts International Marketing Inc	Blue Dog Properties Trust		$1,201.33 yr1 $1,237.37 yr2 $1,274.49 yr3	1/1/2013-3/31/2016			n/a	3yr, 3mos term; Security Deposit $3,774
Self Storage	Koloa, HI	Poipu Resort Partners, LP	Koloa Self Storage	Yes	# 105 = $290 # 45 = $235 # 65 = $235 # 94 = $290	MTM	516	N/A	N/A	Off-site storage of contracts & records per Records Retention Policy
Self Storage	Lawai, HI Unit #139	Poipu Resort Partners, LP	Lawai Cannery Storage	Yes	$327	Start: 03/06/2008 (MTM)	240	N/A	N/A	Off-site storage of furniture, contracts & records per Records Retention Policy
Record Retention Storage for Fin. Records	6555 S. Tenaya Way, Suite 100 Las Vegas, NV 89113	Diamond Resorts Centralized Services	EJM Arroyo North I Property LLC 9061 Santa Monica Blvd Los Angeles, CA 90069		$2,772 yr1 $2,855 yr 2 $2,941 yr3	2/1/2013-1/31/2016	3,640		no autorenewal; no 30 day out	Security Deposit:$2941

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Self Storage	Sedona, AZ Unit #607	Diamond Resorts International® Marketing, Inc.	Castle Rock Ministorage 45 Castlerock Road, Ste. 8 Sedona, AZ 86351-8806	Yes	$97	Start: 08/26/2008 (MTM)	N/A	N/A	N/A
Self Storage	Sedona, AZ Unit #614	Diamond Resorts International® Marketing, Inc.	Castle Rock Ministorage 45 Castlerock Road, Ste. 8 Sedona, AZ 86351-8806	Yes	$97	MTM	N/A	N/A	N/A
Self Storage	Sedona, AZ Unit #128	Diamond Resorts International® Marketing, Inc.	Castle Rock Ministorage 45 Castlerock Road, Ste. 8 Sedona, AZ 86351-8806	Yes	$138	Start: 09/15/2008 (MTM)	N/A	N/A	N/A
Self Storage	Sedona, AZ Unit #73	Diamond Resorts International® Marketing, Inc.	Castle Rock Ministorage 45 Castlerock Road, Ste. 8 Sedona, AZ 86351-8806	Yes	$138	Start: 07/21/2008 (MTM)	N/A	N/A	N/A
Self Storage	Scottsdale Garden Plaza 8341 E. Evans, Suite 102 Scottsdale, AZ 85260	Diamond Resorts International® Marketing, Inc.	Scottsdale Garden Plaza 4510 N 34th Place Phoenix, AZ 85018		$1,197.65 + rental tax	1/1/2013-1231/2013				$2000 security deposit

Description of Property	Address / Location	Lessee	Lessor	Currently in Use? (Y / N)	Monthly Rent	Term (Start and End Date)	Square Footage	Option to Purchase?	Option to Renew (and Terms)	Comments
Self Storage	9061 Santa Monica Blvd Los Angeles, CA 90069	Diamond Resorts Centralized Services	EJM Arroyo North I Property LLC 9061 Santa Monica Blvd Los Angeles, CA 90069		$2,280	10/1/2012-12/31/2015	4,000		No 30 day out	$2492 Sec deposit; lease for financial records related to PMR and other acquisitions
40 parking spaces	40 Sunridge Circle Sedona, AZ 86351	Diamond Resorts International Marketing, Inc	Joel & Sheila Gilgoff 2675 W. State Route 89A, #401 Sedona, AZ 86336	Yes	$1,400	12/1/11-11/30/13			No renewal option	Year to year.
Self Storage	Unit 00B18	DRI	A-1 Affordable Mini Storage 3702 W SR 260 Camp Verde, AZ 86322	yes	$198	MTM
Commercial space	8680 Commodity Circle, Orlando, FL 32819	Island One, Inc.	Equity Row Partners, LLC

Schedule 4.02(a)
Local Counsel

1.	Arizona Counsel

a.	Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

2.	California Counsel

a.	Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

3.	Florida Counsel

a.	Holland & Knight
200 South Orange Avenue, Suite 2600
Orlando, Florida 32801

4.	Hawaii Counsel

a.	Imanaka & Asato LLLC
TOPA Financial Center
Fort Street Tower
745 Fort Street Mall, 17th Floor
Honolulu, Hawaii 96813

5.	Maryland Counsel

a.	Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

6.	Missouri Counsel

a.	Summers Compton Wells LLC
8909 Ladue Road
St. Louis, Missouri 63124

7.	Nevada Counsel

a.	Ballard Spahr LLP
201 South Main Street, Suite 800
Salt Lake City, Utah 84111

Schedule 4.02(j)
Indebtedness

Issuer	Creditor	Principal Amount	Outstanding Amount	Date of Note	Maturity Date
Diamond Resorts Europe (Holding) Ltd.	Diamond Resorts Corporation	£33 million (term)	£33 million	Amended and Restated 3/5/2007 and amended 12/1/2008	12/16/2014
Diamond Resorts Europe (Holding) Ltd.	Diamond Resorts Corporation	£16 million (revolving)	£16 million	1/13/2012	12/16/2014
ILX Acquisition, Inc.	Diamond Resorts Corporation	$3.7 million	$3.7 million	Amended and Restated 3/5/2007 and amended 12/1/2008	8/31/2015

EXHIBIT A

FORM OF
ADMINISTRATIVE QUESTIONNAIRE

DIAMOND RESORTS CORPORATION

Agent Information                Agent Closing Contact
Credit Suisse AG                Attention: Loan Operations – Agency Manager
Eleven Madison Avenue             Fax: (212) 322-2291
23rd Floor                    Email: agency.loanops@credit-suisse.com
New York, NY 10010

Agent Wire Instructions
BANK OF NEW YORK MELLON, NY
ABA 021 000 018
Account Name: CS - AGENCY CAYMAN ACCT
Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

___________________________________________________________________________________

Signature Block Information: __________________________________________________________

•	Signing Credit Agreement Yes No

•	Coming in via Assignment Yes No

Type of Lender: _____________________________________________________________________

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

Lender Parent: ___________________________________________________________________
Lender Domestic Address Lender Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

Primary Credit Contact            Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Primary Operations Contact         Secondary Operations Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:
If your institution is incorporated outside of the United States for U.S. Federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. Federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Credit Agreement, effective as of the Effective Date set forth below (but not prior to the acceptance by the Administrative Agent of this Assignment and Acceptance and the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Annex I and by those set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 9.16 of the Credit Agreement shall survive the execution of this Assignment and Acceptance and the assignment of interests effected hereby.
2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) any documentation referred to in Section 2.20(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) if required by Section 9.04(b) of the Credit Agreement, a processing and recordation fee of $3,500.
3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

2

Date of Assignment: _______________________________________________________

Legal Name of Assignor (“Assignor”): ________________________________________

Legal Name of Assignee (“Assignee”): _______________________________________
[and is a [Lender] [an Affiliate/Related Fund of [Identify Lender]]]¹

Effective Date of Assignment (“Effective Date”): _______________________________
[TO BE INSERTED BY THE ADMINISTRATIVE AGENT WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

Aggregate Amount of Commitments/Loans for all Lenders	Principal Amount of Commitments/Loans Assigned²	Percentage Assigned of Commitments/Loans (set forth, to at least 9 decimals, as a percentage of the aggregate Commitments/Loans of all Lenders thereunder)
$25,000,000	$[ ]	%

[Remainder of page intentionally left blank]

____________________
¹Select as applicable
²Amount of Commitments and/or Loans assigned is governed by Section 9.04(b) of the Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],
by

Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE],
by

Name:
Title:

[Consented to and] 1 Accepted:

CREDIT SUISSE AG, as Administrative Agent,
by

Name:
Title:

[Consented to:

DIAMOND RESORTS CORPORATION,
by

Name:
Title: ] [2]

___________________________________

1 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
2 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, (iii) the financial condition of Holdings, the Borrower or any of their respective Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or any other instrument or document pursuant thereto or (iv) the performance or observance by Holdings, the Borrower or any of their respective Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05 thereof or delivered pursuant to Section 5.04 thereof, as applicable, the Pari Passu Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will be bound by the terms of the Pari Passu Intercreditor Agreement, (ii) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) it appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement,

2

the Pari Passu Intercreditor Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT C

FORM OF BORROWING REQUEST
Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue, 23rd Floor
New York, New York 10010
Attention: Loan Operations – Agency Manager
Fax: (212) 322-2291
Email: agency.loanops@credit-suisse.com

[DATE]¹
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(A)    Type of Borrowing:²            ______________________
(B)    Date of Borrowing:³            ______________________
(C)    Account Number and Location:    ______________________
(D)    Principal Amount of Borrowing:    ______________________
______________________________
¹Signed Borrowing Request must be delivered irrevocably by hand or fax (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m. (New York City time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m. (New York City time) on the day of the proposed Borrowing.
²Specify Eurodollar Borrowing or ABR Borrowing.
³Date of Borrowing must be a Business Day.

2

[(E)    Interest Period:            ______________________]4

_______________________________
4    If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

3

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

DIAMOND RESORTS CORPORATION,

by

Name: Title:

EXHIBIT D

SECURITY AGREEMENT
dated as of
September 11, 2013,
among
DIAMOND RESORTS INTERNATIONAL, INC.,

DIAMOND RESORTS CORPORATION,

the other Subsidiaries of Holdings
from time to time party hereto

and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

[CS&M Ref. No. 5865-896]

EXHIBIT D

		Page
	ARTICLE I

	Definitions
SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	2
	ARTICLE II

	Pledge of Securities
SECTION 2.01.	Pledge	10
SECTION 2.02.	Delivery of the Pledged Collateral	11
SECTION 2.03.	Representations, Warranties and Covenants	12
SECTION 2.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	13
SECTION 2.05.	Registration in Nominee Name; Denominations	13
SECTION 2.06.	Voting Rights; Dividends and Interest, Etc	14
	ARTICLE III

	Security Interests in Personal Property
SECTION 3.01.	Security Interest	16
SECTION 3.02.	Representations and Warranties	18
SECTION 3.03.	Covenants	20
SECTION 3.04.	Other Actions	24
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	27
	ARTICLE IV

	Remedies
SECTION 4.01.	Remedies Upon Default	28
SECTION 4.02.	Application of Proceeds	30
SECTION 4.03.	Grant of License to Use Intellectual Property	31
SECTION 4.04.	Securities Act, Etc	31
SECTION 4.05.	Registration	32
SECTION 4.06.	Disposition of Collateral	33
	ARTICLE V

	Indemnity, Subrogration and Subordination
SECTION 5.01.	Indemnity and Subrogation	33
SECTION 5.02.	Contribution and Subrogation	33
SECTION 5.03.	Subordination	33
	ARTICLE VI

	Miscellaneous
SECTION 6.01.	Notices	34

EXHIBIT D

EXHIBIT D

Schedules
Schedule I	Subsidiary Grantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Excluded Equity Interests
Schedule IV	Resorts
Schedule V	Intellectual Property

Exhibits
Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate
Exhibit C	Credit Agreement

SECURITY AGREEMENT dated as of September 11, 2013 (this “Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the other Subsidiaries of Holdings from time to time party hereto (the “Subsidiary Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).
Preliminary Statement
Reference is made to (a) the Credit Agreement dated as of September 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and

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Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), which Credit Agreement, in the form existing on the date hereof, is attached as Exhibit C hereto solely for convenience of reference and for no other purpose, (b) the Indenture dated as of August 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Credit Agreement, the “Senior Secured Notes Indenture”), among the Borrower, as issuer, Holdings (as successor by merger to Diamond Resorts Parent, LLC), Diamond Resorts Holdings, LLC, the other Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, together with its successors and assigns, the “Senior Secured Notes Trustee”) and as Collateral Agent, and (c) the Pari Passu Intercreditor Agreement dated as of September 11, 2013, among the Collateral Agent, the Senior Secured Notes Trustee, Holdings, the Borrower, the other Subsidiaries party thereto, the Administrative Agent, as initial additional authorized representative, and each additional representative from time to time party thereto. Wells Fargo Bank, National Association is entering into this Agreement as Collateral Agent for the Secured Parties in accordance with the Senior Secured Notes Documents.
The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each other Grantor. Each Grantor (other than the Borrower) is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and each Grantor is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such
Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” shall mean, with respect to any specified person,
(a) Indebtedness of any other person existing at the time such other person is merged with or into or becomes a subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a subsidiary of such specified person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

“Adjusted EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) all income tax expense (benefit) for such period; plus (b) Consolidated Interest
Expense for such period; plus (c) depreciation and amortization for such period; plus (d)
vacation interest cost of sales for such period; plus (e) loss on extinguishment of debt for such period; plus (f) rebranding or restructuring costs and non-ordinary course expenses,

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in each case related to the Borrower’s European operations not to exceed an aggregate amount for all periods equal to $12,000,000; plus (g) impairments and other write-offs for such period; plus (h) loss on the sale of assets for such period; plus (i) amortization of loan origination costs for such period; plus (j) amortization of portfolio discount for such period; plus (k) any non-cash charges attributable to the FLRX Judgment or any
Permitted FLRX Settlement; plus (l) all other non-cash charges for such period
(excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less (m) gain on the sale of assets for such period; less (n) amortization of portfolio premium for such period; less (o) to the extent not deducted in determining Consolidated Net Income for such period (or reflected in any previous non-cash charge referred to in clause (k) above), all cash payments made during such period attributable to the FLRX Judgment or any Permitted FLRX
Settlement; less (p) all non-cash items of income for such period (excluding any noncash accruals of revenue in the ordinary course of business to the extent required by accrualbased accounting). Notwithstanding the foregoing, items specified in clauses (a) and (c)
through (p) above (other than clauses (k) and (o) above) that are attributable to a
Restricted Subsidiary shall be added to Consolidated Net Income to compute Adjusted
EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that such items of such Restricted Subsidiary were included in calculating
Consolidated Net Income and only, with respect to items specified in clauses (a) and (c)
through (l) above (other than clause (k) above), if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such
Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted
Subsidiary or its stockholders.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in
Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the
Administrative Agent.

“Affiliate” of any person shall mean (a) any other person which directly, or indirectly through one or more intermediaries, Controls such person or (b) any other person which directly, or indirectly through one or more intermediaries, is Controlled by

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or is under common Control with such person. For purposes of compliance with Section
4.07 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to
Section 6.01 hereof, no (i) homeowners’ association at a property at which Holdings or any of the Subsidiaries either have sold Vacation Interests or act as management company or (ii) collection holding real estate interests underlying Points shall be deemed to be an Affiliate of Holdings, the Borrower or any other Restricted Subsidiary.

“Agents” shall have the meaning set forth in Article VII.

“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one-month
Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association
Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by any service or vendor selected by the Administrative Agent that displays such rates). If the Administrative
Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO
Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal
Funds Effective Rate or Adjusted LIBO Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the
Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the
Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may
be.

“Applicable Percentage” shall mean, for any day (a) with respect to any
Eurodollar Loan, 4.00% per annum, and (b) with respect to any ABR Loan, 3.00% per annum.

“Arranger” shall mean each of Credit Suisse Securities (USA) LLC, J.P. Morgan
Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint bookrunner and joint lead arranger in respect of this Agreement.

“Asset Sale” shall mean:

(a) any sale, lease, conveyance or other disposition of any assets or rights

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(including by way of a sale and leaseback) by Holdings, the Borrower or any other
Restricted Subsidiary to any person (other than Holdings, the Borrower or any other
Restricted Subsidiary) not in the ordinary course of business (provided that, without limiting paragraph (m) of Article VII hereof, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings, the Borrower and the other
Restricted Subsidiaries, taken as a whole, shall be governed by the provisions set forth in
Section 5.01 of the Senior Secured Notes Indenture and not by those set forth in Section
4.06 of the Senior Secured Notes Indenture, in each case as incorporated by reference herein pursuant to Section 6.01 hereof);

(b) any issue or sale by Holdings, the Borrower or any other Restricted
Subsidiary to any person (other than Holdings, the Borrower or any other Restricted
Subsidiary) of Equity Interests of any of the Subsidiaries; and

(c) any issue or sale by Holdings, the Borrower or any other Restricted
Subsidiary to any person (other than Holdings, the Borrower or any other Restricted
Subsidiary) of Equity Interests of the Borrower or any Subsidiary Guarantor;

in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions that have a Fair Market Value in excess of $1,000,000 or for net proceeds in excess of $1,000,000.

Notwithstanding the foregoing, the term “Asset Sale” shall not include (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section
6.01 hereof, (ii) the transfer of Timeshare Loans and related rights and assets in connection with any Permitted Securitization, (iii) the disposition of cash or Cash
Equivalents, (iv) terminations of Hedging Obligations, (v) any financing transaction with respect to assets or rights of Holdings, the Borrower or any other Restricted Subsidiary, including any sale and leaseback of assets or rights not prohibited by Sections 4.03 or
4.12 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to
Section 6.01 hereof, (vi) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind and (vii) the grant of any
Lien not prohibited by this Agreement and any foreclosure or exercise in respect thereof.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Attributable Debt” shall mean, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the
Senior Secured Notes compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback
Transaction (including any period for which such lease has been extended); provided,

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however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of the term “Capital Lease Obligation.”

“Average Life” shall mean, as of the date of determination, with respect to any
Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.

“Board” shall mean the Board of Governors of the Federal Reserve System of the
United States of America.

“Board of Directors” means, as to any person, the board of managers, board of directors or other similar body or person performing a similar function or any duly authorized committee thereof. Unless otherwise specified, “Board of Directors” will mean the Board of Directors of Holdings.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in
Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day”
shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount

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thereof determined in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Cash Equivalents” shall mean (a) obligations (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or
(ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after the date of issuance thereof, or certificates representing an ownership interest in any such obligations, (b) securities issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance thereof and having, at the time of issuance, a rating of at least “A-1” (or the then equivalent grade) from S&P or at least “P-1” (or the then equivalent grade) from
Moody’s, (c) demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year after the date of acquisition thereof issued by any financial institution that is a member of the Federal Reserve System having combined capital, surplus and undivided profits aggregating in excess of $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “A-1” (or the then equivalent grade) by S&P or at least “P-1” (or the then equivalent grade) by
Moody’s, (d) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper, maturing not more than one year after the date of issuance thereof, issued by a corporation (other than Holdings or an Affiliate of
Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time at which any investment therein is made of “P-1” (or the then equivalent grade) or higher from Moody’s or “A-1” (or the then equivalent grade) or higher from S&P, (f)
investments in any “money market funds” within the meaning of Rule 2a-7 of the
Investment Company Act of 1940, as amended, that invests substantially all of its assets in investments of the types described in clauses (a) through (e) of this definition, or (g) to the extent held by a Foreign Subsidiary, other short-term Investments utilized by such
Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (a) through (f) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, commercial credit card

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and merchant card services, stored value card services, electronic funds transfer and other cash management arrangements to any Loan Party.

“Cash Management Bank” means any person that (a) at the time it enters into a
Cash Management Agreement, is a Lender, an Arranger or the Administrative Agent or
an Affiliate of any of the foregoing or (b) in the case of any Cash Management
Agreement in effect as of the Closing Date, is, as of the Closing Date, a Lender, an
Arranger or the Administrative Agent or an Affiliate of any of the foregoing and a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash
Management Agreement.

“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d) of the Exchange Act) other than in the ordinary course of business, (b) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower, (c) any “person” (as defined above), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50.0% of the
Voting Stock of Holdings (measured by voting power rather than number of shares), (d)
the Borrower ceases to be a wholly owned direct or indirect Subsidiary of Holdings, (e)
Holdings consolidates with, or merges with or into, any person (other than a Permitted
Holder), or any person (other than a Permitted Holder) consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for
Voting Stock (other than Disqualified Stock) of the surviving person constituting a majority of the outstanding shares of such Voting Stock of such surviving person
(immediately after giving effect to such issuance) and (f) a “change of control” (or other similar term) as defined in the documentation governing any Material Indebtedness of
Holdings or any of its Subsidiaries.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing
Date or (c) compliance by any Lender or by any lending office of such Lender or by such
Lender’s holding company with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing
Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank
Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or

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directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy and liquidity promulgated by the
Bank for International Settlements, the Basel Committee on Banking Regulations and
Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean September 11, 2013.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document.

“Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent for the Secured Parties, together with its successors and assigns.

“Commitment” shall mean, with respect to each Lender, the commitment of such
Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and
Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

“Commitment Fee” shall have the meaning assigned to such term in
Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C.
§ 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Diamond Resorts Issuer 2008 LLC Indenture” shall mean the Fifth Amended and Restated Indenture dated as of April 1, 2013, among Diamond Resorts Issuer 2008
LLC, as issuer, Diamond Resorts Financial Services, Inc., as servicer, Wells Fargo Bank,
National Association, as trustee, custodian and back-up servicer, and Credit Suisse AG,
New York Branch, as administrative agent for the purchasers.

“Consolidated Interest Expense” means, for any period, the total interest expense of Holdings, the Borrower and the other Restricted Subsidiaries computed on a consolidated basis in accordance with GAAP (other than noncash interest expense

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attributable to convertible Indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense and to the extent incurred by Holdings, the Borrower or any other Restricted Subsidiaries, without duplication: (a) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;
(b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost;
provided, however, that any amortization of bond premium shall be credited to reduce
Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (c) capitalized interest;
(d) noncash interest expense; provided, however, that any noncash interest expense or income attributable to the movement in the mark-to-mark valuation of obligations under
Hedging Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (f) net payments pursuant to obligations under Hedging Agreements; (g) the product of (i) all dividends accrued in respect of all Disqualified Stock of Holdings and all Preferred Stock of the Borrower or any other Restricted Subsidiary, in each case, held by persons other than Holdings, the Borrower or any other Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of
Holdings), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock
(expressed as a decimal) for such period (as estimated by the chief financial officer of
Holdings in good faith); (h) interest incurred in connection with Investments in discontinued operations; and (i) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of)
Holdings, the Borrower or any other Restricted Subsidiary; provided, however, there shall be excluded from Consolidated Interest Expense the interest expense (including the expenses described in clauses (a) through (i) above) with respect to Nonrecourse
Indebtedness incurred in connection with Permitted Securitizations.

“Consolidated Net Income” means, for any period, the net income or loss of
Holdings, the Borrower and the other Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded:
(a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Borrower or any other Restricted Subsidiary or the date that such person’s assets are acquired by Holdings, the Borrower or any other Restricted

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Subsidiary, (c) the cumulative effect of any changes in accounting principles, (d) the income of any person in which any other person (other than Holdings, the Borrower or any Wholly Owned Restricted Subsidiary of Holdings or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or a
Wholly Owned Restricted Subsidiary of Holdings by such person during such period, (e)
any gains attributable to sales of assets out of the ordinary course of business and (f) in the case of any Specified Turbo Period, to the extent included in calculating Consolidated
Net Income for the applicable period, the net interest income, if any, generated during such Specified Turbo Period by the Timeshare Loans subject to the applicable
Securitization or conduit facility giving rise to such Specified Turbo Period.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and
“Controlled” shall have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that has (a) defaulted in its obligation to make a Loan required to be made by it hereunder, (b) notified the
Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.

“Disqualified Stock” shall mean, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for
Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Maturity Date; provided that any
Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to purchase or redeem such Capital
Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Stock if

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(i) such “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Senior Secured Notes and set forth in Sections 4.06 and 4.09 of the Senior Secured
Notes Indenture as in effect on the Closing Date, respectively and (ii) any such requirement only becomes operative after compliance with such terms applicable to the
Senior Secured Notes, including the purchase of any Senior Secured Notes tendered pursuant thereto, and any analogous term concerning “asset sales” and “changes of control” set forth in this Agreement. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such
Disqualified Stock as reflected in the most recent financial statements of such person.

“dollars” or “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an
“accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or invests in bank loans as one of its businesses; provided that none of Holdings, the Borrower or any of their respective Affiliates shall be an Eligible Assignee.

“Engagement Letter” shall mean the engagement letter dated as of July 15, 2013, among the Borrower and Credit Suisse Securities (USA) LLC.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous
Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs
(including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

EXHIBIT D

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated)
that, together with the Borrower, is treated as a single employer under Section 414(b) or
(c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the
Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such
Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the
Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of
the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any
liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any
Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA
Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of
Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such
Subsidiary could otherwise be liable, (i) the occurrence of any Foreign Benefit Event or
(j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any other Subsidiary.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

EXHIBIT D

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Swap Guarantor” shall mean Holdings or any Subsidiary Guarantor all or a portion of whose Guarantee of, or grant of a security interest to secure, any
Obligations arising under or otherwise with respect to any Secured Hedging Agreement
(or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term
“Obligations”) under the Commodity Exchange Act or any rule, regulation or order of the
Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” shall mean, with respect to Holdings or any
Subsidiary Guarantor, any Obligations arising under or otherwise with respect to any
Secured Hedging Agreement if, and to the extent that, all or a portion of the Guarantee by
Holdings or such Subsidiary Guarantor of, or the grant by Holdings or such Subsidiary
Guarantor of a security interest to secure, such Obligations (or any Guarantee thereof) is now or hereafter becomes illegal (disregarding for purposes of assessing any such illegality the last sentence of the definition of the term “Obligations”) under the
Commodity Exchange Act or any rule, regulation or order of the Commodity Futures
Trading Commission (or the application or official interpretation of any thereof). If any such Obligation arises under a master agreement governing more than one hedging arrangement, such exclusion shall apply only to the portion of such Obligation that is attributable to hedging arrangements for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a
Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such
Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax
(or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or
Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such
Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section
2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fair Market Value” means, with respect to any asset or property, the price

EXHIBIT D

which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of the property or assets in question shall be determined in good faith by an appropriate Financial Officer of
Holdings unless such Fair Market Value (excluding the Fair Market Value of any portion of such asset or property consisting of cash or Cash Equivalents) is determined to be in excess of $15,000,000, in which case it shall be determined in good faith by the Board of
Directors, whose determination shall be conclusive and, in the case of any determination made by the Board of Directors, evidenced by a resolution of the Board of Directors;
provided, however, that if the Fair Market Value of the property or assets in question
(excluding any portion of such property or assets consisting of cash or Cash Equivalents)
is so determined to be in excess of (x) $30,000,000 in the case of any determination of
Fair Market Value required by Section 4.04(a)(3)(B) of the Senior Secured Notes
Indenture incorporated by reference herein pursuant to Section 6.01 hereof or
(y) $20,000,000 in the case of any determination of Fair Market Value required by any other provisions set forth in Section 4.04 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, such determination must be confirmed by an Independent Qualified Party.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section
1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers, as published on the next succeeding Business
Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees shall mean the Commitment Fees and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (a)(i) for purposes of Section 6.03(b), the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ended on the last day of the applicable fiscal quarter or (ii) for all other purposes, the aggregate amount of Adjusted
EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of Holdings are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

EXHIBIT D

(i) if Holdings, the Borrower or any other Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Fixed
Charge Coverage Ratio is an incurrence of Indebtedness, or both, Adjusted
EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such
Indebtedness had been incurred on the first day of such period;

(ii) if Holdings, the Borrower or any other Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Adjusted EBITDA and
Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if
Holdings, the Borrower or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(iii) if since the beginning of such period Holdings, the Borrower or any other Restricted Subsidiary shall have made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Asset
Sale for such period, or increased by an amount equal to Adjusted EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest
Expense for such period shall be reduced by an amount equal to the Consolidated
Interest Expense directly attributable to any Indebtedness of Holdings, the
Borrower or any other Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings, the Borrower and the continuing
Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest
Expense for such period directly attributable to the Indebtedness of such
Restricted Subsidiary to the extent Holdings, the Borrower and the continuing
Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(iv) if since the beginning of such period Holdings, the Borrower or any other Restricted Subsidiary (by merger or otherwise) shall have made an
Investment in any Restricted Subsidiary (or any person which becomes a
Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (including, for clarity, the reorganization transactions in respect of
Holdings and Diamond Resorts Parent, LLC as described in the Registration

EXHIBIT D

Statement), Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(v) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings, the
Borrower or any other Restricted Subsidiary since the beginning of such period)
shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by Holdings, the Borrower or any other Restricted Subsidiary during such period,
Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of
Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial
Officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period
(taking into account any interest rate hedging agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such
Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“FLRX” shall mean FLRX Inc., a subsidiary of Holdings.

“FLRX Judgment” shall mean the judgment in the amount of $31,124,430.30 rendered on January 11, 2010 against FLRX.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan,
(a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a
Governmental Authority, (b) the failure to make the required contributions or payments under applicable law, on or before the due date for such contributions or payments, (c)
the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or (d) the incurrence of any liability by Holdings, the Borrower or any other Subsidiary under applicable law on account of the complete or partial termination of such Foreign
Pension Plan or the complete or partial withdrawal of any participating employer therein that could reasonably be expected to result in a Material Adverse Effect or (e) the

EXHIBIT D

occurrence of any transaction that is prohibited under applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings, the
Borrower or any other Subsidiary, or the imposition on Holdings, the Borrower or any other Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case that could reasonably be expected to have a Material
Adverse Effect.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any pension plan that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a
Governmental Authority.

“Foreign Subsidiary” shall mean any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of
Columbia.

“Funded Indebtedness” shall mean, at any time, the total consolidated
Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries at such time (excluding (a) Indebtedness of the type described in clause (k) of the definition of such term, (b) Nonrecourse Indebtedness incurred in connection with Permitted
Securitization, (c) Indebtedness of any Unrestricted Subsidiary and (d) obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by Holdings, the Borrower and the other Restricted Subsidiaries in the ordinary course of business). It is understood that, when calculating Funded Indebtedness, the total consolidated Indebtedness of Holdings, the Borrower and the other Restricted
Subsidiaries shall not be reduced by the amount of cash or Cash Equivalents held by or for the benefit of Holdings, the Borrower or any other Restricted Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section
9.04(i).

EXHIBIT D

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such
Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among Holdings, the Subsidiaries party thereto and the
Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedge Bank” shall mean any person that (a) at the time it enters into a Hedging
Agreement , is a Lender, an Arranger or the Administrative Agent or an Affiliate of any
of the foregoing or (b) with respect to Hedging Agreements in effect as of the Closing
Date, is, as of the Closing Date, a Lender, an Arranger or the Administrative Agent or an
Affiliate of any of the foregoing and a party to a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

“Hedging Obligations” shall mean, with respect to any person, the obligations of such person under any Hedging Agreement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Holdings IPO” shall mean the issuance of shares of common stock of Holdings pursuant to an underwritten public offering in accordance with the Registration Statement

EXHIBIT D

and the other transactions contemplated thereby.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all
Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances and (k) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding obligations under Hedging Agreements. The
Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan
Party under any Loan Document and (b) to the extent not otherwise described in (a),
Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an
Affiliate of Holdings.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property” has the meaning assigned to such term in the Security
Agreement.

“Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last
Business Day of each March, June, September and December, and (b) with respect to any
Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of

EXHIBIT D

more than three months’ duration, each day that would have been an Interest Payment
Date had successive Interest Periods of three months’ duration been applicable to such
Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect;
provided, however, that (a) if any Interest Period would end on a day other than a
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any
Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such
Interest Period) shall end on the last Business Day of such calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an
Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such
Borrowing.

“Intermediate Holdco” shall mean Diamond Resorts Holdings, LLC, a Nevada limited liability company and a wholly-owned Subsidiary of Holdings.

“Investment” shall mean, with respect to any person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of
Capital Stock, Indebtedness or other similar instruments issued by, such person. If
Holdings, the Borrower or any other Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a person that is a Restricted Subsidiary such that, after giving effect thereto, such person is no longer a Restricted Subsidiary, any Investment by
Holdings, the Borrower or any other Restricted Subsidiary in such person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by Holdings, the Borrower or any other Restricted Subsidiary of a person that holds an Investment in a third person shall be deemed to be an Investment by Holdings, the Borrower or such Restricted Subsidiary in such third person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of the term “Unrestricted Subsidiary” and Section 4.04 of

EXHIBIT D

the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section
6.01 hereof:

(a) “Investment” shall include the portion (proportionate to Holdings’ Equity
Interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted
Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in such Unrestricted Subsidiary equal to an amount (if positive) equal to (1) Holdings’
“Investment” in such Unrestricted Subsidiary at the time of such redesignation less
(2) the portion (proportionate to Holdings’ Equity Interests in such Subsidiary) of the Fair
Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit B attached to the Senior Secured Notes Indenture as in effect on the Closing Date.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance)
and (b) any person that has become a party hereto pursuant to an Assignment and
Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any
Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’
Association Interest Settlement Rates (or to any replacement convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by any service or vendor selected by the Administrative Agent that displays such rates) for a period equal to such
Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the
Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two
Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any

EXHIBIT D

of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the
Security Documents, the promissory notes executed and delivered pursuant to
Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary
Guarantors.

“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of Holdings, the Borrower and the other Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other
Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and any
Nonrecourse Indebtedness of any Special Purpose Subsidiary), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower or any other Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000.
For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted
Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean September 11, 2017.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

EXHIBIT D

“Nonrecourse Indebtedness” shall mean, with respect to any Special Purpose
Subsidiary, Indebtedness of such Special Purpose Subsidiary (a) as to which none of
Holdings, the Borrower or any other Restricted Subsidiary (other than such Special
Purpose Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than Standard
Securitization Undertakings), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against such Special Purpose Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Holdings, the Borrower or any other Restricted
Subsidiary (other than such Special Purpose Subsidiary) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity and (c) as to which (i) the explicit terms provide that there is no recourse against any assets of Holdings, the Borrower or any other Restricted
Subsidiary (other than such Special Purpose Subsidiary) or (ii) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings, the Borrower or any other Restricted Subsidiary (other than such Special Purpose
Subsidiary); provided that Holdings, the Borrower or any other Restricted Subsidiary may grant a Lien on the Capital Stock of such Special Purpose Subsidiary to the creditors thereof which is not recourse to any other assets of Holdings, the Borrower or any other
Restricted Subsidiary (other than such Special Purpose Subsidiary).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedging
Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding (or would accrue but for the operation of applicable Debtor
Relief Laws), regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided that (a) obligations of the Loan Parties under any
Secured Cash Management Agreement or Secured Hedging Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of
Collateral or Guarantees effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedging Agreements or obligations under Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan
Documents (and of the Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or Lender, in its sole discretion, may elect to pay or

EXHIBIT D

advance on behalf of such Loan Party. Notwithstanding the foregoing, in the case of any
Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“OFAC” shall have the meaning assigned to such term in Section 3.22.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan
Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor
Agreement dated as of September 11, 2013, among the Collateral Agent, the Senior
Secured Notes Trustee, Holdings, the Borrower, the other Subsidiaries party thereto, the
Administrative Agent, as initial additional authorized representative, and each additional representative from time to time party thereto.

“Participant Register” shall have the meaning assigned to such term in Section
9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate substantially in the form of
Exhibit I, completed and supplemented with schedules and attachments contemplated thereby, duly executed by a Responsible Officer of the Borrower.

“Permitted Collateral Liens” shall mean:
(a) (i) any Lien on the Collateral to secure (A) the Obligations, (B) the Senior
Secured Notes (or any Guarantees thereof), (C) any other Indebtedness incurred pursuant to Section 4.03 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof, provided, however, that (x) no Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Secured Debt Ratio of Holdings, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness, shall not exceed

EXHIBIT D

2.50 to 1.00, (D) any Refinancing Indebtedness of Indebtedness set forth in the foregoing clauses (B) or (C) or this clause (D) or (E) obligations of Holdings, the Borrower or any other Restricted Subsidiary under any Cash Management Agreement to the extent that the provider of services under such Cash Management Agreement has agreed to be bound by the terms of an Intercreditor Agreement or such provider’s interest in the Collateral is subject to the terms of an Intercreditor Agreement, in each case which are subject to the terms of an Intercreditor Agreement, or (ii) any Lien on the Collateral that is a statutory
Lien arising by operation of law; provided, however, that such Lien either ranks (A) equal to all other Liens on such Collateral securing unsubordinated Indebtedness of Holdings, the Borrower or the relevant Restricted Subsidiary, if the Lien secures unsubordinated
Indebtedness, or (B) junior to the Liens securing the Obligations, and

(b) any Permitted Lien set forth in clauses (a), (c), (d), (e), (f), (g), (h), (i), (j), (l),
(n), (o), (p), (q), (r), (s), (t), (u) and (v) of the definition of the term “Permitted Lien”;
provided, however, that (i) such Permitted Lien (other than any Lien set forth in clauses
(c), (i), (n), (o), (p) and (q) of such definition) is not a Lien on any of the Points and (ii)
such Permitted Lien (other than any Lien set forth in clauses (c), (g) and (i) of such definition) is not a Lien on any cash or Cash Equivalents constituting Collateral and held by the Collateral Agent.

“Permitted Holder” shall mean (a) Stephen J. Cloobeck and David F. Palmer, their estates, descendants and legal representatives and any person that they control and
(b) any person acting in the capacity of an underwriter (solely to the extent that and for so long as such person is acting in such capacity) in connection with a public or private offering of Capital Stock of Holdings.

“Permitted FLRX Settlement” shall mean a settlement or satisfaction of the
FLRX Judgment in respect of which the sole consideration consists of assets of FLRX or any of its subsidiaries as of the date of the FLRX Judgment (or proceeds of such assets), without giving effect to any investment in, or transfer of assets to, FLRX or any of its subsidiaries by Holdings or any of the Subsidiaries, in each case since the date of the
FLRX Judgment.

“Permitted Liens” shall mean:

(a) Liens existing on the Closing Date;

(b) Liens on Timeshare Loans, and related rights and assets and the proceeds thereof incurred in connection with Permitted Securitizations;

(c) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided, however, that, in the case of contested taxes, adequate reserves with respect thereto are maintained on the books of the applicable person in conformity with GAAP;

EXHIBIT D

(d) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

(e) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security or welfare legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(f) easements, rights of way, restrictions, covenants and other similar encumbrances affecting real property and minor imperfections of title that would not in any case reasonably be expected to have a material adverse effect on the present or future use of the property to which it relates or a material adverse effect on the sale or lease of such property;

(g) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, including Liens of a collection bank arising under Section 4-
210 of the Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

(h) Liens incurred on deposits to secure (i) the performance of tenders, bids, trade contracts, licenses and leases, fee and expense arrangements with trustees and fiscal agents, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money, or (ii)
indemnification obligations entered into in the ordinary course of business relating to any disposition permitted hereunder;

(i) Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default;

(j) leases, subleases and other occupancy agreements with respect to real property owned or leased by Holdings, the Borrower or any other Restricted Subsidiary not interfering in any material respect with the business of Holdings, the Borrower or any other Restricted Subsidiary;

(k) Permitted Collateral Liens, including Liens created under the Security
Documents;

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights granted in the ordinary course of business;

(m) Liens in favor of Holdings, the Borrower or any other Restricted Subsidiary
(other than a Special Purpose Subsidiary);

EXHIBIT D

(n) Liens securing any Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Agreement and that has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens do not extend to or cover any property or assets of Holdings, the
Borrower or any other Restricted Subsidiary that would not have secured the
Indebtedness so Refinanced had such Indebtedness not been Refinanced;

(o) Liens securing Acquired Indebtedness incurred in accordance with
Section 4.03 of the Senior Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof; provided, however, that (i) such Liens secured such
Acquired Indebtedness at the time of and prior to the incurrence of such Acquired
Indebtedness by Holdings, the Borrower or any other Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired
Indebtedness by Holdings, the Borrower or any other Restricted Subsidiary and (ii) such
Liens do not extend to or cover any property or assets of Holdings, the Borrower or any other Restricted Subsidiary other than the property or assets that secured the Acquired
Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of
Holdings, the Borrower or any other Restricted Subsidiary and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Holdings, the Borrower or any other Restricted
Subsidiary as determined by the management of Holdings and the Borrower in their reasonable and good faith judgment;

(p) Liens securing performance, bid, appeal, surety (including utility deposits)
and similar bonds and completion guarantees provided by Holdings, the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(q) Liens securing Capital Lease Obligations, mortgage financings or purchase money obligations securing Indebtedness set forth in Section 4.03(b)(xiii) of the Senior
Secured Notes Indenture incorporated by reference herein pursuant to Section 6.01 hereof; provided, however, that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(r) Liens on property existing at the time of acquisition thereof by Holdings, the
Borrower or any other Restricted Subsidiary; provided, however, that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by
Holdings, the Borrower or such Restricted Subsidiary;

(s) deposits made in the ordinary course of business to secure liability to insurance carriers;

(t) Liens on cash or Cash Equivalents securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

EXHIBIT D

(u) Liens on rights of beneficiaries under trust arrangements to secure trust fees and other related fees and expenses; and

(v) Liens other than any of the foregoing incurred by Holdings, the Borrower or any other Restricted Subsidiary with respect to Indebtedness or other obligations that do not, in the aggregate, exceed $10,000,000 at any time outstanding.

“Permitted Securitization” shall mean each transfer or encumbrance (each a
“disposition”) of Timeshare Loans by Holdings, the Borrower or any other Restricted
Subsidiary to one or more Special Purpose Subsidiaries or by one Special Purpose
Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements: (a) each disposition shall identify with reasonable certainty the specific Timeshare Loans, (b) the only Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary resulting from such disposition shall be Nonrecourse
Indebtedness of one or more Special Purpose Subsidiaries and (c) both immediately before and after such disposition, no Default has occurred and is continuing.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the
Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA
Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or a “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Points” shall mean vacation points which confer on an owner thereof the right to use a residential unit.

“Preferred Stock” as applied to the Capital Stock of any person, shall mean
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital
Stock of any other class of such person.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in
New York City and notified to the Borrower. The prime rate is a rate set by the
Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a

EXHIBIT D

reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the
Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinance” means, in respect of any Indebtedness, to refinance, restructure, extend, renew, refund, pay, repay, prepay, redeem, defease, discharge or retire, or to issue a security or Indebtedness in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any
Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that Refinances any Refinancing Indebtedness; provided, however, that: (a) such
Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the
Indebtedness being Refinanced; (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the
Average Life of the Indebtedness being Refinanced; (c) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations in respect of the Loan Documents, such Refinancing
Indebtedness is subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; (e) if the Indebtedness being Refinanced is
(i) secured by a security interest in the Collateral (on an equal and ratable first lien, second lien or more junior priority basis) and/or subject to any intercreditor arrangements for the benefit of the Lenders, such Refinancing Indebtedness is secured with a priority no greater than the priority of, and subject to intercreditor arrangements on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced or (ii) unsecured, such Refinancing
Indebtedness is unsecured; and (f) the terms and conditions (including, if applicable, as to collateral) of any such Refinancing Indebtedness are (i) either (A) customary for similar
Indebtedness or debt securities in light of then-prevailing market conditions or (B) not

EXHIBIT D

materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being Refinanced and (ii) when taken as a whole (other than interest rate and prepayment or redemption premiums), not more restrictive to Holdings, the
Borrower and the other Restricted Subsidiaries than those set forth in this Agreement;
provided further, however, that Refinancing Indebtedness shall not include
(x) Indebtedness of a Subsidiary that Refinances Indebtedness of Holdings or the
Borrower or (y) Indebtedness of Holdings, the Borrower or any other Restricted
Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registration Statement” shall mean that certain registration statement on Form
S-1 initially filed by Holdings with the SEC on June 14, 2013, as amended on July 9,
2013.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s
Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, one or more Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that (a) at any time there are not more than three Lenders which are not Defaulting Lenders, “Required Lenders”
shall mean Lenders having Loans and unused Commitments representing more than
662/3% of the sum of all Loans outstanding and unused Commitments at such time and
(b) in any event, the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

EXHIBIT D

“Responsible Officer” of any person shall mean the chairman of the board, the chief executive officer, the president, the chief financial officer, the chief accounting officer, the treasurer or any executive vice president (or any such other officer that performs similar duties) of such person.

“Restricted Payments” shall have the meaning assigned to such term in the Senior
Secured Notes Indenture as in effect on the Closing Date.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that, upon an
Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall, to the extent that it remains a Subsidiary of Holdings at such time, be a Restricted
Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Borrower or any other Restricted Subsidiary on the Closing Date or thereafter acquired by Holdings, the Borrower or any other Restricted Subsidiary whereby Holdings, the Borrower or any other Restricted Subsidiary transfers such property to a person and Holdings, the Borrower or such Restricted Subsidiary substantially concurrently leases it from such person.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Cash Management Agreement” shall mean any Cash Management
Agreement that is entered into by and between any Loan Party and any Cash
Management Bank.

“Secured Debt Ratio” shall mean, as of any date of determination, the ratio of
(a) Total Indebtedness that is secured by Liens on any of the Collateral as of the end of the most recent fiscal quarter for which financial statements of Holding are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Total Indebtedness and Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of the term “Fixed Charge Coverage Ratio”.

“Secured Hedging Agreement” means any Hedging Agreement permitted under
Section 6.01 that is entered into by and between any Loan Party and any Hedge Bank, provided that no such Hedging Agreement shall constitute a “Secured Hedging
Agreement” if and to the extent the Senior Secured Notes Documents (or following a

EXHIBIT D

refinancing thereof, the definitive documentation governing the applicable Refinancing
Indebtedness) would not permit the obligations under such Hedging Agreement to be secured by the Collateral (after taking into account and granting priority to all
Obligations (other than those pursuant to Secured Hedging Agreements)). If any obligations are required to be excluded pursuant to the foregoing proviso, the excluded obligations shall be apportioned ratably among the Hedging Agreements that would otherwise constitute a Secured Hedging Agreements based on the net settlement amounts thereunder.

“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral
Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan
Party under any Loan Document, (d) the Lenders, (e) the Hedge Banks to the extent they are party to one or more Secured Hedging Agreements, (f) the Cash Management Banks
to the extent they are party to one or more Secured Cash Management Agreements and
(g) the permitted successors and assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean a public or private transfer of Timeshare Loans in the ordinary course of business of Holdings and the Subsidiaries and by which Holdings, the
Borrower or any of the Restricted Subsidiaries directly or indirectly securitizes a pool of specified Timeshare Loans, including any such transaction involving the sale of specified
Timeshare Loans to a Special Purpose Subsidiary.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit D, among Holdings, the Borrower, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean the Security Agreement, the Pari Passu
Intercreditor Agreement, any Junior Lien Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement, any joinder to any Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Secured Notes” shall mean the Borrower’s 12.00% senior secured notes due 2018, issued on August 13, 2010, in an aggregate principal amount of $425,000,000, and the exchange notes issued in exchange therefor, in each case pursuant to the Senior
Secured Notes Indenture.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the
Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all
other documents executed and delivered with respect to the Senior Secured Notes or the
Senior Secured Note Indenture.

“Senior Secured Notes Indenture” shall mean the Indenture for the Senior

EXHIBIT D

Secured Notes dated as of August 13, 2010, among Holdings (as successor by merger to
Diamond Resorts Parent, LLC), the Borrower, the other Subsidiaries party thereto and the
Senior Secured Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Security Documents” shall mean the “Security
Documents” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” shall mean Wells Fargo Bank, National
Association and its successors and assigns acting as trustee under the Senior Secured
Notes Indenture.

“Significant Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the Securities Act, as
in effect from time to time.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Special Purpose Subsidiary” means any wholly owned direct or indirect
Subsidiary established for the sole purpose of conducting one or more Permitted
Securitizations and otherwise established and operated in accordance with customary industry practices.

“Specified Turbo Period” shall mean, with respect to any Indebtedness incurred in connection with a Securitization (including any conduit facility providing interim financing for a Securitization), such period of time (as determined in accordance with the definitive documentation governing such Indebtedness) for which collected receivables and other payments generated by the Timeshare Loans subject to such Securitization are not available for distribution to the obligor of such Indebtedness pursuant to the terms of the definitive documentation governing such Indebtedness, including as a result of the occurrence of an event analogous to an “Amortization Event” as defined in the Diamond
Resorts Issuer 2008 LLC Indenture as in effect on the Closing Date.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any
Subsidiary that are customary in a Securitization, including those relating to the servicing of the assets of a Special Purpose Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the initial documentation governing such Indebtedness, including any date upon which a repurchase at the option of holders of such Indebtedness is required to be consummated, but excluding any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof so long as such obligations remain contingent.

EXHIBIT D

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the
Board and any other banking authority, domestic or foreign, to which the Administrative
Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the
Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any person (herein referred to as the
“parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than
50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned,
Controlled or held, or (b) that is, at the time any determination is made, otherwise
Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of Holdings.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a person under a so-called synthetic, off-balance sheet or tax retention lease.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Timeshare Loans” shall mean loans made by Holdings or any of the
Subsidiaries to finance the purchase of Vacation Interests from Holdings or one of its
Subsidiaries and evidenced by a promissory note secured by Points or a fee simple interest in a residential unit.

“Total Commitment” shall mean, at any time, the aggregate amount of the
Commitments, as in effect at such time. The initial Total Commitment is $25,000,000.

EXHIBIT D

“Total Indebtedness” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings, the
Borrower and the other Restricted Subsidiaries on a consolidated basis (excluding all
Nonrecourse Indebtedness of Special Purpose Subsidiaries incurred in connection with
Permitted Securitizations).

“Total Funded Indebtedness” means, as of any date, the sum of the aggregate amount of Funded Indebtedness outstanding as of such date minus the aggregate amount of unrestricted cash and Cash Equivalents held on such date by Holdings, the Borrower and the other Restricted Subsidiaries in excess of $10,000,000.

“Total Leverage Ratio” shall mean, with respect to the last day of any fiscal quarter, the ratio of (a) Total Funded Indebtedness on such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters ended on such date.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, and, in the case of the Borrower, the making of the Borrowings hereunder and (b) the payment of fees and expenses related to the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Unrestricted Subsidiary” shall mean (a) each Subsidiary of the Borrower listed on Schedule 3.08(b), (b) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. Holdings may designate any Restricted Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of Holdings, the Borrower or any other Restricted Subsidiary or owns or holds any Indebtedness of or Lien on any property of Holdings, the Borrower or any other Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing,
(ii) immediately after giving effect to such designation, Holdings and the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section
6.03, (iii) any Guarantee or other credit support by Holdings, the Borrower or any other
Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness and an Investment by Holdings, the Borrower
or such Restricted Subsidiary at the time of such designation, (iv) either (A) the
Subsidiary being so designated shall have total assets of $1,000 or less or (B) if such
Subsidiary has assets greater than $1,000, such designation shall be deemed an
Investment based on the fair market value of such Unrestricted Subsidiary at the time of

EXHIBIT D

designation thereof and such Investment shall not at the time be prohibited by Section
4.04 of the Senior Secured Notes Indenture as incorporated by reference herein pursuant to Section 6.01 hereof, (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Secured Notes Indenture and (vi) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (v). Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) immediately before and after giving effect to such designation, no Default has occurred and is continuing,
(ii) immediately after giving effect to such designation, Holdings and the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section
6.03, (iii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation, if incurred at such time, shall have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this
Agreement and (iv) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (iii).

“U.S. Person” means any person that is a “United States Person” as defined in
Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001
(Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Vacation Interests” shall mean a timeshare interest or interval, however defined in the applicable condominium or timeshare declaration, trust agreement or other relevant document or instrument pursuant to which such timeshare interest or interval is created, whether or not coupled with a fee simple interest in real estate, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy a residential unit within the applicable residential real estate property and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the applicable declaration or other relevant document or instrument. Vacation Interests shall include
Points.

“Voting Stock” of any person as of any date means the Capital Stock of such person that (a) if such person is a corporation, is at the time entitled to vote in the election of such corporation’s board of directors or any committee thereof duly authorized to act on behalf of such board or (b) if such person is an entity other than a corporation, is at the time entitled to vote in the election of the group or individual exercising the authority with respect to such person generally vested in a board of directors of a corporation.

“Wholly Owned Restricted Subsidiary” of any person means a Restricted
Subsidiary of such person, all of the outstanding Capital Stock or other ownership

EXHIBIT D

interests of which (other than directors’ qualifying shares) shall at the time be owned by such person or by one or more wholly owned Restricted Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this
Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, notwithstanding the foregoing, for purposes of this Agreement, GAAP shall be determined without giving effect to any change thereto occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards
Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on
August 17, 2010, or any other proposals issued by the Financial Accounting Standards
Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof; provided further, however, that if the Borrower notifies the
Administrative Agent that the Borrower wishes to amend any provision contained or incorporated by reference in this Agreement or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required

EXHIBIT D

Lenders wish to amend any provision contained or incorporated by reference in this
Agreement or any related definition for such purpose), then the Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the
Required Lenders.

SECTION 1.03. Pro Forma Calculations. Whenever it shall be necessary to calculate the Total Leverage Ratio hereunder, the Total Leverage Ratio shall be calculated after giving effect to all applicable adjustments contemplated by clauses (i)
through (v) and the final paragraph of the definition of the term “Fixed Charge Coverage
Ratio”.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this
Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).
Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar
Borrowing”).

ARTICLE II
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the
Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of such Lender’s outstanding Loans exceeding such Lender’s Commitment.
Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow
Loans.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective
Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other
Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to
Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that

EXHIBIT D

any exercise of such option shall not affect the obligation of the Borrower to repay such
Loan in accordance with the terms of this Agreement. Borrowings of more than one
Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five
Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing,
Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in
New York City as the Administrative Agent may designate not later than 4:00 p.m., New
York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective
Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the
Administrative Agent such Lender’s portion of such Borrowing, the Administrative
Agent may assume that such Lender has made such portion available to the
Administrative Agent on the date of such Borrowing in accordance with paragraph (c)
above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative
Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the
Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such
Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three
Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing,

EXHIBIT D

not later than 2:00 p.m., New York City time, on the day of the proposed Borrowing.
Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing
Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a
Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested
Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar
Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03
(and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the
Maturity Date, together with all accrued and unpaid interest thereon.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the
Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from
Holdings, the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b)
and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the
Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.

EXHIBIT D

Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to
Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender (other than a Defaulting Lender for so long as, and with respect to the period during which, such
Lender is a Defaulting Lender), through the Administrative Agent, quarterly in arrears, on the last Business Day of March, June, September and December in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.75% per annum on the daily unused amount of the Commitment of such Lender during the applicable quarter
(or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All
Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, the Commitment Fees shall not be refundable under any circumstances.

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”). The Administrative Agent Fees
shall be paid on the dates due, in immediately available funds, to the Administrative
Agent for its own account. Once paid, the Administrative Agent Fees shall not be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable
Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each
Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO
Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable
Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an
Interest Period, as the case may be, shall be determined by the Administrative Agent, and

EXHIBIT D

such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If (a) the Borrower shall default in the payment of any principal of or interest on any Loan, any Fee or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (b) if any
Event of Default under Article VII (other than paragraphs (b) or (c) thereunder, which shall be covered by clause (a) above) has occurred and is continuing and the Required
Lenders so request, then, in the case of clause (a) above, from the date of such default and until such defaulted amount shall have been paid in full or, in the case of clause (b)
above, from the date of such request and until such Event of Default is no longer continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such
Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of
360 days at all times) equal to the rate that would be applicable to an ABR Loan plus
2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing (a) the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or (b) the Administrative Agent or the Required
Lenders shall have determined that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the
Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this
Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The
Commitments shall automatically terminate on the Maturity Date.

(b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of
$500,000 and not less than $1,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the aggregate outstanding principal amount of the
Loans at the time.

EXHIBIT D

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower
shall have the right at any time upon prior irrevocable notice to the Administrative Agent
(a) not later than 2:00 p.m., New York City time, on the day of conversion, to convert any
Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York
City time, three Business Days prior to conversion or continuation, to convert any ABR
Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a
Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m.,
New York City time, three Business Days prior to conversion, to convert the Interest
Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the
Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the
Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;
accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar
Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect

EXHIBIT D

for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the
Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day)
and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the
Borrower shall be deemed to have selected an Interest Period of one month’s duration.
The Administrative Agent shall advise the Lenders of any notice given pursuant to this
Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

SECTION 2.11. RESERVED

SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business
Day of prepayment in the case of ABR Loans, to the Administrative Agent before
2:00 p.m., New York City time; provided, however, that each partial prepayment of a
Borrowing shall be in an amount that is an integral multiple of $500,000 and not less than
$1,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to
Section 2.16, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but

EXHIBIT D

excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings. If, after giving effect to any partial reduction of the Commitments or at any other time, the aggregate principal amount of the outstanding
Loans would exceed the Total Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(b) All prepayments of Borrowings under this Section 2.13 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), (ii) impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or
Eurodollar Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Excluded Taxes and (B) Indemnified Taxes), assessments or other charges on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender at the time set forth in paragraph
(c) of this Section 2.14 such additional amount or amounts as will compensate such
Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to

EXHIBIT D

compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any
Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the
Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a
Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar
Borrowing or to continue a Eurodollar Borrowing for an additional Interest
Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted
Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made

EXHIBIT D

by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest
Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar
Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such
Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage
Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as otherwise set forth herein, each
Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the
Commitments and each conversion of any Borrowing to or continuation of any
Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any
Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower two decimal places.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the

EXHIBIT D

United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the
Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this
Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. Holdings and the Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by Holdings and the Borrower to such Lender by reason thereof as fully as if such Lender had made a
Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment
(including principal of or interest on any Borrowing or any Fees or other amounts)
hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments received by the
Administrative Agent after 2:00 p.m., New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such
Lender.

(b) Except as otherwise expressly provided herein, whenever any payment
(including principal of or interest on any Borrowing or any Fees or other amounts)
hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

EXHIBIT D

(c) Unless the Administrative Agent shall have received notice from the
Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the
Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the
Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Administrative Agent, at a rate determined by the
Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable
Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other
Taxes.

(c) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified
Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority. A certificate as to the amount of such payment or liability delivered to the
Borrower by a Lender (with a copy to the Administrative Agent), or by the
Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

EXHIBIT D

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the
Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified
Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such
Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such
Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan
Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the
Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the
Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the
Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such
Lender is subject to backup withholding or information reporting requirements.
Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the
Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the
Borrower is a U.S. Person,

EXHIBIT D

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the
Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the
Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS
Form W-8BEN establishing an exemption from, or reduction of, U.S.
Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any
Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such
Foreign Lender is not a “bank” within the meaning of Section
881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a
“controlled foreign corporation” described in Section 881(c)(3)(C) of the
Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of
IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-
8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate
substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax
Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

EXHIBIT D

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the
Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative
Agent such documentation prescribed by applicable law (including as prescribed by
Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the
Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under
FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to
FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this
Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental
Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event

EXHIBIT D

will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

(h) Survival. Each party's obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Term. For purposes of this Section 2.20, the term “applicable law”
includes FATCA.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in
Section 2.15, (iii) the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan
Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the
Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which
Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Commitment Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and

EXHIBIT D

assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any
Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental
Authority for the account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

ARTICLE III
Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative
Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and
each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good

EXHIBIT D

standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse
Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder action and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of
Holdings, the Borrower or any other Restricted Subsidiary, (B) any order of any
Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any other Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any other Restricted Subsidiary (other than any Lien created hereunder, under the Security
Documents or under the Senior Secured Notes Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform
Commercial Code financing statements and filings with the United States Patent and
Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements. (a) Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations and comprehensive income, member capital and cash flows of Diamond Resorts Parent, LLC
(i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarters ended March 31, 2013 and June 30, 2013. Such financial statements present fairly the financial condition and results of operations and cash flows

EXHIBIT D

of Diamond Resorts Parent, LLC and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Diamond Resorts Parent LLC and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b) Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholder’s deficit and cash flows of
Pacific Monarch Resorts, Inc. (i) as of and for the fiscal year ended December 31, 2011, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2012.
Such financial statements present fairly the financial condition and results of operations and cash flows of Pacific Monarch Resorts, Inc. and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Pacific Monarch Resorts, Inc. and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis

(c) Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholder’s equity and cash flows of Island
One, Inc. (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of Cross, Fernandez & Riley LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2013.
Such financial statements present fairly the financial condition and results of operations and cash flows of Island One, Inc. and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Island One, Inc. and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(d) Holdings has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, equity and cash flows of PMR Service
Companies (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of BDO USA, LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter ended March 31, 2013. Such financial statements present fairly the financial condition and results of operations and cash flows of PMR Service Companies and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of PMR Service Companies and its consolidated
Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise),

EXHIBIT D

operating results or prospects of Holdings, the Borrower and the other Restricted
Subsidiaries, taken as a whole, since December 31, 2012.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of
Holdings, the Borrower and the other Restricted Subsidiaries has good and marketable title to (including, in the case of real property, fee interests in) or valid leasehold interests in all its material properties and assets (including real property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.
(b) Each of Holdings, the Borrower and the other Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the other
Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing
Date a list of all Restricted Subsidiaries and the percentage ownership interest of
Holdings, the Borrower and its Restricted Subsidiaries therein and the jurisdiction of incorporation of each Restricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of all Liens other than
Permitted Liens.

(b) Schedule 3.08(b) sets forth as of the Closing Date a complete and accurate list of all Unrestricted Subsidiaries, the percentage ownership interest of Holdings, the
Borrower or any other Subsidiary therein and the jurisdiction of incorporation of each
Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(b) are fully paid and non-assessable and are owned by
Holdings, directly or indirectly, free and clear of all Liens other than Permitted Liens.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the
Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c) None of Holdings, the Borrower or any of the Restricted Subsidiaries or any

EXHIBIT D

of their respective material properties or assets is in violation of, nor will the continued
operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the
Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a
Material Adverse Effect.

(b) None of Holdings, the Borrower or any of the Restricted Subsidiaries is in
default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the
Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the
Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of Holdings, the Borrower or
any other Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the
Loans only for the purposes specified in the introductory statement to this Agreement and not to purchase or carry Margin Stock.

SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the
Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it with a Governmental Authority and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent the failure to file any tax returns or materials or pay any Taxes could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

EXHIBIT D

SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan
Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that such forecasts and projections have been prepared in good faith based upon accounting principles consistent with the applicable historical audited financial statements and upon assumptions that are reasonable at the time made and at the time such forecasts and projections were made available to the Administrative Agent or any
Lender.

SECTION 3.16. Employee Benefit Plans. (a) The Borrower and each of its
ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No
ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting
Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting
Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

(b) Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of
Holdings or its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, the Borrower or any other Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension
Plans could not reasonably be expected to result in a Material Adverse Effect; the present

EXHIBIT D

value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans
(based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount that, if required to be paid by
Holdings and the Subsidiaries, could reasonably be expected to result in a Material
Adverse Effect.

SECTION 3.17. Environmental Matters. (a) Except as set forth in
Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any
Environmental Liability, (iii) has received notice of any claim with respect to any
Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower and the other Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the other Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral
Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and when financing statements or other filings in appropriate form are filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Security Agreement will constitute a fully perfected
Lien on, and security interest in, all right, title and interest of the Loan Parties in such
Collateral (other than Intellectual Property), in each case prior and superior in right to any other person, other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement.

(b) Upon the recordation of the Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the
Administrative Agent) with the United States Patent and Trademark Office and the
United States Copyright Office, together with the financing statements or such other filings in appropriate form filed in the offices specified on Schedule 3.19(a) (or, in the

EXHIBIT D

case of Collateral delivered after the date hereof in accordance with the provisions of
Section 5.12, in the appropriate filing offices), the Lien created under the Security
Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the
Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other person other than
Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office
may be necessary to perfect a Lien on registered or applied for Patents, Trademarks or
Copyrights (each as defined in the Security Agreement), acquired by the Loan Parties after the date hereof).

SECTION 3.20. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any other Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the other Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except any violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse
Effect. All payments due from Holdings, the Borrower or any other Subsidiary, or for which any claim may be made against Holdings, the Borrower or any other Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such other
Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any other Subsidiary is bound.

SECTION 3.21. Solvency. Immediately after the consummation of the
Transactions to occur on the Closing Date and immediately following the making of each
Loan and after giving effect to the application of the proceeds of each Loan (if any) on the Closing Date, (a) the fair value of the assets of Holdings, the Borrower and the other
Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the total debts and liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other Restricted Subsidiaries; (b) the present fair saleable value of the property of
Holdings, the Borrower and the other Restricted Subsidiaries will be greater than the amount that will be required to pay the probable liability of the total debts and other liabilities, subordinated, contingent or otherwise, of Holdings, the Borrower and the other
Restricted Subsidiaries as such debts and other liabilities become absolute and matured;
(c) Holdings, the Borrower and the Restricted Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Holdings, the Borrower and the other Restricted
Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be

EXHIBIT D

conducted following the Closing Date.

SECTION 3.22. Sanctioned Persons. To the extent applicable, Holdings, the
Borrower and each other Subsidiary is in compliance, in all material respects, with (a) the
Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as
amended) and any other enabling legislation or executive order relating thereto, and (b)
the USA PATRIOT Act. None of Holdings, the Borrower or any other Subsidiary or any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any other
Subsidiary is currently subject to any U.S. sanctions administered by the Office of
Foreign Assets Control of the U.S. Treasury Department (“OFAC”). No part of the proceeds of Loans will be used, directly or indirectly, or otherwise made available (i) for any payments to any officer or employee of a Governmental Authority, or any person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the
United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) to any person, for the purpose of financing the activities of any person currently subject to any U.S.
sanctions administered by OFAC.

SECTION 3.23. Intellectual Property. Holdings, the Borrower and the other
Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person.

ARTICLE IV
Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Borrowings. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article III and in each other
Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

EXHIBIT D

(c) At the time of and immediately after such Borrowing, no Default or Event of
Default shall have occurred and be continuing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b)
and (c) of this Section 4.01.

SECTION 4.02. First Borrowing. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself and the
Lenders, a favorable written opinion of (i) Katten Muchin Rosenman LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibits F-2 through F-5, in each case (A) dated the Closing Date, (B) addressed to the Administrative
Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such
Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan
Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the
Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the
Administrative Agent may reasonably request.

EXHIBIT D

(d) The Administrative Agent shall have received a certificate, dated the Closing
Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e) The Administrative Agent shall have received from the Borrower (i) for the account of each Lender on the Closing Date, an upfront fee in an amount equal to 1.00%
of the Commitment of such Lender on the Closing Date, and (ii) all other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Engagement Letter, the Guarantee Agreement, the Security Agreement,
the Pari Passu Intercreditor Agreement and the other Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a shared first-priority security interest in the Collateral of the type described in each Security Document.

(g) The Administrative Agent shall have received the Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible
Officer of the Borrower, and shall have received the results of a search of the Uniform
Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on the
Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the
Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or will be contemporaneously released or terminated.

(h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the
Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(i) Holdings shall have applied the net proceeds from the Holdings IPO as disclosed under the caption “Use of Proceeds” in the Registration Statement (other than any such application that by its nature or terms cannot be completed on or prior to the date hereof).

(j) Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the other Restricted Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness outstanding under this
Agreement, (b) Indebtedness outstanding under the Senior Secured Notes Indenture, (c)

EXHIBIT D

Indebtedness permitted under the Senior Secured Notes Indenture and (d) Indebtedness
outstanding and set forth on Schedule 4.02(j).

(k) The Lenders shall have received the financial statements and opinions referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of Holdings, the Borrower and the other Restricted Subsidiaries taken as a whole from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(l) The Administrative Agent shall have received a certificate from a Financial
Officer of Holdings, in form and substance reasonably satisfactory to the Administrative
Agent, certifying that Holdings, the Borrower and the other Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent (determined in a manner consistent with the representation in Section 3.21).

(m) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA
PATRIOT Act.

(n) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby. There shall be no actions, suits or proceedings at law or in equity or by or before any Governmental
Authority now pending or threatened against or affecting Holdings, the Borrower or any other Subsidiary or any business, property or rights of any such person that involve any
Loan Document or the Transactions.

ARTICLE V
Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the
Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would otherwise be permitted in compliance with

EXHIBIT D

Article VI.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business;
maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, materials and supplies or otherwise, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, with respect to a contested obligation, such contest operates to suspend collection and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year, beginning with the fiscal year

EXHIBIT D

ended December 31, 2013, (i) its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by BDO USA, LLP or any other independent registered public accounting firm of recognized national standing and (ii) an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2013, (i) its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year and (ii) a certificate of a Financial Officer of Holdings certifying that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) notwithstanding the foregoing, (i) in the event that Holdings delivers to the
Administrative Agent an Annual Report for Holdings on Form 10-K for such fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of paragraph (a) above; provided that, such Form 10-K, when filed with the SEC, is accompanied by an opinion of BDO USA, LLP or any other independent registered public accounting firm of recognized national standing that satisfies the requirements of clause (ii) of paragraph (a) above and (ii) in the event that
Holdings delivers to the Administrative Agent a Quarterly Report for Holdings on Form
10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy the requirements of paragraph (b) above;

(d) concurrently with any delivery of financial statements under paragraph (a) or
(b) above, a certificate of a Financial Officer of Holdings in the form of Exhibit H (i)
certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.03;

EXHIBIT D

(e) concurrently with the delivery of financial statements under paragraph (a) or
(b) above, (i) such financial statements (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrower and the other Restricted
Subsidiaries and treating the Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, and
(ii) a certificate of a Financial Officer of Holdings stating that such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with Holdings and to otherwise eliminate all accounts of the
Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements);

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any other Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) promptly after the receipt thereof by Holdings, the Borrower or any of the
Restricted Subsidiaries, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto;

(h) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(i) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA
Affiliates may request with respect to any Multiemployer Plan; provided that if the
Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any other Restricted
Subsidiary, or compliance with the terms of any Loan Document, as the Administrative
Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clause (a), (b) or (f) of this Section shall be deemed to have been delivered if such information shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant

EXHIBIT D

to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative
Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Affiliates that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other
ERISA Event that has occurred, could reasonably be expected to result in liability of
Holdings and the Subsidiaries in an aggregate amount exceeding $1,000,000;

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. Furnish to the
Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party,
(iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal
Taxpayer Identification Number. Each of Holdings and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the
Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Holdings and the Borrower also agrees promptly to notify the Administrative Agent if any material portion of the
Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections;
Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.

(b) In the case of the Borrower, use commercially reasonable efforts to maintain

EXHIBIT D

a public corporate credit rating from S&P and a public corporate family rating from
Moody’s, in each case in respect of the Borrower.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of
Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any
ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of Holdings, setting forth details as to such ERISA Event and the action, if any, that Holdings or the
Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any other Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. [RESERVED.]

SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan
Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security
Documents. Each of Holdings and the Borrower will cause any Restricted Subsidiary that shall Guarantee the Senior Secured Notes (or any Refinancing Indebtedness in
respect thereof) or any other Material Indebtedness to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Security Documents, perfected first-priority security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all

EXHIBIT D

the assets of Holdings, the Borrower and the other Restricted Subsidiaries (including properties acquired subsequent to the Closing Date) that secure the Senior Secured Notes
(or any Refinancing Indebtedness in respect thereof) or any other Material Indebtedness).
Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the relevant Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. Each of the Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

SECTION 5.13. Post-Closing Covenants. In the case of Holdings and the
Borrower:

(a) Within 30 days after the Closing Date (or such later date as the
Administrative Agent may determine in its sole discretion), deliver to the Administrative
Agent evidence of release of Liens indicated by the following financing statements filed with the Florida Secured Transaction Registry:

(i) #940000258168;
(ii) #200809457510;
(iii) #990000070435;
(iv) #200000065132;
(v) #200000177094;
(vi) #200305754643;
(vii) #200602173416;
(viii) #200706509836;
(ix) #200807824095;
(x) #200807911702;
(xi) #20080841124X;
(xii) #200808807984; and
(xiii) #201003337935.

(b) Within 14 days after the Closing Date (or such later date as the
Administrative Agent may determine in its sole discretion), deliver to the Collateral
Agent the following stock certificates, accompanied, in each case, by an undated stock power executed in blank:

(i) stock certificate(s) representing 100% of the issued shares of Capital
Stock of Galaxy Exchange Company;

(ii) stock certificate(s) representing 100% of the issued shares of Capital
Stock of Navigo Vacation Exchange Club, Inc;

EXHIBIT D

(iii) stock certificate number 3 representing 100% of the issued shares of
Capital Stock of Island One, Inc.; and

(iv) stock certificate number 58 representing 100% of the issued shares of
Capital Stock of Island One Resorts Management Corporation.

(c) Within 14 days after the Closing Date (or such later date as the
Administrative Agent may determine in its sole discretion), deliver to the Collateral
Agent the promissory note dated January 13, 2012 issued by ILX Acquisition, Inc. in favor of the Borrower pursuant to the Credit and Security Agreement dated as of January
13, 2012, by and between ILX Acquisition, Inc. and the Borrower.

ARTICLE VI
Negative Covenants

Each of Holdings and the Borrower hereby covenants and agrees with the
Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan
Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Indenture Covenants. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply (for the benefit of, and enforceable by, the Administrative Agent and the Lenders) with the covenants set forth in
Section 4.03 (Limitation on Indebtedness), Section 4.04 (Limitation on Restricted
Payments), Section 4.05 (Dividend and Other Payment Restrictions Affecting
Subsidiaries), Section 4.06 (Limitation on Asset Sales), Section 4.07 (Limitation on
Affiliate Transactions), Section 4.08 (Limitation on Line of Business), Section 4.12
(Limitation on Liens), Section 4.15 (Sale/Leaseback Transactions) and, without limiting paragraph (m) of Article VII hereof, Section 5.01 (Mergers or Asset Transfers) of the
Senior Secured Notes Indenture, in each case as in effect on the Closing Date (which for convenience of reference are set forth on Annex A hereto) and modified by the proviso set forth in this Section 6.01 (regardless of whether the Senior Secured Notes Indenture shall hereafter be amended, replaced, refinanced or otherwise discharged), and each such covenant, as so modified, and the definitions of terms used therein as defined in the
Senior Secured Notes Indenture as in effect on the Closing Date but only to the extent not defined in this Agreement, is hereby incorporated by reference herein mutatis mutandis as if set forth herein in full (including, for the avoidance of doubt, references therein to the “Indenture”, “Notes”, “Notes Guarantee”, “Notes Obligations”, “Issue Date” and
other terms used therein being deemed to be or include, as the context may require, references to this Agreement, Obligations in respect of the Loan Documents, Guarantee of the Obligations in respect of the Loan Documents, the Obligations, the Closing Date
and corresponding terms in respect of the revolving credit facility provided hereunder,

EXHIBIT D

respectively, as the context may require); provided that the following sections of the
Senior Secured Notes Indenture are incorporated by reference herein with the modifications set forth below:

(a) Clause (i) of Section 4.03(b) of the Senior Secured Notes Indenture is hereby replaced in its entirety with the words “Indebtedness incurred under this Agreement”;

(b) Clause (ix) of Section 4.04(b) of the Senior Secured Notes Indenture is
hereby deleted in its entirety;

(c) The parenthetical “(other than Loans under this Agreement)” is hereby inserted after each occurrence of the words “Applicable Senior Indebtedness” in Section
4.06 of the Senior Secured Notes Indenture, other than in clause (b)(1) thereof;

(d) The word “Company” set forth in Section 4.08 of the Senior Secured Notes
Indenture is hereby replaced with the word “Borrower”;

(e) The proviso in clause (i) of Section 4.12 of the Senior Secured Notes
Indenture is hereby deleted in its entirety;

ECTION 6.02. Prepayments or Modification of Certain Debt. Without
limiting the obligations of Holdings, the Borrower and the other Restricted Subsidiaries under Section 6.01, each of Holdings and the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to (a) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Material Indebtedness (including the Senior
Secured Notes), except (i) prepayments of such Material Indebtedness in exchange for, or with the net cash proceeds of, Refinancing Indebtedness and (ii) as and to the extent required by the Senior Secured Notes Indenture as in effect on the Closing Date (or as and to the extent required by the initial documentation governing any Refinancing
Indebtedness in respect thereof to the extent the relevant provisions therein requiring the same are not materially less favorable to the Loan Parties or the Lenders than the analogous provisions in the Senior Secured Notes Indenture as in effect on the Closing
Date) or (b) permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement (including the Senior Secured Notes
Indenture) pursuant to which any Material Indebtedness of Holdings, the Borrower or any
of the Restricted Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would be materially adverse to the
Lenders.

SECTION 6.03. Financial Covenants.
(a) Total Leverage Ratio. Each of Holdings and the Borrower will not permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the

EXHIBIT D

fiscal quarter ended September 30, 2013, to be greater than 5.00:1.00.

(b) Fixed Charge Coverage Ratio. Each of Holdings and the Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2013, to be less than 1.50:1.00.

(c) Minimum Liquidity. Each of Holdings and the Borrower will not permit the aggregate unrestricted cash and Cash Equivalents held by Holdings, the Borrower and the other Restricted Subsidiaries on the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2013, to be less than $10,000,000.

SECTION 6.04. Business of Holdings. (a) Holdings shall not engage in any material business activities or have any material assets or liabilities other than its ownership of Capital Stock of Intermediate Holdco and liabilities incidental thereto, including its liabilities pursuant to the Guarantee Agreement and the Security Documents
to which it is a party.

(b) Intermediate Holdco shall not engage in any material business activities or have any material assets or liabilities other than its ownership of Intellectual Property and
Capital Stock of the Borrower and liabilities incidental to the foregoing, including its liabilities pursuant to the Guarantee Agreement and the Security Documents to which it is a party.

ARTICLE VII
Events of Default

If any of the following events shall occur (“Events of Default”):
(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

EXHIBIT D

(d) default shall be made in the due observance or performance by
Holdings, the Borrower or Intermediate Holdco of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by
Holdings, the Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative
Agent or any Lender to the Borrower;

(f) (i) Holdings, the Borrower or any other Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material
Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (with or without the giving of notice and/or the lapse of any applicable grace period) any counterparty to terminate any Hedging Agreement the obligations under which constitute
Material Indebtedness; provided that this clause (ii) shall not apply to secured
Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Significant Subsidiary of Holdings, or of
a substantial part of the property or assets of Holdings, the Borrower or a
Significant Subsidiary of Holdings, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for
Holdings, the Borrower or any Significant Subsidiary of Holdings or for a
substantial part of the property or assets of Holdings, the Borrower or a
Significant Subsidiary of Holdings or (iii) the winding-up or liquidation of
Holdings, the Borrower or any Significant Subsidiary of Holdings; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, the Borrower or any Significant Subsidiary of Holdings shall

(i) voluntarily commence any proceeding or file any petition seeking relief under

EXHIBIT D

Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any
Significant Subsidiary of Holdings or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary of Holdings,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments (other than the FLRX Judgment to the extent existing on the Closing Date and disclosed in the Registration Statement, provided that, for the avoidance of doubt, the foregoing exclusion shall not apply to any judgment that holds Holdings, the Borrower or any other Restricted Subsidiary liable for all or any portion of the FLRX Judgment) shall be rendered against
Holdings, the Borrower, any Significant Subsidiary of Holdings or any
combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Significant Subsidiary of Holdings to
enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny or fail to acknowledge coverage);

(j) an ERISA Event shall have occurred that, in the opinion of the
Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA
Affiliates in an aggregate amount exceeding $10,000,000;

(k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect, or Holdings or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (in each case, other than, in the case of any Subsidiary Guarantor, in accordance with its terms or other than as a result of the discharge or sale or other disposition of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(l) (i) a default by Holdings, the Borrower or any Subsidiary Guarantor in
the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the
Collateral in any material respect, (ii) repudiation or disaffirmation by Holdings,

EXHIBIT D

the Borrower or any Subsidiary Guarantor of any of its material obligations under the Security Documents or (iii) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against Holdings, the Borrower or any Subsidiary Guarantor (or as
between the Secured Parties and others with a competing security interest in any of the Collateral) for any reason except to the extent any such unenforceability or invalidity is caused by the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreement or to make filings, renewals and continuations (or other equivalent filings) which
Holdings has indicated in the Perfection Certificate are required to be made; or

(m) there shall have occurred a Change in Control;
then, and in every such event (other than an event with respect to Holdings or the
Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the
Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and
(ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the
Borrower and the other Loan Parties accrued hereunder and under any other Loan
Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the
Borrower and the other Loan Parties, anything contained herein or in any other Loan
Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the
Borrower and the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII
The Administrative Agent and the Collateral Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the
Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the
Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the

EXHIBIT D

Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with
Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither
Agent shall be subject to any fiduciary or other implied duties, regardless of whether a
Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders or Secured
Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the
Pari Passu Intercreditor Agreement, as applicable), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the other Subsidiaries that is communicated to or obtained by the bank serving as
Administrative Agent and/or Collateral Agent or any of their Affiliates in any capacity.
Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section
9.08 or in the Pari Passu Intercreditor Agreement, as applicable) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan
Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper

EXHIBIT D

person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such subagent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.

Subject to the provisions below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or
Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan
Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other
Loan Document, any related agreement or any document furnished hereunder or

EXHIBIT D

thereunder.

Each Lender hereby consents to and approves each and all of the provisions of the
Pari Passu Intercreditor Agreement and, in the event any Loan Party incurs any obligations in respect of Indebtedness that is secured by Liens on any Collateral having second lien or more junior priority on such Collateral, the Junior Lien Intercreditor
Agreement and irrevocably authorizes and directs the Agents to execute and deliver the same and to exercise and enforce its rights and remedies and perform its obligations thereunder.

Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan
Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the Pari Passu Intercreditor Agreement). In the event of a foreclosure by the Collateral
Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the
Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any
Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations
provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or contribute a defense available to, any Loan Party.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint
Bookrunner and Joint Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each such person and its Affiliates shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, no such person, in its capacity as Joint Bookrunner or Joint
Lead Arranger shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other person.

ARTICLE IX
Miscellaneous

EXHIBIT D

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to Holdings, the Borrower or any other Subsidiary Guarantor, to Holdings at 10600 West Charleston Boulevard, Las Vegas, NV 89135, Attention of Chief Financial
Officer (Fax No. (702) 754-2860), Email: Alan.Bentley@diamondresorts.com;

(b) if to the Administrative Agent, to Credit Suisse AG, Eleven Madison
Avenue, 23rd Floor, New York, NY 10010, Attention of Loan Operations – Agency
Manager (Fax No. (212) 322-2291), Email: agency.loanops@credit-suisse.com; and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five
Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the
Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Each of Holdings and the Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings and the Borrower, that it will, or will cause the other Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a
Borrowing Request or a notice pursuant to Section 2.10, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor,
(c) provides notice of any Default or Event of Default under this Agreement or any other
Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of Holdings and the Borrower agrees, and agrees to cause the other Subsidiaries, to continue to provide the

EXHIBIT D

Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the
Administrative Agent.

Each of Holdings and the Borrower hereby acknowledges that (a) the
Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (including, for the avoidance of doubt, all information delivered pursuant to Section 5.4) (collectively, the “Borrower Materials”)
by posting the Borrower Materials on Intralinks or another similar electronic system (the
“Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings and its Subsidiaries or their securities) (each, a “Public Lender”). Each of Holdings and the
Borrower hereby agrees that (i) all Borrower Materials that are to be made available to
Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such
Borrower Materials as not containing any material non-public information with respect to
Holdings and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all
Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative
Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public
Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Holdings or the Borrower notifies the
Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) notification of changes in the terms of this
Agreement and (C) all information delivered pursuant to Section 5.4.
Each Public Lender agrees to cause at least one individual at or on behalf of such
Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such
Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to Holdings and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE
ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS
THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE
ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS
LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO
WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING

EXHIBIT D

ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM
FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE
ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN
CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO
EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED
PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR
ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT
BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT,
SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR
EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT
OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION
OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT
THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A
COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY
FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Administrative Agent agrees that the receipt of the Communications by the
Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan
Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the
Loan Documents. Each Lender agrees to notify the Administrative Agent in writing
(including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any
Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings and the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

EXHIBIT D

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and
when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent or the
Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its
Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Borrower and the Administrative Agent must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed)
(provided that (A) the consent of the Borrower and the Administrative Agent shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or a
Related Fund and (B) the consent of the Borrower (1) shall not be required after the occurrence and during the continuance of any Event of Default and (2) shall be deemed given unless the Borrower shall have objected to such assignment by written notice to the
Administrative Agent within five Business Days after having received notice thereof),
(ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than,
$1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or
Loans); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the
Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative
Agent, manually), and the parties to each such assignment (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund) shall pay to the
Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities)
will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms described in Section 2.20(e) and 2.20(f).
Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and

EXHIBIT D

after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such
Assignment and Acceptance, have the rights and obligations of a Lender under this
Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this
Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Commitment Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning
Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance,
(ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other
Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any other Subsidiary or the performance or observance by Holdings, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible
Assignee and is legally authorized to enter into such Assignment and Acceptance;
(iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, the Pari Passu Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Pari Passu Intercreditor Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

EXHIBIT D

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).
The entries in the Register shall be conclusive and the Borrower, the Administrative
Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any
reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and
Acceptance executed by an assigning Lender and an assignee, an Administrative
Questionnaire completed in respect of the assignee (unless the assignee shall already be a
Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the
Borrower to such assignment and any applicable tax forms described in Section 2.20(e)
and 2.20(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrower or the Administrative
Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to the participating Lender)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the applicable banks or other persons acquired the applicable participation) and (iv) the Borrower, the
Administrative Agent and the Lenders shall continue to deal solely and directly with such
Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan
Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or

EXHIBIT D

person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing one or more Subsidiary Guarantors representing all or substantially all of the value of the aggregate Guarantees provided by the Subsidiary
Guarantors or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the
Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person
(including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under this Agreement)
except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United
States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this
Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the
Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower;
provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this
Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a
“Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the
Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the
Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such

EXHIBIT D

option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any
SPC may (i) with notice to, but without the prior written consent of, the Borrower and the
Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions
(consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of
Loans and (ii) disclose on a confidential basis any non-public information relating to its
Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each
Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity. (a) Each of Holdings and the Borrower
agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan
Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any
Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel, including local counsel in each appropriate jurisdiction.

(b) Each of Holdings and the Borrower agrees to, jointly and severally, indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties

EXHIBIT D

thereto of their respective obligations thereunder or the consummation of the
Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of
Hazardous Materials on any property currently or formerly owned or operated by
Holdings, the Borrower or any other Subsidiary, or any Environmental Liability related in any way to Holdings, the Borrower or the other Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata
Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All
amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the
Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this

EXHIBIT D

Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER
LOAN DOCUMENTS) AND ALL CLAIMS AND CONTROVERSIES IN
CONNECTION THEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the
Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan
Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof nor any other Loan
Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the
Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the
Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this
Section or release one or more Subsidiary Guarantors representing all or substantially all of the value of the aggregate Guarantees provided by the Subsidiary Guarantors or all or substantially all of the Collateral, without the prior written consent of each
Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of
Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required
Lenders, additional extensions of credit pursuant to this Agreement may be included in

EXHIBIT D

the determination of the Required Lenders on substantially the same basis as the
Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative
Agent.

(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum
Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the
Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this
Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN
CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN
DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO

EXHIBIT D

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT
AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER
THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts
(and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission
(e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this
Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of
Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent,

EXHIBIT D

the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. The Administrative Agent and each of the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the
extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other
Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan
Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (h) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the revolving credit facility provided hereunder or (i) to market data collectors or providers of similar services, providers to the lending industry and other service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan
Documents. For the purposes of this Section, “Information” shall mean all information received from Holdings or the Borrower and related to Holdings or any Subsidiary, or their respective business, other than any such information that was available to the
Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by
Holdings or the Borrower; provided that, in the case of Information received from

EXHIBIT D

Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in each case with respect to any Collateral owned by such Loan
Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the
Administrative Agent (for itself and not on behalf of any Lender) hereby notifies
Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the
Borrower, which information includes the name and address of Holdings and the
Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA
PATRIOT Act.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXHIBIT D

DIAMOND RESORTS CORPORATION,
by

Name:
Title:

DIAMOND RESORTS INTERNATIONAL, INC.,
by

Name:
Title:
AKGI-ST. MAARTEN N.V.
CHESTNUT FARMS, LLC
CUMBERLAND GATE, LLC
DIAMOND RESORTS CALIFORNIA COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS CENTRALIZED SERVICES COMPANY
DIAMOND RESORTS CITRUS SHARE HOLDING, LLC
DIAMOND RESORTS CORAL SANDS DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE I DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE II DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE III DEVELOPMENT, LLC
DIAMOND RESORTS DAYTONA DEVELOPMENT, LLC
DIAMOND RESORTS DEVELOPER AND SALES HOLDING COMPANY

EXHIBIT D

DIAMOND RESORTS DPM DEVELOPMENT LLC
DIAMOND RESORTS EPIC MORTGAGE HOLDINGS, LLC
DIAMOND RESORTS FALL CREEK DEVELOPMENT, LLC
DIAMOND RESORTS FINANCE HOLDING COMPANY
DIAMOND RESORTS FINANCIAL SERVICES, INC.
DIAMOND RESORTS GRAND BEACH I DEVELOPMENT, LLC
DIAMOND RESORTS GRAND BEACH II DEVELOPMENT, LLC
DIAMOND RESORTS GREENSPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS HAWAII COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS HILTON HEAD DEVELOPMENT, LLC
DIAMOND RESORTS HOLDINGS, LLC
DIAMOND RESORTS INTERNATIONAL CLUB, INC.
DIAMOND RESORTS INTERNATIONAL MARKETING, INC.
DIAMOND RESORTS INTERNATIONAL MARKETING MEXICO, LLC
DIAMOND RESORTS LAS VEGAS DEVELOPMENT, LLC
DIAMOND RESORTS MANAGEMENT & EXCHANGE HOLDING COMPANY
DIAMOND RESORTS MANAGEMENT, INC.
DIAMOND RESORTS MGV DEVELOPMENT LLC
DIAMOND RESORTS MORTGAGE HOLDINGS, LLC
DIAMOND RESORTS MYSTIC DUNES DEVELOPMENT, LLC
DIAMOND RESORTS PALM SPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS POCO DIABLO DEVELOPMENT, LLC
DIAMOND RESORTS POIPU DEVELOPMENT, LLC
DIAMOND RESORTS POLO DEVELOPMENT, LLC
DIAMOND RESORTS PORT ROYAL DEVELOPMENT, LLC
DIAMOND RESORTS POWHATAN DEVELOPMENT, LLC
DIAMOND RESORTS RESIDUAL ASSETS DEVELOPMENT, LLC
DIAMOND RESORTS RESIDUAL ASSETS FINANCE, LLC
DIAMOND RESORTS RESIDUAL ASSETS M&E, LLC
DIAMOND RESORTS RIDGE ON SEDONA DEVELOPMENT, LLC
DIAMOND RESORTS RIDGE POINTE DEVELOPMENT, LLC
DIAMOND RESORTS SAN LUIS BAY DEVELOPMENT, LLC
DIAMOND RESORTS SANTA FE DEVELOPMENT, LLC
DIAMOND RESORTS SCOTTSDALE DEVELOPMENT, LLC
DIAMOND RESORTS SEDONA SPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS SEDONA SUMMIT DEVELOPMENT, LLC
DIAMOND RESORTS ST. CROIX DEVELOPMENT, LLC
DIAMOND RESORTS STEAMBOAT DEVELOPMENT, LLC
DIAMOND RESORTS TAHOE BEACH & SKI DEVELOPMENT, LLC
DIAMOND RESORTS TETON CLUB DEVELOPMENT, LLC
DIAMOND RESORTS U.S. COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS VILLA MIRAGE DEVELOPMENT, LLC
DIAMOND RESORTS VILLAS OF SEDONA DEVELOPMENT, LLC
DIAMOND RESORTS WEST MAUI DEVELOPMENT, LLC
FOSTER SHORES, LLC
GEORGE ACQUISITION SUBSIDIARY, INC.
GINGER CREEK, LLC
GRAND ESCAPES, LLC
INTERNATIONAL TIMESHARES MARKETING, LLC
LAKE TAHOE RESORT PARTNERS, LLC
MAZATLAN DEVELOPMENT INC.
MMG DEVELOPMENT CORP.
POIPU RESORT PARTNERS, L.P.
RESORT MANAGEMENT INTERNATIONAL, INC.
RESORTS DEVELOPMENT INTERNATIONAL, INC.
WALSHAM LAKE, LLC
WEST MAUI RESORT PARTNERS, L.P.

EXHIBIT D

CRESCENT ONE, LLC
ISLAND ONE, INC.
ISLAND ONE RESORTS MANAGEMENT CORPORATION
GALAXY EXCHANGE COMPANY
NAVIGO VACATION CLUB, INC.

By:
Name:
Title:

Acting on behalf of each of the Subsidiary

EXHIBIT D

Schedule I to the
Security Agreement

SUBSIDIARY GRANTORS

Entity Name	Jurisdiction of Organization
1. AKGI-St. Maarten N.V.	DE
2. Chestnut Farms, LLC	NV
3. Cumberland Gate, LLC	DE
4. Diamond Resorts California Collection Development, LLC	DE
5. Diamond Resorts Centralized Services Company	DE
6. Diamond Resorts Citrus Share Holding, LLC	DE
7. Diamond Resorts Coral Sands Development, LLC	DE
8. Diamond Resorts Cypress Pointe I Development, LLC	DE
9. Diamond Resorts Cypress Pointe II Development, LLC	DE
10. Diamond Resorts Cypress Pointe III Development, LLC	DE
11. Diamond Resorts Daytona Development, LLC	DE
12. Diamond Resorts Developer and Sales Holding Company	DE
13. Diamond Resorts DPM Development LLC	NV
14. Diamond Resorts Epic Mortgage Holdings, LLC	DE
15. Diamond Resorts Fall Creek Development, LLC	DE
16. Diamond Resorts Finance Holding Company	DE
17. Diamond Resorts Financial Services, Inc.	NV
18. Diamond Resorts Grand Beach I Development, LLC	DE
19. Diamond Resorts Grand Beach II Development, LLC	DE
20. Diamond Resorts Greensprings Development, LLC	DE
21. Diamond Resorts Hawaii Collection Development, LLC	DE
22. Diamond Resorts Hilton Head Development, LLC	DE
23. Diamond Resorts Holdings, LLC 24. Diamond Resorts International Club, Inc.	NV FL
25. Diamond Resorts International Marketing, Inc.	CA
26. Diamond Resorts International Marketing Mexico, LLC	NV
27. Diamond Resorts Las Vegas Development, LLC	DE
28. Diamond Resorts Management & Exchange Holding Company	DE

EXHIBIT D

Entity Name	Jurisdiction of Organization
29. Diamond Resorts Management, Inc.	AZ
30. Diamond Resorts MGV Development LLC	NV
31. Diamond Resorts Mortgage Holdings, LLC	DE
32. Diamond Resorts Mystic Dunes Development, LLC	NV
33. Diamond Resorts Palm Springs Development, LLC	DE
34. Diamond Resorts Poco Diablo Development, LLC	DE
35. Diamond Resorts Poipu Development, LLC	DE
36. Diamond Resorts Polo Development, LLC	NV
37. Diamond Resorts Port Royal Development, LLC	DE
38. Diamond Resorts Powhatan Development, LLC	DE
39. Diamond Resorts Residual Assets Development, LLC	DE
40. Diamond Resorts Residual Assets Finance, LLC	DE
41. Diamond Resorts Residual Assets M&E, LLC	DE
42. Diamond Resorts Ridge on Sedona Development, LLC	DE
43. Diamond Resorts Ridge Pointe Development, LLC	DE
44. Diamond Resorts San Luis Bay Development, LLC	DE
45. Diamond Resorts Santa Fe Development, LLC	DE
46. Diamond Resorts Scottsdale Development, LLC	DE
47. Diamond Resorts Sedona Springs Development, LLC	DE
48. Diamond Resorts Sedona Summit Development, LLC	DE
49. Diamond Resorts St. Croix Development, LLC	DE
50. Diamond Resorts Steamboat Development, LLC	DE
51. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
52. Diamond Resorts Teton Club Development, LLC	NV
53. Diamond Resorts U.S. Collection Development, LLC	DE
54. Diamond Resorts Villa Mirage Development, LLC	DE
55. Diamond Resorts Villas of Sedona Development, LLC	DE
56. Diamond Resorts West Maui Development, LLC	DE
57. Foster Shores, LLC	MO
58. George Acquisition Subsidiary, Inc.	NV
59. Ginger Creek, LLC	DE
60. Grand Escapes, LLC	DE
61. International Timeshares Marketing, LLC	DE

EXHIBIT D

Entity Name	Jurisdiction of Organization
62. Lake Tahoe Resort Partners, LLC	CA
63. Mazatlan Development Inc.	WA
64. MMG Development Corp.	FL
65. Poipu Resort Partners, L.P.	HI
66. Resort Management International, Inc.	CA
67. Resorts Development International, Inc.	NV
68. Walsham Lake, LLC	MO
69. West Maui Resort Partners, L.P.	DE
70. Crescent One, LLC	FL
71. Island One, Inc.	FL
72. Island One Resorts Management Corporation	FL
73. Galaxy Exchange Company	FL
74. Navigo Vacation Club, Inc.	FL

EXHIBIT D

PLEDGED EQUITY INTERESTS
CERTIFICATED INTERESTS

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
1. AKGI-St. Maarten N.V.	DE	Diamond Resorts Corporation	100%	6,000 Common	2
2. Diamond Resorts International Club, Inc.	FL	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	4
3. George Acquisition Subsidiary, Inc.	NV	Diamond Resorts Corporation	100%	1,000 Common	2
4. Mazatlan Development Inc.	WA	Diamond Resorts Developer and Sales Holding Company	100%	1,000 Common	7
5. MMG Development Corp.	FL	Diamond Resorts Developer and Sales Holding Company	100%	1,000 Common	11
6. Resort Management International, Inc.	CA	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	7
7. Diamond Resorts International Marketing, Inc.	CA	Diamond Resorts Developer and Sales Holding Company	100%	2,000 Common	7
8. Resorts Development International, Inc.	NV	Diamond Resorts Residual Assets Development, LLC	100%	100 Common	8
9. Diamond Resorts Centralized Services Company	DE	Diamond Resorts Corporation	100%	100 Common	2
10. Diamond Resorts Developer and Sales Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	M-4
11. Diamond Resorts Finance Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	2

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
12. Diamond Resorts Financial Services, Inc.	NV	Diamond Resorts Finance Holding Company	100%	100 Common	3
13. Diamond Resorts Management & Exchange Holding Company	DE	Diamond Resorts Corporation	100%	100 Common	2
14. Diamond Resorts Management, Inc.	AZ	Diamond Resorts Management & Exchange Holding Company	100%	1,000 Common	5
15. Diamond Resorts Corporation	MD	Diamond Resorts Holdings, LLC	100%	100 Common	1
16. Diamond Resorts Europe (Holdings) Ltd.	England & Wales	Diamond Resorts Corporation	100%	32,339,637 Ordinary	6
17. Island One Resorts Management Corporation	FL	Island One, Inc.	100%	5,000,000 Common	1
18. Island One, Inc.	FL	Diamond Resorts Corporation	100%	1,000,000 Common	1
19. Galaxy Exchange Company	FL	Island One Resorts Management Corporation	100%	2,000 Common	1
20. Navigo Vacation Club, Inc.	FL	Island One Resorts Management Corporation	100%	5,000,000 Common	1

EXHIBIT D

NON-CERTIFICATED INTERESTS

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
21. Chestnut Farms, LLC	NV	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
22. Cumberland Gate, LLC	DE	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
23. Diamond Resorts California Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
24. Diamond Resorts Hawaii Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
25. Diamond Resorts Holdings, LLC	NV	Diamond Resort International, Inc.	100%	100% membership interest	Non-certificated
26. Diamond Resorts U.S. Collection Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
27. Grand Escapes, LLC	DE	Diamond Resorts Management & Exchange Holding Company	100%	100% membership interest	Non-certificated
28. International Timeshares Marketing LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
29. Lake Tahoe Resort Partners, LLC	CA	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
30. Poipu Resort Partners, L.P.	HI	GP: Diamond Resorts Poipu Development, LLC LP: Diamond Resorts Developer and Sales Holding Company	1.0% 99%	1% General Partner Interest; 99% Limited Partner Interest	Non-certificated
31. Diamond Resorts Citrus Share Holding, LLC	DE	Diamond Resorts Corporation	100%	100% membership interest	Non-certificated
32. Diamond Resorts Coral Sands Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
33. Diamond Resorts Cypress Pointe I Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
34. Diamond Resorts Cypress Pointe II Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
35. Diamond Resorts Cypress Pointe III Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
36. Diamond Resorts Daytona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
37. Diamond Resorts DPM Development LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
38. Diamond Resorts Epic Mortgage Holdings, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
39. Diamond Resorts Fall Creek Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
40. Diamond Resorts Grand Beach I Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
41. Diamond Resorts Grand Beach II Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
42. Diamond Resorts Greensprings Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
43. Diamond Resorts Hilton Head Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
44. Diamond Resorts MGV Development LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
45. Diamond Resorts International Marketing Mexico, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
46. Diamond Resorts Poipu Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
47. Diamond Resorts Las Vegas Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
48. Diamond Resorts Mortgage Holdings, LLC	DE	Diamond Resorts Finance Holding Company Diamond Resorts Financial Services, Inc.	98% 2%	98% membership interest 2% membership interest	Non-certificated

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
49. Diamond Resorts Mystic Dunes Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
50. Diamond Resorts Palm Springs Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
51. Diamond Resorts Poco Diablo Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
52. Diamond Resorts Polo Development, LLC	NV	Diamond Resorts Holdings, LLC Diamond Resorts Las Vegas Development, LLC	95% 5%	95% membership interest 5% membership interest	Non-certificated
53. Diamond Resorts Port Royal Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
54. Diamond Resorts Powhatan Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
55. Diamond Resorts Residual Assets Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
56. Diamond Resorts Residual Assets Finance, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
57. Diamond Resorts Residual Assets M&E, LLC	DE	Diamond Resorts Management & Exchange Holding Company	100%	100% membership interest	Non-certificated

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
58. Diamond Resorts Ridge on Sedona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
59. Diamond Resorts Ridge Pointe Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
60. Diamond Resorts San Luis Bay Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
61. Diamond Resorts Santa Fe Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
62. Diamond Resorts Scottsdale Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
63. Diamond Resorts Sedona Springs Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
64. Diamond Resorts Sedona Summit Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
65. Diamond Resorts St. Croix Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
66. Diamond Resorts Steamboat Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
67. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
68. Diamond Resorts Teton Club Development, LLC	NV	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
69. Diamond Resorts Villa Mirage Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
70. Diamond Resorts Villas of Sedona Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
71. Diamond Resorts West Maui Development, LLC	DE	Diamond Resorts Developer and Sales Holding Company	100%	100% membership interest	Non-certificated
72. West Maui Resort Partners, L.P.	DE	GP: Diamond Resorts West Maui Development, LLC; LP: Diamond Resorts Developer and Sales Holding Company	1.0% 99%	1% General Partner Interest; 99% Limited Partner Interest	Non-certificated
73. Foster Shores, LLC	MO	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
74. Ginger Creek, LLC	DE	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
75. Walsham Lake, LLC	MO	Potter's Mill, Inc.	100%	100% membership interest	Non-certificated
76. Crescent One, LLC	FL	Diamond Resorts Corporation	100%	100% membership interest	Non-certificated

SPECIAL PURPOSE SECURITIZATION ENTITIES

EXHIBIT D

Issuer	Jurisdiction of Organization/Formation	Registered Owner	Percentage of Equity Interests	Number and Class of Equity Interest	Number of Certificate
1. DRI Quorum 2010, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
2. Diamond Resorts Seller 2009-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
3. Diamond Resorts Owner Trust 2009-1	DE	Diamond Resorts Seller 2009-1, LLC	100%	100% membership interest	Non-certificated
4. Diamond Resorts Seller 2011-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
5. Diamond Resorts Owner Trust 2011-1	DE	Diamond Resorts Seller 2011-1, LLC	100%	100% membership interest	Non-certificated
6. Diamond Resorts Seller 2013-1, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
7. Diamond Resorts Owner Trust 2013-1	DE	Diamond Resorts Seller 2013-1, LLC	100%	100% membership interest	Non-certificated
8. Diamond Resorts Depositor 2008, LLC	DE	Diamond Resorts Finance Holding Company	100%	100% membership interest	Non-certificated
9. Diamond Resorts Issuer 2008, LLC	DE	Diamond Resorts Depositor 2008, LLC	100%	100% membership interest	Non-certificated
10. IOI Funding I, LLC	FL	Island One, Inc.	100%	100% membership interest	Non-certificated
11. IOI Funding II, LLC	FL	Island One, Inc.	100%	100% membership interest	Non-certificated

EXHIBIT D

PLEDGED DEBT SECURITIES

Issuer	Creditor	Principal Amount	Outstanding Amount	Date of Note	Maturity Date
Diamond Resorts Europe (Holding) Ltd.	Diamond Resorts Corporation	£33 million (term)	£33 million	Amended and Restated 3/5/2007 and amended 12/1/2008	12/16/2014
Diamond Resorts Europe (Holding) Ltd.	Diamond Resorts Corporation	£16 million (revolving)	£16 million	1/13/2012	12/16/2014
ILX Acquisition, Inc.	Diamond Resorts Corporation	$3.7 million	$3.7 million	Amended and Restated 3/5/2007 and amended 12/1/2008	8/31/2015

EXHIBIT D

Schedule III to the
Security Agreement

EXCLUDED EQUITY INTERESTS

FLRX, Inc., a Washington corporation, and its Subsidiaries

EXHIBIT D

Schedule IV to the
Security Agreement

RESORTS

Name of Resort	Location of Sales[1,2,3]	Point Based Resort?	If Points Based, Owner of Real Property Rights
Bent Creek Golf Village	Sevier County, Tennessee; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Cypress Pointe	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Daytona Beach Regency	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Desert Paradise	Clark County, NV; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Grand Beach I	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Grand Beach II	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Greensprings Vacation Resort	James City County, VA; DRUSC locations	Yes	First American Trust, FSB, as Trustee
The Historic Powhatan Resort	James City County, VA; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Island Links	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Kaanapali Beach Club	Maui, HI; DRHC locations	Yes	First American Trust, FSB, as Trustee
Lake Tahoe Vacation Resort	El Dorado County, CA; DRUSC and DRCC locations	Yes	First American Trust, FSB, as Trustee
London Bridge Resort	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Marquis Villas Resort	No sales at this time	No	N/A
The Point at Poipu	Kauai, HI; also permitted in Nevada and Texas; DRHC locations	Yes	First American Trust, FSB, as Trustee
Polo Towers Suites	Clark County, Nevada; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Polynesian Isles	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
The Ridge on Sedona Golf	Yavapai County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Ridge Pointe	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Royal Dunes at Port Royal	No sales at this time	No	N/A

EXHIBIT D

Name of Resort	Location of Sales[1,2,3]	Point Based Resort?	If Points Based, Owner of Real Property Rights
San Luis Bay Inn	San Luis Obispo County, CA; DRUSC and DRCC locations	Yes	First American Trust, FSB, as Trustee
Scottsdale Links Resort	Maricopa County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Scottsdale Villa Mirage	Maricopa County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Sedona Springs	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Sedona Summit	Yavapai County, AZ; DRUSC and DRHC locations	Yes	First American Trust, FSB, as Trustee
The Suites at Fall Creek	Taney County, MO; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Tahoe Beach & Ski Club	No on-site sales; DRCC locations	Yes	First American Trust, FSB, as Trustee
Villas at Poco Diablo	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Villas at Polo Towers	Clark County, NV; DRUSC and DRHC locations	Yes	First American Trust, FSB, as Trustee
Villas de Santa Fe	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Villas of Sedona	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Teton Club	No sales at this time	No	N/A
Bryan’s Spanish Cove	No sales at this time	No	N/A
Charter Club Resort of Naples Bay	No sales at this time	No	N/A
The Cove on Ormond Beach	Orange County, FL ; DRUSC locations	No	N/A
Cove II on Ormond Beach	No sales at this time	No	N/A
Liki Tiki Village I	Orange County, FL ; DRUSC locations	No	N/A
Liki Tiki Village II	No sales at this time	No	N/A
Orbit One Vacation Villas	No sales at this time	No	N/A
Parkway International Resort	No sales at this time	No	N/A
Crescent Resort One South Beach	No sales at this time	No	N/A
Barefoot’n Resorts	No sales at this time	No	N/A

EXHIBIT D

1 Diamond Resorts U.S. Collection (“DRUSC”) memberships are currently sold at sales centers located in the following states: Arizona, California, Florida, Missouri, Nevada, Tennessee, and Virginia (collectively referred to as “DRUSC locations”). DRUSC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alabama, Alaska, Arkansas, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Vermont, Washington, Wisconsin, and Wyoming.
2 Diamond Resorts Hawaii Collection (“DRHC”) memberships are currently sold at sales centers located in the following states: Hawaii (collectively referred to as “DRHC locations”). DRHC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Georgia, Hawaii, Kansas, Michigan, Nevada, North Carolina, Texas, Vermont, Wisconsin, and Wyoming.
3 Diamond Resorts California Collection (“DRCC”) memberships are currently sold at sales centers located in the following states: California (collectively referred to as “DRCC locations”). DRCC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, California, Georgia, Kansas, Michigan, North Carolina, Vermont, Washington, Wisconsin and Wyoming.

Schedule V to the
Security Agreement
COPYRIGHTS OWNED BY BORROWER AND SUBSIDIARY GRANTORS
U.S. Copyright Registrations

Title	Reg. No.	Author

NONE

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

NONE

Non-U.S. Copyright Registrations

Country	Title	Reg. No.	Author

NONE

EXHIBIT D

Non-U.S. Pending Copyright Applications for Registration

Country	Title	Author	Class	Date Filed

NONE

EXHIBIT D

COPYRIGHTS OWNED BY HOLDINGS
U.S. Copyright Registrations

Title	Reg. No.	Author

NONE

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

NONE

Non-U.S. Copyright Registrations

Country	Title	Reg. No.	Author

NONE

Non-U.S. Pending Copyright Applications for Registration

Country	Title	Author	Class	Date Filed

NONE

EXHIBIT D

PATENTS OWNED BY BORROWER AND SUBSIDIARY GRANTORS

U.S. Patents

Patent No.	Issue Date

NONE

U.S. Patent Applications

Patent Application No.	Filing Date

NONE

Non-U.S. Patents

Country	Issue Date	Patent No.

NONE

Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.

NONE

EXHIBIT D

PATENTS OWNED BY HOLDINGS

U.S. Patents

Patent No.	Issue Date

NONE

U.S. Patent Applications

Patent Application No.	Filing Date

NONE

Non-U.S. Patents

Country	Issue Date	Patent No.

NONE

Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.

NONE

EXHIBIT D

TRADEMARK/TRADE NAMES OWNED BY BORROWER AND SUBSIDIARY GRANTORS
U.S. Trademark Registrations

Owner Entity	Mark	Reg. Date	Reg. No.
Diamond Resorts Holdings, LLC	Diamond Resorts International(Class 36)	02/27/2001	2432190
Diamond Resorts Holdings, LLC	Polo Towers	12/08/1998	2207804
Diamond Resorts Holdings, LLC	Diamond Resorts International (Class 43)	12/05/2000	2411329
Diamond Resorts Holdings, LLC	D and design (Classes 36 and 43)	06/02/2009	3633049
Diamond Resorts Holdings, LLC	Relaxation …Simplified (Classes 36 and 43)	04/07/2009	3604216
Diamond Resorts Holdings, LLC	3 Arches Design (Miscellaneous Design) (Classes 36 and 43)	09/08/2009	3681417
Diamond Resorts Holdings, LLC	Diamond Resorts	02/09/2010	3746815
Diamond Resorts Holdings, LLC	DRIVEN	04/27/2010	3780598
Diamond Resorts Holdings, LLC	Diamond Resorts International (Class 16)	05/04/2010	3784735
Diamond Resorts Holdings, LLC	D Composite Logo (Classes 36 and 43)	05/04/2010	3784823
Diamond Resorts Holdings, LLC	THE Club	01/20/2009	3566128
Diamond Resorts Holdings, LLC	The Maui Pizza Company	06/22/2010	3808531
Diamond Resorts Holdings, LLC	Simplicity. Choice. Comfort	05/11/2010	3786963
Diamond Resorts Holdings, LLC	The Meaning of Yes (Classes 36 and 43)	07/06/2010	3815737
Diamond Resorts Holdings, LLC	Discover the Meaning of Aloha	11/16/2010	3877116
Diamond Resorts Holdings, LLC	Maui Pizza Company	03/19/2013	4305509
Diamond Resorts Holdings, LLC	Four C’s Hospitality Systems	12/18/2012	4261678
Diamond Resorts Holdings, LLC	Share The Diamond Difference	02/21/2012	4101489
Diamond Resorts Holdings, LLC	Travelscapes	03/13/2012	4113118
Diamond Resorts Holdings, LLC	Perfectly Cut Events	09/25/2012	4214978
Diamond Resorts Holdings, LLC	Perfectly Cut Events	09/25/2012	4214980
Diamond Resorts Holdings, LLC	Simply…Paradise	02/22/2011	3,923,849
Diamond Resorts Holdings, LLC	Diamond Loyalty	12/06/2011	4,067,822

U.S. Trademark Applications

EXHIBIT D

Applicant Entity	Mark	Filing Date	Application No.
Diamond Resorts Holdings, LLC	Discover the Diamond Difference	04/08/2010	85009818
Diamond Resorts Holdings, LLC	The Creature Club	05/04/2010	85030173
Diamond Resorts Holdings, LLC	Be Unique	09/2/2011	85/387,088
Diamond Resorts Holdings, LLC	SJC Fashion Stefano Jiuseppi Carrera	10/13/2011	85/414,188
Diamond Resorts Holdings, LLC	Diamond Resorts International	10/13/2011	85/446,890
Diamond Resorts Holdings, LLC	D and Design	02/05/2013	85/446,882
Diamond Resorts Holdings, LLC	Diamond Dream	04/08/2010	85/841,081

State Trademark Registrations

State	Mark	Reg. Date	Reg. No.

Arizona	Krazy Kyote (Class 16)	8/25/2020	44270
Arizona	Krazy Kyote (Class 18)	8/25/2020	44271
Arizona	Krazy Kyote (Class 20)	8/25/2020	44272
Arizona	Krazy Kyote (Class 25)	8/25/2020	44273
Arizona	Krazy Kyote (Class 28)	8/25/2020	44274
Arizona	Krazy Kyote (Class 30)	8/25/2020	44275
Arizona	Krazy Kyote (Class 32)	8/25/2020	44276
Arizona	Krazy Kyote (Class 35)	8/25/2020	44277
Arizona	Krazy Kyote (Class 36)	8/25/2020	44278
Arizona	Krazy Kyote (Class 39)	8/25/2020	44279
Arizona	Krazy Kyote (Class 42)	8/25/2020	44280
Arizona	Krazy Kyote (Class 43)	8/25/2020	44281

*Owner entity for all of the above trademark registrations is Diamond Resorts International Marketing, Inc.

Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Belgium	Diamond Resorts	07/22/2008	6139463
CTM (European Community)	Diamond Resorts International	12/04/2008	6550487
CTM (European Community)	Diamond Resorts	02/22/2010	8507808
Canada	Diamond Resorts International	05/20/2010	TMA767565

EXHIBIT D

Australia	Diamond Resorts International	07/20/2012	1456094
Australia	D And Design	07/20/2012	1456095
Bermuda	D And Design	12/21/2012	51293
Bermuda	Diamond Resorts International	12/21/2012	51291
Bermuda	Diamond Resorts International	12/21/2012	51290
Bermuda	D And Design	12/21/2012	51292
Community Trademark	Creature Club	01/24/2011	9310749
Community Trademark	D & Design	01/24/2011	9310582
Community Trademark	Diamond Difference	01/24/2011	9310301
Community Trademark	Diamond Experience Ambassador	01/24/2011	9310509
Community Trademark	Diamond Service Excellence	01/24/2011	9310426
Community Trademark	Discover the Diamond Difference	01/24/2011	9310376
Community Trademark	The Diamond Advantage	01/24/2011	9310251
Community Trademark	The Diamond Way	01/24/2011	9310632
Community Trademark	The Maui Pizza Co.	12/28/2010	9310673
Community Trademark	The Meaning of Yes & D Design	02/04/2011	9333931
Community Trademark	Driven & D Design	02/04/2011	9333981
Community Trademark	Simply…Paradise & D Design	02/04/2011	9333832
Community Trademark	Relaxation…Simplified & D Design	02/04/2011	9333477
Community Trademark	Simplicity, Choice, Comfort & D Design	02/04/2011	9333782
Community Trademark	Say Yes To the Guest & D Design	02/04/2011	9334021
Community Trademark	Diamond Resorts International	04/18/2012	10368751
Community Trademark	D & Design	04/18/2012	10368777
Costa Rica	D And Design	04/12/2012	217437
Costa Rica	D And Design	04/12/2012	217438
France	The Club	12/24/2010	103756309
Italy	The Club	02/25/2011	1424619
Jamaica	Diamond Resorts International	07/03/2012	59318
Jamaica	D and Design	07/03/2012	59319
Japan	Diamond Resorts International	07/06/2012	5506173
Japan	D & Design	07/06/2012	5506174
Mexico	D and Design	05/22/2012	1286932

EXHIBIT D

Mexico	Diamond Resorts International	05/16/2012	1285735
Mexico	Diamond Resorts International	05/23/2012	1287141
Mexico	D And Design	05/22/2012	1286931
Morocco	Diamond Resorts International	12/17/2011	141646
Morocco	D And Design	12/17/2011	141647
Norway	Diamond Resorts International	03/28/2012	264710
Norway	D and Design	07/06/2012	266302
Portugal	The Club	10/25/2010	470019
Saint Maarten	D and Design	04/10/2012	13859
Saint Maarten	Diamond Resorts International	04/10/2012	13860
South Korea	Diamond Resorts International	01/11/2013	41-0249052
South Korea	D and Design	01/11/2013	41-0249051
Spain	The Club	12/23/2010	2942561
St. Kitts-Nevis	Diamond Resorts International	12/06/2011	2011/0412S
St. Kitts-Nevis	D and Design	12/06/2011	2011/0413S
Turkey	Diamond Resorts International	03/06/2013	2011/119048
Turkey	D and Design	02/12/2013	2011/119084
* Owner entity for all the above trademark registrations is Diamond Resorts Holdings, LLC.

Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.
Antigua & Barbado	Diamond Resorts International	01/31/2012	35/2012
Antigua & Barbado	D & Design	01/31/2012	32/2012
Argentina	D And Design	11/25/2011	3131418
Argentina	Diamond Resorts International	11/25/2011	3131421
Argentina	Diamond Resorts International	11/25/2011	3131419
Argentina	D And Design	11/25/2011	313416
Bahamas	D And Design	02/09/2012	35533
Bahamas	Diamond Resorts International	02/13/2012	35540

EXHIBIT D

Bahamas	Diamond Resorts International	02/13/2012	35541
Bahamas	D And Design	02/09/2012	35532
Barbados	D And Design	11/25/2011	81/28866
Barbados	Diamond Resorts International	11/25/2011	81/28864
Barbados	Diamond Resorts International	11/25/2011	81/28863
Barbados	D And Design	11/25/2011	81/28865
Brazil	D And Design	12/07/2011	831277777
Brazil	D And Design	12/07/2011	831277785
Brazil	Diamond Resorts International	03/13/2012	831277807
Brazil	Diamond Resorts International	12/07/2011	831277726
Brazil	Diamond Resorts International	12/07/2011	831277793
Brazil	D And Design	12/07/2011	831277750
Canada	Diamond Resorts International	10/25/2011	1549141
Canada	D & Design	10/25/2011	1549143
Chile	Diamond Resorts International	01/11/2012	988297
Chile	D And Design	01/11/2012	988295
China P.R.	D And Design	12/01/2011	10256764
China P.R.	Diamonds Resorts International	12/01/2011	10256761
China P.R.	Diamonds Resorts International	03/14/2012	10256762
China P.R.	D And Design	12/01/2011	10256765
Costa Rica	Diamond Resorts International	11/29/2011	2011-11781
Costa Rica	Diamond Resorts International	11/29/2011	2011-11780
CTM (European Community)	THE Club	02/12/2009	7598451
Dominican Republic	Diamond Resorts International	01/06/2012	2012-491
Dominican Republic	D And Design	01/06/2012	2012-490
India	Diamond Resorts International	12/23/2011	2255480
India	D And Design	12/23/2011	2255479
Indonesia	Diamond Resorts International	11/24/2011	J00.2011.047872
Indonesia	D And Design	11/24/2011	J00.2011.047875
Malaysia	D And Design	12/06/2011	2011021403

EXHIBIT D

Malaysia	Diamond Resorts International	12/06/2011	2011021401
Malaysia	Diamond Resorts International	12/06/2011	2011021400
Malaysia	D And Design	12/06/2011	2011021402
Mexico	The Club	07/24/2012	1294357
Mexico	The Club	07/24/2012	1294358
Mexico	The Club At Diamond Resorts International	03/11/2013	1356248
Mexico	The Club At Diamond Resorts International	03/11/2013	1356249
Panama	D and Design	10/25/2011	205743
Panama	Diamond Resorts International	10/25/2011	205736
Panama	Diamond Resorts International	10/25/2011	205745
Panama	D And Design	10/25/2011	205746
South Africa	D And Design	12/05/2011	2011/31170
South Africa	Diamond Resorts International	12/05/2011	2011/31172
South Africa	Diamond Resorts International	12/05/2011	2011/31171
South Africa	D And Design	12/05/2011	2011/31169
Thailand	D And Design	12/02/2011	828000
Thailand	Diamond Resorts International	12/02/2011	827998
Thailand	Diamond Resorts International	12/02/2011	827997
Thailand	D And Design	12/02/2011	827999
Uruguay	Diamond Resorts International	11/26/2011	429845
Uruguay	D And Design	11/26/2011	429844
* Owner entity for all the above trademark applications is Diamond Resorts Holdings, LLC.
Trade Names

EXHIBIT D

Owner Entity	Country Where Used	Trade Names
These trade names are active and currently in use.
MMG Development Corporation	United States, Tennessee	Bent Creek Golf Course – Expires 02/09/2014
West Maui Resort Partners, LLP	United States, Hawaii	Activity Warehouse – Expires 08/22/2016
Diamond Resorts Corporation	United States, Nevada	Diamond Resorts International – Expires 12/31/2014
Diamond Resorts International Club, Inc.	Unites States, Florida	THE Club – Expires 06/20/2018
Diamond Resorts International Marketing, Inc.	United States, Arizona	Arizona Tourism Center – Expires 06/19/2016
Diamond Resorts International Marketing, Inc.	United States, Arizona	Kyote Krazy Activities and Tours – Expires 03/03/2016
Diamond Resorts International Marketing, Inc.	United States, Nevada	Activity Warehouse – Expires 12/31/2015

EXHIBIT D

TRADEMARK/TRADE NAMES OWNED BY HOLDINGS
U.S. Trademark Registrations
None.
U.S. Trademark Applications
None.

State Trademark Registrations
None.
Non-U.S. Trademark Registrations
None.
Non-U.S. Trademark Applications
None.
Trade Names
None.

EXHIBIT D

LICENSES
Licenses/Sublicenses of Borrower and Subsidiary Grantors as Licensor/Sublicensor on Date Hereof
A.  Copyrights
U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

NONE

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicense	Title of Non-U.S. Copyrights	Author	Reg. No.

NONE

B.  Patents
U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

NONE

U.S. Patent Applications

EXHIBIT D

Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

NONE

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

C.  Trademarks
U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

NONE

U.S. Trademark Applications

EXHIBIT D

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

NONE

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

NONE

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

NONE

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

NONE

EXHIBIT D

LICENSES

Licenses/Sublicenses of Holdings as Licensor/Sublicensor on Date Hereof
A.  Copyrights
U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

NONE

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicense	Title of Non-U.S. Copyrights	Author	Reg. No.

NONE

B.  Patents
U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

NONE

EXHIBIT D

U.S. Patent Applications

Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

NONE

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

C.  Trademarks
U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

NONE

U.S. Trademark Applications

EXHIBIT D

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

NONE

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

NONE

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

NONE

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

NONE

Exhibit A to the
Security Agreement

SUPPLEMENT NO. [●] (this “Supplement”) dated as of [●], 20[●] to the Security Agreement dated as of September 11, 2013 (the “Security Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland Corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware

EXHIBIT D

corporation (“Holdings”), the other Subsidiaries of Holdings from time to time party thereto (each such Subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Secured Parties (as defined therein).
A. Reference is made to the Credit Agreement dated as of September 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.16 of the Security Agreement provides that additional Subsidiaries of Holdings may become Subsidiary Grantor under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 6.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Subsidiary Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered

EXHIBIT D

by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.
SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Security Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

EXHIBIT D

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent,
by

Name:
Title:

EXHIBIT D

Schedule I to
Supplement No. [●] to the
Security Agreement

Collateral of the New Subsidiary
EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule V to the
Security Agreement.]

Exhibit B to the
Security Agreement
FORM OF PERFECTION CERTIFICATE

EXHIBIT E

GUARANTEE AGREEMENT
dated as of
September 11, 2013,
among
DIAMOND RESORTS CORPORATION,
DIAMOND RESORTS INTERNATIONAL, INC.,
the other Subsidiaries of Holdings
from time to time party hereto

and
CREDIT SUISSE AG,
as Administrative Agent

EXHIBIT E

		Page
	ARTICLE I

	Definitions
SECTION 1.01	Credit Agreement	1
SECTION 1.02	Other Defined Terms	1

	ARTICLE II

	Guarantee
SECTION 2.01	Guarantee	3
SECTION 2.02	Guarantee of Payment	3
SECTION 2.03	No Limitations, Etc	3
SECTION 2.04	Reinstatement	4
SECTION 2.05	Agreement To Pay; Subrogation	4
SECTION 2.06	Information	5
SECTION 2.07	Limitation on Liability	5

	ARTICLE III

	Indemnity, Subrogation and Subordination
SECTION 3.01	Indemnity and Subrogation	5
SECTION 3.02	Contribution and Subrogation	5
SECTION 3.03	Subordination	6
	ARTICLE IV

	Representations and Warranties

	ARTICLE V

	Miscellaneous
SECTION 5.01	Notices	6
SECTION 5.02	Survival of Agreement	6
SECTION 5.03	Binding Effect; Several Agreement	7
SECTION 5.04	Successors and Assigns	7
SECTION 5.05	Administrative Agent's Fees and Expenses; Indemnification	7
SECTION 5.06	Applicable Law	8
SECTION 5.07	Waivers; Amendment	8
SECTION 5.08	WAIVER OF JURY TRIAL	9
SECTION 5.09	Severability	9

EXHIBIT E

SECTION 5.10	Counterparts	9
SECTION 5.11	Headings	9
SECTION 5.12	Jurisdiction; Consent to Service of Process	9
SECTION 5.13	Termination or Release	10
SECTION 5.14	Additional Guarantors	10
SECTION 5.15	Right of Setoff	11

Schedules
Schedule I	Subsidiary Guarantors

Exhibits
Exhibit A	Form of Supplement to the Guarantee Agreement

EXHIBIT E

Schedules
Schedule I    Subsidiary Guarantors

Exhibits

Exhibit A    Form of Supplement to the Guarantee Agreement

EXHIBIT E

GUARANTEE AGREEMENT dated as of September 11, 2013 (this “Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE AG, as administrative agent (in such capacity, together with it successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of September 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.
The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower, Holdings and each Subsidiary Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and each Guarantor is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement (including in the preliminary statement hereto) and not otherwise defined herein have the meanings set forth in the Credit Agreement.
(b)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.

EXHIBIT E

“Collateral Agent” shall mean Wells Fargo Bank, National Association and its successors and assigns, in its capacity as collateral agent under the Security Agreement referred to in the Credit Agreement.
“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors.
“Holdings” has the meaning assigned to such term in the preamble hereto.
“Lenders” shall have the meaning assigned to such term in the preliminary statement.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and the Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding (or would accrue but for the operation of applicable Debtor Relief Laws), regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided that (a) obligations of the Loan Parties under any Secured Cash Management Agreement or Secured Hedging Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantees effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedging Agreements or obligations under Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of the Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, (e) the Hedge Banks to the extent they are party to one or more Secured Hedging Agreements, (f) the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and (g) the permitted successors and assigns of each of the foregoing.

EXHIBIT E

“Subsidiary Guarantors” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.
ARTICLE II

Guarantee
SECTION 2.01.    Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of independent payment obligation, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor waives notice of any default under the Obligations or any of the Loan Documents.
SECTION 2.02.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any Collateral held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person. Each Guarantor further agrees that, upon the occurrence and continuance of an Event of Default, the Administrative Agent or any other Secured Party may, subject, in the case of enforcing against any Collateral, to the Security Agreement and the applicable Intercreditor Agreement, institute legal proceedings directly against such Guarantor without first proceeding against the Borrower.
SECTION 2.03.    No Limitations, Etc. (a) Except for the limitations set forth in Section 2.07 and/or the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.13, to the fullest extent permitted by applicable law, the Obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement (other than the termination or release of such Guarantor’s obligations hereunder as expressly provided in Section 5.13), including with respect to any other Guarantor under this Agreement, (iii) the release or any impairment of or failure to perfect any Collateral held by the Collateral Agent or any other

EXHIBIT E

Secured Party as security for any of the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) the failure of the Administrative Agent or any other Secured Party to exercise any right or remedy against any other guarantor of the Obligations, (vi) except as expressly set forth in Section 5.13, any change in ownership of such Guarantor or (vii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly acknowledges and agrees that the Collateral Agent may take and hold any Collateral for the payment and performance of the Obligations, may exchange, waive or release any or all such Collateral (with or without consideration), may enforce or apply such Collateral and direct the order and manner of any sale thereof in its sole discretion or may release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party (including any defenses based on suretyship or impairment of collateral) or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and the other Secured Parties may, at their election and to the extent permitted by the Loan Documents and by applicable law, foreclose on any Collateral held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any Collateral.
SECTION 2.04.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
SECTION 2.05.    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent pay, or cause to be paid,

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in cash, to the Administrative Agent for distribution to the applicable Secured Parties, the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07.    Limitation on Liability. Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Guarantor, voidable under applicable laws relating to financial assistance, corporate benefit, fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
ARTICLE III

Indemnity, Subrogation and Subordination
SECTION 3.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 3.02.    Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (a) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.14, the date of the

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supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.
SECTION 3.03.    Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.
(b)    The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE IV

Representations and Warranties
Each Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action, and this Agreement has been duly executed and delivered by such Guarantor and is the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and (b) as of the date hereof, all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct.
ARTICLE V

Miscellaneous
SECTION 5.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 5.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any

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other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended pursuant to the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated.
SECTION 5.03.    Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 5.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
SECTION 5.05.    Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder in accordance with Section 9.05 of the Credit Agreement.
(b)    Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Administrative Agent, the other Secured Parties and each Related Party of any of the Secured Parties against, and hold each Secured Party and its Related Parties harmless from, any and all losses, claims, damages, liabilities, and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Secured Party and its Related Parties incurred by or asserted against any Secured Party or its Related Parties arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Secured Party or any of its Related Parties is a party thereto or whether initiated by a third party or by any Loan Party or any Affiliate thereof; provided that such indemnity shall not,

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as to any Secured Party or any of its Related Parties, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party or such Related Party. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives any claim against any Secured Party and its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loans or the use of proceeds thereof.
(b)    Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereunder and secured by the other Security Documents. The provisions of this Section 5.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 5.05 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06(a) of the Credit Agreement.
SECTION 5.06.    Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.07.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver,

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amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
SECTION 5.08.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.
SECTION 5.09.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.10.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12.    Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment

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in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(b)    Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 5.12. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each Guarantor hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of the Administrative Agent to serve process in any other manner permitted by law.
SECTION 5.13.    Termination or Release. (a) This Agreement and the guarantees made herein shall terminate when all the Obligations (other than contingent indemnification obligations as to which no claim has been made) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
(b)    A Subsidiary Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or representation or warranty by the Administrative Agent or any other Secured Party. Without limiting the provisions of Section 5.05, the Borrower shall reimburse the Administrative Agent upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 5.13.
SECTION 5.14.    Additional Guarantors. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Guarantor and a Subsidiary Guarantor. Upon execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Exhibit A hereto (a “Supplement”), such Subsidiary shall become a Guarantor and a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Guarantor and Subsidiary Guarantor herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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SECTION 5.15.    Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 5.15 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DIAMOND RESORTS CORPORATION
by

Name:
Title:

DIAMOND RESORTS INTERNATIONAL, INC.,
by

Name:
Title:

EXHIBIT E

AKGI-ST. MAARTEN N.V.
CHESTNUT FARMS, LLC
CUMBERLAND GATE, LLC
DIAMOND RESORTS CALIFORNIA COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS CENTRALIZED SERVICES COMPANY
DIAMOND RESORTS CITRUS SHARE HOLDING, LLC
DIAMOND RESORTS CORAL SANDS DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE I DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE II DEVELOPMENT, LLC
DIAMOND RESORTS CYPRESS POINTE III DEVELOPMENT, LLC
DIAMOND RESORTS DAYTONA DEVELOPMENT, LLC
DIAMOND RESORTS DEVELOPER AND SALES HOLDING COMPANY
DIAMOND RESORTS DPM DEVELOPMENT LLC
DIAMOND RESORTS EPIC MORTGAGE HOLDINGS, LLC
DIAMOND RESORTS FALL CREEK DEVELOPMENT, LLC
DIAMOND RESORTS FINANCE HOLDING COMPANY
DIAMOND RESORTS FINANCIAL SERVICES, INC.
DIAMOND RESORTS GRAND BEACH I DEVELOPMENT, LLC
DIAMOND RESORTS GRAND BEACH II DEVELOPMENT, LLC
DIAMOND RESORTS GREENSPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS HAWAII COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS HILTON HEAD DEVELOPMENT, LLC
DIAMOND RESORTS HOLDINGS, LLC,
DIAMOND RESORTS INTERNATIONAL CLUB, INC.
DIAMOND RESORTS INTERNATIONAL MARKETING, INC.
DIAMOND RESORTS INTERNATIONAL MARKETING MEXICO, LLC
DIAMOND RESORTS LAS VEGAS DEVELOPMENT, LLC
DIAMOND RESORTS MANAGEMENT & EXCHANGE HOLDING COMPANY
DIAMOND RESORTS MANAGEMENT, INC.
DIAMOND RESORTS MGV DEVELOPMENT LLC
DIAMOND RESORTS MORTGAGE HOLDINGS, LLC
DIAMOND RESORTS MYSTIC DUNES DEVELOPMENT, LLC
DIAMOND RESORTS PALM SPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS POCO DIABLO DEVELOPMENT, LLC
DIAMOND RESORTS POIPU DEVELOPMENT, LLC
DIAMOND RESORTS POLO DEVELOPMENT, LLC
DIAMOND RESORTS PORT ROYAL DEVELOPMENT, LLC
DIAMOND RESORTS POWHATAN DEVELOPMENT, LLC
DIAMOND RESORTS RESIDUAL ASSETS DEVELOPMENT, LLC
DIAMOND RESORTS RESIDUAL ASSETS FINANCE, LLC
DIAMOND RESORTS RESIDUAL ASSETS M&E, LLC
DIAMOND RESORTS RIDGE ON SEDONA DEVELOPMENT, LLC
DIAMOND RESORTS RIDGE POINTE DEVELOPMENT, LLC
DIAMOND RESORTS SAN LUIS BAY DEVELOPMENT, LLC
DIAMOND RESORTS SANTA FE DEVELOPMENT, LLC
DIAMOND RESORTS SCOTTSDALE DEVELOPMENT, LLC
DIAMOND RESORTS SEDONA SPRINGS DEVELOPMENT, LLC
DIAMOND RESORTS SEDONA SUMMIT DEVELOPMENT, LLC
DIAMOND RESORTS ST. CROIX DEVELOPMENT, LLC
DIAMOND RESORTS STEAMBOAT DEVELOPMENT, LLC
DIAMOND RESORTS TAHOE BEACH & SKI DEVELOPMENT, LLC
DIAMOND RESORTS TETON CLUB DEVELOPMENT, LLC
DIAMOND RESORTS U.S. COLLECTION DEVELOPMENT, LLC
DIAMOND RESORTS VILLA MIRAGE DEVELOPMENT, LLC
DIAMOND RESORTS VILLAS OF SEDONA DEVELOPMENT, LLC
DIAMOND RESORTS WEST MAUI DEVELOPMENT, LLC
FOSTER SHORES, LLC

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GEORGE ACQUISITION SUBSIDIARY, INC.
GINGER CREEK, LLC
GRAND ESCAPES, LLC
INTERNATIONAL TIMESHARES MARKETING, LLC
LAKE TAHOE RESORT PARTNERS, LLC
MAZATLAN DEVELOPMENT INC.
MMG DEVELOPMENT CORP.
POIPU RESORT PARTNERS, L.P.
RESORT MANAGEMENT INTERNATIONAL, INC.
RESORTS DEVELOPMENT INTERNATIONAL, INC.
WALSHAM LAKE, LLC
WEST MAUI RESORT PARTNERS, L.P.
CRESCENT ONE, LLC
ISLAND ONE, INC.
ISLAND ONE RESORTS MANAGEMENT CORPORATION
GALAXY EXCHANGE COMPANY
NAVIGO VACATION CLUB, INC.

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By:
Name:
Title:

Acting on behalf of each of the Subsidiary Guarantors set forth above

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Schedule I to the Guarantee Agreement
SUBSIDIARY GUARANTORS

Entity Name	Jurisdiction of Organization
1. AKGI-St. Maarten N.V.	DE
2. Chestnut Farms, LLC	NV
3. Cumberland Gate, LLC	DE
4. Diamond Resorts California Collection Development, LLC	DE
5. Diamond Resorts Centralized Services Company	DE
6. Diamond Resorts Citrus Share Holding, LLC	DE
7. Diamond Resorts Coral Sands Development, LLC	DE
8. Diamond Resorts Cypress Pointe I Development, LLC	DE
9. Diamond Resorts Cypress Pointe II Development, LLC	DE
10. Diamond Resorts Cypress Pointe III Development, LLC	DE
11. Diamond Resorts Daytona Development, LLC	DE
12. Diamond Resorts Developer and Sales Holding Company	DE
13. Diamond Resorts DPM Development LLC	NV
14. Diamond Resorts Epic Mortgage Holdings, LLC	DE
15. Diamond Resorts Fall Creek Development, LLC	DE
16. Diamond Resorts Finance Holding Company	DE
17. Diamond Resorts Financial Services, Inc.	NV
18. Diamond Resorts Grand Beach I Development, LLC	DE
19. Diamond Resorts Grand Beach II Development, LLC	DE
20. Diamond Resorts Greensprings Development, LLC	DE
21. Diamond Resorts Hawaii Collection Development, LLC	DE
22. Diamond Resorts Hilton Head Development, LLC	DE
23. Diamond Resorts Holdings, LLC 24. Diamond Resorts International Club, Inc.	NV FL
25. Diamond Resorts International Marketing, Inc.	CA
26. Diamond Resorts International Marketing Mexico, LLC	NV
27. Diamond Resorts Las Vegas Development, LLC	DE
28. Diamond Resorts Management & Exchange Holding Company	DE
29. Diamond Resorts Management, Inc.	AZ
30. Diamond Resorts MGV Development LLC	NV

EXHIBIT E

Entity Name	Jurisdiction of Organization
31. Diamond Resorts Mortgage Holdings, LLC	DE
32. Diamond Resorts Mystic Dunes Development, LLC	NV
33. Diamond Resorts Palm Springs Development, LLC	DE
34. Diamond Resorts Poco Diablo Development, LLC	DE
35. Diamond Resorts Poipu Development, LLC	DE
36. Diamond Resorts Polo Development, LLC	NV
37. Diamond Resorts Port Royal Development, LLC	DE
38. Diamond Resorts Powhatan Development, LLC	DE
39. Diamond Resorts Residual Assets Development, LLC	DE
40. Diamond Resorts Residual Assets Finance, LLC	DE
41. Diamond Resorts Residual Assets M&E, LLC	DE
42. Diamond Resorts Ridge on Sedona Development, LLC	DE
43. Diamond Resorts Ridge Pointe Development, LLC	DE
44. Diamond Resorts San Luis Bay Development, LLC	DE
45. Diamond Resorts Santa Fe Development, LLC	DE
46. Diamond Resorts Scottsdale Development, LLC	DE
47. Diamond Resorts Sedona Springs Development, LLC	DE
48. Diamond Resorts Sedona Summit Development, LLC	DE
49. Diamond Resorts St. Croix Development, LLC	DE
50. Diamond Resorts Steamboat Development, LLC	DE
51. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
52. Diamond Resorts Teton Club Development, LLC	NV
53. Diamond Resorts U.S. Collection Development, LLC	DE
54. Diamond Resorts Villa Mirage Development, LLC	DE
55. Diamond Resorts Villas of Sedona Development, LLC	DE
56. Diamond Resorts West Maui Development, LLC	DE
57. Foster Shores, LLC	MO
58. George Acquisition Subsidiary, Inc.	NV
59. Ginger Creek, LLC	DE
60. Grand Escapes, LLC	DE
61. International Timeshares Marketing, LLC	DE
62. Lake Tahoe Resort Partners, LLC	CA
63. Mazatlan Development Inc.	WA

EXHIBIT E

Entity Name	Jurisdiction of Organization
64. MMG Development Corp.	FL
65. Poipu Resort Partners, L.P.	HI
66. Resort Management International, Inc.	CA
67. Resorts Development International, Inc.	NV
68. Walsham Lake, LLC	MO
69. West Maui Resort Partners, L.P.	DE
70. Crescent One, LLC	FL
71. Island One, Inc.	FL
72. Island One Resorts Management Corporation	FL
73. Galaxy Exchange Company	FL
74. Navigo Vacation Club, Inc.	FL

EXHIBIT E

Exhibit A to the Guarantee Agreement
SUPPLEMENT NO. [●] (this “Supplement”) dated as of [●], to the Guarantee Agreement dated as of September 11, 2013 (the “Guarantee Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), certain Subsidiaries of Holdings from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and Holdings are collectively referred to herein as the “Guarantors”) and CREDIT SUISSE AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).
A. Reference is made to the Credit Agreement dated as of September 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.
C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Section 5.14 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Guarantors and Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor and a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and a Subsidiary Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor and a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. Each reference to a “Guarantor” or a “Subsidiary

EXHIBIT E

Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its out of pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Administrative Agent, as and to the extent provided in Section 5.05 of the Guarantee Agreement and Section 9.05 of the Credit Agreement.
[Remainder of this page intentionally left blank]

EXHIBIT E

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by

Name:
Title:

by

Name:
Title:

EXHIBIT F-1

Katten
KattenMuchinRosenman LLP
525 W. Monroe Street
Chicago. IL 80661-3693
312.902.5200 tel
312-902·1061 fx
September 11, 2013
Credit Suisse AG, as Administrative Agent, and
Credit Suisse AG

JPMorgan Chase Bank, N.A.
Bank of America, N.A. (collectively, the "Lenders"), and
Each of the addressees on Schedule 1
attached hereto and made a part hereof

Re:	$25,000,000 Diamond Resorts Corporation Senior Secured Revolving Credit Facility (the "Facility")
Ladies and Gentlemen:
We have acted as special counsel to Diamond Resorts Corporation, a Maryland corporation (the "Company"), Diamond Resorts Holdings, LLC, a Nevada limited liability company ("Holdings"), Diamond Resorts International, Inc., a Delaware corporation ("Parent"), each of the direct and indirect U.S. subsidiaries of the Company (each, a "Subsidiary, and collectively, the "Subsidiaries"), which are guaranteeing the payment and performance of the Obligations, as indicated on Schedule 2 (and, together with Parent and Holdings, each, a "Guarantor" and collectively, the "Guarantors"), in connection with that certain Credit Agreement dated as of September 11, 2013 (the "Agreement") among the Company, Parent, the Lenders and Credit Suisse AG, as Administrative Agent, governing the extension of credit under the Facility by the Lenders to and for the benefit of the Company, as described in the Agreement and the other Transaction Documents itemized on Schedule 3 attached hereto and made a part hereof (collectively, the "Transaction"). This opinion is being rendered at the request of the Company, together with Holdings, Parent and the other Guarantors (collectively, the "Loan Parties") and is being delivered pursuant to Section 4.02(a)(i) of the Agreement.
Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement or the Security of Agreement, as defined below, as applicable .
In connection with this opinion, we have examined copies or forms of each of the Transaction Documents, each dated, unless otherwise noted, as of the date hereof.
We have examined the original or certified copies of those limited liability company, partnership, corporate and other records, agreements and instruments of the Loan Parties, certificates of public officials and of officers and other representatives of the Loan Parties, and such other documents and records, and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The partnership agreements, limited liability company agreements, certificates or articles of incorporation or formation, by-laws, operating agreements and the other organizational documents of the Loan Parties, including those listed on Schedule 4, are sometimes referred to herein collectively as the "Organizational Documents." As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Loan Parties contained in the Transaction Documents.
In making such examination, with your permission, we have assumed:

(i)	the genuineness of all signatures other than those of the Loan Parties;

(ii)
all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

(iii)	that each of the parties to the Transaction Documents (other than the Loan Parties) has the power to enter into and perform each of its respective obligations thereunder;

(iv)	the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Loan Parties);

(v)	the accuracy of representations and warranties of the Loan Parties set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

(vi)	the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(vii)	there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York including, without limitation, the Uniform Commercial Code as in effect in the State of New York (the "NY-UCC"), the Limited Liability Company Act as in effect in the State of Delaware, the Revised Uniform Limited Partnership Act as in effect in the State of Delaware, the General Corporation Law as in effect in the State of Delaware, the Uniform Commercial Code as in effect in the State of Delaware (the "DE-UCC"; and the NY-UCC and the DE-UCC are hereinafter collectively referred to as the "UCC") and federal statutes of the United States (collectively, the "Subject Laws"). As to all matters regarding the existence and good standing of Loan Parties organized under the laws of the States of Arizona, California, Delaware, Florida, Hawaii, Nevada, Maryland, Missouri and Washington, we have relied upon the applicable Organizational Documents of such Loan Party. As to all matters regarding the laws of the States of Maryland, California, Arizona and Nevada, we have relied exclusively, without further investigation, upon the opinion of Ballard Spahr LLP, dated as of the date hereof, a copy of which is attached hereto as Exhibit A. As to all matters regarding the laws of the State of Florida, we have relied exclusively, without further investigation, upon the opinion of Holland & Knight, dated as of the date hereof, a copy of which is attached hereto as Exhibit B. As to all matters regarding the laws of the State of Hawaii, we have relied exclusively, without further investigation, upon the opinion of Imanaka Asato LLLC, dated as of the date hereof, a copy of which is attached hereto as Exhibit C. As to all matters regarding the laws of the State of Missouri, we have relied exclusively, without further investigation. upon the opinion of Summers Compton Wells LLC, dated as of the date hereof, a copy of which is attached hereto as Exhibit D. The opinions attached as Exhibits A through D are hereinafter collectively referred to as the "Local Opinions."
We have reviewed and have relied upon, and assume for all purposes of this opinion the completeness and accuracy of, National Corporate Research, Ltd. 's lien search reports for the Loan Parties (collectively, the "UCC Search Reports"), which were ordered by the Loan Parties. We confirm that the UCC Search Reports set forth the proper filing offices as to each Loan Party and the proper debtors (which we assume are only the Loan Parties) necessary to identify those persons who, under the applicable UCC, have on file financing statements against the searched parties covering the Collateral as of various dates through the date hereof. We confirm that the UCC Search Reports identify no Person that filed any such financing statement describing any collateral that does or could include the Collateral except as set forth in the summary of the various financing statements and secured parties attached hereto as Exhibit E (collectively, the "Filed Statements").

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

1
The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. Parent is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Each other Loan Party is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, as delineated in Schedule 2. Each Loan Party has all necessary corporate, partnership or limited liability power and authority to execute and deliver and perform its obligations under each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

2
Each Loan Party is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, to transact business as now conducted and as proposed to be conducted and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.

3
The execution and delivery by each Loan Party of the Transaction Documents to which it is a party, the performance by it of its obligations thereunder, the obtaining of credit thereunder, the guarantee of the Obligations and the grant of security interests pursuant to the Transaction Documents do not (a) violate the Organizational Documents of such Loan Party, (b) violate any law, rule or regulation of the United States of America, the State of New York or the respective jurisdiction of organization of each Loan Party that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the Loan Parties or the Transaction, or generally applicable to transactions similar to the Transaction, or ( c) to our knowledge, result in a breach of or a default under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other agreement or instrument to which such Loan Party is a party or by which any of its assets are bound.

4
None of the Loan Parties is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

5.
The Transaction Documents have each been duly executed and delivered by each Loan Party that is a party thereto. Each of the Transaction Documents constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(a)     The execution and delivery by each Guarantor of the Guarantee Agreement and the performance of its obligations thereunder have been duly authorized by all corporate,

partnership or limited liability company action on the part of such Guarantor and has been duly executed and delivered by such Guarantor. The Guarantee of each Guarantor constitutes valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms.

(b)
The execution and delivery by each of the Company and each Guarantor of the Security Agreement, the performance of its obligations thereunder and the grant of security interests pursuant thereto have been duly authorized by all corporate, partnership or limited liability company action on the part of the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors, in accordance with its terms and entitled to the benefits and security provided by the Transaction Documents. The Security Agreement, when duly executed and delivered, will create valid and (when all required filings and recordings with respect to, and deliveries of, Collateral have been made as described in the Security Agreement) perfected security interests in the Collateral (subject to the exceptions contemplated or permitted by the Agreement and the Security Agreement). Upon timely delivery to the Collateral Agent of the Pledged Securities (to the extent not previously delivered to the Collateral Agent) in the State of New York, endorsed in blank or accompanied by stock powers endorsed to the Collateral Agent or in blank, the Collateral Agent, for the benefit of the Secured Parties, will have a security interest in the Pledged Securities perfected by control of the Pledged Securities under the NY-UCC. Upon the execution and delivery of the Security Agreement and Pari Passu Intercreditor Agreement, the Collateral Agent will have, for the benefit of the Secured Parties, a security interest in the Pledged Securities delivered to the Collateral Agent prior to the date hereof pursuant to the Senior Secured Notes Documents, perfected by control of such Pledged Securities under the NY -UCC. Subject to the terms of the Pari Passu Intercreditor Agreement, no interest of any other creditor of such applicable grantor.

(c)
The execution and delivery by each of the Loan Parties of the Agreement, the Pari Passu Intercreditor Agreement and the other Transaction Documents (other than the Security Agreement and the Guarantee Agreement) to which it is a party, the performance of its obligations thereunder and the grant of security interests pursuant to such Transaction Documents have been duly authorized by all corporate, partnership or limited liability action on the part of such Loan Party. The Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(d)
Each of the Financing Statements attached hereto in Annex A to be filed with the Secretary of State for the State of Delaware is in proper form for filing with the Secretary of State for the State of Delaware. The filing of the Financing Statements in the office of the Secretary of State for the State of Delaware are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the DE-UCC as described in such Financing Statement which is owned by the applicable Delaware-formed Loan Party.

6.
No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the Transaction, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained on or prior to the Closing Date or (ii) with respect to the perfection of security interests in the Collateral.

7.
Assuming that the Company complies with the provisions of the Agreement relating to the use of proceeds of Loans under the Facility, the execution and delivery of the Agreement by the Company and Parent and the extension of credit under the Agreement and the use of the proceeds thereof will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.
None of the Loan Parties is, and after giving effect to the making and borrowing of Loans under the Facility and the application of the proceeds thereof, no Loan Party shall be an "investment company" as defmed in the Investment Company Act of 1940, as amended.

9.
To our knowledge, other than as set forth in the schedules to the Transaction Documents, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Transaction Documents or which are otherwise material in the context of the Transaction; and no such actions, suits or proceedings are threatened or, to our knowledge, contemplated.

10.
To our knowledge, the execution, delivery and performance of the Transaction Documents and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, except for the Security Agreement, result in the imposition of any material lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or any material agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject, or the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries.

11.
To our knowledge, the Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except (i) as disclosed in the schedules to the Transaction Documents, (ii) as created pursuant to the Security Agreement or (iii) liens permitted under the Agreement and the Security Agreement; and, except as disclosed in the schedule to the Transaction Documents, the Company, the Guarantors and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made, or to be made, thereof by them.

12.
All the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non--assessable and all of the outstanding shares of capital stock or other equity interests of the Company's subsidiaries are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those created pursuant to the Security Agreement and as disclosed in the schedules to the Transaction Documents.
The opinions expressed in Paragraph 5(b) are subject to the following additional qualifications:
(i)     We call your attention to the fact that the Collateral Agent's security interest in the Collateral may be subject to the rights of account debtors in respect of the Collateral, claims and defenses of such account debtors and the terms of agreements with such account debtors.
(ii)    We have assumed that none of the Collateral arises or will arise under agreements that prohibit, restrict or condition the assignment of any portion of the Collateral. We express no opinion as to the effect of any such prohibitions, restrictions or conditions on assignment contained in any account, lease, instrument, chattel paper, payment intangible, health care receivable or letter of credit right. We note that any such prohibition or restriction is subject to the provisions of Sections 9-406,9-407,9-408 and 9-409 of the applicable UCC.

The opinions expressed above are, in addition to any other assumptions, comments or qualification set forth in this letter, subject to the following qualifications and comments:
(a)     There may be possible limitations imposed by law (together with associated delays and costs of enforcement) upon the exercise of certain provisions of any or all of the Transaction Documents, provided that such limitations do not, in our opinion, make the remedies and provisions (taken as a whole) contained in the Transaction Documents invalid as a whole or, subject to increased costs and delay that may be occasioned by such limitations, rendered inadequate for the practical realization of the material rights and benefits afforded thereby.
(b)     We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(c)     In connection with our opinions expressed in Paragraph 5(b) above, the provisions of Section 552 of the Bankruptcy Code would prevent the Collateral Agent from extending its security interest to property acquired by any Loan Party after the commencement by or against such Loan Party of a case under the United States Bankruptcy Code, unless such property constitutes proceeds, products, offspring, rents or profits of property owned by such Loan Party, prior to commencement of any such case.
(d)     Continuation of the validity, perfection and priority of the Collateral Agent's security interest in proceeds of any Collateral is limited to the extent set forth in Section 9-315 of the UCC.
(e)     Article 9 of the UCC requires the filing of continuation statements within specified periods prior to the expiration of five years from the date of the original filing in order to maintain the perfection of the filings referred to in Paragraph 5(b).
(f)     In the case of Collateral acquired by any Loan Party more than a specified period after such Loan Party changes its name, identity or corporate structure as to make UCC Financing Statements seriously misleading, the security interest will not be perfected or have priority unless new appropriate financing statements indicating the new name, identity or corporate structure of the appropriate Loan

Party are properly filed before the expiration of such specified period.
(g)     Except as provided in the opinions expressed in Paragraphs 5(b), 5( d) and 11 above, no opinion is expressed as to the creation, attachment, perfection or priority of any lien or security interest or as to title to any real or personal property.
(h)     In Paragraphs 3, 9, 10, and 11 of this opinion, when we indicate that our opinion is based on our knowledge, our opinion is based solely on (x) the current actual knowledge of the attorneys currently with this Firm who have participated in our representation of the Loan Parties, and (y) the representations and warranties of the parties contained in the Transaction Documents as to factual matters and not as to legal conclusions. We have made no independent investigation as to any such factual matters (however we know of no facts which lead us to believe that such factual matters are untrue or inaccurate).
(i)     Other than as specifically set forth herein, we express no opinion with respect to federal or state taxation, antitrust, money laundering, pension or employee benefit, insurance, securities or so-called "Blue-Sky" laws.

This opinion has been rendered solely for your benefit and each of your respective successors and assigns, in connection with the Facility and the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.
Very truly yours,
/s/ Katten Muchin Rosenman, LLP
KATTEN MUCHIN ROSENMAN LLP

SCHEDULE 1
ADDRESSEES
Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010

JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10179

Bank of America, N.A.
One Bryant Park
New York, New York 10036

Wells Fargo Bank, National Association, as Trustee and Collateral Agent
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017

Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

SCHEDULE 2
GUARANTORS
Entity Name                                  Jurisdiction of Organization
PARENT GUARANTORS
Diamond Resorts International, Inc.                             DE
Diamond Resorts Holdings, LLC                                 NV

COMPANY'S U.S. RESTRICTED SUBSIDIARIES                         (other than Company's special purpose securitization vehicles
1AKGI-St. Maarten N.V.                                 DE
2Chestnut Farms, LLC                                 NV
3Cumberland Gate, LLC                                 DE
4Diamond Resorts California Collection Development, LLC             DE
5Diamond Resorts Centralized Services Company                 DE
6Diamond Resorts Citrus Share Holding, LLC                     DE
7Diamond Resorts Coral Sands Development, LLC                 DE
8Diamond Resorts Cypress Pointe I Development, LLC                 DE
9Diamond Resorts Cypress Pointe II Development, LLC                 DE
10Diamond Resorts Cypress Pointe III Development, LLC                 DE
11Diamond Resorts Daytona Development, LLC                     DE
12Diamond Resorts Developer and Sales Holding Company             DE
13Diamond Resorts DPM Development, LLC                     NV
14Diamond Resorts Epic Mortgage Holdings, LLC                 DE
15Diamond Resorts Fall Creek Development, LLC                 DE
16Diamond Resorts Finance Holding Company                     DE
17Diamond Resorts Financial Services, Inc.                     NV

Entity Name                             Jurisdiction of Organization
18 Diamond Resorts Grand Beach I Development, LLC                 DE
19. Diamond Resorts Grand Beach II Development, LLC                 DE
20Diamond Resorts Greensprings Development, LLC                 DE
21Diamond Resorts Hawaii Collection Development, LLC                DE
22Diamond Resorts Hilton Head Development, LLC                 DE
23Diamond Resorts International Club, Inc.                     FL
24Diamond Resorts International Marketing, Inc.                     CA
25     Diamond Resorts International Marketing Mexico, LLC                NV
26     Diamond Resorts Las Vegas Development, LLC                    DE
27Diamond Resorts Management & Exchange Holding Company             DE
28Diamond Resorts Management, Inc.                         AZ
29Diamond Resorts MGV Development, LLC                     NV

30Diamond Resorts Mortgage Holdings, LLC                     DE

Entity Name                             Jurisdiction of Organization
31Diamond Resorts Mystic Dunes Development, LLC                 NV
32Diamond Resorts Palm Springs Development, LLC                 DE
33Diamond Resorts Poco Diablo Development, LLC                DE
34Diamond Resorts Poipu Development, LLC                     DE
35Diamond Resorts Polo Development, LLC                     NV
36Diamond Resorts Port Royal Development, LLC                 DE
37Diamond Resorts Powhatan Development, LLC                     DE
38Diamond Resorts Residual Assets Development, LLC                 DE
39Diamond Resorts Residual Assets Finance, LLC                     DE
40Diamond Resorts Residual Assets M&E, LLC                     DE
41Diamond Resorts Ridge on Sedona Development, LLC                DE
42Diamond Resorts Ridge Pointe Development, LLC                 DE
43Diamond Resorts San Luis Bay Development, LLC                 DE
44Diamond Resorts Santa Fe Development, LLC                     DE
45Diamond Resorts Scottsdale Development, LLC                    DE
46Diamond Resorts Sedona Springs Development, LLC                 DE
47Diamond Resorts Sedona Summit Development, LLC                 DE
48Diamond Resorts St. Croix Development, LLC                     DE
49Diamond Resorts Steamboat Development, LLC                 DE
50Diamond Resorts Tahoe Beach & Ski Development, LLC             DE
51Diamond Resorts Teton Club Development, LLC                 NV
52Diamond Resorts U.S. Collection Development, LLC                 DE
53Diamond Resorts Villa Mirage Development, LLC                 DE
54Diamond Resorts Villas of Sedona Development, LLC                 DE
55Diamond Resorts West Maui Development, LLC                 DE
56Foster Shores, LLC                                 MO
57George Acquisition Subsidiary, Inc.                         NV
58Ginger Creek, LLC                                 DE
59Grand Escapes, LLC                                 DE
60International Timeshares Marketing, LLC                     DE
61Lake Tahoe Resort Partners, LLC                         CA
62Mazatlan Development Inc.                             WA
63MMG Development Corp.                             FL
64Poipu Resort Partners, L.P.                             HI
65Resort Management International, Inc.                         CA
66Resorts Development International, Inc.                         NV
67Walsham Lake, LLC                                MO
68West Maui Resort Partners, L.P.                             DE
69Crescent One, LLC                                 FL
70Island One, Inc.                                 FL
71Island One Resorts Management Corporation                     FL
72Galaxy Exchange Company                             FL
73Navigo Vacation Club, Inc.                             FL

SCHEDULE 3
TRANSACTION DOCUMENTS

1
Credit Agreement dated as of September 11, 2013, among Diamond Resorts Corporation ("Company"), Diamond Resorts International, Inc.("Parent'), the Lenders named therein and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent") for the Lenders.

2Revolving Promissory Note dated as of September 11, 2013, made by Company to JPMorgan
Chase Bank, N.A.

3	Guarantee Agreement dated as of September 11, 2013, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto and the Administrative Agent.

4
Security Agreement dated as of September 11,2013, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Agent.

5
Pari Passu Intercreditor Agreement dated as of September 11, 2013, among Company, the other Grantors party thereto, Wells Fargo Bank, National Association, as the Collateral Agent and the Authorized Representative for the Indenture Secured Parties, Credit Suisse AG, as the Initial Additional Authorized Representative, and each Additional Authorized Representative from time to time party thereto.

6
Trademark Security Agreement dated as of September 11, 2013, among Company, Parent, the other Subsidiaries of Parent from time to time party thereto, and Wells Fargo Bank, National Association, as Collateral Agent.

7	UCC Financing Statements naming Company, Parent, and the Subsidiaries of Parent, as debtors, and Wells Fargo Bank, National Association, as secured party.

SCHEDULE 4
LOAN PARTY ORGANIZATIONAL DOCUMENTS

Item No.                 Loan Party             Jurisdiction of Organization
BORROWER

1.         Diamond Resorts Corporation                         MD
a) Charter Documents
i.     Articles of Incorporation filed 5/28/96
ii.     Articles of Amendment filed 6/13/96
iii.     Articles of Amendment filed 8/20/96
iv.     Articles of Merger filed 8/20/96
v.     Articles of Merger filed 8/20/96
vi.     Articles of Merger filed 8/20/96
vii.     Articles of Merger filed 8/20/96
viii.     Articles of Merger filed 8/20/96
ix.     Articles of Merger filed 8/20/96
x.     Articles of Merger filed 8/20/96
xi.     Articles of Merger filed 8/20/96
xii.     Articles of Merger filed 8/20/96
xiii.     Articles of Merger filed 8/20/96
xiv.     Articles of Amendment filed 7/14/98
xv.     Articles of Restatement filed 7/14/98
xvi.     Certificate of Resolution filed 10/15/98
xvii.     Articles of Amendment and Restatement filed 7/29/01
xviii.     Resolution to Change Principal Office or Resident Agent filed 6/23/04
xix.     Articles of Amendment filed 6125/04
xx.     Resident Agent's Notice of Change of Address filed 9/5/06
xxi.     Articles of Merger filed 4/27/07
xxii.     Articles of Amendment and Restatement filed 4/27/07
xxiii.     Resolution to Change Principal Office or Resident Agent filed 5/2/07
xxiv.     Articles of Amendment filed 10119/07
xxiiv    Resident Agent's Notice of Change of Address filed 1/30/13
b) Good Standing*/Foreign Qualification
i.     State of NV Certificate issued 9/4/13
ii.     State of MD Certificate issued 9/4/13*

PARENT GUARANTORS
2.         Diamond Resorts Holdings, LLC                         NV
a) Charter Documents
i.     Articles of Incorporation filed 1/11/13
b) Good Standing
i.     State of NV Certificate issued 9/4/13

Item No.                 Loan Party             Jurisdiction of Organization
3.         Diamond Resorts International, Inc.                     DE
a) Charter Documents
i.     Articles of Incorporation filed 1/11/13
ii.     Amended and Restated Certificate filed 7/23/13
iii .     Certificate of Merger filed 7/24/13
b) Good Standing
i.     State of DE Certificate issued 9/4/13

SUBSIDIARY GUARANTORS
4.         AKGI-St. Maarten N.V.                             DE
a) Charter Documents
i.     Certificate of Domestication issued 8/14/96
ii.     Certificate of Incorporation issued 8/14/96
iii.     Certificate of Change of Registered Agent and
Registered Office issued 8/19/98
iv.     Certificate of Change of Location of Registered
Office and of Registered Agent issued 1/23/04
b) Good Standing
i.     State of DE Certificate issued 9/4/13
5.         Chestnut Farms LLC                             NV
a) Charter Document
i.     Articles of Organization filed 3/27/08
b) Good Standing
i.     State of NY Certificate issued 9/4/13
6.         Cumberland Gate, LLC                             DE
a) Charter Document
i.     Certificate of Formation filed 6/4/08
b) Good Standing
i.     State of DE Certificate issued 9/4/13
7.         Diamond Resorts California Collection Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/19/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 12/10/03
iv.     Certificate of Amendment filed 12/15/03
v.     Certificate of Amendment filed 1/23/04
vi.     Certificate of Amendment filed 2/18/05
vii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualifications
i.     State of DE Certificate issued 9/4/13*
ii.     State of NY Certificate issued 9/4/13
iii.     State of    CA Certificate issued 9/5/13
iv.     State of W A Certificate issued 9/6/13
8.         Diamond Resorts Centralized Services Company                 DE
a) Charter Documents
i.     Certificate of Incorporation filed 7/9/02
ii.     Certificate of Change of Location of Registered

Office and of Registered Agent filed 1/23/04
iii.    Certificate of Amendment filed 10/17/07
iv.     Certificate of Merger filed 12/31/09

Item No.             Loan Party                 Jurisdiction of Organization
b) Good Standing */Foreign Qualification
i.     State of    NV Certificate issued 9/4/13
ii.     State of DE Certificate issued 9/4/13*
9.         Diamond Resorts Citrus Share Holding, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
10.         Diamond Resorts Coral Sands Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
11.         Diamond Resorts Cypress Pointe I Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23104
iii     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    FL Certificate issued 9/4/13
12.         Diamond Resorts Cypress Pointe II Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    FL Certificate issued 9/4/13
13.         Diamond Resorts Cypress Pointe III Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 2/11/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
14.         Diamond Resorts Daytona Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*

ii.     State of FL Certificate issued 9/4/13

Item No.             Loan Party                 Jurisdiction of Organization
15.         Diamond Resorts Developer and Sales Holding Company             DE
a) Charter Documents
i.     Certificate of Incorporation filed 8/16/93
ii.     Certificate of Merger filed 8/20/93
iii.     Certificate of Amendment filed 10/12/93
iv.     Certificate of Merger filed 2/07/97
v.     Certificate of Amendment filed 3/18/98
vi.     Certificate of Amendment filed 7/09/02
vii.     Certificate of Change of Location of Registered
Office and of Registered Agent filed 1/23/04
viii.     Certificate of Merger filed 1/11/06
ix.     Certificate of Amendment filed 10/17/07
x.     Certificate of Merger filed 1/9/08
b) Good Standing*/Foreign Qualifications
i.     State of    MO Certificate issued 9/4/13
ii.     State of    CA Certificate issued 9/5/13
iii.     State of AZ Certificate issued 9/4/13
iv.     State of DE Certificate issued 9/4/13*
v.     State of    NV Certificate issued 9/4/13
16.         Diamond Resorts DPM Development, LLC                     NV
a) Charter Document
i.     Articles of Organization filed 11/16/12
b) Good Standing
i.     State of    NV Certificate issued 9/4/13
17.         Diamond Resorts Epic Mortgage Holdings, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Merger filed 1/04/06
v.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    NV Certificate issued 9/4/13
18.         Diamond Resorts Fall Creek Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    MO Certificate issued 9/4/13
19.         Diamond Resorts Finance Holding Company                 DE
a) Charter Documents
i.     Certificate of Incorporation filed 7/9/02
ii.    Certificate of Change of Location of Registered
Office and of Registered Agent filed 1/22/04

iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
iv.     State of    NV Certificate issued 9/4/13

Item No.                     Loan Party             Jurisdiction of Organization
ii. State of DE Certificate issued 9/4/13*
20.         Diamond Resorts Financial Services Inc.                     NV
a) Charter Documents
i.     Articles of Incorporation filed 10/26/98
ii.    Certificate of Amendment filed 10/29/07
b) Good Standing
i. State of NV Certificate issued 9/4/13
21.         Diamond Resorts Grand Beach I Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Merger filed 1/11/06
iv.     Certificate of Amendment 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    FL Certificate issued 9/4/13
22.         Diamond Resorts Grand Beach II Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of    FL Certificate issued 9/4/13
23.         Diamond Resorts Greensprings Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 12/04/02
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     Commonwealth of VA Certificate issued 9/4/13
24.         Diamond Resorts Hawaii Collection Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 11/12/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 6/23/04
v.     Certificate of Amendment filed 7/29/04
vi.     Certificate of Amendment filed 2/18/05
vii.     Certificate of Amendment filed 9/09/05
viii.     Certificate of Amendment filed 10/17/07
ix.     Certificate of Amendment filed 11/19/09
b) Good Standing*/Foreign Qualifications
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13

iii.     State of    NV Certificate issued 9/4/13
iv.     State of CA Certificate issued 9/5/13
v.     State of HI Certificate issued 9/4/13

Item No.             Loan Party                 Jurisdiction of Organization
25.         Diamond Resorts Hilton Head Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.    Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of SC Certificate issued 9/5/13
26.         Diamond Resorts International Club, Inc.                     FL
a) Charter Documents
i.     Articles of Incorporation filed 4/17/98
ii.     Articles of Amendment filed 10/19/07
b) Good Standing*/Foreign Qualifications
i.     State of WV Certificate issued 9/4/13
ii.     State of NV Certificate issued 9/4/13
iii.     State of NE Certificate issued 915/13
            iv.     State of MO Certificate issued 9/4/13
v.     State of MD Certificate issued 9/4/13
vi.     State of FL Certificate issued 9/4/13*
            vii.     State of CA Certificate issued 9/5/13
viii.     State of CO Certificate issued 9/4/13
ix.     State of AR Certificate issued 9/4/13
x.     Commonwealth of V A Certificate issued 9/4/13
xi.     State of    NC Certificate issued 9/4/13
xii.     State of IL Certificate issued 9/4/13
xiii.     State of HI Certificate issued 9/4/13
xiv.     State of NM Certificate issued 9/5/13
xv.     State of OR Certificate issued 9/4/13
xvi.     State of TN Certificate issued 9/4/13
27.         Diamond Resorts International Marketing, Inc.                 CA
a) Charter Documents
i.     Articles of Incorporation filed 3/24/94
ii.     Certificate of Amendment filed 11/2/07
b) Good Standing*/Foreign Qualifications
i.     State of SC Certificate issued 9/5/13
ii.     State of NH Certificate issued 9/5/13
iii.     State of NM Certificate issued 9/5/13
iv.     State of NV Certificate issued 9/4/13
v.     Commonwealth of KY Certificate issued 9/4/13
vi.     State of IL Certificate issued 9/4/13
vii.     State of WI Certificate issued 9/6/13
viii.     State of UT Certificate issued 9/4/13
ix.     State of TX Certificate issued 9/4/13
x.     State of KS Certificate issued 9/4/13
xi.     State of GA Certificate issued 9/4/13
xii.    State of FL Certificate issued 9/4/13
xiii.     State of CO Certificate issued 9/4/13

xiv.     State of CA Certificate issued 9/5/13*
xv.     State of AZ Certificate issued 9/4/13

Item No.             Loan Party                 Jurisdiction of Organization
xvi.     Commonwealth of VA Certificate issued 9/4/13
xvii.     State of VT Certificate issued 9/5/13
xviii.     State of MO Certificate issued 9/4/13
xix.     Government of DC Certificate issued 9/4/13
xx.    State of IN Certificate issued 9/4/13
xxi.     State of NJ Certificate issued 914113
xxii.     State of PA Certificate issued 9/4/13
xxiii.     State of TN Certificate issued 9/4/13
xxiv.     State of WA Certificate issued 916/13
xxv.     State of OK Certificate issued 9/4/13
xxvi.     State of OH Certificate issued 9/4/13
28.         Diamond Resorts International Marketing Mexico LLC                 NV
a) Charter Documents
i.     Articles of Incorporation filed 6/6/12
b) Good Standing
i.     State of NV Certificate issued 9/4/13
29.        Diamond Resorts Las Vegas Development, LLC                     DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
30.         Diamond Resorts Management & Exchange Holding Company             DE
a) Charter Documents
i.     Certificate of Incorporation filed 7/16/02
ii.     Certificate of Change of Location of Registered
Office and of Registered Agent filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualifications
i.     State of DE Certificate issued 9/4/13*
ii.     State of    NV Certificate issued 9/4/13
iii.    State of MO Certificate issued 9/4/13
31.         Diamond Resorts Management, Inc.                         AZ
a) Charter Documents
i.     Articles of Incorporation filed 12/09/91
ii.     Articles of Merger filed 4/08/99
iii.     Articles of Merger filed 3/31/03
iv.     Articles of Amendment 2/16/05
v.     Articles of Amendment 10/23/07
b) Good Standing*/Foreign Qualifications
i.     State of NM Certificate issued 9/5/13
ii.     State of TN Certificate issued 9/4/13
iii.     State of NV Certificate issued 9/4/13
iv.     State of FL Certificate issued 9/4/13
v.     State o fCA Certificate issued 9/5/13

vi.     State of AZ Certificate issued 9/4/13 *
vii.     Commonwealth of VA Certificate issued 9/4/13

Item No.                 Loan Party             Jurisdiction of Organization
viii.     State of MO Certificate issued 9/4/13
ix.     State of CO Certificate issued 9/4/13
32.         Diamond Resorts MGV Development, LLC                     NV
a) Charter Document
i.     Articles of Organization filed 11/16/12
b) Good Standing
i.     State of NV Certificate issued 9/4/13
33.         Diamond Resorts Mortgage Holdings, LLC                     DE
a) Charter Documents
i.     Certificate of Formation filed 7/09/02
ii.     Certificate of Merger filed 12/05/02
iii.     Certificate of Merger filed 12/05/02
iv.     Certificate of Amendment filed 1/23/04
v.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
34.         Diamond Resorts Mystic Dunes Development, LLC                 NV
a) Charter Document
i.     Articles of Organization filed 11/16/12
b) Good Standing
i.     State of NV Certificate issued 9/4/13
35.         Diamond Resorts Palm Springs Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of CA Certificate issued 9/5/13
36.         Diamond Resorts Poco Diablo Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 4/08/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification ·
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13
37.         Diamond Resorts Poipu Development, LLC                     DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment 7/10/07
iv.     Certificate of Merger filed 7/11/07
v.     Certificate of Amendment filed 10/17/07
b) Good Standing

i.     State of DE Certificate issued 9/4/13
38.         Diamond Resorts Polo Development, LLC                     NV

Item No.             Loan Party                 Jurisdiction of Organization
a) Charter Document
i.     Articles of Organization filed 5/3/07
ii.     Amendment to Articles of Organization filed 10/18/07
b) Good Standing
i.    State of NV Certificate issued 9/4/13
39.         Diamond Resorts Port Royal Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 12/27/02
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
40.         Diamond Resorts Powhatan Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 12/04/02
iii.     Certificate of Amendment filed 1/23/03
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     Commonwealth of VA Certificate issued 9/4/13
41.         Diamond Resorts Residual Assets Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 12/04/02
iii.     Certificate of Merger filed 12/04/02
iv.     Certificate of Merger filed 12/04/02
v.     Certificate of Merger filed 12/12/02
vi.     Certificate of Merger filed 12/12/02
vii.     Certificate of Merger filed 12/18/02
viii.     Certificate of Merger filed 12/27/02
ix.     Certificate of Merger filed 12/27/02
x.     Certificate of Merger filed 4/09/03
xi.     Certificate of Merger filed 1/23/04
xii.     Certificate of Merger filed 1/06/06
xiii.     Certificate of Merger filed 1/11/06
xiv.     Certificate of Merger filed 9/18/06
xv.     Certificate of Merger filed 12/11/06
xvi.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
42.         Diamond Resorts Residual Assets Finance, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/18/02
ii.     Certificate of Merger filed 3/31/03
iii.     Certificate of Merger filed 3/31/03

iv.     Certificate of Amendment filed 1/23/04

Item No.                 Loan Party             Jurisdiction of Organization
v.     Certificate of Merger filed 1/04/06
vi.     Certificate of Merger filed 1/05/06
vii.     Certificate of Merger filed 1/06/06
viii.     Certificate of Merger filed 9/18/06
ix.     Certificate of Amendment 10/17/07
b) Good Standing*/Foreign Qualification
i.    State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate of Existence issued 9/4/13
43.         Diamond Resorts Residual Assets M&E, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/18/02
ii.     Certificate of Merger filed 12/30/02
iii.     Certificate of Amendment filed 1/22/04
iv.     Certificate of Merger filed 1/11/06
v.     Certificate of Amendment 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
44.         Diamond Resorts Ridge on Sedona Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.    Certificate of Amendment 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13
45.         Diamond Resorts Ridge Pointe Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 3/19/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
46.         Diamond Resorts San Luis Bay Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing* /Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of CA Certificate issued 9/5/13
47.         Diamond Resorts Santa Fe Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.    Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment 10/17/07

b) Good Standing*/Foreign Qualification
i.     State of DE Certificate of issued 9/4/13*

Item No.                Loan Party             Jurisdiction of Organization
ii.     State of NM Certificate issued 9/5/13
48.         Diamond Resorts Scottsdale Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 10/07/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13
49.         Diamond Resorts Sedona Springs Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13
50.         Diamond Resorts Sedona Summit Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.    State of AZ Certificate issued 9/4/13
51.         Diamond Resorts St Croix Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
52.         Diamond Resorts Steamboat Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of CO Certificate issued 9/4/13
53.         Diamond Resorts Tahoe Beach & Ski Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.    Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*

ii.     State of CA Certificate issued 9/5/13
54.         Diamond Resorts Teton Club Development, LLC                 NV

Item No.                 Loan Party Jurisdiction of Organization
a) Charter Document
i.     Articles of Organization filed 10/26/11
b) Good Standing
i.     State of NV Certificate issued 9/4/13
55.         Diamond Resorts U.S. Collection Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 8/15/03
iii.     Certificate of Amendment filed 1/23/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualifications
i.     State of AZ Certificate issued 9/4/13
ii.     State of NV Certificate issued 9/4/13
iii.     State of CO Certificate issued 9/4/13
iv.     Commonwealth of KY Certificate issued 9/4/13
v.     State of MO Certificate issued 9/4/13
vi.     State of KS Certificate issued 9/4/13
vii.     State of IL Certificate issued 9/4/13
viii.     State of DE Certificate issued 9/4/13*
ix.     State of TN Certificate issued 9/4/13
x.     State of OR Certificate issued 9/4/13
xi.     State of NH Certificate issued 9/5/13
xii.     State of OH Certificate issued 9/4/13
xiii.     State of NM Certificate issued 9/5/13
xiv.     State of UT Certificate issued 9/6/13
xv.     State of FL Certificate issued 9/4/13
xvi.     Commonwealth of V A Certificate issued 9/4/13
xvii.     State of CA Certificate issued 9/5/13
xviii.     State of TX Certificate issued 9/6/13
xix.     State of CT Certificate issued 9/4/13
xx.     State of NY Certificate issued 9/4/13
56.         Diamond Resorts Villa Mirage Development, LLC                 DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 914/13*
ii.     State of AZ Certificate issued 9/4/13
57.         Diamond Resorts Villas of Sedona Development, LLC             DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 10/17/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of AZ Certificate issued 9/4/13
58.         Diamond Resorts West Maui Development, LLC                 DE

a) Charter Documents
i.     Certificate of Formation filed 7/16/02

Item No.                 Loan Party             Jurisdiction of Organization
ii.     Certificate of Amendment filed 1/23/04
iii.     Certificate of Amendment filed 5/21/04
iv.     Certificate of Amendment filed 10/17/07
b) Good Standing
i.     State of DE Certificate issued 9/4/13
59.         Foster Shores, LLC                             MO
a) Charter Document
i.     Certificate of Organization filed 3/31/08
b) Good Standing
i.     State of MO Certificate issued 9/4/13
60.         George Acquisition Subsidiary, Inc.                     NV
a) Charter Document
i.     Articles of Incorporation filed 10/15/97
b) Good Standing
i.     State of NV Certificate issued 9/4/13
61.         Ginger Creek, LLC                             DE
a) Charter Document
i.     Certificate of Formation filed 6/4/08
b) Good Standing
i.     State of DE Certificate issued 9/4/13
62.         Grand Escapes, LLC                             DE
a) Charter Document
i.     Certificate of Formation filed 11/15/04
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of CA Certificate issued 9/5/13
63.         International Timeshares Marketing, LLC                    DE
a) Charter Documents
i.     Certificate of Formation filed 7/16/02
ii.     Certificate of Merger filed 12/31/02
iii.     Certificate of Amendment filed 1/23/04
b) Good Standing*/Foreign Qualifications
i.     State of DE Certificate issued 9/4/13*
ii.     State of NV Certificate issued 9/4/13
iii.     Commonwealth of VA Certificate issued 9/4/13
64.         Lake Tahoe Resort Partners, LLC                         CA
a) Charter Document
i.     Articles o f Incorporation filed 3/1/96
b) Good Standing
i.     State of CA Certificate issued 9/5/13
65.         Mazatlan Development Inc.                         WA
a) Charter Documents
i.     Articles of Incorporation filed 7/18/84
ii.     Certificate of Administrative Dissolution filed 10/11/85
iii.     Certificate of Reinstatement filed 12/09/85
iv.     Articles of Amendment filed 5/16/89
b) Good Standing

i.     State of WA Certificate issued 9/6/13
66.         MMG Development Corp                            FL

Item No.             Loan Party                 Jurisdiction of Organization
a) Charter Document
i.     Articles of Incorporation filed 8/23/94
b) Good Standing*/Foreign Qualifications
i.     State of MO Certificate issued 9/4/13
ii.     State of FL Certificate issued 9/4/13*
iii.    State of TN Certificate issued 9/5/13
67.         Poipu Resort Partners, L.P.                         HI
a) Charter Documents
i.    Certificate of Limited Partnership filed 10/27/94
ii.     Certificate of Amendment filed 11/28/94
iii.     Certificate of Amendment filed 1/10/95
iv.     Registration of Trade Name filed 3/9/95
v.     Certificate of Amendment filed 5/16/95
vi.     Designation of Registered Agent 8/23/02
vii.     Certificate of Amendment filed 1/28/03
viii.     Statement of Change of Registered Agent filed 1/23/04
ix.     Registration of Trade Name filed 7/9/04
x.     Certificate of Amendment filed 9/28/05
xi.     Certificate of Amendment filed 12/30/05
xii.     Registration of Trade Name filed 4/19/06
xiii.     Registration of Trade Name filed 8/7/06
xiv.     Certificate of Amendment filed 7/24/07
b) Good Standing
i.     State of HI Certificate issued 9/4/13
68.         Resort Management International Inc.                     CA
a) Charter Document
i.     Articles of Incorporation filed 5/10/96
b) Good Standing*/Foreign Qualification
i.     State of HI Certificate issued 9/4/13
ii.     State of CA Certificate issued 9/5/13*
69.         Resorts Development International, Inc.                     NV
a) Charter Document
i.     Articles of Incorporation filed 11/17/82
b) Good Standing
i.     State of NY Certificate issued 9/4/13
70.         Walsham Lake, LLC                             MO
a) Charter Document
i.     Certificate of Organization filed 3/31/08
ii.     Statement of Change of Address filed 2/4/13
b) Good Standing
i.     State of MO Certificate issued 9/4/13
71.         West Maui Resort Partners, L.P.                         DE
a) Charter Documents
i.     Certificate of Limited Partnership filed 3/20/96
ii.     Restated Certificate filed 1/7/97
iii.     Certificate to Restore filed 8/6/97
iv.     Restated Certificate filed 11/10/97
v.     Certificate of Amendment filed 1/23/04

vi.    Certificate of Amendment filed 7/08/04

Item No.             Loan Party                 Jurisdiction of Organization
vii.     Certificate of Amendment filed 4/07/05
viii.     Certificate of Amendment filed 1/25/07
b) Good Standing*/Foreign Qualification
i.     State of DE Certificate issued 9/4/13*
ii.     State of HI Certificate issued 9/4/13
72.         Crescent One, LLC                             FL
a) Charter Document
i.     Articles of Organization filed 3/4/04
ii.     Articles and Certificate of Merger filed 4/1/04
iii.     Amended and Restated Articles of Organization filed 5/27/11
b) Good Standing*/Foreign Qualifications
i.     State of FL Certificate issued 9/4/13
73.         Island One, Inc.                                 FL
a) Charter Document
i.     Articles of Incorporation filed 8/28/81
ii.     Articles of Amendment filed 11/1/82
iii.     Articles of Amendment filed 11/12/82
iv.     Articles of Amendment filed 11/12/82
v.     Articles of Merger filed 12/27/89
vi.    Articles of Amendment filed 3/8/00
vii.    Certificate of Amendment filed 5/27/11
b) Good Standing*/Foreign Qualifications
i.     State of FL Certificate issued 9/4/13
74.         Island One Resorts Management Corporation                 FL
a) Charter Document
i.     Articles of Incorporation filed 1/21/83
ii.     Articles of Amendment filed 2/16/87
iii.     Articles of Amendment filed 1/1/89
iv.     Articles of Amendment filed 11/2/94
v.     Articles of Amendment filed 2/23/99
vi.     Articles of Amendment filed 3/8/00
vii.     Certificate of Amendment filed 5/27/11
b) Good Standing*/Foreign Qualifications
i.     State of FL Certificate issued 9/4/13
75.         Galaxy Exchange Company                         FL
a) Charter Document
i.     Articles of Incorporation filed 5/13/99
b) Good Standing*/Foreign Qualifications
i.     State of FL Certificate issued 9/4/13
76.        Navigo Vacation Club, Inc.                         FL
a) Charter Document
i.     Articles of Incorporation filed 5/13/99
ii.     Certificate of Amendment filed 5/27/11
b) Good Standing*/Foreign Qualifications
i.    State of FL Certificate issued 9/4/13

EXHIBIT F-2

Ballard Spahr

One Utah Center, Suite 800
201 South Main Street
Salt Lake City, UT 84111-2221
Tel 801.531.3000
FAX 801.531.3001
www.ballardspahr.com

September 11, 2013

To: The Parties on the Attached Exhibit A

Re: Diamond Resorts Corporation $25,000,000 Revolving Credit Facility

Ladies and Gentlemen:

We have acted as counsel to the parties listed on Schedule 1 attached hereto (collectively, the "Covered Entities") in connection with the transactions described in that certain Credit Agreement dated as of September 11,2013 (the "Credit Agreement"), among Diamond Resorts Corporation, a Maryland corporation (the "Borrower"), Diamond Resorts International, Inc., a Delaware corporation ("DRI"), the Lenders named therein (the "Lenders"), and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, "Administrative Agent"), relating to the $25,000,000.00 revolving credit facility established pursuant to the terms of, and subject to the conditions set forth in, the Credit Agreement.

All entities listed on Schedule 1 other than the Borrower are referred to herein sometimes as the "Covered Guarantor Entities."

This opinion is being furnished to you pursuant to Section 4.02(a)(ii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.

In connection with this opinion, we have examined copies of each of the following documents (collectively, the "Documents"), each dated, unless otherwise noted, as of the date hereof:
(1)     The Credit Agreement;

(2)     The Security Agreement dated as of September 11, 2013, ("Security Agreement") among DRI, the Borrower, the other Subsidiaries of DRI from time to time party thereto, and Wells Fargo Bank, National Association ("WFB"), as collateral agent (in such capacity, together with its successors and assigns, the "Collateral "Agent").

(3)     The Pari Passu Intercreditor Agreement dated as of September 11, 2013, among Borrower, the other Grantors (as defined in the Security Agreement) party thereto, WFB in its capacity as Collateral Agent and the Authorized Representative for the Indenture Secured Parties, Credit Suisse AG, as the Initial Additional Authorized Representative, and each Additional Authorized Representative from time to time party thereto;

(4)     The Guarantee Agreement dated as of September 11, 2013, among the
Borrower, DRI, the other Subsidiaries of DRI from time to time party thereto, and Administrative Agent;
(5)     The Trademark Security Agreement dated as of September 11, 2013, among the Borrower, DRI, the Other Subsidiaries of DRI from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties;

(6)     The Revolving Promissory Note dated as of September 11, 2013, made by the Borrower to JPMorgan Chase Bank, N.A.

(7)     The Uniform Commercial Code financing statements attached as Annex 1 hereto (collectively, the "Financing Statements");

(8)     The articles or certificates of incorporation and by-laws of each of the Covered Corporate Entities (as defined below) listed on Schedule 2 hereto, each C    certified by the Secretary or other officer of such Covered Corporate Entity;

(9)     The articles or certificates of formation and operating or limited liability company agreements of the Covered LLC Entities (as defined below) listed on Schedule 2 hereto, each certified by the secretary or other officer of such Covered LLC Entity;

(10)     The good standing certificates issued as of a date recent hereto by the Secretary of State, or similar governmental entity having the power to issue such certificates, of the jurisdiction in which each Covered Entity has been incorporated or formed; and

(11)     The Officer's Certificate of the applicable officers of the Covered
Entities (the "Officer's Certificate").

The documents listed above in paragraphs (1) through (7) are hereinafter collectively referred to as the "Transaction Documents." The articles or certificates of organization or incorporation, the operating agreements or limited liability company agreements and by-laws of the Covered Entities described above in items (8) and (9) above and listed on Schedule 2 attached hereto are referred to herein collectively as the "Organizational Documents." The good standing certificates described above in item (l0) above and listed on Schedule 2 are referred to herein collectively as the "Good Standing Certificates. "

We have examined certificates of public officials and such other documents and records and those matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Covered Entities contained in the Documents.

The terms "AZ Corporate Entity," "CA Corporate Entities," "CA LLC Entities," "MD Corporate Entity," "NV Corporate Entities," and "NV LLC Entities" are designated in Schedule 2 hereto. The AZ Corporate Entity, the CA Corporate Entities, the MD Corporate Entity and the NY Corporate Entities are collectively referred to herein as the "Covered Corporate Entities." The CA LLC Entities and the NV LLC Entities are collectively referred to herein as the "Covered LLC Entities."

Our opinions are expressly limited to:

(i)     the laws of the State Arizona under the Arizona Business Corporation Act (Title 10, Chapters 1 through 17 of the Arizona Revised Statutes) (the "AZ Corporation Act") in the case of the AZ Corporate Entity;

(ii)     the laws of the State of California under the General Corporation Law (Corporations Code §100 et seq.) (the "CA GCL") in the case of the CA Corporate Entities, and the laws of the State of California under the Beverly-Killea Limited Liability Company Act (Corporations Code § 17000 et seq.) (the "CA LLC Act") in the case of the CA LLC Entities;

(iii)     the laws of the State of Maryland under the Maryland General Corporation Law (Titles I through 3, inclusive, of the Corporations and Associations Article of the Annotated Code of Maryland (the "MD Corporate Act") in the case of the MD Corporate Entity;

(iv)     the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 78, Private Corporations (the "NV Corporate Code") in the case of the NV Corporate Entities, the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 86, Limited-Liability Companies (the "NV LLC Statutes") in the case of the NV LLC Entities; and

(v)     (i) the Uniform Commercial Code as in effect in the State of Arizona (the "Arizona UCC"), (ii) the Uniform Commercial Code as in effect in the State of California (the "California UCC"), (iii) the Uniform Commercial Code as in effect in the State of Maryland pursuant to Title 1 through Title 9 of the Commercial Law Article of the Annotated Code of Maryland (the "Maryland UCC"), and (iv) the Uniform Commercial Code as in effect in the State of Nevada (the "Nevada UCC"), but solely as to the perfection requirements of the Uniform Commercial Code in such states.

The Applicable Laws (as defined below) under the AZ Corporation Act, the CA GCL, the CA LLC Act, the MD Corporate Act, the NV Corporate Code, the NV LLC Statutes, the Arizona UCC, the California UCC, the Maryland UCC and the Nevada UCC are collectively referred to herein as the "Covered Laws." As used herein, the term "Applicable Laws" means all present statutes, rules or regulations which in our experience are normally applicable both to entities that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents.

The Security Agreement provides that all references to the Uniform Commercial Code shall mean the New York UCC. In addition, the Transaction Documents purport to be governed by the laws of the State of New York. Notwithstanding the choice of law in the Transaction Documents, (1) our opinion in paragraph 8 is given as if the Arizona UCC, the California UCC, the Maryland UCC and the Nevada UCC govern the Security Agreement and Arizona Financing Statements, the Security Agreement and California Financing Statements, the Security Agreement and Maryland Financing Statement and the Security Agreement and Nevada Financing Statements, respectively, and (2) all other opinions herein are provided under the Covered Laws only. Further, we assume that the result of the application of New York law as specified in the Transaction Documents will not be contrary to a fundamental policy of the law of any other state with which the parties may have material or relevant contact in connection with the transaction contemplated by the Transaction Documents, and as to which there is a materially greater interest in determining an issue of the choice of law.

In making such examination, with your permission, we have assumed:

(i)     the genuineness of all signatures other than those of representatives of the
Covered Entities;

(ii)	that all natural persons who are signatories to the Documents have sufficient legal competency to enter into and perform their respective

(iii)
that the copies of all documents (including without limitation drafts of the Transaction Documents) submitted to us are accurate and complete and conform exactly to the final executed originals of all such documents;

(iv)
that each of the parties to the Transaction Documents (other than the Borrower and the Covered Guarantor Entities) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such party is organized, and has the power and authority to enter into and perform each of its respective obligations thereunder;

(v)	the due execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Borrower and the Covered Guarantor Entities);

(vi)	the due authorization of each of the Transaction Documents by each of the parties thereto other than the Borrower and the Covered Guarantor Entities;

(vii)
that the execution, delivery and performance of the Transaction Documents by each of the parties to the Transaction Documents (other than the Borrower and the Covered Guarantor Entities) will not violate the Organizational Documents of such entity;

(viii)
the accuracy of representations and warranties of the Borrower and the Covered Guarantor Entities set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions); and that the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(ix)	that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party;

(x)
that (i) each of the Secured Parties (as defined below) has given adequate value for the liens and security interests granted by the Borrower and the Covered Guarantor Entities under the Transaction Documents, (ii) the security interests granted by the Borrower and the Covered Guarantor Entities under the Transaction Documents have been properly created, (iii) each of the debtors named in the Financing Statements owns the collateral described in such Financing Statements, has good title to such collateral, such collateral exists and each such debtor has, or has the power to transfer, rights within the meaning of the Applicable UCC (as defined below) in such collateral, (iv) the descriptions of the collateral in, or attached as schedules to, the Financing Statements, sufficiently describe the collateral intended to be covered by the Financing Statements, (v) each debtor named in the Financing Statements is organized solely under the state of its organization as set forth on Schedule 1 attached hereto, as the case may be, (vi) the MD Corporate Entity is not a "transmitting utility" as defined in Section 9-102 of the Maryland UCC (vii) the Financing Statements will be duly and properly filed in the applicable Filing Office, and (viii) the Financing Statements accurately state the correct name of the Secured Party and the correct address of the Secured Party from which information concerning the security interest to be perfected thereby may be obtained; and

(xi)	the NV Corporate Entities and NV LLC Entities do not engage in the business of gaming, liquor, financial institutions, public utilities, insurance or cemeteries.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

1.     Based solely on the applicable Organizational Documents and the respective Good Standing Certificates, each of the AZ Corporate Entity, the CA Corporate Entities, the MD Corporate Entity and the NV Corporate Entities is duly incorporated and validly existing as a corporation and in good standing under the laws of the States of Arizona, California, Maryland, and Nevada, respectively, with full power to own its existing properties and conduct its business pursuant to its respective
Organizational Documents as identified on Schedule 2.

2.     Based solely on the applicable Organizational Documents and the respective Good Standing Certificates, each of the CA LLC Entities and the NV LLC Entities is a limited liability company duly formed, validly existing and in good standing under the laws of the States of California and Nevada, respectively, with full power to own its existing properties and conduct its business pursuant to its respective Organizational Documents as identified on Schedule 2.

3.    Each of the Borrower and each Covered Guarantor Entity has all necessary corporate or limited liability company (as applicable) power and authority to execute and deliver and perform its respective obligations under each of the Transaction Documents to which it is a party.

4.     Based solely on the respective Good Standing Certificates, each Covered Entity is duly qualified as a foreign corporation or foreign limited liability company, as applicable, to transact business and is in good standing in the jurisdictions set forth on Schedule 3 next to each Covered Entity.

5.     The execution and delivery by each of the Borrower and each Covered Guarantor Entity of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate or limited liability company (as applicable) action on the part of the Borrower and each Covered Guarantor Entity.

6.     The execution and delivery by each of the Borrower and each Covered Guarantor Entity of the Transaction Documents to which it is a party do not, as of the date hereof: (a) violate the applicable Organizational Documents of the Borrower or such Covered Guarantor Entity, (b) to our knowledge, violate any Covered Law that we have, in the exercise of customary professional diligence, recognized as being directly applicable to the Borrower or such Covered Guarantor Entity or the transactions contemplated by the Transaction Documents, or (c) violate any judgment, order or decree of any Arizona, California, Maryland or Nevada court or regulatory authority known to us and applicable by name to the Covered Entities.

7.     To our knowledge, no consent or approval of, or notice to or filing with, any state regulatory authority is required by the Borrower or any Covered Guarantor Entity under the Covered Laws to which the Borrower or such Covered Guarantor Entity is subject to in connection with the execution and delivery by the Borrower or such Covered Guarantor Entity of the Transaction Documents to which it is a party other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement) or (ii) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.

8.     Each Financing Statement attached hereto in Annex 1 is in proper form for filing in the applicable Filing Office (as defined in the Applicable UCC) in the State of Arizona, the State of California, the State of Maryland and the State of Nevada, as applicable.

For purposes of the opinions given in this paragraph 8, "Secured Parties" shall mean collectively the secured parties named in the Financing Statements. The "Arizona Financing Statement" shall mean the financing statement attached hereto in Annex 1 naming the AZ Corporate Entity as debtor. The "California Financing Statements" shall mean the financing statements attached hereto in Annex 1 naming the CA Corporate Entities and the CA LLC Entities as debtor. The "Maryland Financing
Statement" shall mean the financing statement attached hereto in Annex 1 naming the MD Corporate Entity as debtor. The "Nevada Financing Statements" shall mean the financing statements attached hereto in Annex 1 naming the NV Corporate Entities and the NV LLC Entities as debtor. "Financing Statements" shall mean collectively, the Arizona Financing Statement, the California Financing Statements, the Maryland Financing Statement and the Nevada Financing Statements. The term "Applicable UCC" shall mean (i) the Arizona UCC for the Security Agreement and the AZ Financing
Statement, (ii) the California UCC for the Security Agreement and the California Financing Statements, (iii) the Maryland UCC for the Security Agreement and the Maryland Financing Statement and (iv) the Nevada UCC for the Security Agreement and the Nevada Financing Statements.

(a)     Upon the filing and acceptance of the Arizona Financing Statement with the Arizona Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Arizona UCC and perfected by the filing of a financing statement under Article 9 of the Arizona UCC will be perfected;

(b)     Upon the filing and acceptance of the California Financing Statements with the California Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Division 9 of the California UCC and perfected by the filing of a financing statement under Division 9 of the California UCC will be perfected;

(c)     Upon the filing of the Maryland Financing Statement with the Maryland State Department of Assessments and Taxation, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Maryland UCC and perfected by the filing of a financing statement under Article 9 of the Maryland UCC will be perfected; and

(d)     Upon the filing and acceptance of the Nevada Financing Statements with the Nevada Secretary of State, the security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Nevada UCC and perfected by the filing of a financing statement under Article 9 of the Nevada UCC will be perfected.

The opinions given above in this paragraph 8 with respect to the perfection of security interests under the Security Agreement are subject to the following exceptions:

(1)     in the case of property as to which the security interest attaches after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(2)     the Secured Parties' security interest will terminate upon a disposition authorized by the Secured Parties as to such disposed property;

(3)     in the case of any interest in or claim in or under any policy of insurance, the Secured Parties' security interest is limited to proceeds payable to the each of the debtors named therein and not to any other party named as loss payee under such policies;

(4)     continued perfection of any security interest in proceeds is subject to Section 9-315 of the Applicable UCC;

(5)     in the case of any collateral consisting of goods, the Secured
Parties' security interest is subject to the rights of buyers of the goods under Section 9-320 of the Applicable UCC and the rights of lessees of the goods under Section 9-321 of the Applicable UCC;

(6)     in the case of any collateral consisting of general intangibles, the
Secured Parties' security interest is subject to the rights of licensees in the ordinary course of business under Section 9-321 of the Applicable UCC; and

(7)     the continued perfection of the security interests perfected by the filing of the Financing Statements will depend upon the filing of periodic continuation statements relating to the Financing
Statements in accordance with the Applicable UCC, and may
depend upon (x) the continued formation of the Borrower and each
Covered Guarantor Entity in its applicable state of formation, and
(y) the continuation of the Borrower's and each Covered Guarantor
Entity's present name.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

(a)     Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)     We express no opinion as to the validity of any provision of the Transaction Documents which (i) permits the Secured Parties to increase the rate of interest or to collect a late charge in the event of delinquency or default to the extent deemed to be penalties or forfeitures; (ii) purports to grant the Secured Parties a power-of-attorney; (iii) purports to entitle the Secured Parties to take possession of any collateral in any manner other than peaceably and by reason of the peaceable surrender of such possession by the applicable party or by reason of appropriate judicial proceedings; (iv) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Transaction Documents has been made; (v) purports to be a waiver of the right to a jury trial, a waiver of any right to object to jurisdiction or venue, a waiver of any right to claim damages or to service of process or a waiver of any other rights or benefits bestowed by operation of law or the waiver of which is limited by applicable law; (vi) purports to be a waiver of the obligations of good faith, fair dealing, diligence, mitigation of damages or commercial reasonableness; (vii) purports to exculpate any party from its own negligent acts or limit any party from certain liabilities; (viii) purports to entitle the Secured Parties to the appointment of a receiver as a matter of right; (ix)
purports to require the payment of attorneys' fees to the extent such fees exceed reasonable attorneys' fees; or (x) purports to authorize the Secured Parties to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by the Secured Parties to or for the account of any party or which purports to provide that any purchaser of a participation from the Secured Parties may exercise setoff or similar rights with respect to such participation.

( c)     We express no opinion as to the application or requirements of federal or state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety, tax or bankruptcy laws.

(d)     Except as set forth in our opinion paragraph 8 above, we express no opinion as to the attachment, creation, perfection or priority of any security interests. We express no opinion with respect to any collateral of a type described in Section 9- 501(a)(1) of the Applicable UCC, or represented by a certificate of title, or any collateral consisting of consumer loans. Our opinion in paragraph 8 is limited to Article 9 or Division 9 (as applicable) of the Applicable UCC.

(e)     We express no opinion as to the enforceability of any Transaction Document or any provision thereof.

(f)     We express no opinion as to any laws other than the Covered Laws.

The word knowledge" as used in this opinion means the personal, current and actual consciousness of lawyers of this firm who have actively participated in the rendering of this opinion letter only, without inquiry or investigation, and shall not imply that anyone else's knowledge is imputed to such individuals. Without limiting the generality of the foregoing, we have not examined any of our clients' files, we have not examined any of our files relating to matters other than the transaction contemplated by the Transaction Documents, we have not made any special inquiry of our client, and we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

This opinion is being furnished by us to you in connection with the transactions described herein and is solely for the benefit of the Administrative Agent, the Collateral Agent, Lenders and each of the permitted successors and assigns of each of the foregoing and Katten Muchin Rosenman LLP. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

This opinion (other than portions related to the AZ Corporate Entity and the Covered Laws of the State of Arizona) shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Those portions of the opinion related to the AZ Corporate Entity and the Covered Laws of Arizona shall be interpreted in accordance with the First Amended and Restated Report of the State Bar of Arizona Business Law Section Committee on Rendering Legal Opinions in Business Transaction dated October 20, 2004.

Very truly yours,

/s/ Ballard Spahr, LLP
Ballard Spahr, LLP

Exhibit A
Addresses of the Opinion

Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

JP Morgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10179

Bank of America, N.A.
One Bryant Park
New York, New York 10030

Wells Fargo Bank, National Association,
as Trustee and Collateral Agent
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017

Diamond Resorts International, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Exhibit A-1

SCHEDULE 1

Covered Entities

(AZ, CA, MD and NV)

Entity Name                         Jurisdiction of Organization
Diamond Resorts Management, Inc. (f/k/a RPM                         AZ
Management, Inc.)

Lake Tahoe Resort Partners, LLC                             CA

Resort Management International, Inc.                             CA

Diamond Resorts International Marketing, Inc.                         CA
(f/k/a Resort Marketing International, Inc.)

Diamond Resorts Corporation                                 MD

Diamond Resorts Holdings, LLC                             NV

Chestnut Farms, LLC                                     NV

Diamond Resorts Financial Services, Inc.                         NV

Diamond Resorts Polo Development, LLC                         NV

George Acquisition Subsidiary, Inc.                             NV

Resorts Development International, Inc.                             NV

Diamond Resorts International Marketing Mexico, LLC                    NV

Diamond Resorts MGV Development LLC                         NV

Diamond Resorts DPM Development LLC                         NV

Diamond Resorts Mystic Dunes Development, LLC                     NV

Diamond Resorts Teton Club Development, LLC                     NV

Schedule-1

SCHEDULE 2

Organizational Documents and Good Standing Certificates
of
Covered Entities

AZ Corporate Entity

A.	Diamond Resorts Management, Inc. (f/k/a Sunterra Resort Management, Inc., f/k/a RPM Management, Inc.)
Organizational Documents
1.     Bylaws of RPM Management, Inc., dated January 15, 1992
2.     Articles of lncorporation of RPM Management, Inc., dated December 9, 1991
3.     Articles of Merger of Vacation Travel Club, Inc. into RPM Management, Inc., dated
April 15, 1999
4.     Articles of Merger of Resort Management International, Inc. into RPM
Management, Inc., dated March 31, 2003
5.     Articles of Amendment dated February 16, 2005, changing the name of RPM
Management, Inc. to Sunterra Resort Management, Inc.
6.     Articles of Amendment dated October 18, 2007, changing the name of Sun terra
Resort Management, Inc. to Diamond Resorts Management, Inc.
Good Standing (and Foreign Qualification) Certificates
7.     Certificate of Good Standing issued by the Corporation Commission of the State of
Arizona on September 4, 2013
8.     Certificate of Good Standing issued by State Corporation Commission of the
Commonwealth of Virginia on September 4, 2013
9.     Certificate of Good Standing issued by Secretary of State of the State of Missouri on
September 4, 2013
10.     Certificate of Good Standing issued by the Department of State of the State of
Florida on September 4, 2013
11.     Certificate of Good Standing issued by the Secretary of State of the State of Nevada on September 4, 2013
12.     Certificate of Good Standing issued by the Secretary of State of the State of
California on September 5, 2013
13.     Certificate of Existence/Authorization issued by the Secretary of State of the State of
Tennessee on September 4, 2013
14.     Certificate of Good Standing and Compliance issued by the Office of the Public
Regulation Commission of the State of New Mexico on September 5, 2013
15.     Certificate of Good Standing issued by the Secretary of State of the State of
Colorado on September 4, 2013

Schedule 2-1

CA Corporate Entities

B.	Diamond Resorts International Marketing, Inc. (f/k/a Resort Marketing International, Inc.)
Organizational Documents

1.	Articles of Incorporation filed on March 24, 1994 and Certificate of Amendment filed November 2, 2007, both certified by CA Secretary of State on July 19, 2013

2.	Bylaws effective as of March 24, 1994, as amended by Amendment dated January 1,
     2000

Good Standing (and Foreign Qualification) Certificates

3.	Certificate of Status issued by CA Secretary of State on September 4, 2013

4.	Certificate of Good Standing issued by the Corporation Commission of the State of
Arizona on September 4, 2013

5.	Certificate of Good Standing issued by the Secretary of State of Colorado on
September 4, 2013

6.	Certificate of Good Standing issued by the Department of Consumer and
Regulatory Affairs of the District of Columbia on September 4, 2013

7.	Certificate of Good Standing issued by the Department of State of the State of
Florida on September 4, 2013

8.	Certificate of Existence issued by the Secretary of State of Georgia on September 4, 2013

9.	Certificate of Authorization issued by the Secretary of State of Indiana on September 4, 2013

10.	Certificate of Good Standing issued by the Secretary of State of Kansas on September 4, 2013

11.	Certificate of Authorization issued by the Secretary of State of the Commonwealth of Kentucky on September 4, 2013

12.	Certificate of Good Standing issued by the Secretary of State of Missouri on September 4, 2013

13.	Certificate of Good Standing issued by the Department of the Treasury Division of Revenue and Enterprise Services of the State of New Jersey on September 4, 2013

14.	Certificate of Existence with Status in Good Standing issued by the Secretary of
State of Nevada on September 4, 2013

15.	Certificate of Good Standing issued by the Secretary of State of Ohio on
September 4, 2013

16.	Certificate of Good Standing issued by the Secretary of State of Oklahoma on
September 4, 20 13

17.	Subsistence Certificate issued by the Department of State of the Commonwealth of Pennsylvania on September 4, 2013

18.	Certificate of Authorization issued by the Secretary of State of Tennessee on
September 4, 2013

19.	Certificate of Fact issued by the Secretary of State of Texas on September 4, 2013

Schedule 2-2

20. Certificate of Existence issued by the Utah Department of Commerce on
September 4, 2013
21. Certificate of Good Standing issued by the State Corporation Commission of the
Commonwealth of Virginia on September 4, 2013
22. Certificate of Good Standing issued by the Secretary of State of Vermont on
September 5, 2013
23. Certificate of Good Standing issued by the Department of Financial Institutions of the State of Wisconsin on September 6, 2013
24. Certificate of Good Standing and Compliance issued by the Secretary of State of
New Mexico on September 5, 2013
25. Certificate of Good Standing issued by the Secretary of State of Illinois on
September 4, 2013
26. Certificate of Good Standing issued by Department of State of New Hampshire on September 5, 2013
27. Certificate of Authorization issued by the Secretary of State of South Carolina on
September 5, 2013
28. Certificate of Existence/Authorization issued by the Secretary of State of
Washington on September 6, 2013

C.	Resort Management International, Inc.
Organizational Documents
1. Articles of Incorporation filed May 10, 1996 and certified by the CA Secretary of
State on July 19, 2013
2. Bylaws adopted as of March 1, 1996, as amended by Amendment dated November
6, 2001

Good Standing (and Foreign Qualification) Certificates
3. Certificate of Status issued by CA Secretary of State on September 5, 2013
4. Certificate of Good Standing issues by the Department of Commerce and Consumer
Affairs of the State of Hawaii on September 4, 2013

CA LLC Entities

D.	Lake Tahoe Resort Partners, LLC
Organizational Documents
1. Articles of Organization filed on March 1, 1996 and certified by the CA Secretary of
State on July 22, 2013
2. Operating Agreement dated March 1, 1996, as amended by Amendment dated April
30, 1996 and Second Amendment dated June 25, 2007

Good Standing Certificate
3. Certificate of Status issued by the CA Secretary of State on September 5, 2013

Schedule 2-3

MD Corporate Entity

E.	Diamond Resorts Corporation (f/k/a Sunterra Corporation, f/k/a Signature Resorts, Inc. f/k/a KGK Resorts, Inc)
Organizational Documents
1. Articles of Incorporation of KGK Resorts, Inc. filed with the Maryland State
Department of Assessments and Taxation ("SDA T") on May 28, 1996
2. Articles of Amendment of KGK Resorts, Inc. (changing its name to Signature
Resorts, Inc.) filed with SDAT on June 13, 1996
3. Articles of Amendment of Signature Resorts, Inc. filed with SDAT on August 20,
1996
4. Articles of Merger of Argosy Branson, Inc. into Signature Resorts, Inc. filed with
SDAT on August 20, 1996
5. Articles of Merger of AKGI San Luis, Inc. into Signature Resorts, Inc. filed with
SDAT on August 20, 1996
6. Articles of Merger of Resort Telephone & Cable of Orlando, Inc. into Signature
Resorts, Inc. filed with SDAT on August 20, 1996
7. Articles of Merger of Argosy Investments, Inc. into Signature Resorts, Inc. filed with SDA T on August 20, 1996
8. Articles of Merger of Argosy Poipu, Inc. into Signature Resorts, Inc. filed with
SDAT on August 20, 1996
9. Articles of Merger of Argosy/Koar Group, Inc. into Signature Resorts, Inc. filed with SDA T on August 20, 1996
10. Articles of Merger of Vacation Ownership Marketing, Inc. into Signature Resorts,
Inc. filed with SDAT on August 20, 1996
11. Articles of Merger of Vacation Resort Marketing of Missouri, Inc. into Signature
Resorts, Inc. filed with SDAT on August 20, 1996
12. Articles of Merger of KGK San Luis, Inc. into Signature Resorts, Inc. filed with
SDA T on August 20, 1996
13. Articles of Merger of Argosy Group, Inc. into Signature Resorts, Inc. filed with
SDAT on August 20, 1996
14. Articles of Amendment of Signature Resorts, Inc. (changing its name to Sunterra
Corporation) filed with SDAT on July 14, 1998
15. Articles of Restatement of Sun terra Corporation filed with SDAT on July 14, 1998
16. Certificate of Resolution of All Directors of Sunterra Corporation filed with SDAT on October 15, 1998
17. Articles of Amendment and Restatement of Sunterra Corporation filed with SDA T on July 29, 2002
18. Resolution to Change Principal Office or Resident Agent filed with SDA T on
January 23, 2004
19. Articles of Amendment of Sun terra Corporation filed with SDAT on June 25, 2004
20. Resident Agent's Notice of Change of Address filed with SDAT on September 7,
2006

Schedule 2-4

MD Corporate Entity
21. Articles of Merger of DRS Acquisition Corp. with and into Sunterra Corporation filed with SDA T on April 27, 2007
22. Articles of Amendment and Restatement of Sunterra Corporation filed with SDAT on April 27, 2007
23. Resolution to Change Principal Office or Resident Agent filed with SDAT on May
2, 2007
24. Articles of Amendment of Sunterra Corporation (changing its name to Diamond
Resorts Corporation) filed with SDAT on October 18, 2007
25. Amended and Restated Bylaws of Sunterra Corporation adopted on July 25, 2002
Second
26. Amended and Restated Bylaws of Diamond Resorts Corporation adopted July 17, 2013
27. Unanimous Written Consent of the Board of Directors of Sunterra Corporation
(authorizing an amendment to the Amended and Restated Bylaws) effective October
20, 2003
28. Written Consent of the Board of Directors of Diamond Resorts Corporation
(authorizing Second Amended and Restated Bylaws) effective July 17, 2013
29. Second Amendment to the Amended and Restated Bylaws of Sunterra Corporation
adopted on December 23, 2004
30. Third Amendment to the Amended and Restated Bylaws of Sunterra Corporation
adopted on March 9, 2007
31. Resident Agent's Notice of Change of Address filed with SDA T on May 2, 2007
32. Resident Agent's Notice of Change of Address filed with SDAT on January 30, 2013
33. Resident Agent's Notice of Change of Address filed with SDAT on February 4, 2013

Good Standing (and Foreign Qualification) Certificates
34. Certificate of Good Standing issued by SDA T on September 4, 2013
35. Certificate of Existence with Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

NV Corporate Entities

F.	Diamond Resorts Financial Services, Inc.
Organizational Documents

1.	Articles of Incorporation filed on October 26, 1998 and Certificate of Amendment filed on October 29, 2007, both filed with the NY Secretary of State

2.	Bylaws with no adoption date

Good Standing Certificate

Schedule 2-5

3. Certificate of Existence with Status in Good Standing issued by the NY Secretary of
State on September 4, 2013

G.	George Acquisition Subsidiary, Inc.
Organizational Documents
1. Articles of lncorporation filed on October 15 1997 with the NV Secretary of State
2. Bylaws adopted as of October 15, 1997

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

H.	Resorts Development International, Inc.
Organizational Documents
1. Articles of Incorporation filed on November 17, 1982 with the NY Secretary of State
2. Bylaws with no adoption date executed by Kirk Nairne, Hartley Richardson and Les
Cahan

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NY Secretary of
State on September 4, 2013

NV LLC Entities

I.	Diamond Resorts Polo Development, LLC
Organizational Documents
1. Articles of Organization filed on May 3, 2007 and Amendment to Articles of
Organization filed on October 18, 2007, both filed with the NY Secretary of State
2. Operating Agreement adopted as of May 31, 2007

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

J.	Diamond Resorts Holdings, LLC
Organizational Documents
1. Articles of Organization filed on March 14, 2007 and Certificate to Accompany
Restated Articles filed on March 28, 2007, both filed with the NY Secretary of State
2. Operating Agreement effective as of April 26, 2007

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 9, 2013

Schedule 2-6

K.	Chestnut Farms, LLC
Organizational Documents
1. Articles of Organization filed on March 27, 2008 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of March 27, 2008

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

L.	Diamond Resorts International Marketing Mexico, LLC
Organizational Documents
1. Articles of Organization filed on June 4, 2012 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

M.	Diamond Resorts MGV Development, LLC
Organizational Documents
1. Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

N.	Diamond Resorts DPM Development, LLC
Organizational Documents
1. Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

O.	Diamond Resorts Mystic Dunes, LLC
Organizational Documents
1. Articles of Organization filed on November 16, 2012 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of July 16, 2013

Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

Schedule 2-7

P.	Diamond Resorts Teton Club Development, LLC
Organizational Documents
1. Articles of Organization filed on October 26, 2011 with the NV Secretary of State
2. Limited Liability Company Agreement dated as of July 16, 2013
Good Standing Certificate
3. Certificate of Existence With Status in Good Standing issued by the NV Secretary of
State on September 4, 2013

Schedule 2-8

SCHEDULE 3

Foreign Qualification Jurisdictions

Entity                                Foreign Jurisdictions Where Entity is
Qualified to Transact Business
Arizona Entity
1. Diamond Resorts Management, Inc.                      California
(f/k/a RPM Management, Inc.)
Virginia
Florida
Missouri
New Mexico
Nevada
Tennessee
Colorado

2. Diamond Resorts International Marketing,                  Arizona
Inc. (f/k/a Resort Marketing International, Inc.)
Colorado
District of Columbia
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Missouri
New Hampshire
New Jersey
New Mexico
Nevada
Ohio
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Wisconsin

California Entities
3. Diamond Resorts International Marketing,                  Arizona
Inc. (f/k/a Resort Marketing International, Inc.)

4. Lake Tahoe Resort Partners, LLC                      None

5. Resort Management International, Inc.                  Hawaii

Maryland Entity
6. Diamond Resorts Corporation                      Nevada

Nevada Entities

7. None

ANNEX 1

Financing Statements

[To be Attached]

EXHIBIT F-3

Holland & Knight
200 South Orange Avenue, Suite 2600 I Orlando, FL 32801 I T 407.425.8500 I F 407.244.5288 Holland &Knight LLP I www.hklaw.com
September 11, 2013
Each of the Parties listed on attached Exhibit "A"
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Re:	$25,000,000.00 Diamond Resorts Corporation Senior Secured Revolving Credit Facility (the "Facility")
Ladies and Gentlemen:
We have acted as special Florida counsel to Diamond Resorts International Club, Inc., a Florida corporation ("DRIC"); MMG Development Corp., a Florida corporation ("MMG"), Crescent One, LLC, a Florida limited liability company, Island One, Inc., a Florida corporation, Island One Resorts Management Corporation, a Florida corporation, Galaxy Exchange Company, a Florida corporation and Navigo Vacation Club, Inc., a Florida corporation (collectively the "Loan Parties" and individually, a "Loan Party"), in connection with the Facility and the transactions (collectively, the "Transaction") described in that certain Credit Agreement dated as of September 11, 2013 (the "Agreement"), by and among Diamond Resorts Corporation ("DRC"), Diamond Resorts International, Inc. ("Resorts"), the lenders, from time to time party thereto (the "Lenders") and Credit Suisse; as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement.
This opinion is being furnished to you pursuant to Section 4.02(a)(ii) of the Agreement.
In rendering this Opinion, we have examined the originals or certified, conformed or reproduced copies of the following documents:

1.	the Agreement;

2.
Form of UCC-1 Financing Statements (the "Financing Statements ") to show each Loan Party, respectively, as debtor, to be filed with the Florida Secretary of State's Secured Transaction Registry (copies attached as Exhibit “B");

3.	the Security Agreement dated September 11, 2013 by and among DRC, Resorts, and Wells Fargo Bank, National Association, as Collateral Agent;

4.	the Trademark Security Agreement dated September 11, 2013, by and among DRC, Holdings, Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Collateral Agent;

5.	the Guarantee Agreement dated September 11, 2013 by and among DRC, Resorts, Subsidiaries of Holdings, and Credit Suisse AG, as Administrative Agent;

6.	The Pari Pasu Intercreditor Agreement dated September 11, 2013 by and among DRC, Resorts, the Lenders, and Credit Suisse AG, as Administrative Agent;

7.	the Revolving Promissory Note dated September 11, 2103 made by DRC to JPMorgan Chase Bank, N.A. ("Promissory Note"); and

8.	the Certificates of an officer of each Loan Party (the "Officer's Certificate") attached hereto as Exhibit "C-1" and Exhibit "C-2".

The documents listed above in items 1 through 7 are collectively referred to herein as the "Documents" .
We have examined the original or certified copies of those corporate and other records of the Loan Parties and certificates of public officials and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The certificates of incorporation or formation, by-laws and other organizational documents of the Loan Parties identified in Exhibits "A" and "B" to each Officer's Certificate are sometimes referred to herein collectively as the "Organizational Documents." As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Loan Parties contained in the Documents.
For purposes of this Opinion, we have assumed (a) the capacity of all natural persons, the genuineness of all signatures, the due authorization (other than by the Loan Parties), execution, and delivery by the parties thereto of all Documents referenced herein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies, (b) that the Loan Parties have obtained all required licenses and permits to operate their respective businesses, and that all such licenses and permits are in full force and effect, (c) that the Organizational Documents are correct and complete, have not been further amended, and are in full force and effect as of the date hereof, (d) that descriptions of collateral in the Financing Statements (and any schedules thereto) are accurate and sufficiently describe the property intended to be covered thereby, (e) the proper filing and indexing of the Financing Statements in the Secured Transaction Registry of the Florida Secretary of State, and (f) that all representations and warranties of the Loan Parties set forth in the Documents are true and correct in all material respects as of the date hereof.
Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

1.
Each of the Loan Parties is validly existing and in good standing as a corporation or limited liability company under the laws of the State of Florida. Based solely on the certificates attached hereto as Schedule "1", DRIC is qualified to transact business as a foreign corporation in the states of Arkansas, California, Colorado, Illinois, Maryland, Missouri, Nebraska, Nevada, New Mexico, North Carolina, Oregon, Tennessee, Hawaii, Virginia and West Virginia. Based solely on the certificates attached hereto as Schedule "2", MMG is qualified to transact business as a foreign corporation in the states of Missouri and Tennessee. Each Loan Party has (i) all necessary corporate or limited liability company, as applicable, power and authority to execute and deliver and perform its obligations under each of the Documents to which it is a party and to perform its obligations thereunder, (ii) full corporate or limited liability company, as applicable, power to own, lease, and operate its property and transact its business, and (iii) authorized the execution, delivery and performance of the Documents to which it is a party by all necessary corporate or limited liability company, as applicable, action. Each of the Documents to which any Loan Party is a party constitutes the valid and binding obligation of such Loan Party.

2.
The execution and delivery by each Loan Party of the Documents to which it is a party, the performance by it of its obligations thereunder and the grant by it of security interests pursuant to the Documents do not violate (a) the Organizational Documents of such Loan Party, (b) any law, rule or regulation of the State of Florida that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to such Loan Party or the Transaction, or generally applicable to transactions similar to the Transaction, or (c) to our actual knowledge, without inquiry or investigation, any judgment, order or decree of any Florida court that is binding upon such Loan Party.

3.
Each Financing Statement attached hereto in Exhibit "B" is in proper form for filing in Florida. Assuming the debtor has effectively granted a security interest to the secured party, upon the proper filing of the Financing Statements with the Secretary of the State of Florida, a security interest in that Collateral in which a security interest may be perfected by the filing of a financing statement with the Secretary of the State of Florida under the Florida UCC will be perfected. The filing of the Financing Statements in the office of the Secretary of the State of Florida are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the Florida UCC as described in such Financing Statements which is owned by the Loan Party.

4.
To our actual knowledge, without inquiry or investigation, no consent, authorization, or approval of, or notice to, with, or by any Federal or Florida governmental or regulatory body by or on behalf of the Loan Parties is required to make valid and legally binding the execution and delivery by each of the Loan Parties of the Documents to which it is respectively a party and the performance of its respective obligations thereunder. We note that the Financing Statements will need to be filed with the Secretary of State of the State of Florida in connection with the perfection of security interests granted pursuant to the Transaction Documents.

This Opinion is subject to the following limitations, qualifications, exceptions, confirmations and exclusions:

1.
We express no opinion as to the effect of, or compliance with, any laws, rules, regulations or policies (collectively referred to herein as "Regulatory Matters") related to (i) taxation, (ii) land use, (iii) zoning, (iv) the environment, (v) health and safety (e.g., OSHA), (vi) building codes, (vii) human disabilities, (viii) transportation, (ix) communication, (x) banking, (xi) securities, including state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, (xii) Federal Reserve Board margin regulations, (xiii) labor matters, or pension and employee benefits (e.g., ERISA), (xiv) antitrust and unfair competition, (xv) filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger, (xvi) compliance with fiduciary duty requirements, (xvii) statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions, (xviii) fraudulent transfers and fraudulent conveyances, (xix) patent, copyright and trademark, and other intellectual property matters, (xx) racketeering laws and regulations (e.g. RICO) and (xxi) national security and local emergency.

2.	Nothing herein shall be deemed an opinion as to whether the Loan Parties have all necessary licenses, permits and approvals to conduct their respective businesses.

3.
Any reference herein to our "knowledge" (or similar reference) means to the actual knowledge of attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction and not the knowledge of employees of this firm or the knowledge of other partners who may have represented any of the clients identified herein or their affiliates in any matters other than the Transaction. Further, the knowledge of the attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction does not include constructive notice of matters or information contained in any public records not otherwise specifically identified herein.

This opinion has been rendered solely for your benefit and each of your respective successors and assigns, in connection with the Facility and the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.

Very truly yours,
HOLLAND & KNIGHT LLP
/s/ HOLLAND & KNIGHT LLP

EXHIBIT "A"
Addresses of the Opinion

Credit Suisse AG, as Administrative Agent     JPMorgan Chase, N.A
Eleven Madison Avenue     383 Madison Avenue
New York, New York 10010     New York, New York 10179

Wells Fargo Bank, National Association, as Trustee            Bank of America, N.A. Trustee and and Collateral Agent                              One Bryant Park
707 Wilshire Boulevard, 17th Floor    New York, New York 10036
Los Angeles, California 90017
Credit Suisse AG     Diamond Resorts International, Inc.
Eleven Madison Avenue    10600 W. Charleston Blvd
New York, New York 10010     Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC                    Diamond Resorts Corporation
10600 W. Charleston Blvd                        10600 W. Charleston Blvd
Las Vegas, NV 89135                            Las Vegas, NV 89135

EXHIBIT F-4

Imanaka Asato
a limited liability law company                            Topa Financial Center
Fort Street Tower
745 Fort Street Mall, 17th Floor
Honolulu, Hawaii 96813
Phone (808) 521-9500
Facsimile (808) 541-9050
info@imanaka-asato.com

September 11, 2013

Credit Suisse AG, as Administrative Agent, and
Credit Suisse AG
JPMorgan Chase Bank, N.A.
Bank of America, N.A. (collectively, the "Lenders"), and
Each of the addressees on Schedule 1
attached hereto and made a part hereof

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

Re:	$25,000,000 Diamond Resorts Corporation Senior Secured Revolving Credit Facility ("Facility")

Ladies and Gentlemen:

We have acted as special counsel to Poipu Resort Partners, L.P., a Hawaii limited partnership (the "Company"), in connection with the Credit Agreement, dated September 11, 2013 (the "Credit Agreement"), among Diamond Resorts Corporation, a Maryland corporation as "Borrower," Diamond Resorts International, Inc., a Delaware corporation, as "Holdings," the Lenders and the Administrative Agent governing the extension of credit under the Facility by the Lenders to and for the benefit of the Borrower as described in the Credit Agreement and the other Transaction Documents (as defined below).

This opinion letter ("Opinion") is being furnished to you pursuant to Section 4.02(a)(ii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.

In connection with this Opinion, we have examined the following documents:

A.	the Revolving Promissory Note dated as of September 11, 2013, made by
Borrower in favor of JPMorgan Chase Bank, N.A.;

B.     the Credit Agreement;

C.     the Guarantee Agreement dated as of September 11, 2013, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and Administrative Agent ("Guarantee Agreement");

D.     the Security Agreement, dated as of September 11, 2013, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors and assigns, the "Collateral Agent") (the "Security Agreement");

E.     the Pari Passu Intercreditor Agreement dated as of September 11, 2013, among the Borrower, Holdings, other Guarantors (including the Company) party thereto, Wells Fargo Bank, National Association, as Collateral Agent and the Authorized Representative for the Indenture Secured Parties, Credit Suisse AG, as the Authorized Representative for the Initial Additional Secured Patties and each Additional Authorized Representative party thereto ("Pari Passu Intercreditor Agreement");

F.     the Trademark Security Agreement dated as of September 11, 2013, among the Borrower, Holdings, each Subsidiary Guarantor (including the Company) and the Collateral Agent;

G.     the UCC financing statement for the Company attached in Annex A hereto and incorporated herein by reference (the "Financing Statement");

H.     the Amended and Restated Agreement of Limited Partnership of the Company dated December 30, 2005 (the "Partnership Agreement"), and the Certificate of Limited Partnership filed on October 27, 1994 at the State of Hawaii Department of Commerce and Consumer Affairs, Business Registration Division, as amended ("Certificate of Limited Partnership");

I.     the Certificate of the Company ( the "Certificate") certifying that the Partnership Agreement is true, correct and complete and is in full force and effect on the date of the Certificate as well as other matters necessary to permit the issuance of the opinion contained herein; and

J.     such other records, agreements, certificates and documents that we have deemed necessary as a basis for the opinions expressed herein.

The documents itemized in Sections A. through G. above are collectively referred to herein as the "Transaction Documents."

In making such examination, with your permission, we have assumed the following:

a.     the genuineness of all signatures;

b.     that all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

c.     that each of the patties to the Transaction Documents (other than the Company) has the power to enter into and perform each of its respective obligations thereunder;

d.     the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Company);

e.     the accuracy of representations and warranties of the parties set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

f.     the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

g.     there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party;

h.     The Company has "rights" (within the meaning of the UCC, as hereinafter defined) in the "Collateral" and in the "Pledged Collateral" described (and as defined) in the Security Agreement, respectively; and

i.     All of the Pledged Collateral (as defined in the Security Agreement) which has been certificated (the "Pledged Stock") (together with executed stock powers in blank) has been delivered to the Collateral Agent and will be continuously in the possession of the Collateral Agent and the interest in the applicable entities represented by the Pledged Stock shall at all times be represented by the certificated securities delivered to the Collateral Agent.

We have further assumed that all statements of fact in the Certificate that has been delivered to us and expressly permits our reliance thereon, copies of which have been delivered to you, and all statements, representations, and warranties contained in the Transaction Documents, are true, complete, and not misleading and that all statements and assumptions of fact set forth therein and herein remain true and valid as of the date hereof. Based on such assumptions, we have generally relied, without independent investigation on our part, on the accuracy and completeness of such statements, representations, and warranties as to factual matters and on the agreements and covenants made by the parties in the Transaction Documents. Furthermore, none of the factual matters dealt with in the Certificate have been independently established or verified by us.

Although we have, with your consent, relied on certain assumptions set forth above based on the Certificate and other materials, we have done so in good faith, and we are not aware of any facts or circumstances that would cause us to conclude that reliance on such assumptions or such materials, without further inquiry or investigation, is unreasonable.

All assumptions made in connection with this Opinion have been made: (a) without independent investigation or confirmation on our part; and (b) with the express consent and approval of the patties to whom this Opinion is addressed, such consent and approval being evidenced by their acceptance of this Opinion.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.     The Company is a limited partnership duly created and validly existing and, based solely on the Certificate of Good Standing dated July 12, 2013, in good standing under the laws of the State of Hawaii, and has full limited partnership power to own, lease and operate its property and transact its business, and has full limited partnership power and authority to execute, deliver and perform its obligations under each of the Transaction Documents.

2.     The execution and delivery of each of the Transaction Documents to which the Company is a party and the performance of its obligations thereunder, including the Company's guarantee of the Obligations and grant of the security interest contained in the Transaction Documents, has been duly authorized by all requisite limited partnership action on the part of the Company. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company. Each of the Transaction Documents to which the Company is a party constitute the valid and binding obligations of the Company.

3.     The execution and delivery by the Company of each Transaction Document to which it is a party and the performance of the Party's obligations thereunder will not result in any violation by the Company of (a) any provision of its Certificate of Limited Partnership or Partnership Agreement, (b) any law, rule or regulation of the State of Hawaii, or (c) any judgment, order or decree of any Hawaii court or regulatory authority known by us to be applicable to the Company or its assets or properties.

4.     No consent, approval, license or exemption by, or order or authorization of, filing, recording or registration with, or notice to, any State of Hawaii governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Company of each of the Transaction Documents to which they are parties, including the Company's guarantee of the Obligations and grant of security interests contained in the Transaction Documents, other than (a) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement), or (b) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.

5.     The Financing Statement attached hereto in Annex A is in proper form for filing in the State of Hawaii. Upon the proper filing of the Financing Statement at the Bureau of Conveyance of the State of Hawaii ("Bureau"), that Collateral in which a security interest may be perfected by the filing of a financing statement with said Bureau under the Hawaii Uniform Commercial Code ("UCC") will be perfected. The filing of the Financing Statement at said Bureau is the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the UCC as described in such Financing Statement which may be perfected by filing that are owned by the Company.

Nothing herein shall be deemed to be an opinion as to the following:

a.     The existence, status or priority of title to property, whether real or personal, tangible or intangible.

b.     The reasonableness of any late charge or liquidated damage provisions.

c.     Whether or not the Company has all necessary licenses, permits, and approvals to conduct its business.

d.     The waiver of any right of offset.

e.     The laws of any jurisdiction other than the State of Hawaii.

f.     The valid creation or perfection of any lien or security interest in any Collateral other than as specifically stated in Section 5 above.

g.     Whether or not the Company has complied with any federal, state, or local zoning ordinances, use restrictions, or similar statutes, ordinances, rules, or regulations.

This Opinion is being furnished by us to you in connection with the transactions described herein and is solely for your benefit and for the benefit of each of your respective successors and assignees, however, it may be relied upon by the law firm of Katten Muchin Rosenman LLP with respect to matters concerning Hawaii law to the extent addressed herein, in order to permit Katten Muchin Rosenman LLP to render its legal opinions in connection with the contemplated transaction. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

Very truly yours,

/s/ Imanaka Asato
IMANAKA ASATO

SCHEDULE 1

ADDRESSEES

Credit Suisse AG, as Administrative agent
Eleven Madison Avenue
New York, New York 10010

JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10179

Bank of America, N .A.
One Bryant Park
New York, New York 10036

Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010

Wells Fargo Bank, National Association, as Trustee and Collateral Agent
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017

Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

ANNEX A

HAWAII UCC FINANCING STATEMENT FOR POIPU RESORT PARTNERS

                     Exhibit F-5
SUMMERS COMPTON WELLS
LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW
WWW.SUMMERCOMPTONWELLS.COM

MAIN OFFICE:                                ILLINOIS OFFICE:
8909 LADUE ROAD                            2246 SOUTH STATE ROUTE 157, SUITE 350
ST. LOUIS, MISSOURI 63124                        GLEN CARBON, ILLINOIS 62034
(314) 991-4999                                (618)288-9800
Fax: (314) 991-2413                            Fax: (618) 288-9850

September 11,2013
Credit Suisse AG, as Administrative Agent, and
Credit Suisse AG,
lPMorgan Chase Bank, N.A.,
Bank of America, N.A. (collectively, the "Lenders"), and
Each of the addressees on Schedule I
attached hereto and made a part hereof
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693

RE:	Diamond Resorts Corporation $25,000,000 Senior Secured Revolving Credit Facility
Ladies and Gentlemen:
We have acted as special counsel to Walsham Lake, LLC, a Missouri limited liability company ("Walsham") and Foster Shores, LLC, a Missouri limited liability company ("Foster") (Walsham and Foster are sometimes individually referred to herein as "Company" and collectively referred to herein as the "Companies") in connection with the Credit Agreement, dated as of September 11, 2013 (the "Credit Agreement"), among Diamond Resorts Corporation, a Maryland corporation (the "Borrower"), Diamond Resorts International, Inc., a Delaware corporation ("Holdings"), the Lenders and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"), relating to the extension of credit to the Borrower by Lenders in an aggregate principal amount at any time outstanding not in excess of $25,000,000.00 pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement.

This opinion is being furnished to you pursuant to Section 4.02(a)(ii) of the Credit Agreement. Unless
otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement.

In connection with this opinion, we have examined the following documents:

(1)     the Credit Agreement;

(2)
the Guarantee Agreement, dated as of September 11, 20l3, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties (the "Guarantee Agreement");

(3)    the Security Agreement, dated as of September 11, 2013, among the Borrower,
Holdings, the other Subsidiaries of Holdings from time to time party thereto and
Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors and assigns, the "Collateral Agent") for the benefit of the Secured Parties (the "Security Agreement");

(4)
the Pari Passu Intercreditor Agreement, dated as of September 11, 2013, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto, Wells Fargo Bank, National Association, in its capacity as the Collateral Agent and the Authorized Representative for the Indenture Secured Parties, the Administrative Agent,

as the Authorized Representative for the Initial Additional Secured Parties and each Additional Representative from time to time party thereto (the "Intercreditor Agreement");

(5)
the Revolving Promissory Note, dated as of September 11, 2013, in the original principal amount of $8,333,333.33, made by Borrower payable to the order of JPMorgan Chase Bank, N.A. (the "Promissory Note");

(6)
the Trademark Security Agreement, dated as of September 11,2013, among the Borrower, Holdings, the other Subsidiaries of Holdings from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties (the "Trademark Agreement", and, together with the Credit Agreement, the Guarantee Agreement, the Security Agreement, the Intercreditor Agreement and the Promissory Note, the "Transaction Documents");

(7)	the Uniform Commercial Code financing statements attached as Schedule II hereto and incorporated herein by reference (collectively, the "Financing Statements");

(8)
the Articles of Organization of Walsham dated March 27, 2008 and filed on March 31, 2008 with the Missouri Secretary of State's Office (the "SOS Office") and the Statement of Change of Business Office Address and Registered Office Address of a Registered Agent of a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company dated February I, 2013 and filed on February 4, 2013 with the SOS Office (collectively, the "Walsham Articles of Organization") and the Limited Liability Company Agreement of Walsham, dated as of March 18,2009 (the "Walsham LLC Agreement");

(9)
the Articles of Organization of Foster dated March 27, 2008 and filed on March 31, 2008 with the SOS Office and the Statement of Change of Business Office Address and Registered Office Address of a Registered Agent of a Foreign or

Domestic For Profit or Nonprofit Corporation or a Limited Liability Company dated February 1, 2013 and filed on February 4, 2013 with the SOS Office (collectively, the "Foster Articles of Organization") (the Walsham Articles of Organization and the Foster Articles of Organization are collectively referred to herein as the "Articles of Organization") and the Limited Liability Company Agreement of Foster, dated as of March 18, 2009 (the "Foster LLC Agreement") (the Walsham LLC Agreement and the Foster LLC Agreement are
collectively referred to herein as the "LLC Agreements"); and

(10)
the Officer's Certificate by David F. Palmer, President and Chief Executive Officer of the Companies dated as of September 11, 2013 ("Officer's Certificate"), certifying that the Articles of Organization and the LLC Agreements are true, correct and complete and are in full force and effect on the date of the Officer's Certificate.

The documents listed in paragraphs (1) through (10) are referred to collectively as the "Documents". We have also examined (a) originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents, certificates, corporate, limited liability company and official records, affidavits, and other instruments and (b) such laws and regulations as we deemed necessary or appropriate for purposes of this opinion.

As to factual matters, we have, in certain instances, examined and relied upon certificates of limited liability company officials, certificates of corporate officials, and certificates of public officials.

In making such examination, with your permission, we have assumed:
(i)     the genuineness of all signatures other than those of the Companies;
(ii)    all natural persons who are signatories to the Transaction Documents have sufficient legal competency to enter into and perform their respective obligations thereunder; and the copies of all documents submitted to us are accurate and complete and conform to originals;

(iii)     that each of the parties to the Transaction Documents (other than the Companies) has the power to enter into and perform each of its respective obligations thereunder;

(iv)     the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (other than the Companies);

(v)     the accuracy of representations and warranties of the Companies set forth in the Transaction Documents as to factual matters only (and not as to legal conclusions);

(vi)     the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing, conscionability and commercial reasonableness;

(vii)     there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to any party; and
(viii)     the Companies have "rights" (within the meaning of the Missouri UCC, as hereinafter defined) in the "Collateral" described in the Financing Statements.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
1.The Companies (a) are limited liability companies duly formed and validly existing and in good standing under the laws of Missouri with full limited liability company power to own, lease and operate their property and transact their business and (b) have full limited liability company power and authority to execute, deliver and perform their obligations under each of the Transaction Documents.

2.The execution and delivery of each of the Transaction Documents to which the Companies are parties and the performance of their obligations thereunder, including the Companies' guarantee of the Obligations and grant of security interests contained in the Transaction Documents, have been duly authorized by all requisite limited liability company action on the part of the Companies. Each of the Transaction Documents to which the Companies are parties constitutes a valid and binding obligation of the Companies.

3.The execution and delivery by the Companies of each Transaction Document to which they are parties and the performance of their obligations thereunder will not result in any violation by the Companies of (a) any provision of their Articles of Organization or LLC Agreements, (b) to our knowledge, any law, rule or regulation of Missouri or (c) any judgment, order or decree of any Missouri court or regulatory authority known by us to be applicable to the Companies or their assets or properties.

4.No consent, approval, license or exemption by, or order or authorization of, filing, recording or registration with, or notice to, any Missouri governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Companies of each Transaction Documents to which they are parties, including the Companies' guarantee of the Obligations and grant of security interests contained in the Transaction Documents, other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Credit Agreement) or (ii) such registrations, filings or approvals that may be required in order to perfect or record security interests granted under the Security Agreement.

5.Each of the Financing Statements attached hereto in Schedule II is in proper form for filing in Missouri. Upon the proper filing of the Financing Statements with the SOS Office, that Collateral in which a security interest may be perfected by the filing of a financing statement with the SOS Office under the Uniform Commercial Code as in effect on the date hereof in Missouri ("Missouri UCC") will be perfected.

The filing of the Financing Statements in the SOS Office are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the Missouri UCC as described in such Financing Statements which is owned by the Companies.

The opinions expressed in Paragraphs 5 are subject to the following additional qualifications:

(a)	We have assumed that the Collateral exists and that the Companies have sufficient rights in the Collateral for the security interest to attach, and we express no opinion as to the nature or extent of any rights of the Companies in, or title to, any of the Collateral.

(b)	Our security interest opinions expressed in Paragraph 5 above, are limited to the Missouri
UCC and therefore such opinions do not address: (i) laws of jurisdictions other than Missouri; or (ii) collateral of a type not subject to Article 9 of the Missouri UCC.

(c)	We express no opinion as to the priority of any security interest given to the Secured
Parties under the Transaction Documents.

(d)We call your attention to the fact that the security interest in the Collateral may be subject to the rights of account debtors in respect of the Collateral, claims and defenses of such account debtors and the terms of agreements with such account debtors.

(e)    We have assumed that none of the Collateral arises or will arise under agreements that prohibit, restrict or condition the assignment of any portion of the Collateral. We express no opinion as to the effect of any such prohibitions, restrictions or conditions on assignment contained in any account, lease, instrument, chattel paper, payment intangible, health care receivable or letter of credit right. We note that any such prohibition or restriction is subject to the provisions of Sections 400.9-406, 400.9-407, 400.9-408 and 400.9-409 of the Missouri UCC.

The opinions expressed above are, in addition to any other assumptions, comments or qualification set forth in this letter, subject to the following qualifications and comments:

(a)	The opinions contained herein are hereby specifically qualified by reference to and are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent that such laws, rulings and regulations may be changed in the future. In addition, these opinions are limited to the laws of the State of Missouri and we express no opinions as to matters which may be governed by the substantive laws of any state other than Missouri.

(b)We have assumed that the transactions contemplated by the Transaction Documents will be effected in the future in accordance with the terms thereof.

(c)	We have assumed that all representations and warranties, and other statements as to factual matters in the Documents, are true and correct as they are set forth in those documents. We have also assumed that any certificate, opinion from another attorney, representation or other document on which we have relied continues to remain accurate, insofar as relevant to the opinions in this letter, from their respective dates through and including the date of this letter.

(d)	The legality, validity, binding nature and enforceability of the Transaction Documents is subject to general principles of equity (regardless of whether the question is considered in a proceeding in equity or at law) and may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law from time to time in effect and affecting the rights of creditors generally. In addition, we express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to the enforcement of any of the Transaction Documents, or whether a court would grant a particular right or remedy provided therein or at law or in equity.

(e)No opinion is given or expressed, or should any opinion be inferred or implied, as to: (i)
the financial ability of the Companies to meet or satisfy their obligations; (ii) the truthfulness, completeness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished to the Lenders or their agents or representatives by the Companies or by any other party acting by, for, or at the discretion of the Companies or in conjunction with the Credit Agreement as evidenced by the Transaction Documents; and (iii) the truthfulness, completeness or accuracy of any representation, warranty, certification or statement made by the Companies.

(f)	We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(g)	To the extent that the obligations of the Companies may be dependent upon such matters, we assume for purposes of this opinion that the Lenders are duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation or organization.

(h)	Continuation of the validity, perfection and priority of the Secured Parties' security interest in proceeds of any Collateral is limited to the extent set forth in Section 400.9~315 of the Missouri UCC.

(i)	Article 9 of the Missouri UCC requires the filing of continuation statements within specified periods prior to the expiration of five years from the date of the original filing in order to maintain the perfection of the filings referred to in Paragraph 5.

(j)	In the case of Collateral acquired by any Company more than a specified period after such
Company changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, the security interest will not be perfected or have priority unless new appropriate financing statements indicating the new name, identity or corporate structure of such Company are properly filed before the expiration of such specified period.

(k)	Except as provided in the opinions expressed in Paragraph 5 above, no opinion is expressed as to the creation, attachment, or perfection of any lien or security interest or as to title to any real or personal property.

(1)	We express no opinion with respect to federal or state taxation, antitrust, money laundering, pension or employee benefit, insurance, securities or so-called "Blue--Sky" laws.

(m)     In each place where the phrase "to our knowledge" or like references appear, said phrase or references shall mean to the best of our knowledge after due inquiry and investigation. As used herein,
"due inquiry and investigation" shall include only: (i) discussions, inquiries and conferences occurring in connection with our representation of the Companies in this transaction; and (ii) reviews of certain records, documents and proceedings of the Companies in our possession, and shall not imply any independent verification of any factual matter of which we became aware as a result of such discussions, inquiries, conferences and reviews.

This opinion is being furnished by us to the Lenders, the Administrative Agent, the Collateral Agent, each of the permitted successors and assigns of each of the foregoing and the law firm of Katten Muchin Rosenman LLP in connection with the transactions described herein and is solely for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, each of the permitted successors and assigns of each of the foregoing and Katten Muchin Rosenman LLP. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose.

Very truly yours,
/s/ Summers Compton Wells LLC
Summers Compton Wells LLC

Schedule I
Addressees

Credit Suisse AG,
as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10179

Bank of America, N.A.
One Bryant Park
New York, New York 10036

Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010

Wells Fargo Bank, National Association, as Trustee and Collateral Agent
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017

Diamond Resorts International, Inc.
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Diamond Resorts Holdings, LLC
10600 W. Charleston Blvd. Las Vegas,
Nevada 89135

Diamond Resorts Corporation
10600 W. Charleston Blvd.
Las Vegas, Nevada 89135

Schedule II

FINANCING STATEMENTS

EXHIBIT G-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H

COMPLIANCE CERTIFICATE

[DATE]

To:	Credit Suisse AG, as Administrative Agent

Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation, a Maryland corporation, (the “Borrower”), Diamond Resorts International, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Credit Agreement.
The undersigned hereby certifies as follows:
1.I am a Financial Officer of Holdings and, as such, possess the knowledge and authority to certify to the matters set forth below in this Compliance Certificate and am authorized by Holdings to deliver this Compliance Certificate.
2.    Attached hereto as Annex A are the financial statements of Holdings required to be delivered to the Administrative Agent under Section [5.04(a)][5.04(b)] of the Credit Agreement with respect to [the fiscal year ended [        ] (the “Relevant Period”), together with a report and opinion of BDO USA, LLP1 required by, and in compliance with, Section 5.04(a) of the Credit Agreement.]2 [the fiscal quarter ended [        ] (the “Relevant Period”). The financial statements delivered hereunder fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.]3
3.    Attached hereto as Annex B are such financial statements (in substantially the same form as the financial statements attached as Annex A) required to
____________
1 Or other independent registered public accounting firm of national recognized standing.
2 Include for financial statements delivered pursuant to Section 5.04(a) of the Credit Agreement.
3 Include for financial statements delivered pursuant to Section 5.04(b) of the Credit Agreement.

be delivered to the Administrative Agent under Section 5.04(e) of the Credit Agreement. Such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with Holdings and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements).
4.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and the Restricted Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, the existence of any event or condition that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail the nature of the condition or event, the period during which it has existed and the action that Holdings, the Borrower or any Restricted Subsidiary has taken, is taking or proposes to take with respect to such event or condition.
5.    Set forth on Annex C hereto are computations demonstrating compliance with the covenants set forth in Section 6.03 of the Credit Agreement as of the last day of the Relevant Period.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

DIAMOND RESORTS INTERNATIONAL, INC.,

By:
Name:
Title:

Exhibit I
CLOSING DATE PERFECTION CERTIFICATE
(Dated as of September 11, 2013)
Reference is made (i) to the Credit Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamond Resorts Corporation (the “Borrower”), Diamond Resorts International, Inc.
(“Parent”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), and (ii) to the Security Agreement dated as of September 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, Parent, the subsidiaries of Parent from time to time party thereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable.

The undersigned hereby certifies to the Administrative Agent, the Collateral Agent and each other Secured Party as of the Closing Date, as follows:

1.	Names.

A.	Borrower

(i)	The exact legal name of the Borrower, as such name appears in its respective certificate of formation:

Legal Name of Entity
Diamond Resorts Corporation

(ii)	Each other legal name the Borrower has had in the past five years, together with the date of the relevant change: N/A

(iii)
Except as set forth below, the Borrower has not changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation: N/A

(iv)
All other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names
Diamond Resorts Corporation	Diamond Resorts International

(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of the Borrower that is a registered organization:

Legal Name of Entity	Organizational Identification Number
Diamond Resorts Corporation	D04417598

(vi)	The Federal Taxpayer Identification Number of the Borrower: [only necessary for filing in North Dakota and South Dakota]

Legal Name of Entity	Federal Taxpayer Identification Number
Diamond Resorts Corporation	95-4582157

B.	Diamond Resorts Holdings, LLC (“Holdings”) and Diamond Resorts Parent, LLC (“DR Parent”)

(i)	The exact legal name of Holdings and DR Parent, as such name appears in its respective certificate of formation:

Legal Name of Entity
Diamond Resorts Holdings, LLC
Diamond Resorts Parent, LLC

(ii)	Each other legal name Holdings and DR Parent have had in the past five years, together with the date of the relevant change:

Current Legal Name	Prior legal name	Date of change
N/A	None	N/A

(iii)	Holdings has not changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.

(iv)
Except as set forth below, DR Parent has not changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquire or constituent party to a merger or consolidation:

Diamond Resorts Parent, LLC merged with and into Diamond Resorts International, Inc. on or about July 24, 2013.

(v)
All other names (including trade names or similar appellations) used by either Holdings or DR Parent or any of its divisions or other business units in connection with the conduct of the business of either Holdings or DR Parent or the ownership of the properties of either Holdings or DR Parent at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names
N/A	N/A

(vi)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of each of Holdings and DR Parent that is or was a registered organization:

Legal Name of Entity	Organizational Identification Number
Diamond Resorts Holdings, LLC	NV SOS: E0181582007-7
Diamond Resorts Parent, LLC	NV SOS: E0219522007-6

(vii)	The Federal Taxpayer Identification Number of each of Holdings and DR Parent: [only necessary for filing in North Dakota and South Dakota.]

Legal Name of Entity	Federal Taxpayer Identification Number
N/A	N/A

C.	Parent

(i)	The exact legal name of Parent, as such name appears in its respective certificate of incorporation:

Legal Name of Entity
Diamond Resorts International, Inc.

(ii)	Each other legal name Parent has had in the past five years, together with the date of the relevant change:

Current Legal Name	Prior legal name	Date of change
N/A	None	N/A

(iii)
Except as set forth below, Parent has not changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation:

Diamond Resorts Parent, LLC merged with and into Diamond Resorts International, Inc. on or about July 24, 2013.

(iv)
All other names (including trade names or similar appellations) used by Parent or any of their divisions or other business units in connection with the conduct of the business of Parent or the ownership of the properties of Parent at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names
N/A	N/A

(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of Parent that is a registered organization:

Legal Name of Entity	Organizational Identification Number
Diamond Resorts International, Inc.	5273466

(vi)	The Federal Taxpayer Identification Number of Parent: [only necessary for filing in North Dakota and South Dakota.]

Legal Name of Entity	Federal Taxpayer Identification Number
Diamond Resorts International, Inc.	46-1750895

D.	Subsidiary Guarantors

(i)	The exact legal name of each Subsidiary Guarantor (other than Holdings), as such name appears in its respective certificate of formation or incorporation:

Legal Name of Entity
1. AKGI-St. Maarten N.V.
2. Chestnut Farms, LLC
3. Cumberland Gate, LLC
4. Diamond Resorts California Collection Development, LLC
5. Diamond Resorts Centralized Services Company
6. Diamond Resorts Citrus Share Holding, LLC
7. Diamond Resorts Coral Sands Development, LLC
8. Diamond Resorts Cypress Pointe I Development, LLC
9. Diamond Resorts Cypress Pointe II Development, LLC
10. Diamond Resorts Cypress Pointe III Development, LLC
11. Diamond Resorts Daytona Development, LLC
12. Diamond Resorts Developer and Sales Holding Company
13. Diamond Resorts DPM Development LLC
14. Diamond Resorts Epic Mortgage Holdings, LLC
15. Diamond Resorts Fall Creek Development, LLC
16. Diamond Resorts Finance Holding Company
17. Diamond Resorts Financial Services, Inc.
18. Diamond Resorts Grand Beach I Development, LLC
19. Diamond Resorts Grand Beach II Development, LLC
20. Diamond Resorts Greensprings Development, LLC
21. Diamond Resorts Hawaii Collection Development, LLC
22. Diamond Resorts Hilton Head Development, LLC
23. Diamond Resorts International Club, Inc.
24. Diamond Resorts International Marketing, Inc.
25. Diamond Resorts International Marketing Mexico, LLC
26. Diamond Resorts Las Vegas Development, LLC
27. Diamond Resorts Management & Exchange Holding Company
28. Diamond Resorts Management, Inc.
29. Diamond Resorts MGV Development LLC
30. Diamond Resorts Mortgage Holdings, LLC
31. Diamond Resorts Mystic Dunes Development, LLC

Legal Name of Entity
32. Diamond Resorts Palm Springs Development, LLC
33. Diamond Resorts Poco Diablo Development, LLC
34. Diamond Resorts Poipu Development, LLC
35. Diamond Resorts Polo Development, LLC
36. Diamond Resorts Port Royal Development, LLC
37. Diamond Resorts Powhatan Development, LLC
38. Diamond Resorts Residual Assets Development, LLC
39. Diamond Resorts Residual Assets Finance, LLC
40. Diamond Resorts Residual Assets M&E, LLC
41. Diamond Resorts Ridge on Sedona Development, LLC
42. Diamond Resorts Ridge Pointe Development, LLC
43. Diamond Resorts San Luis Bay Development, LLC
44. Diamond Resorts Santa Fe Development, LLC
45. Diamond Resorts Scottsdale Development, LLC
46. Diamond Resorts Sedona Springs Development, LLC
47. Diamond Resorts Sedona Summit Development, LLC
48. Diamond Resorts St. Croix Development, LLC
49. Diamond Resorts Steamboat Development, LLC
50. Diamond Resorts Tahoe Beach & Ski Development, LLC
51. Diamond Resorts Teton Club Development, LLC
52. Diamond Resorts U.S. Collection Development, LLC
53. Diamond Resorts Villa Mirage Development, LLC
54. Diamond Resorts Villas of Sedona Development, LLC
55. Diamond Resorts West Maui Development, LLC
56. Foster Shores, LLC
57. George Acquisition Subsidiary, Inc.
58. Ginger Creek, LLC
59. Grand Escapes, LLC
60. International Timeshares Marketing, LLC
61. Lake Tahoe Resort Partners, LLC
62. Mazatlan Development Inc.
63. MMG Development Corp.
64. Poipu Resort Partners, L.P.
65. Resort Management International, Inc.
66. Resorts Development International, Inc.
67. Walsham Lake, LLC

Legal Name of Entity
68. West Maui Resort Partners, L.P. 69. Crescent One, LLC 70. Island One, Inc. 71. Island One Resorts Management Corporation 72. Galaxy Exchange Company 73. Navigo Vacation Club, Inc.

(ii)	Each other legal name each Subsidiary Guarantor (other than Holdings) has had, together with the date of the relevant change:

Current Legal Name	Prior Legal Name	Date of Change
1. AKGI-St. Maarten N.V.
2. Chestnut Farms, LLC
3. Cumberland Gate, LLC
4. Diamond Resorts California Collection Development, LLC	Club Sunterra Development California, LLC Club Sunterra Development II, LLC Club Sunterra Development St. Maarten, LLC Club Sunterra Development II, LLC Sunterra Texas Development, LLC	October 17, 2007 February 18, 2005 December 15, 2003 December 10, 2003 October 7, 2003
5. Diamond Resorts Centralized Services Company	Sunterra Centralized Services Company	October 17, 2007
6. Diamond Resorts Citrus Share Holding, LLC	Sunterra Citrus Share Holding, LLC Sunterra South Marketing, LLC	October 17, 2007 January 23, 2004
7. Diamond Resorts Coral Sands Development, LLC	Sunterra Coral Sands Development, LLC	October 17, 2007
8. Diamond Resorts Cypress Pointe I Development, LLC	Sunterra Cypress Pointe I Development, LLC	October 17, 2007
9. Diamond Resorts Cypress Pointe II Development, LLC	Sunterra Cypress Pointe II Development, LLC	October 17, 2007
10. Diamond Resorts Cypress Pointe III Development, LLC	Sunterra Cypress Pointe III Development, LLC	October 17, 2007
11. Diamond Resorts Daytona Development, LLC	Sunterra Daytona Development, LLC Sunterra Bent Creek Golf Course Development, LLC	October 17, 2007 October 7, 2003
12. Diamond Resorts Developer and Sales Holding Company	Sunterra Developer and Sales Holding Company Avcom International, Inc. American Vacation Company, Inc.	October 17, 2007 July 9, 2002 October 12, 1993

Current Legal Name	Prior Legal Name	Date of Change
13. Diamond Resorts DPM Development LLC
14. Diamond Resorts Epic Mortgage Holdings, LLC	Sunterra Epic Mortgage Holdings, LLC Sunterra KGK Partners Finance, LLC	October 17, 2007 October 7, 2003
15. Diamond Resorts Fall Creek Development, LLC	Sunterra Fall Creek Development, LLC	October 17, 2007
16. Diamond Resorts Finance Holding Company	Sunterra Finance Holding Company	October 17, 2007
17. Diamond Resorts Financial Services, Inc.	Sunterra Financial Services, Inc.	October 29, 2007
18. Diamond Resorts Grand Beach I Development, LLC	Sunterra Grand Beach I Development, LLC	October 17, 2007
19. Diamond Resorts Grand Beach II Development, LLC	Sunterra Grand Beach II Development, LLC	October 17, 2007
20. Diamond Resorts Greensprings Development, LLC	Sunterra Greensprings Development, LLC	October 17, 2007
21. Diamond Resorts Hawaii Collection Development, LLC
Club Sunterra Development Hawaii, LLC
Club Sunterra Development III, LLC
Club Sunterra Development California, LLC
Club Sunterra Mergerclub, LLC
Club Sunterra Development California, LLC
Sunterra East Marketing, LLC
October 17, 2007 September 9, 2005 February 18, 2005 July 29, 2004 June 23, 2004 November 12, 2003
22. Diamond Resorts Hilton Head Development, LLC	Sunterra Hilton Head Development, LLC Sunterra Bent Creek Village Development, LLC	October 17, 2007 October 7, 2003
23. Diamond Resorts International Club, Inc.	Club Sunterra, Inc.	October 19, 2007
24. Diamond Resorts International Marketing, Inc.	Resort Marketing International, Inc.	November 2, 2007
25. Diamond Resorts International Marketing Mexico, LLC
26. Diamond Resorts Las Vegas Development, LLC	Sunterra Las Vegas Development, LLC Sunterra Polynesian Isles Development, LLC	October 17, 2007 October 7, 2003

Current Legal Name	Prior Legal Name	Date of Change
27. Diamond Resorts Management & Exchange Holding Company	Sunterra Management & Exchange Holding Company	October 17, 2007
28. Diamond Resorts Management, Inc.	Sunterra Resort Management, Inc. RPM Management, Inc.	October 23, 2007 February 16, 2005
29. Diamond Resorts MGV Development LLC
30. Diamond Resorts Mortgage Holdings, LLC	Sunterra Mortgage Holdings, LLC	October 17, 2007
31. Diamond Resorts Mystic Dunes Development, LLC
32. Diamond Resorts Palm Springs Development, LLC	Sunterra Palm Springs Development, LLC Sunterra North Marketing, LLC	October 17, 2007 October 7, 2003
33. Diamond Resorts Poco Diablo Development, LLC	Sunterra Poco Diablo Development, LLC	October 17, 2003
34. Diamond Resorts Poipu Development, LLC	Sunterra Poipu Development, LLC Sunterra Lake Tahoe Development, LLC	October 17, 2007 July 10, 2007
35. Diamond Resorts Polo Development, LLC	Polo Sunterra Development, LLC	October 18, 2007
36. Diamond Resorts Port Royal Development, LLC	Sunterra Port Royal Development, LLC	October 17, 2007
37. Diamond Resorts Powhatan Development, LLC	Sunterra Powhatan Development, LLC	October 17, 2007
38. Diamond Resorts Residual Assets Development, LLC	Sunterra Residual Assets Development, LLC	October 17, 2007
39. Diamond Resorts Residual Assets Finance, LLC	Sunterra Residual Assets Finance, LLC	October 17, 2007
40. Diamond Resorts Residual Assets M&E, LLC	Sunterra Residual Assets M&E, LLC	October 17, 2007
41. Diamond Resorts Ridge on Sedona Development, LLC	Sunterra Ridge on Sedona Development, LLC	October 17, 2007
42. Diamond Resorts Ridge Pointe Development, LLC	Sunterra Ridge Pointe Development, LLC	October 17, 2007
43. Diamond Resorts San Luis Bay Development, LLC	Sunterra San Luis Bay Development, LLC	October 17, 2007

Current Legal Name	Prior Legal Name	Date of Change
44. Diamond Resorts Santa Fe Development, LLC	Sunterra Santa Fe Development, LLC	October 17, 2007
45. Diamond Resorts Scottsdale Development, LLC	Sunterra Scottsdale Development, LLC Sunterra Poipu GP Development, LLC	October 17, 2007 October 7, 2003
46. Diamond Resorts Sedona Springs Development, LLC	Sunterra Sedona Springs Development, LLC	October 17, 2007
47. Diamond Resorts Sedona Summit Development, LLC	Sunterra Sedona Summit Development, LLC	October 17, 2007
48. Diamond Resorts St. Croix Development, LLC	Sunterra St. Croix Development, LLC	October 17, 2007
49. Diamond Resorts Steamboat Development, LLC	Sunterra Steamboat Development, LLC	October 17, 2007
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	Sunterra Tahoe Beach & Ski Development, LLC	October 17, 2007
51. Diamond Resorts Teton Club Development, LLC
52. Diamond Resorts U.S. Collection Development, LLC	Club Sunterra Development, LLC Club Sunterra, LLC	October 17, 2007 August 15, 2003
53. Diamond Resorts Villa Mirage Development, LLC	Sunterra Villa Mirage Development, LLC	October 17, 2007
54. Diamond Resorts Villas of Sedona Development, LLC	Sunterra Villas of Sedona Development, LLC	October 17, 2007
55. Diamond Resorts West Maui Development, LLC	Sunterra West Maui Development, LLC Sunterra West Marketing, LLC	October 17, 2007 May 21, 2004
56. Foster Shores, LLC
57. George Acquisition Subsidiary, Inc.
58. Ginger Creek, LLC
59. Grand Escapes, LLC
60. International Timeshares Marketing, LLC
61. Lake Tahoe Resort Partners, LLC
62. Mazatlan Development Inc.	Mazatlan Villas, Inc.	May 16, 1989
63. MMG Development Corp.

Current Legal Name	Prior Legal Name	Date of Change
64. Poipu Resort Partners, L.P.	Pointe Resort Partners, L.P.	January 10,1995
65. Resort Management International, Inc.
66. Resorts Development International, Inc.
67. Walsham Lake, LLC
68. West Maui Resort Partners, L.P.	West Maui Partners, L.P.	January 7, 1997
69. Crescent One, LLC
70. Island One, Inc.
71. Island One Resorts Management Corporation	O.R.B.I.T. Management Corporation Galaxy Group Management Corporation	February 10, 1987 November 2, 1994
72. Galaxy Exchange Company
73. Navigo Vacation Club, Inc.

(iii)
Except as set forth below, no Subsidiary Guarantor (other than Holdings) has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation: N/A

(iv)
All other names (including trade names or similar appellations) used by each Subsidiary Guarantor (other than Holdings) or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names
Diamond Resorts Grand Beach I Development, LLC	Grand Beach in Florida – Expired 12/31/2011
Diamond Resorts Grand Beach II Development, LLC	Grand Beach Vacation Resort in Florida – Expired 12/31/2011
Sunterra Resort Management, Inc.	NSB Vacations in Florida – Expired 12/31/2010
West Maui Resort Partners, L.P.	Kaanapali Beach Vacation Resort in Hawaii – Expired 04/18/2011

Current Legal Name	Trade Names/Assumed Names
West Maui Resort Partners, L.P.	Ka’anapali Beach Club in Hawaii – Expired 08/06/2011
West Maui Resort Partners, L.P.	Travalhawaii.com in Hawaii – Expired 09/16/2012
West Maui Resort Partners, L.P.	Rental Warehouse in Hawaii – Expired 09/16/2012
West Maui Resort Partners, L.P.	Duke’s Surf Shop in Hawaii – Expired 03/14/2013
West Maui Resort Partners, L.P.	Duke’s Surf Academy in Hawaii – Expired 09/16/2012
West Maui Resort Partners, L.P.	Beach Buddies in Hawaii – Expired 09/20/2011
West Maui Resort Partners, L.P.	Activity Warehouse in Hawaii – Expires 08/21/2016
MMG Development Corp.	FORCED Sunterra MMG in Missouri
MMG Development Corp.	FORCED Sunterra MMG in Ohio
Resort Marketing International, Inc.	FORCED RMI-Missouri, Inc. in Missouri
Resort Marketing International, Inc.	FORCED North Carolina-RMI, Inc. in NC
Resort Marketing International, Inc.	FORCED RMI-Nevada, Inc. in NV
Island One, Inc.
Club Navigo Vacations - Expires 12/31/2015
Island One Cafe - Expires 12/31/2013
Island One Resorts – Expires 12/31/2014
Florida Ticket Station - Expires 12/31/2015
Galaxy Exchange Company - Expires 12/31/2016
Florida Vacation Station - Expires 12/31/2015
Travel Perkz – Expires 12/31/2014
The Cove On Ormond Beach – Expires 12/31/2017
Liki Tiki Village – Expires 12/31/2017
Liki Tiki Village I – Expires 12/31/2017
Liki Tiki Village II – Expires 12/31/2017
Resort Financial Specialist – Expires 12/31/2016
Shipwreck Sally’s– Expires 12/31/2015

Current Legal Name	Trade Names/Assumed Names
Island One Resorts Management Corporation
The Cove On Ormond Beach – Expires 12/31/2017
Liki Tiki Village – Expires 12/31/2017
Liki Tiki Village I – Expires 12/31/2017
Liki Tiki Village II – Expires 12/31/2017
Resort Financial Specialist – Expires 12/31/2016
Shipwreck Sally’s– Expires 12/31/2015
Barefoot’n Resort – Expires 12/31/2017
Charter Club of Naples Bay – Expires 12/31/2014
Island One Resorts Hospitality Group – Expires 12/31/2016
Kenya Kafe – Expires 12/31/2014

Navigo Vacation Club, Inc.	Club Navigo – Expires 12/31/2014
Crescent One, LLC	Crescent Resort & Spa on South Beach – Expires 12/31/2014 Crescent Resort on South Beach – Expires 12/31/2014

(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of each Subsidiary Guarantor (other than Holdings) that is a registered organization:

Legal Name of Entity	Organizational Identification Number
1. AKGI-St. Maarten N.V.	2653470
2. Chestnut Farms, LLC	E0202612008-9
3. Cumberland Gate, LLC	4556750
4. Diamond Resorts California Collection Development, LLC	3549372
5. Diamond Resorts Centralized Services Company	3545707
6. Diamond Resorts Citrus Share Holding, LLC	3547837
7. Diamond Resorts Coral Sands Development, LLC	3547761
8. Diamond Resorts Cypress Pointe I Development, LLC	3547739
9. Diamond Resorts Cypress Pointe II Development, LLC	3547743
10. Diamond Resorts Cypress Pointe III Development, LLC	3547747
11. Diamond Resorts Daytona Development, LLC	3547730

Legal Name of Entity	Organizational Identification Number
12. Diamond Resorts Developer and Sales Holding Company	2347738
13. Diamond Resorts DPM Development LLC	E0596822012-5
14. Diamond Resorts Epic Mortgage Holdings, LLC	3547777
15. Diamond Resorts Fall Creek Development, LLC	3547764
16. Diamond Resorts Finance Holding Company	3545700
17. Diamond Resorts Financial Services, Inc.	C24978-1998
18. Diamond Resorts Grand Beach I Development, LLC	3547765
19. Diamond Resorts Grand Beach II Development, LLC	3547770
20. Diamond Resorts Greensprings Development, LLC	3547775
21. Diamond Resorts Hawaii Collection Development, LLC	3547896
22. Diamond Resorts Hilton Head Development, LLC	3547733
23. Diamond Resorts International Club, Inc.	P98000035449
24. Diamond Resorts International Marketing, Inc.	1884773
25. Diamond Resorts International Marketing Mexico, LLC	E0304192012-6
26. Diamond Resorts Las Vegas Development, LLC	3547892
27. Diamond Resorts Management & Exchange Holding Company	3547708
28. Diamond Resorts Management, Inc.	237659-4
29. Diamond Resorts MGV Development LLC	E0596812012-4
30. Diamond Resorts Mortgage Holdings, LLC	3545720
31. Diamond Resorts Mystic Dunes Development, LLC	E0596792012-0
32. Diamond Resorts Palm Springs Development, LLC	3547790
33. Diamond Resorts Poco Diablo Development, LLC	3547793
34. Diamond Resorts Poipu Development, LLC	3547783

Legal Name of Entity	Organizational Identification Number
35. Diamond Resorts Polo Development, LLC	E0311562007-3
36. Diamond Resorts Port Royal Development, LLC	3547795
37. Diamond Resorts Powhatan Development, LLC	3547797
38. Diamond Resorts Residual Assets Development, LLC	3547801
39. Diamond Resorts Residual Assets Finance, LLC	3549353
40. Diamond Resorts Residual Assets M&E, LLC	3549355
41. Diamond Resorts Ridge on Sedona Development, LLC	3547804
42. Diamond Resorts Ridge Pointe Development, LLC	3547811
43. Diamond Resorts San Luis Bay Development, LLC	3547816
44. Diamond Resorts Santa Fe Development, LLC	3547829
45. Diamond Resorts Scottsdale Development, LLC	3547794
46. Diamond Resorts Sedona Springs Development, LLC	3547830
47. Diamond Resorts Sedona Summit Development, LLC	3547836
48. Diamond Resorts St. Croix Development, LLC	3547895
49. Diamond Resorts Steamboat Development, LLC	3547851
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	3547854
51. Diamond Resorts Teton Club Development, LLC	E0586452011-7
52. Diamond Resorts U.S. Collection Development, LLC	3547999
53. Diamond Resorts Villa Mirage Development, LLC	3547856
54. Diamond Resorts Villas of Sedona Development, LLC	3547861
55. Diamond Resorts West Maui Development, LLC	3547864
56. Foster Shores, LLC	LC0884730
57. George Acquisition Subsidiary, Inc.	C22939-97
58. Ginger Creek, LLC	4556751
59. Grand Escapes, LLC	3881776

Legal Name of Entity	Organizational Identification Number
60. International Timeshares Marketing, LLC	3547724
61. Lake Tahoe Resort Partners, LLC	101996061021
62. Mazatlan Development Inc.	601119773
63. MMG Development Corp.	P94000061945
64. Poipu Resort Partners, L.P.	6059 L5
65. Resort Management International, Inc.	1968609
66. Resorts Development International, Inc.	6816-82
67. Walsham Lake, LLC	LC0884732
68. West Maui Resort Partners, L.P.	2604976
69. Crescent One, LLC	L04000017210
70. Island One, Inc.	F42374
71. Island One Resorts Management Corporation	G19736
72. Galaxy Exchange Company	P99000043581
73. Navigo Vacation Club, Inc.	P99000043586

(vi)	The Federal Taxpayer Identification Number of each Subsidiary Guarantor (other than Holdings): [only necessary for filing in North Dakota and South Dakota.]

Legal Name of Entity	Federal Taxpayer Identification Number
1. AKGI-St. Maarten N.V.	59-3324734
2. Chestnut Farms, LLC	01-0905882
3. Cumberland Gate, LLC	61-1596179
4. Diamond Resorts California Collection Development, LLC	20-0292225
5. Diamond Resorts Centralized Services Company	82-0554601
6. Diamond Resorts Citrus Share Holding, LLC	33-1014939
7. Diamond Resorts Coral Sands Development, LLC	33-1014958
8. Diamond Resorts Cypress Pointe I Development, LLC	33-1014959
9. Diamond Resorts Cypress Pointe II Development, LLC	33-1014960
10. Diamond Resorts Cypress Pointe III Development, LLC	33-1014961
11. Diamond Resorts Daytona Development, LLC	33-1014956

Legal Name of Entity	Federal Taxpayer Identification Number
12. Diamond Resorts Developer and Sales Holding Company	86-0787595
13. Diamond Resorts DPM Development LLC	N/A
14. Diamond Resorts Epic Mortgage Holdings, LLC	33-1014921
15. Diamond Resorts Fall Creek Development, LLC	33-1014962
16. Diamond Resorts Finance Holding Company	82-0554621
17. Diamond Resorts Financial Services, Inc.	88-0410455
18. Diamond Resorts Grand Beach I Development, LLC	33-1014963
19. Diamond Resorts Grand Beach II Development, LLC	33-1014965
20. Diamond Resorts Greensprings Development, LLC	33-1014966
21. Diamond Resorts Hawaii Collection Development, LLC	33-1014926
22. Diamond Resorts Hilton Head Development, LLC	33-1014957
23. Diamond Resorts International Club, Inc.	59-3510037
24. Diamond Resorts International Marketing, Inc.	95-4484297
25. Diamond Resorts International Marketing Mexico, LLC	N/A
26. Diamond Resorts Las Vegas Development, LLC	33-1014971
27. Diamond Resorts Management & Exchange Holding Company	33-1014911
28. Diamond Resorts Management, Inc.	86-0713421
29. Diamond Resorts MGV Development LLC
30. Diamond Resorts Mortgage Holdings, LLC	82-0554625
31. Diamond Resorts Mystic Dunes Development, LLC	N/A
32. Diamond Resorts Palm Springs Development, LLC	33-1014935
33. Diamond Resorts Poco Diablo Development, LLC	33-1014970
34. Diamond Resorts Poipu Development, LLC	33-1014968

Legal Name of Entity	Federal Taxpayer Identification Number
35. Diamond Resorts Polo Development, LLC	26-0145739
36. Diamond Resorts Port Royal Development, LLC	33-1014973
37. Diamond Resorts Powhatan Development, LLC	33-1014974
38. Diamond Resorts Residual Assets Development, LLC	33-1014975
39. Diamond Resorts Residual Assets Finance, LLC	33-1014919
40. Diamond Resorts Residual Assets M&E, LLC	33-1014914
41. Diamond Resorts Ridge on Sedona Development, LLC	33-1014976
42. Diamond Resorts Ridge Pointe Development, LLC	33-1014977
43. Diamond Resorts San Luis Bay Development, LLC	33-1014978
44. Diamond Resorts Santa Fe Development, LLC	33-1014979
45. Diamond Resorts Scottsdale Development, LLC	33-1014954
46. Diamond Resorts Sedona Springs Development, LLC	33-1014980
47. Diamond Resorts Sedona Summit Development, LLC	33-1014981
48. Diamond Resorts St. Croix Development, LLC	33-1014982
49. Diamond Resorts Steamboat Development, LLC	33-1014984
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	33-1014986
51. Diamond Resorts Teton Club Development, LLC	N/A
52. Diamond Resorts U.S. Collection Development, LLC	33-1014915
53. Diamond Resorts Villa Mirage Development, LLC	33-1014985
54. Diamond Resorts Villas of Sedona Development, LLC	33-1014987
55. Diamond Resorts West Maui Development, LLC	33-1014927
56. Foster Shores, LLC	01-0905934
57. George Acquisition Subsidiary, Inc.	58-2385599
58. Ginger Creek, LLC	32-0262324

Legal Name of Entity	Federal Taxpayer Identification Number
59. Grand Escapes, LLC	20-1884181
60. International Timeshares Marketing, LLC	33-1014941
61. Lake Tahoe Resort Partners, LLC	95-4569152
62. Mazatlan Development Inc.	91-1491324
63. MMG Development Corp.	65-0530260
64. Poipu Resort Partners, L.P.	95-4501724
65. Resort Management International, Inc.	95-4582082
66. Resorts Development International, Inc.	88-0198739
67. Walsham Lake, LLC	01-0905847
68. West Maui Resort Partners, L.P.	99-0327624
69. Crescent One, LLC	30-0234521
70. Island One, Inc.	59-2161490
71. Island One Resorts Management Corporation	59-2302506
72. Galaxy Exchange Company	59-3589292
73. Navigo Vacation Club, Inc.	59-3589291

2.	Current Locations.

A.	Borrower

(i)	The chief executive office of the Borrower is located at:

Name of Entity	Chief Executive Office
Diamond Resorts Corporation	10600 West Charleston Boulevard Las Vegas, Nevada 89135

(ii)	All locations where the Borrower maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):
Location of Books or Records

Name of Entity	Address of books or records location	County
Diamond Resorts Corporation	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark

(iii)	The jurisdiction of formation of the Borrower that is a registered organization:

Name of Entity	Jurisdiction of Organization
Diamond Resorts Corporation	Maryland

(iv)	All locations where the Borrower maintains any Equipment or other Collateral:
None.

(v)	All the places of business of the Borrower not identified in paragraph (i), (ii), (iii) or (iv) above:
None.

(vi)	All names and addresses of all Persons other than the Borrower that have possession of any of the Collateral of the Borrower:

Name	Address	Collateral
Wells Fargo Bank, National Association, as Collateral Agent	608 2nd Avenue South Suite 500 Minneapolis, MN 55402	Collateral for the Senior Secured Notes

B.	Holdings and Parent

(i)	The chief executive office of each of Holdings and Parent is located at:

Name of Entity	Chief Executive Office
Diamond Resorts Holdings, LLC	10600 West Charleston Boulevard Las Vegas, Nevada 89135
Diamond Resorts International, Inc.	10600 West Charleston Boulevard Las Vegas, Nevada 89135

(ii)
All locations where each of Holdings and Parent maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Location of Books or Records

Name of Entity	Address of books or records location	County
Diamond Resorts Holdings, LLC	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark
Diamond Resorts International, Inc.	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark

(iii)	The jurisdiction of formation of each of Holdings and Parent that is a registered organization:

Name of Entity	Jurisdiction of Organization
Diamond Resorts Holdings, LLC	Nevada
Diamond Resorts International, Inc.	Delaware

(iv)	All locations where each of Holdings and Parent maintains any Equipment or other Collateral are set forth:
Location of Collateral

Name of Entity	Address of collateral location	County
Diamond Resorts Holdings, LLC	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark
Diamond Resorts International, Inc.	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark

(v)	All the places of business of each of Holdings and Parent not identified in paragraph (i), (ii), (iii) or (iv) above:

Name of Entity	Location of business
N/A	N/A

(vi)	All names and addresses of all Persons, other than Holdings and Parent, that have possession of any of the Collateral of Holdings or Parent:

Name	Address	Collateral
N/A	N/A	N/A

C.	Subsidiary Guarantor

(i)	The chief executive office of each Subsidiary Guarantor (other than Holdings) is located at:
10600 West Charleston Boulevard, Las Vegas, Nevada 89135

(ii)
All locations where each Subsidiary Guarantor (other than Holdings) maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Location of Books or Records

Name of Entity	Address of books or records location	County
Each Subsidiary Guarantor in subsection (iii) immediately below	10600 West Charleston Boulevard Las Vegas, NV 89135	Clark

(iii)	The jurisdiction of formation of each Subsidiary Guarantor (other than Holdings) that is a registered organization:

Name of Entity	Jurisdiction of Organization
1. AKGI-St. Maarten N.V.	DE
2. Chestnut Farms, LLC	NV
3. Cumberland Gate, LLC	DE
4. Diamond Resorts California Collection Development, LLC	DE
5. Diamond Resorts Centralized Services Company	DE
6. Diamond Resorts Citrus Share Holding, LLC	DE
7. Diamond Resorts Coral Sands Development, LLC	DE
8. Diamond Resorts Cypress Pointe I Development, LLC	DE
9. Diamond Resorts Cypress Pointe II Development, LLC	DE
10. Diamond Resorts Cypress Pointe III Development, LLC	DE
11. Diamond Resorts Daytona Development, LLC	DE
12. Diamond Resorts Developer and Sales Holding Company	DE
13. Diamond Resorts DPM Development LLC	NV
14. Diamond Resorts Epic Mortgage Holdings, LLC	DE
15. Diamond Resorts Fall Creek Development, LLC	DE
16. Diamond Resorts Finance Holding Company	DE
17. Diamond Resorts Financial Services, Inc.	NV
18. Diamond Resorts Grand Beach I Development, LLC	DE

Name of Entity	Jurisdiction of Organization
19. Diamond Resorts Grand Beach II Development, LLC	DE
20. Diamond Resorts Greensprings Development, LLC	DE
21. Diamond Resorts Hawaii Collection Development, LLC	DE
22. Diamond Resorts Hilton Head Development, LLC	DE
23. Diamond Resorts International Club, Inc.	FL
24. Diamond Resorts International Marketing, Inc.	CA
25. Diamond Resorts International Marketing Mexico, LLC	NV
26. Diamond Resorts Las Vegas Development, LLC	DE
27. Diamond Resorts Management & Exchange Holding Company	DE
28. Diamond Resorts Management, Inc.	AZ
29. Diamond Resorts MGV Development LLC	NV
30. Diamond Resorts Mortgage Holdings, LLC	DE
31. Diamond Resorts Mystic Dunes Development, LLC	NV
32. Diamond Resorts Palm Springs Development, LLC	DE
33. Diamond Resorts Poco Diablo Development, LLC	DE
34. Diamond Resorts Poipu Development, LLC	DE
35. Diamond Resorts Polo Development, LLC	NV
36. Diamond Resorts Port Royal Development, LLC	DE
37. Diamond Resorts Powhatan Development, LLC	DE
38. Diamond Resorts Residual Assets Development, LLC	DE
39. Diamond Resorts Residual Assets Finance, LLC	DE
40. Diamond Resorts Residual Assets M&E, LLC	DE
41. Diamond Resorts Ridge on Sedona Development, LLC	DE

Name of Entity	Jurisdiction of Organization
42. Diamond Resorts Ridge Pointe Development, LLC	DE
43. Diamond Resorts San Luis Bay Development, LLC	DE
44. Diamond Resorts Santa Fe Development, LLC	DE
45. Diamond Resorts Scottsdale Development, LLC	DE
46. Diamond Resorts Sedona Springs Development, LLC	DE
47. Diamond Resorts Sedona Summit Development, LLC	DE
48. Diamond Resorts St. Croix Development, LLC	DE
49. Diamond Resorts Steamboat Development, LLC	DE
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
51. Diamond Resorts Teton Club Development, LLC	NV
52. Diamond Resorts U.S. Collection Development, LLC	DE
53. Diamond Resorts Villa Mirage Development, LLC	DE
54. Diamond Resorts Villas of Sedona Development, LLC	DE
55. Diamond Resorts West Maui Development, LLC	DE
56. Foster Shores, LLC	MO
57. George Acquisition Subsidiary, Inc.	NV
58. Ginger Creek, LLC	DE
59. Grand Escapes, LLC	DE
60. International Timeshares Marketing, LLC	DE
61. Lake Tahoe Resort Partners, LLC	CA
62. Mazatlan Development Inc.	WA
63. MMG Development Corp.	FL
64. Poipu Resort Partners, L.P.	HI
65. Resort Management International, Inc.	CA
66. Resorts Development International, Inc.	NV
67. Walsham Lake, LLC	MO
68. West Maui Resort Partners, L.P.	DE
69. Crescent One, LLC	FL

Name of Entity	Jurisdiction of Organization
70. Island One, Inc.	FL
71. Island One Resorts Management Corporation	FL
72. Galaxy Exchange Company	FL
73. Navigo Vacation Club, Inc.	FL

(iv)	All locations where each Subsidiary Guarantor (other than Holdings) maintains any Equipment or other Collateral:

Location of Collateral

Name of Entity	Address of Collateral Location	County
The Ridge on Sedona Golf	Resort: 55 Sun Ridge Circle Sedona, Arizona 86351	Yavapai
Scottsdale Villa Mirage	Resort: 7887 East Princess Blvd. Scottsdale, Arizona 85255 Undeveloped Land: 7887 East Princess Blvd. Scottsdale, Arizona 85255	Maricopa
Sedona Springs	Resort: 55 Northview Rd. Sedona, Arizona 86336	Yavapai
Sedona Summit	Resort: 500 Navoti Dr. Sedona, Arizona 86336 Sales Center: 4055 Navoti Dr. Sedona, Arizona 86336 Undeveloped Land: 500 Navoti Dr. Sedona, Arizona 86336	Yavapai
Tahoe Beach & Ski Club	Resort: 3601 Lake Tahoe Blvd. S. Lake Tahoe, California 96150	Eldorado
Villas at Poco Diablo	Resort: 1752 S. Highway 179 Sedona, Arizona 86336	Coconino
Villas of Sedona	Resort: 120 Kallof Place Sedona, Arizona 86336	Yavapai
Grand Beach I	Resort: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821 Sales Center: 8317 Lake Bryan Beach Blvd. Orlando, Florida 32821	Orange

Name of Entity	Address of Collateral Location	County
Grand Beach II	Resort: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821 Sales Center: 8317 Lake Bryan Beach Blvd. Orlando, Florida 32821 Undeveloped Land: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821	Orange
Kaanapali Beach Club	Resort: 104 Kaanapali Shores Place Kaanapali, Maui, Hawaii 96761	Maui
Lake Tahoe Vacation Resort	Resort: 901 Ski Run Blvd. S. Lake Tahoe, California 96150 Undeveloped Land: 901 Ski Run Blvd. S. Lake Tahoe, California 96150	Eldorado
The Point at Poipu	Resort: 1613 Pe’e Road Poipu, Kauai, Hawaii 96756	Kauai
Greensprings Vacation Resort	Resort: 3500 Ludwell Parkway Williamsburg, Virginia 23188 Sales Center: 6000 Easter Circle Williamsburg, Virginia 23188 Undeveloped Land: 3500 Ludwell Parkway Williamsburg, Virginia 23188	James City
Polynesian Isles	Resort: 3045 Polynesian Isles Blvd. Kissimmee, Florida 34746	Osceola
The Historic Powhatan Resort	Resort: 3601 Ironbound Rd. Williamsburg, Virginia 23188 Sales Center: 6000 Easter Circle Williamsburg, Virginia 23188 Undeveloped Land: 3601 Ironbound Rd. Williamsburg, Virginia 23188	James City

Name of Entity	Address of Collateral Location	County
Royal Dunes at Port Royal	Resort: 8 Wimbledon Court Hilton Head, S. Carolina 29928	Beauford
Ridge Pointe	Resort: 455 Trameway Dr. Stateline, Nevada 89449	Douglas
Bent Creek Golf Village	Resort: 3919 E. Parkway Gatlinburg, Tennessee 37738 Undeveloped Land: 3919 E. Parkway Gatlinburg, Tennessee 37738	Sevier
Cypress Pointe	Resort: 8651 Treasure Cay Lane Orlando, Florida 32836 Undeveloped Land: 8651 Treasure Cay Lane Orlando, Florida 32836	Orange
Desert Paradise	Resort: 5165 S. Decatur Blvd. Las Vegas, Nevada 89118	Clark
Daytona Beach Regency	Resort: 400 N. Atlantic Ave. Daytona Beach, Florida 32118	Volusia
Island Links	Resort: 1 Coggins Point Road Hilton Head, South Carolina 29928	Beaufort
London Bridge Resort	Resort: 1477 Queens Drive Lake Havasu City, Arizona 86403	Mohave
Marquis Villas Resort	Resort: 140 South Calle Encilia Palm Springs, California 92262	Riverside
Polo Towers Suites	Resort: 3745 Las Vegas Boulevard South Las Vegas, Nevada 89109	Clark
Scottsdale Links Resort	Resort: 16858 North Perimeter Drive Scottsdale, Arizona 85260	Maricopa
The Suites at Fall Creek	Resort: 1A Fall Creek Drive Branson, Missouri 65616 Undeveloped Land: 1A Fall Creek Drive Branson, Missouri 65616	Taney

Name of Entity	Address of Collateral Location	County
San Luis Bay Inn	Resort: 3254 Avila Beach Drive Avila Beach, California 93424	San Luis Obispo
Villas at Polo Towers	Resort: 3745 Las Vegas Boulevard South Las Vegas, Nevada 89109	Clark
Villas de Santa Fe	Resort: 400 Griffin St. Santa Fe, New Mexico 87501	Santa Fe
Teton Club	Resort: 3340 West Cody Lane Teton Village Wyoming 83025	Teton
Crescent One	Resort: 1420 Ocean Drive, Miami Beach, Florida 33139	Dade
Liki Tiki Village	Resort: 17777 Bali Blvd., Winter Garden, Florida 34787 Sales Center: 17777 Bali Blvd., Winter Garden, Florida 3478	Orange
Bryan’s Spanish Cove	Resort: 13875 S State Road 535, Orlando, Florida 32821	Orange
Charter Club Resort of Naples Bay	Resort: 1000 l0th Ave., S., Naples, Florida 34102	Collier
The Cove on Ormond Beach	Resort: 145-149 N. Ocean Ave., Ormond Beach, Florida 32176	Volusia
Orbit One Vacation Villas	Resort: 2950 Entry Point Blvd., Kissimmee, Florida 34747	Osceola

(v)	All the places of business of each Subsidiary Guarantor (other than Holdings) not identified in paragraph (i), (ii), (iii) or (iv) above:

Name of Entity	Location of business
Island One, Inc. Crescent One, LLC Island One Resorts Management Corporation Galaxy Exchange Company Navigo Vacation Club, Inc.	8680 Commodity Circle, Orlando, Florida 32819

(vi)	All names and addresses of all Persons other than each Subsidiary Guarantor (other than Holdings) that have possession of any of the Collateral of each Subsidiary Guarantor:

Name	Address	Collateral
None.

3.
Unusual Transactions. All Accounts have been originated by the Borrower, Holdings, Parent and the Subsidiary Guarantors (other than Holdings) and all Inventory has been acquired by the Borrower, Holdings, Parent and Subsidiary Guarantors (other than Holdings), in each case in the ordinary course of business.

4.
File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to the Borrower, Holdings, Parent and each Subsidiary Guarantor (other than Holdings) in Section 2 hereof, and such search reports reflect no Liens against any of the Collateral other than those permitted under the Credit Agreement.

5.	UCC Filings.

A.
Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which the Borrower is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to the Borrower in Section 2(A) hereof:

See Schedule 5(A) attached

B.
Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each of Holdings and Parent is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such entity in Section 2(B) hereof:

See Schedule 5(B) attached

C.
Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Subsidiary Guarantor (other than Holdings) is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Subsidiary Guarantor (other than Holdings) in Section 2(C) hereof:
See Schedule 5(C) attached

6.	Schedule of Filings.

A.
Listed below is a true and correct schedule setting forth, with respect to the filings described in Section 5 above, each filing for the Borrower and the filing office in which such filing is to be made:

Name	Filing	Filing Office
Diamond Resorts Corporation	UCC-1	Maryland – Department of Assessments and Taxation

B.
Listed below is a true and correct schedule setting forth, with respect to the filings described in Section 5 above, each filing for Holdings and Parent and the filing office in which such filing is to be made:

Name	Filing	Filing Office
Diamond Resorts Holdings, LLC	UCC-1	Nevada
Diamond Resorts International, Inc.	UCC-1	Delaware

C.
Listed below is a schedule setting forth, with respect to the filings described in Section 5 above, each filing for each Subsidiary Guarantor (other than Holdings) and the filing office in which such filing is to be made:

Name	Filing	Filing Office
1. AKGI-St. Maarten N.V.	UCC-1	Delaware	Secretary of State
2. Chestnut Farms, LLC	UCC-1	Nevada	Secretary of State
3. Cumberland Gate, LLC	UCC-1	Delaware	Secretary of State
4. Diamond Resorts California Collection Development, LLC	UCC-1	Delaware	Secretary of State
5. Diamond Resorts Centralized Services Company	UCC-1	Delaware	Secretary of State
6. Diamond Resorts Citrus Share Holding, LLC	UCC-1	Delaware	Secretary of State
7. Diamond Resorts Coral Sands Development, LLC	UCC-1	Delaware	Secretary of State
8. Diamond Resorts Cypress Pointe I Development, LLC	UCC-1	Delaware	Secretary of State

Name	Filing	Filing Office
9. Diamond Resorts Cypress Pointe II Development, LLC	UCC-1	Delaware	Secretary of State
10. Diamond Resorts Cypress Pointe III Development, LLC	UCC-1	Delaware	Secretary of State
11. Diamond Resorts Daytona Development, LLC	UCC-1	Delaware	Secretary of State
12. Diamond Resorts Developer and Sales Holding Company	UCC-1	Delaware	Secretary of State
13. Diamond Resorts DPM Development LLC	UCC-1	Nevada	Secretary of State
14. Diamond Resorts Epic Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
15. Diamond Resorts Fall Creek Development, LLC	UCC-1	Delaware	Secretary of State
16. Diamond Resorts Finance Holding Company	UCC-1	Delaware	Secretary of State
17. Diamond Resorts Financial Services, Inc.	UCC-1	Nevada	Secretary of State
18. Diamond Resorts Grand Beach I Development, LLC	UCC-1	Delaware	Secretary of State
19. Diamond Resorts Grand Beach II Development, LLC	UCC-1	Delaware	Secretary of State
20. Diamond Resorts Greensprings Development, LLC	UCC-1	Delaware	Secretary of State
21. Diamond Resorts Hawaii Collection Development, LLC	UCC-1	Delaware	Secretary of State
22. Diamond Resorts Hilton Head Development, LLC	UCC-1	Delaware	Secretary of State
23. Diamond Resorts International Club, Inc.	UCC-1	Florida	Secured Transaction Registry
24. Diamond Resorts International Marketing, Inc.	UCC-1	California	Secretary of State
25. Diamond Resorts International Marketing Mexico, LLC	UCC-1	Nevada	Secretary of State
26. Diamond Resorts Las Vegas Development, LLC	UCC-1	Delaware	Secretary of State
27. Diamond Resorts Management & Exchange Holding Company	UCC-1	Delaware	Secretary of State
28. Diamond Resorts Management, Inc.	UCC-1	Arizona	Secretary of State
29. Diamond Resorts MGV Development LLC	UCC-1	Nevada	Secretary of State
30. Diamond Resorts Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State
31. Diamond Resorts Mystic Dunes Development, LLC	UCC-1	Nevada	Secretary of State

Name	Filing	Filing Office
32. Diamond Resorts Palm Springs Development, LLC	UCC-1	Delaware	Secretary of State
33. Diamond Resorts Poco Diablo Development, LLC	UCC-1	Delaware	Secretary of State
34. Diamond Resorts Poipu Development, LLC	UCC-1	Delaware	Secretary of State
35. Diamond Resorts Polo Development, LLC	UCC-1	Nevada	Secretary of State
36. Diamond Resorts Port Royal Development, LLC	UCC-1	Delaware	Secretary of State
37. Diamond Resorts Powhatan Development, LLC	UCC-1	Delaware	Secretary of State
38. Diamond Resorts Residual Assets Development, LLC	UCC-1	Delaware	Secretary of State
39. Diamond Resorts Residual Assets Finance, LLC	UCC-1	Delaware	Secretary of State
40. Diamond Resorts Residual Assets M&E, LLC	UCC-1	Delaware	Secretary of State
41. Diamond Resorts Ridge on Sedona Development, LLC	UCC-1	Delaware	Secretary of State
42. Diamond Resorts Ridge Pointe Development, LLC	UCC-1	Delaware	Secretary of State
43. Diamond Resorts San Luis Bay Development, LLC	UCC-1	Delaware	Secretary of State
44. Diamond Resorts Santa Fe Development, LLC	UCC-1	Delaware	Secretary of State
45. Diamond Resorts Scottsdale Development, LLC	UCC-1	Delaware	Secretary of State
46. Diamond Resorts Sedona Springs Development, LLC	UCC-1	Delaware	Secretary of State
47. Diamond Resorts Sedona Summit Development, LLC	UCC-1	Delaware	Secretary of State
48. Diamond Resorts St. Croix Development, LLC	UCC-1	Delaware	Secretary of State
49. Diamond Resorts Steamboat Development, LLC	UCC-1	Delaware	Secretary of State
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	UCC-1	Delaware	Secretary of State
51. Diamond Resorts Teton Club Development, LLC	UCC-1	Nevada	Secretary of State
52. Diamond Resorts U.S. Collection Development, LLC	UCC-1	Delaware	Secretary of State
53. Diamond Resorts Villa Mirage Development, LLC	UCC-1	Delaware	Secretary of State
54. Diamond Resorts Villas of Sedona Development, LLC	UCC-1	Delaware	Secretary of State

Name	Filing	Filing Office
55. Diamond Resorts West Maui Development, LLC	UCC-1	Delaware	Secretary of State
56. Foster Shores, LLC	UCC-1	Missouri	Secretary of State
57. George Acquisition Subsidiary, Inc.	UCC-1	Nevada	Secretary of State
58. Ginger Creek, LLC	UCC-1	Delaware	Secretary of State
59. Grand Escapes, LLC	UCC-1	Delaware	Secretary of State
60. International Timeshares Marketing, LLC	UCC-1	Delaware	Secretary of State
61. Lake Tahoe Resort Partners, LLC	UCC-1	California	Secretary of State
62. Mazatlan Development Inc.	UCC-1	Washington	Department of Licensing
63. MMG Development Corp.	UCC-1	Florida	Secured Transaction Registry
64. Poipu Resort Partners, L.P.	UCC-1	Hawaii	Bureau of Conveyances
65. Resort Management International, Inc.	UCC-1	California	Secretary of State
66. Resorts Development International, Inc.	UCC-1	Nevada	Secretary of State
67. Walsham Lake, LLC	UCC-1	Missouri	Secretary of State
68. West Maui Resort Partners, L.P.	UCC-1	Delaware	Secretary of State
69. Crescent One, LLC	UCC-1	Florida	Secured Transaction Registry
70. Island One, Inc.	UCC-1	Florida	Secured Transaction Registry
71. Island One Resorts Management Corporation	UCC-1	Florida	Secured Transaction Registry
72. Galaxy Exchange Company	UCC-1	Florida	Secured Transaction Registry
73. Navigo Vacation Club, Inc.	UCC-1	Florida	Secured Transaction Registry

7.
Stock Ownership and other Equity Interests. A true and correct list, set forth below, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest, whether held directly or indirectly, of the Borrower, Holdings, Parent and each Subsidiary Guarantor (other than Holdings), respectively, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth is each equity investment, whether held directly or indirectly, of the Borrower, Holdings, Parent and each Subsidiary

Guarantor (other than Holdings) that represents 50% or more of the equity of the entity in which such investment was made:
Borrower

Name	Outstanding Equity	Owner
Diamond Resorts Corporation	100%	Diamond Resorts Holdings, LLC

Holdings and Parent

Name	Outstanding Equity	Owner
Diamond Resorts Holdings, LLC	100%	Diamond Resorts International, Inc.
Diamond Resorts International, Inc./NYSE		Publicly Traded

Subsidiary Guarantors

Name	Outstanding Equity	Owner
1. AKGI-St. Maarten N.V.	100%	Diamond Resorts Corporation
2. Chestnut Farms, LLC	100%	Potter's Mill, Inc.
3. Cumberland Gate, LLC	100%	Potter's Mill, Inc.
4. Diamond Resorts California Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
5. Diamond Resorts Centralized Services Company	100%	Diamond Resorts Corporation
6. Diamond Resorts Citrus Share Holding, LLC	100%	Diamond Resorts Corporation
7. Diamond Resorts Coral Sands Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
8. Diamond Resorts Cypress Pointe I Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
9. Diamond Resorts Cypress Pointe II Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
10. Diamond Resorts Cypress Pointe III Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
11. Diamond Resorts Daytona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
12. Diamond Resorts Developer and Sales Holding Company	100%	Diamond Resorts Corporation
13. Diamond Resorts DPM Development LLC	100%	Diamond Resorts Developer and Sales Holding Company
14. Diamond Resorts Epic Mortgage Holdings, LLC	100%	Diamond Resorts Finance Holding Company
15. Diamond Resorts Fall Creek Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
16. Diamond Resorts Finance Holding Company	100%	Diamond Resorts Corporation
17. Diamond Resorts Financial Services, Inc.	100%	Diamond Resorts Finance Holding Company
18. Diamond Resorts Grand Beach I Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
19. Diamond Resorts Grand Beach II Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

Name	Outstanding Equity	Owner
20. Diamond Resorts Greensprings Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
21. Diamond Resorts Hawaii Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
22. Diamond Resorts Hilton Head Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
23. Diamond Resorts International Club, Inc.	100%	Diamond Resorts Management & Exchange Holding Company
24. Diamond Resorts International Marketing, Inc.	100%	Diamond Resorts Developer and Sales Holding Company
25. Diamond Resorts International Marketing Mexico, LLC	100%	Diamond Resorts Developer and Sales Holding Company
26. Diamond Resorts Las Vegas Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
27. Diamond Resorts Management & Exchange Holding Company	100%	Diamond Resorts Corporation
28. Diamond Resorts Management, Inc.	100%	Diamond Resorts Management & Exchange Holding Company
29. Diamond Resorts MGV Development LLC	100%	Diamond Resorts Developer and Sales Holding Company
30. Diamond Resorts Mortgage Holdings, LLC	2% 98%	Diamond Resorts Financial Services, Inc. Diamond Resorts Finance Holding Company
31. Diamond Resorts Mystic Dunes Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
32. Diamond Resorts Palm Springs Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
33. Diamond Resorts Poco Diablo Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
34. Diamond Resorts Poipu Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
35. Diamond Resorts Polo Development, LLC	95% 5%	Diamond Resorts Holdings, LLC Diamond Resorts Las Vegas Development, LLC
36. Diamond Resorts Port Royal Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

Name	Outstanding Equity	Owner
37. Diamond Resorts Powhatan Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
38. Diamond Resorts Residual Assets Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
39. Diamond Resorts Residual Assets Finance, LLC	100%	Diamond Resorts Finance Holding Company
40. Diamond Resorts Residual Assets M&E, LLC	100%	Diamond Resorts Management & Exchange Holding Company
41. Diamond Resorts Ridge on Sedona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
42. Diamond Resorts Ridge Pointe Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
43. Diamond Resorts San Luis Bay Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
44. Diamond Resorts Santa Fe Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
45. Diamond Resorts Scottsdale Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
46. Diamond Resorts Sedona Springs Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
47. Diamond Resorts Sedona Summit Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
48. Diamond Resorts St. Croix Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
49. Diamond Resorts Steamboat Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
51. Diamond Resorts Teton Club Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
52. Diamond Resorts U.S. Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
53. Diamond Resorts Villa Mirage Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
54. Diamond Resorts Villas of Sedona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
55. Diamond Resorts West Maui Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company
56. Foster Shores, LLC	100%	Potter's Mill, Inc.

Name	Outstanding Equity	Owner
57. George Acquisition Subsidiary, Inc.	100%	Diamond Resorts Corporation
58. Ginger Creek, LLC	100%	Potter's Mill, Inc.
59. Grand Escapes, LLC	100%	Diamond Resorts Management & Exchange Holding Company
60. International Timeshares Marketing, LLC	100%	Diamond Resorts Developer and Sales Holding Company
61. Lake Tahoe Resort Partners, LLC	100%	Diamond Resorts Developer and Sales Holding Company
62. Mazatlan Development Inc.	100%	Diamond Resorts Developer and Sales Holding Company
63. MMG Development Corp.	100%	Diamond Resorts Developer and Sales Holding Company
64. Poipu Resort Partners, L.P.	1% 99%	GP: Diamond Resorts Poipu Development, LLC LP: Diamond Resorts Developer and Sales Holding Company
65. Resort Management International, Inc.	100%	Diamond Resorts Management & Exchange Holding Company
66. Resorts Development International, Inc.	100%	Diamond Resorts Residual Assets Development, LLC
67. Walsham Lake, LLC	100%	Potter's Mill, Inc.
68. West Maui Resort Partners, L.P.	1% 99%	GP: Diamond Resorts West Maui Development, LLC LP: Diamond Resorts Developer and Sales Holding Company
69. Crescent One, LLC	100%	Diamond Resorts Corporation
70. Island One, Inc.	100%	Diamond Resorts Corporation
71. Island One Resorts Management Corporation	100%	Island One, Inc.
72. Galaxy Exchange Company	100%	Island One Resorts Management Corporation
73. Navigo Vacation Club, Inc.	100%	Island One Resorts Management Corporation

8.	Debt Instruments. A true and correct list, set forth below, of all promissory notes and other evidence of Indebtedness held by the Borrower, Holdings, Parent and each Subsidiary

Guarantor (other than Holdings), respectively, that are required to be pledged under the Security Agreement, including all intercompany notes:
Borrower

Issuer	Principal Amount	Date of Note	Maturity Date
Diamond Resorts Europe (Holding) Ltd.	£16 million (revolving)	Amended and restated 3/5/2007 and amended 12/1/2008	12/16/2014
Diamond Resorts Europe (Holding) Ltd.	£33 million (term)	Amended and restated 3/5/2007 and amended 12/1/2008	12/16/2014
ILX Acquisition, Inc.	$3.5 million	1/13/12	8/31/2015

Holdings and Parent

Name	Debt Instrument
Diamond Resorts Holdings, LLC	None.
Diamond Resorts International, Inc.	None.

Subsidiary Guarantors

Name	Debt Instrument
N/A	None.

9.
Advances. A true and correct list is set forth below of all advances made by Parent to any Subsidiary of Parent, or made by any Subsidiary of Parent to Parent or to any other Subsidiary of Parent (other than those identified in Section 8 above), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Agent under the Security Agreement. A true and correct list is also set forth of all unpaid intercompany transfers of goods sold and delivered by or to Parent or any Subsidiary of Parent:

Borrower

Name	Advances
N/A	None.

Holdings and Parent

Name	Advances
N/A	None.

Subsidiary Guarantors

Name	Advances
N/A	None.

10.
Mortgage Filings. Listed below are schedules setting forth, with respect to each mortgaged property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause, (c) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Agent to obtain a perfected security interest therein, and (d) an estimate of the fair market value of such property.

Property	(a) Owner	(c) Filing Office	(d) Book Value
NONE.

11.	Intellectual Property.

A.	Borrower

(i)
Set out below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct list setting forth all of the Borrower’s Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned or licensed, as applicable, by the Borrower:

Name	Patents
N/A	None.

(ii)
Set out below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct list setting forth all of the Borrower’s Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark License and Trademark application owned or licensed, as applicable, by the Borrower:

Name	Trademarks
N/A	None.

(iii)
Set out below, in proper form for filing with the United States Copyright Office, is a true and correct schedule setting forth all of the Borrower’s Copyrights (including the name of the registered owner, title, the registration number and the expiration date (if already registered), Copyright Licenses (including the name of the registered owner, title, the registration number and the expiration date (if already registered)) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License and Copyright Application owned or licensed, as applicable, by the Borrower:

Name	Copyrights
N/A	None.

B.	Holdings and Parent

(i)
Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct list setting forth all of each of Holdings’ and Parent’s Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned or licensed, as applicable, by either Holdings or Parent:

Name	Patents
N/A	None.

(ii)
Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct a list setting forth all of each of Holdings’ and Parent’s Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each

Trademark, Trademark License and Trademark application owned or licensed, as applicable, by either Holdings or Parent:

Name	Trademarks	International Class	Registration Number	Registration Date
See Schedule I (attached)

(iii)
Set forth below, in proper form for filing with the United States Copyright Office, is a true and correct list setting forth all of each of Holdings’ and Parent’s Copyrights (including the name of the registered owner, title, the registration number and the expiration date (if already registered), Copyright Licenses (including the name of the registered owner, title, the registration number and the expiration date (if already registered) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License and Copyright Application owned or licensed, as applicable, by either Holdings or Parent:

Name	Copyrights
N/A	None.

C.	Subsidiary Guarantors

(i)
Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct list setting forth all of each Subsidiary Guarantor’s (other than Holdings’) Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned or licensed by any Subsidiary Guarantor (other than Holdings):

Name	Patents
N/A	None.

(ii)
Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a true and correct list setting forth all of each Subsidiary Guarantor’s (other than Holdings’) Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark License and Trademark application owned or licensed, as applicable, by any Subsidiary Guarantor (other than Holdings):

Name	Trademarks
See Schedule I (attached)

(iii)
Set forth below, in proper form for filing with the United States Copyright Office, is a true and correct list setting forth all of each Subsidiary Guarantor’s (other than Holdings’) Copyrights (including the name of the registered owner, title and the expiration date (if already registered)), Copyright Licenses (including the name of the registered owner, title and the expiration date (if already registered)) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License and Copyright Application owned or licensed by any Subsidiary Guarantor (other than Holdings):

Name	Copyrights
N/A	None.

12.	Commercial Tort Claims

A.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by the Borrower, including a brief description thereof:

Claim	Amount
None.	None.

B.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by either Holdings or Parent, including a brief description thereof:

Claim	Amount
None.	None.

C.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by any Subsidiary Guarantor (other than Holdings), including a brief description thereof:

Claim	Amount
None.	None.

13.	Deposit Accounts.

A.	A true and correct list of deposit accounts maintained by the Borrower is set forth below, including the name and address of the depositary institution, the type of account and the account number:

Name	Deposit Accounts
None.	None.

B.
A true and correct list of deposit accounts maintained by each of Holdings and Parent is set forth below, including the name and address of the depositary institution, the type of account and the account number:

Name	Deposit Accounts
See Schedule II (attached)

C.
A true and correct list of deposit accounts maintained by each Subsidiary Guarantor (other than Holdings), is set forth below, including the name and address of the depositary institution, the type of account and the account number:

See Schedule II (attached)

14.	Securities Accounts.

A.
A true and correct list of securities accounts maintained by the Borrower is set forth below, including the name and address of the intermediary institution, the type of account and the account number:

Name	Securities Accounts
N/A	None

B.
A true and correct list of securities accounts maintained by each of Holdings and Parent is set forth below, including the name and address of the intermediary institution, the type of account and the account number:

Name	Securities Accounts
N/A	None.

C.
A true and correct list of securities accounts maintained by each Subsidiary Guarantor (other than Holdings) is set forth below, including the name and address of the intermediary institution, the type of account and the account number:

See Schedule II (attached)

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate as of the 11 day of September 2013.

DIAMOND RESORTS CORPORATION, a Maryland corporation By: Name: ________________________ Its: ________________________

Schedule I

Schedule I to Perfection Certificate
Trade Names

Owner Entity	Country Where Used	Trade Names

MMG Development Corporation	United States, Tennessee	Bent Creek Golf Course – Expires 2/9/2014
West Maui Resort Partners, LLP	United States, Hawaii	Activity Warehouse – Expires 8/22/2016
Diamond Resorts Corporation	United States, Nevada	Diamond Resorts International – Expires 12/31/2014
Diamond Resorts International Club, Inc.	Unites States, Florida	THE Club – Expires 6/20/18
Diamond Resorts International Marketing, Inc.	Unites, States, Arizona	Arizona Tourism Center – Expires 6/19/2016
Diamond Resorts International Marketing, Inc.	United States, Arizona	Kyote Krazy Activities and Tours- Expires 3/3/2016
Diamond Resorts International Marketing, Inc.	United, States, Nevada	Activity Warehouse – Expires 12/31/2015

State Trademark Registrations

State	Mark	Reg. Date	Expiration Date	Reg. No.

Arizona	Krazy Kyote (Class 16)	8/25/2000	8/25/2020	44270
Arizona	Krazy Kyote (Class 18)	8/25/2000	8/25/2020	44271
Arizona	Krazy Kyote (Class 20)	8/25/2000	8/25/2020	44272
Arizona	Krazy Kyote (Class 25)	8/25/2000	8/25/2020	44273
Arizona	Krazy Kyote (Class 28)	8/25/2000	8/25/2020	44274
Arizona	Krazy Kyote (Class 30)	8/25/2000	8/25/2020	44275
Arizona	Krazy Kyote (Class 32)	8/25/2000	8/25/2020	44276
Arizona	Krazy Kyote (Class 35)	8/25/2000	8/25/2020	44277
Arizona	Krazy Kyote (Class 36)	8/25/2000	8/25/2020	44278
Arizona	Krazy Kyote (Class 39)	8/25/2000	8/25/2020	44279
Arizona	Krazy Kyote (Class 42)	8/25/2000	8/25/2020	44280
Arizona	Krazy Kyote (Class 43)	8/25/2000	8/25/2020	44281

	*Owner entity for all of the above trademark registrations is Diamond Resorts International Marketing, Inc.

TRADEMARK/TRADE NAMES OWNED BY PARENT AND HOLDINGS
U.S. Trademark Registrations

Owner Entity	Mark	Reg. Date	Reg. No.
Diamond Resorts Holdings, LLC	Diamond Resorts International(Class 36)	02/27/2001	2432190
Diamond Resorts Holdings, LLC	Polo Towers	12/08/1998	2207804
Diamond Resorts Holdings, LLC	Diamond Resorts International (Class 43)	12/05/2000	2411329
Diamond Resorts Holdings, LLC	D and design (Classes 36 and 43)	06/02/2009	3633049
Diamond Resorts Holdings, LLC	Relaxation …Simplified (Classes 36 and 43)	04/07/2009	3604216
Diamond Resorts Holdings, LLC	3 Arches Design (Miscellaneous Design) (Classes 36 and 43)	09/08/2009	3681417
Diamond Resorts Holdings, LLC	Diamond Resorts	02/09/2010	3746815
Diamond Resorts Holdings, LLC	DRIVEN	04/27/2010	3780598
Diamond Resorts Holdings, LLC	Diamond Resorts International (Class 16)	05/04/2010	3784735
Diamond Resorts Holdings, LLC	D Composite Logo (Classes 36 and 43)	05/04/2010	3784823
Diamond Resorts Holdings, LLC	THE Club	01/20/2009	3566128
Diamond Resorts Holdings, LLC	The Maui Pizza Company	06/22/2010	3808531
Diamond Resorts Holdings, LLC	Simplicity. Choice. Comfort	05/11/2010	3786963
Diamond Resorts Holdings, LLC	The Meaning of Yes (Classes 36 and 43)	07/06/2010	3815737
Diamond Resorts Holdings, LLC	Discover The Meaning Of Aloha	11/16/2010	3877116
Diamond Resorts Holdings, LLC	Maui Pizza Company	3/19/2013	4305509
Diamond Resorts Holdings, LLC	Four C's Hospitality Systems	12/18/2012	4261678
Diamond Resorts Holdings, LLC	Share The Diamond Difference	2/21/2012	4101489
Diamond Resorts Holdings, LLC	Travelscapes	3/13/2012	4113118
Diamond Resorts Holdings, LLC	Perfectly Cut Events	9/25/2012	4214978
Diamond Resorts Holdings, LLC	Perfectly Cut Events	9/25/2012	4214980

Diamond Resorts Holdings, LLC	Simply…Paradise	02/22/2011	3,923,849
Diamond Resorts Holdings, LLC	Diamond Loyalty	12/06/2011	4,067,822
U.S. Trademark Applications

Applicant Entity	Mark	Filing Date	Application No.
Diamond Resorts Holdings, LLC	Discover the Diamond Difference	04/08/2010	85009818
Diamond Resorts Holdings, LLC	The Creature Club	05/04/2010	85030173
Diamond Resorts Holdings, LLC	Be Unique	9/2/2011	85/387,088
Diamond Resorts Holdings, LLC	SJC Fashion Stefano Jiuseppi Carrera	10/13/2011	85/414,188
Diamond Resorts Holdings, LLC	Diamond Resorts International	10/13/2011	85/446,890
Diamond Resorts Holdings, LLC	D And Design	2/5/2013	85/446,882
Diamond Resorts Holdings, LLC	Diamond Dream	4/8/2010	85/841,081
State Trademark Registrations

State	Mark	Reg. Date	Reg. No.
NONE

Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Belgium	Diamond Resorts	07/22/2008	6139463
CTM (European Community)	Diamond Resorts International	12/04/2008	6550487
CTM (European Community)	Diamond Resorts	02/22/2010	8507808
Canada	Diamond Resorts International	05/20/2010	TMA767565
Australia	Diamond Resorts International	7/20/2012	1456094
Australia	D And Design	7/20/2012	1456095
Bermuda	D And Design	12/21/2012	51293
Bermuda	Diamond Resorts International	12/21/2012	51291
Bermuda	Diamond Resorts International	12/21/2012	51290
Bermuda	D And Design	12/21/2012	51292

Community Trademark	Creature Club	1/24/2011	9310749
Community Trademark	D & Design	1/24/2011	9310582
Community Trademark	Diamond Difference	1/24/2011	9310301
Community Trademark	Diamond Experience Ambassador	1/24/2011	9310509
Community Trademark	Diamond Service Excellence	1/24/2011	9310426
Community Trademark	Discover The Diamond Difference	1/24/2011	9310376
Community Trademark	The Diamond Advantage	1/24/2011	9310251
Community Trademark	The Diamond Way	1/24/2011	9310632
Community Trademark	The Maui Pizza Co.	12/28/2010	9310673
Community Trademark	The Meaning Of Yes & D Design	2/4/2011	9333931
Community Trademark	Driven & D Design	2/4/2011	9333981
Community Trademark	Simply...Paradise & D Design	2/4/2011	9333832
Community Trademark	Relaxation...Simplified & D Design	2/4/2011	9333477
Community Trademark	Simplicity, Choice, Comfort & D Design	2/4/2011	9333782
Community Trademark	Say Yes To The Guest & D Design	2/4/2011	9334021
Community Trademark	Diamond Resorts International	4/18/2012	10368751
Community Trademark	D & Design	4/18/2012	10368777
Costa Rica	D And Design	4/12/2012	217437
Costa Rica	D And Design	4/12/2012	217438
France	The Club	12/24/2010	103756309
Italy	The Club	2/25/2011	1424619
Jamaica	Diamond Resorts International	7/3/2012	59318
Jamaica	D And Design	7/3/2012	59319
Japan	Diamond Resorts International	7/6/2012	5506173
Japan	D & Design	7/6/2012	5506174
Mexico	D And Design	5/22/2012	1286932
Mexico	Diamond Resorts International	5/16/2012	1285735
Mexico	Diamond Resorts International	5/23/2012	1287141
Mexico	D And Design	5/22/2012	1286931
Morocco	Diamond Resorts International	12/17/2011	141646
Morocco	D And Design	12/17/2011	141647
Norway	Diamond Resorts International	3/28/2012	264710
Norway	D And Design	7/6/2012	266302
Portugal	The Club	10/25/2010	470019
Saint Maarten	D And Design	4/10/2012	13859
Saint Maarten	Diamond Resorts International	4/10/2012	13860
South Korea	Diamond Resorts International	1/11/2013	41-0249052
South Korea	D And Design	1/11/2013	41-0249051
Spain	The Club	12/23/2010	2942561

St. Kitts-Nevis	Diamond Resorts International	12/6/2011	2011/0412S
St. Kitts-Nevis	D And Design	12/6/2011	2011/0413S
Turkey	Diamond Resorts International	3/6/2013	2011/119048
Turkey	D And Design	2/12/2013	2011/119084
* Owner entity for all the above trademark registrations is Diamond Resorts Holdings, LLC
Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.
Antigua & Barbuda	Diamond Resorts International	1/31/2012	35/2012
Antigua & Barbuda	D & Design	1/31/2012	32/2012
Argentina	D And Design	11/25/2011	3131418
Argentina	Diamond Resorts International	11/25/2011	3131421
Argentina	Diamond Resorts International	11/25/2011	3131419
Argentina	D And Design	11/25/2011	3131416
Bahamas	D And Design	2/9/2012	35533
Bahamas	Diamond Resorts International	2/13/2012	35540
Bahamas	Diamond Resorts International	2/13/2012	35541
Bahamas	D And Design	2/9/2012	35532
Barbados	D And Design	11/25/2011	81/28866
Barbados	Diamond Resorts International	11/25/2011	81/28864
Barbados	Diamond Resorts International	11/25/2011	81/28863
Barbados	D And Design	11/25/2011	81/28865
Brazil	D And Design	12/7/2011	831277777
Brazil	D And Design	12/7/2011	831277785
Brazil	Diamond Resorts International	3/13/2012	831277807
Brazil	Diamond Resorts International	12/7/2011	831277726
Brazil	Diamond Resorts International	12/7/2011	831277793
Brazil	D And Design	12/7/2011	831277750
Canada	Diamond Resorts International	10/25/2011	1549141
Canada	D & Design	10/25/2011	1549143
Chile	Diamond Resorts International	1/11/2012	988297
Chile	D And Design	1/11/2012	988295
China P.R.	D And Design	12/1/2011	10256764
China P.R.	Diamond Resorts International	12/1/2011	10256761
China P.R.	Diamond Resorts International	3/14/2012	10256762
China P.R.	D And Design	12/1/2011	10256765
Costa Rica	Diamond Resorts International	11/29/2011	2011-11781
Costa Rica	Diamond Resorts International	11/29/2011	2011-11780
CTM (European Community)	THE Club	02/12/2009	7598451

Dominican Republic	Diamond Resorts International	1/6/2012	2012-491
Dominican Republic	D And Design	1/6/2012	2012-490
India	Diamond Resorts International	12/23/2011	2255480
India	D And Design	12/23/2011	2255479
Indonesia	Diamond Resorts International	11/24/2011	J00.2011.047872
Indonesia	D And Design	11/24/2011	J00.2011.047875
Malaysia	D And Design	12/6/2011	2011021403
Malaysia	Diamond Resorts International	12/6/2011	2011021401
Malaysia	Diamond Resorts International	12/6/2011	2011021400
Malaysia	D And Design	12/6/2011	2011021402
Mexico	The Club	7/24/2012	1294357
Mexico	The Club	7/24/2012	1294358
Mexico	The Club At Diamond Resorts International	3/11/2013	1356248
Mexico	The Club At Diamond Resorts International	3/11/2013	1356249
Panama	D And Design	10/25/2011	205743
Panama	Diamond Resorts International	10/25/2011	205736
Panama	Diamond Resorts International	10/25/2011	205745
Panama	D And Design	10/25/2011	205746
South Africa	D And Design	12/5/2011	2011/31170
South Africa	Diamond Resorts International	12/5/2011	2011/31172
South Africa	Diamond Resorts International	12/5/2011	2011/31171
South Africa	D And Design	12/5/2011	2011/31169
Thailand	D And Design	12/2/2011	828000
Thailand	Diamond Resorts International	12/2/2011	827998
Thailand	Diamond Resorts International	12/2/2011	827997
Thailand	D And Design	12/2/2011	827999
Uruguay	Diamond Resorts International	11/26/2011	429845
Uruguay	D And Design	11/26/2011	429844
* Owner entity for all the above trademark applications is Diamond Resorts Holdings, LLC

Trade Names

Country(s) Where Used	Trade Names
NONE

Schedule II

Accounts Maintained by Subsidiary Guarantors

Schedule II

Name and Address of Depositary (Deposit Accounts)	Account Name	Type of Account	Account Number
Wells Fargo Bank, N.A.	Diamond Resorts Centralized Services Co.	Concentration	2090002393011
3800 Howard Hughes Parkway	Diamond Resorts Centralized Services Co.	Loan Collection	2000034530890
Las Vegas, NV 89169	Diamond Resorts Centralized Services Co.	Payroll	2000034530900
	West Maui Resort Partners, L.P.	Payroll	2000036394500
	Poipu Resort Partners, L.P.	Payroll	2000036394513
	Diamond Resorts Centralized Services Co.	Checking	2079900555147
	Diamond Resorts Centralized Services Co.	Checking	2079900563634
	Diamond Resorts Centralized Services Co.	Checking	2000034530942
	Diamond Resorts Centralized Services Co.	Checking	2000034530955
	Diamond Resorts Centralized Services Co.	Checking	2000034530968
	Diamond Resorts Management, Inc.	Rental Trust	2000034530984
	Diamond Resorts Management, Inc.	Rental Trust	2000034531006
	Diamond Resorts Management, Inc.	Rental Trust	2000034531019
	Diamond Resorts Management, Inc.	Rental Trust	2000034531022
	Diamond Resorts Management, Inc.	Rental Trust	2000027352153
	Diamond Resorts Management, Inc.	Rental Trust	2000027352166

Diamond Resorts Management, Inc.	Rental Trust	2000036390368
Diamond Resorts Management, Inc.	Rental Trust	2000057643379
Diamond Resorts Management, Inc.	Rental Trust	4121425805
Diamond Resorts Management, Inc.	Rental Trust	4121425813
Diamond Resorts Management, Inc.	Rental Trust	4121425821
Diamond Resorts Management, Inc.	Rental Trust	4121425839
Diamond Resorts Management, Inc.	Rental Trust	4121425854
Diamond Resorts Management, Inc.	Rental Trust	4121425862
Diamond Resorts Management, Inc.	Rental Trust	4121425870
Diamond Resorts Management, Inc.	Rental Trust	4121425888
Diamond Resorts Management, Inc.	Rental Trust	4121425896
Diamond Resorts Management, Inc.	Rental Trust	4121425847
Diamond Resorts Management, Inc.	Rental Trust	4121425904
Diamond Resorts Management, Inc.	Rental Trust	4123711145
Diamond Resorts Management, Inc.	Rental Trust	4123711152
Diamond Resorts Management, Inc.	Rental Trust	4123711160
Diamond Resorts Management, Inc.	Rental Trust	4123711178
Diamond Resorts Management, Inc.	Rental Trust	4123711186
Diamond Resorts Management, Inc.	Rental Trust	4123711194
Diamond Resorts Management, Inc.	Rental Trust	4123711202
Diamond Resorts Management, Inc.	Rental Trust	4124525155
Diamond Resorts Centralized Services Co.	Checking	4121425771
Diamond Resorts Centralized Services Co.	Checking	4121425789
Diamond Resorts Centralized Services Co.	Checking	4121425797

	Diamond Resorts Centralized Services Co.	Checking	4121425755
	Diamond Resorts Centralized Services Co.	Checking	4121427249
	Diamond Resorts Centralized Services Co.	Checking	4121429005

First Hawaiian Bank	Resort Management International, Inc.	Rental Trust	23042096
215 Papalaua St	Resort Management International, Inc.	Rental Trust	23042711
Lahaina, HI 96761	Poipu Resort Partners, L.P.	Activity Trust	23036770
	West Maui Resort Partners, L.P.	Activity Trust	7084234
	West Maui Resort Partners, L.P.	Checking	7076509

HSBC	Diamond Resorts Centralized Services Co.	Checking	881013943
Los Angeles, CA 90017

Home Federal Bank	Diamond Resorts Centralized Services Co.	Checking	301150
Gatlingburg, TN 37738

Regions Bank	Diamond Resorts Management, Inc.	Rental Trust	87794055
159 Pointe Royale Dr	Diamond Resorts Management, Inc.	Rental Trust	87793954
Branson, MO 65616	Diamond Resorts Management, Inc.	Rental Trust	87794012
	Diamond Resorts Centralized Services Co.	Checking	8210099258
Wells Fargo Securities, LLC	Diamond Resorts Centralized Services Co.	Money Market Funds	28920361